Rule 424(b)(5)
                                                     Registration No. 33-77722

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 27, 1995)

                                 $34,853,754
                        DLJ MORTGAGE ACCEPTANCE CORP.
                                  DEPOSITOR
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-Q4
                $         0   CLASS SA  CERTIFICATES   VARIABLE RATE*
                $13,000,000   CLASS A-1 CERTIFICATES      7.25%
                $14,000,000   CLASS A-2 CERTIFICATES      7.25%
                $ 3,493,138   CLASS A-3 CERTIFICATES      7.25%
                $ 2,790,794   CLASS B-1 CERTIFICATES      7.25%
                $   697,699   CLASS B-2 CERTIFICATES      7.25%
                $   872,123   CLASS B-3 CERTIFICATES      7.25%
              *Based on the Notional Amount as described herein.

      The Series 1996-Q4 Mortgage Pass-Through Certificates (the "Certificates") will consist of the following ten Classes: (i) Class SA Certificates (the "Variable Strip Certificates"), (ii) Class P Certificates (the "Principal Only Certificates"), (iii) Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates (together, the "Class A Certificates," and collectively with the Variable Strip Certificates and the Principal Only Certificates, the "Senior Certificates"), (iv) Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates (together, the "Class B Certificates"), (iv) Class SB Certificates and (v) Class R Certificates (the "Residual Certificates"). Only the Variable Strip Certificates, the Class A Certificates and the Class B Certificates (collectively, the "Offered Certificates") are offered hereby.

      The Certificates will, in the aggregate, evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting
primarily of  a pool of  certain      conventional,  fixed- and
adjustable-rate, fully-amortizing, one- to four-family, first lien mortgage loans (the "Mortgage Loans") to be deposited by DLJ Mortgage Acceptance Corp. (the "Depositor") into the Trust Fund for the benefit of the Certificateholders. The Mortgage Loans will have an aggregate principal balance as of February 1, 1996 (the "Cut-off Date") of $34,884,929.88 and will have original terms to maturity from the due dates of their first
scheduled monthly payment of interest and principal of not  more than      30
years.   All of the Mortgage Loans were originated or acquired by Quality
Mortgage USA, Inc. (the "Seller") and will have been sold by the Seller to DLJ Mortgage Capital, Inc., an affiliate of the Depositor, prior to the date of initial issuance of the Certificates (the "Delivery Date") and acquired by the Depositor from such affiliate on the Delivery Date. The Mortgage Loans will be serviced by Temple-Inland Mortgage Corporation (the "Master Servicer"). Certain characteristics of the Mortgage Loans are described
herein      under  "Description  of   the  Mortgage Pool,"   and  certain
matters   related  to   the servicing of the  Mortgage  Loans  are  described
herein under "Pooling and Servicing Agreement" and in the Prospectus under "Servicing of Loans" and "The Pooling and Servicing Agreements."


      The rights of the holders of the Class B-3 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Class B-2 Certificates, the Class B-1 Certificates and the Senior Certificates. The rights of the holders of the Class B-2 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Class B-1 Certificates and the Senior Certificates. The rights of the holders of the Class B-1 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Senior Certificates, in each case as and to the extent described herein.

                                                     (CONTINUED ON NEXT PAGE)

                        ------------------------------

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.

                        ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        ______________________________


THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                        ______________________________

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS," WHICH BEGINS ON PAGE S-23 OF THIS PROSPECTUS SUPPLEMENT, AND ALSO SHOULD CONSIDER THE FACTORS SET FORTH UNDER "SPECIAL CONSIDERATIONS," WHICH BEGINS ON PAGE 16 OF THE PROSPECTUS.

                                 -----------

      The Offered Certificates are being offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be approximately $35,139,161.03 plus accrued interest, before deducting issuance expenses payable by the Depositor.

      The Offered Certificates are offered when, as and if delivered to and accepted by the Underwriter, and subject to various conditions, including the Underwriter's right to reject orders in whole or in part. It is expected that the Variable Strip Certificates and the Class A Certificates will be delivered in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company as further discussed herein, and that all other Offered Certificates will be delivered in registered and certificated form at the office of Donaldson, Lufkin & Jenrette Securities Corporation, New York, New York, on or about March 5, 1996, against payment therefor in immediately available funds.

                            DONALDSON, LUFKIN & JENRETTE
                               SECURITIES CORPORATION

              THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MARCH 4, 1996


(CONTINUED FROM PREVIOUS PAGE)

      Distributions on the Offered Certificates will be made on the 25th day of each month or, if such day is not a business day, then on the next succeeding business day, commencing in March 1996 (each, a "Distribution Date"). As more fully described herein, interest distributions on the Offered Certificates will be based on the Certificate Principal Balances thereof (or the Notional Amount (as defined herein) in the case of the Variable Strip Certificates) and the related Pass-Through Rates. The Pass-Through Rates on the Offered Certificates (other than the Variable Strip Certificates) will be 7.25% per annum. The Pass-Through Rate with respect to the first Distribution Date for the Variable Strip Certificates will be approximately 2.278% per annum.

      Distributions in respect of principal will be allocated among the various Classes of Certificates (other than the Variable Strip Certificates and the Class SB Certificates), as described herein. No principal prepayments on the Mortgage Loans will be distributed to holders of the Class B Certificates prior to the Distribution Date occurring in March 2001 and no principal prepayments on the Mortgage Loans will be distributed to the holders of the Class B Certificates thereafter if certain criteria relating to the delinquency and loss performance of the Mortgage Loans described herein are not satisfied, unless the Class A Certificates have been retired. Furthermore, to the extent described herein, all amounts otherwise distributable to the Class SB Certificates and the Class R Certificates prior to the Class B Certificate Termination Date (as defined herein), and thereafter a portion of such amounts, otherwise distributable to the Class SB Certificates and the Class R Certificates will be distributed as principal to the holders of the Class A Certificates and the Class B Certificates.

      THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON, AMONG OTHER THINGS, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, REPURCHASES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS WHICH MAY VARY SIGNIFICANTLY OVER TIME. THE YIELD TO MATURITY ON THE CLASS B CERTIFICATES WILL BE EXTREMELY SENSITIVE TO LOSSES ON THE MORTGAGE LOANS (AND THE TIMING THEREOF) TO THE EXTENT THAT SUCH LOSSES ARE NOT COVERED BY THE CLASSES OF CERTIFICATES SUBORDINATE THERETO, AS DESCRIBED HEREIN. THE MORTGAGE LOANS GENERALLY MAY BE PREPAID IN FULL OR IN PART AT ANY TIME; HOWEVER, PREPAYMENT MAY SUBJECT THE MORTGAGOR TO A PREPAYMENT CHARGE. THE YIELD TO INVESTORS ON THE OFFERED CERTIFICATES WILL BE ADVERSELY AFFECTED BY ANY SHORTFALLS IN INTEREST COLLECTED ON THE MORTGAGE LOANS DUE TO PREPAYMENTS, LIQUIDATIONS OR OTHERWISE TO THE EXTENT THAT SUCH SHORTFALLS ARE NOT OTHERWISE COVERED, AS DESCRIBED HEREIN. THE YIELD TO INVESTORS ON THE VARIABLE STRIP CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, REPURCHASES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS WHICH MAY VARY SIGNIFICANTLY OVER TIME. A RAPID RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, REPURCHASES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF INVESTORS IN THE VARIABLE STRIP CERTIFICATES TO RECOVER THEIR INITIAL INVESTMENT. SEE "THE SELLER LOAN DELINQUENCY, FORBEARANCE, FORECLOSURE, BANKRUPTCY AND REO PROPERTY STATUS" AND "--REO PROPERTY LIQUIDATION EXPERIENCE" HEREIN FOR IMPORTANT INFORMATION REGARDING THE DELINQUENCY, FORBEARANCE, FORECLOSURE, BANKRUPTCY AND REO PROPERTY STATUS AND LOSS EXPERIENCE OF CERTAIN MORTGAGE LOANS PREVIOUSLY ORIGINATED OR ACQUIRED BY THE SELLER UNDER SUBSTANTIALLY THE SAME UNDERWRITING CRITERIA PURSUANT TO WHICH

THE MORTGAGE LOANS WERE ORIGINATED OR ACQUIRED. IN ADDITION, THE YIELD ON THE VARIABLE STRIP CERTIFICATES WILL BE SENSITIVE TO FLUCTUATIONS IN THE LEVEL OF THE INDEX, WHICH MAY VARY SIGNIFICANTLY OVER TIME. SEE "SUMMARY OF PROSPECTUS SUPPLEMENT--SPECIAL PREPAYMENT CONSIDERATIONS," "--SPECIAL YIELD CONSIDERATIONS" AND "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN, AND "SPECIAL CONSIDERATIONS" AND "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THE PROSPECTUS.

      It is a condition to the issuance of the Offered Certificates that the Class A Certificates, the Principal Only Certificates and the Variable Strip Certificates be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Duff & Phelps Credit Rating Co. ("DCR"), the Class B-1 Certificates be rated "Aa3" by Moody's and "AA" by DCR, the Class B-2 Certificates be rated "A3" by Moody's and "A+" by DCR and the Class B-3 Certificates be rated "Baa3" by Moody's and "BBB" by DCR.

      As described herein, a "real estate mortgage investment conduit" ("REMIC") election will be made in connection with the Trust Fund for federal income tax purposes. Each Class of the Offered Certificates will constitute a "regular interest" in the REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

                                  S-2

      There is currently no secondary market for the Offered Certificates. Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter") intends to make a secondary market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity. The Offered Certificates will not be listed on any securities exchange. See "Special Considerations" in the Prospectus.

      The information set forth herein under "Summary of Prospectus Supplement The Mortgage Pool," "Description of the Mortgage Pool" and "The Seller" (other than the information set forth herein under "The Seller Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO Property Status" and, to the extent provided by Lomas Mortgage USA, Inc. as described herein, the information set forth herein under "The Seller REO Property Liquidation Experience") has been provided by the Seller. No representation is made by the Depositor, the Underwriter, the Master Servicer, the Trustee or any of their respective affiliates as to the accuracy or completeness of the information provided by the Seller. The information set forth herein under "The Seller Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO Property Status" and, other than to the extent provided by the Seller, the information set forth herein under "The Seller REO Property Liquidation Experience" has been provided by Lomas Mortgage USA, Inc. in its capacity as servicer during
the periods  indicated.   No  representation is  made  by the  Depositor,  the
Underwriter, the Master Servicer, the Seller, the Trustee or any of their respective affiliates as to the accuracy or completeness of the information provided by Lomas Mortgage USA, Inc.


                     ------------------------------------


      No person is authorized in connection with this offering to give any information or to make any representation about the Depositor, the Seller, the Master Servicer, the Trustee, the Offered Certificates or any other matter referred to herein, other than those contained in this Prospectus Supplement or the Prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by the Depositor, the Seller, the Trustee or the Master Servicer. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy securities other than the Offered Certificates, or an offer to sell or a solicitation of an offer to buy securities in any jurisdiction or to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale hereunder or thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to their respective dates.

                     ------------------------------------

      THE OFFERED CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL BE PART OF A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE DEPOSITOR PURSUANT TO ITS PROSPECTUS DATED MARCH 27, 1995, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL.

                     ------------------------------------

      UNTIL JUNE 4, 1996, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  S-3




                                  TABLE OF CONTENTS

                                PROSPECTUS SUPPLEMENT
                                                                        PAGE

          SUMMARY OF PROSPECTUS SUPPLEMENT  . . . . . . . . . . . . . . S-5
          RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . .  S-23
          DESCRIPTION OF THE MORTGAGE POOL  . . . . . . . . . . . . .  S-24
          ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . .  S-35
          THE SELLER  . . . . . . . . . . . . . . . . . . . . . . . .  S-35
          DESCRIPTION OF THE CERTIFICATES . . . . . . . . . . . . . .  S-42
          CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS . . . . . . . .  S-59
          POOLING AND SERVICING AGREEMENT . . . . . . . . . . . . . .  S-65
          CERTAIN FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . .  S-71
          METHOD OF DISTRIBUTION  . . . . . . . . . . . . . . . . . .  S-72
          USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . .  S-73
          LEGAL OPINIONS  . . . . . . . . . . . . . . . . . . . . . .  S-73
          RATINGS . . . . . . . . . . . . . . . . . . . . . . . . . .  S-73
          LEGAL INVESTMENT  . . . . . . . . . . . . . . . . . . . . .  S-74
          ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . .  S-74

                                      PROSPECTUS

          Prospectus Supplement . . . . . . . . . . . . . . . . . . . . . 2
          Additional Information  . . . . . . . . . . . . . . . . . . . . 2
          Reports to Certificateholders . . . . . . . . . . . . . . . . . 2
          Incorporation of Certain Documents by Reference . . . . . . . . 2
          Summary of Terms of the Certificates  . . . . . . . . . . . . . 3
          Special Considerations  . . . . . . . . . . . . . . . . . . .  16
          Description of the Certificates . . . . . . . . . . . . . . .  19
          Yield, Prepayment and Maturity Considerations . . . . . . . .  24
          The Trust Funds . . . . . . . . . . . . . . . . . . . . . . .  29
          Loan Underwriting Procedures and Standards  . . . . . . . . .  42
          Servicing of Loans  . . . . . . . . . . . . . . . . . . . . .  49
          Credit Support  . . . . . . . . . . . . . . . . . . . . . . .  61
          Description of Mortgage and Other Insurance . . . . . . . . .  65
          The Pooling and Servicing Agreements  . . . . . . . . . . . .  72
          Certain Legal Aspects of Loans  . . . . . . . . . . . . . . .  84
          Certain Federal Income Tax Consequences . . . . . . . . . . .  97
          State and Other Tax Consequences  . . . . . . . . . . . . . . 127
          ERISA Considerations  . . . . . . . . . . . . . . . . . . . . 127
          Legal Investment  . . . . . . . . . . . . . . . . . . . . . . 130
          Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . 131
          The Depositor . . . . . . . . . . . . . . . . . . . . . . . . 131
          Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . 132
          Plan of Distribution  . . . . . . . . . . . . . . . . . . . . 132
          Glossary  . . . . . . . . . . . . . . . . . . . . . . . . . . 133

                                  S-4


                       SUMMARY OF PROSPECTUS SUPPLEMENT

      THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE HEREIN AND IN THE PROSPECTUS. CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASSIGNED IN THE PROSPECTUS.

TITLE OF SECURITIES . . . . .        Mortgage Pass-Through Certificates,
                                       Series 1996-Q4.

DEPOSITOR . . . . . . . . . .        DLJ  Mortgage Acceptance  Corp. (the
                                       "Depositor"). See  "The Depositor"  in
                                       the Prospectus.

MASTER SERVICER . . . . . . .        Temple-Inland  Mortgage  Corporation
                                       ("TIMC"  or  the  "Master Servicer").
                                       See "Pooling and Servicing Agreement--The
                                       Master Servicer" herein.

TRUSTEE . . . . . . . . . . .        Bankers Trust Company (the "Trustee"). See
                                       "Pooling and Servicing Agreement--The
                                       Trustee" herein.

SELLER  . . . . . . . . . . .        Quality Mortgage USA, Inc. (the "Seller").
                                       See "The Seller" herein.

CUT-OFF DATE  . . . . . . . .        February 1, 1996.

DELIVERY DATE . . . . . . . .        On or about March 5, 1996.

DENOMINATIONS . . . . . . . .        The  Variable Strip Certificates  will be
                                       issued, maintained  and transferred on
                                       the book-entry  records of  the
                                       Depository Trust Company  ("DTC") and
                                       its Participants in minimum initial
                                       Notional Amounts (as defined herein) of
                                       $25,000 and integral multiples of $1.00
                                       in excess thereof. The Class A
                                       Certificates will be issued, maintained
                                       and transferred on the book-entry
                                       records of DTC and its Participants in
                                       minimum denominations of $25,000 and
                                       integral multiples of $1.00 in excess
                                       thereof. The Class B-1 Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof, and the Class B-2 Certificates and the Class B-3 Certificates will be issued in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof; provided, however, that one Certificate of each such Class may be issued evidencing the sum of an authorized
                                       denomination thereof and the remainder
                                       of the aggregate initial Certificate
                                       Principal Balance of such Class.

REGISTRATION  . . . . . . . .        The Variable Strip Certificates and the
                                       Class A Certificates (collectively,  the
                                       "DTC  Registered  Certificates")  will
                                       be  represented  by  one  or  more
                                       Certificates registered in the name of
                                       Cede & Co., as nominee of DTC. No person acquiring a beneficial interest in a Class of DTC Registered Certificates (each, a "Beneficial Owner") will be entitled to receive a Certificate of such Class in certificated form, except under the limited circumstances described herein.

                                  S-5

                                       For each Certificate held by DTC, DTC
                                       will effect payments to and transfers of the related DTC Registered Certificates among the respective Beneficial Owners by means of its electronic recordkeeping services, acting through organizations that participate in DTC. This arrangement may result in certain delays in receipt of distributions by Beneficial Owners and may restrict a Beneficial Owner's ability to pledge the Certificates beneficially owned by it. All references in this Prospectus Supplement to the DTC Registered Certificates reflect the rights of Beneficial Owners of such Certificates only as such rights may be exercised through DTC and its participating organizations so long as such Certificates are held by DTC. The Class B Certificates will be offered in registered and certificated form. See "Description of the Certificates-- Book-Entry Registration" in the Prospectus.

THE MORTGAGE POOL . . . . . .        Based  solely upon information provided
                                       by the Seller,  the Mortgage Loans will
                                       have  the characteristics  described
                                       herein.  The  Trust Fund  (as defined
                                       herein) will consist primarily of a pool
                                       (the "Mortgage Pool") of conventional,
                                       fixed- and adjustable-rate, fully
                                       amortizing mortgage loans (the "Mortgage

                                       Loans") with an aggregate principal
                                       balance as of the Cut-off Date of
                                       $34,884,929.88. The Mortgage Loans are
                                       secured by first liens on fee simple
                                       interests in one- to four-family
                                       residential real properties (each, a
                                       "Mortgaged Property") and have original
                                       terms to maturity from the due dates of
                                       their first scheduled monthly payment of interest and principal (each such payment, a "Monthly Payment") of not more than 30 years. All of the Mortgage Loans have Monthly Payments due on the first day of each month.

                                     The interest rate (each, a "Mortgage
                                       Rate") will be fixed for approximately
                                       97.03% of the Mortgage Loans (the "Fixed
                                       Rate Loans"), by aggregate principal
                                       balance as of the Cut-off Date.

                                     The Mortgage Rates on approximately 2.97%
                                       of the Mortgage Loans (the "Adjustable
                                       Rate Loans"), by aggregate principal
                                       balance as of the Cut-off Date, will be
                                       subject to adjustment commencing
                                       approximately seven years after their
                                       respective dates of origination, and
                                       semi-annually thereafter, on the
                                       Adjustment Dates (as defined herein)
                                       applicable thereto to equal, as to each
                                       Adjustable Rate Loan and any related
                                       Adjustment Date, the sum, rounded to the nearest 0.125%, of the Index (as defined below) and a fixed percentage amount (the "Gross Margin"), subject to certain periodic rate caps and to maximum and minimum Mortgage Rates (as described herein) that, in the case of such periodic rate caps, will not be applicable on the first Adjustment Date of such

                                      S-6

                                       Adjustable Rate Loan. With respect to
                                       each Adjustable Rate Loan and any related
                                       Adjustment Date, the Index applicable to the determination of the related Mortgage Rate will be the average of the interbank offered rates for six-month United States dollar deposits in the London interbank market based on quotations of major banks ("LIBOR"), as published in the Western

                                       Edition of The Wall Street Journal and
                                       most recently available (i) as of the
                                       date 45 days prior to such Adjustment
                                       Date with respect to a majority of the
                                       Mortgage Loans or (ii) as of the first
                                       business day of the month immediately
                                       preceding the month in which the
                                       Adjustment Date occurs.

                                     All of  the Mortgage Loans  will be either
                                       Fixed Rate Loans  or Adjustable Rate
                                       Loans, and none of the Mortgage Loans
                                       will have  provisions   for  balloon
                                       payments, negative amortization    or
                                       deferred interest.  See  "Description
                                       of   the Mortgage  Pool"  herein   for
                                       a   further description of  certain
                                       characteristics of the Mortgage Loans.

                                     Approximately 2.96% of the Mortgage  Loans
                                       (by aggregate principal balance as of
                                       the Cut-off Date) were thirty days or
                                       more but  less than  sixty  days
                                       delinquent in their Monthly Payments as
                                       of the  Cut-off Date  (such  Mortgage
                                       Loans,  "Thirty-Day Delinquent Mortgage
                                       Loans"). Approximately 0.08% of the
                                       Mortgage Loans  (by aggregate principal
                                       balance as of the Cut-off Date) were
                                       sixty  days or  more  but  less than
                                       ninety days  delinquent in  their
                                       Monthly Payments (such Mortgage Loans,
                                       "Sixty-Day Delinquent Mortgage Loans")
                                       as of the Cut-off Date, and  no
                                       Mortgage  Loans will  be Sixty-Day
                                       Delinquent Mortgage  Loans as of the
                                       Closing  Date. There  were no Mortgage
                                       Loans ninety days or more delinquent as
                                       of the Cut-off Date. Prospective
                                       investors in the Offered Certificates
                                       should be aware, however, that only
                                       approximately 12.68% of the Mortgage
                                       Loans (by aggregate principal balance as
                                       of  the  Cut-off Date)  had  a first
                                       Monthly Payment  due on  or  before
                                       January   1,    1996   and    that
                                       only approximately 0.75% of  the
                                       Mortgage Loans (by aggregate principal
                                       balance as  of the Cut-off  Date) had a
                                       first Monthly Payment due on  or before
                                       December  1, 1995,  and therefore,  the
                                       remaining Mortgage Loans could not have been Thirty-Day Delinquent Mortgage Loans or Sixty-Day Delinquent

                                       Mortgage Loans as of the Cut-off  Date.
                                       In addition  to the  foregoing,
                                       approximately 0.08% of the  Mortgage
                                       Loans (by aggregate principal balance as
                                       of the  Cut-off Date) will  have   been
                                       thirty  days  or   more delinquent in
                                       their Monthly Payments more than once
                                       during the twelve months preceding the
                                       Cut-off Date.

                                     All of the Mortgage Loans were originated
                                       or acquired under the Seller's regular
                                       lending program, as described

                                      S-7

                                       herein. Mortgage loans originated or
                                       acquired under the regular lending
                                       program are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those of mortgage loans originated in a more traditional manner. See "Risk Factors Underwriting Standards and Potential Delinquencies" and "Description of the Mortgage Pool Underwriting Standards" herein. In addition, see "The Seller Loan Delinquency, Forbearance, Foreclosure,
                                       Bankruptcy and REO Property Status" and
                                       "--REO Property Liquidation Experience"
                                       herein for important information
                                       regarding the delinquency, forbearance,
                                       foreclosure, bankruptcy and REO property status and loss experience of certain mortgage loans previously originated or acquired by the Seller under substantially the same underwriting criteria pursuant to which the Mortgage Loans were originated or acquired.

THE OFFERED CERTIFICATES  . .        The Offered  Certificates will  be issued
                                       pursuant  to a  Pooling and  Servicing
                                       Agreement, to  be dated as of  February
                                       1, 1996,  among the Depositor, the
                                       Master Servicer and the  Trustee (the
                                       "Pooling and  Servicing Agreement"). The
                                       Class A-1  Certificates, the  Class A-2
                                       Certificates, the  Class A-3
                                       Certificates, the Class  B-1
                                       Certificates, the Class B-2
                                       Certificates and the  Class B-3
                                       Certificates  will evidence  initial
                                       undivided beneficial ownership interests

                                       of  approximately 37.265%,  40.132%,
                                       10.013%,  8.000%, 2.000%  and 2.500%,
                                       respectively,  in  a trust  fund (the
                                       "Trust  Fund") consisting primarily of
                                       the Mortgage Pool. The Offered
                                       Certificates (other than the  Variable
                                       Strip Certificates) will have the
                                       following approximate Certificate
                                       Principal Balances as of the Cut-off
                                       Date:

                                         Class A-1 Certificates $13,000,000
                                         Class A-2 Certificates $14,000,000
                                         Class A-3 Certificates $ 3,493,138
                                         Class B-1 Certificates $ 2,790,794
                                         Class B-2 Certificates $   697,699
                                         Class B-3 Certificates $   872,123

                                     The Variable Strip Certificates (and the
                                       Class SB Certificates) have no
                                       Certificate Principal Balance and will
                                       accrue interest on the Notional Amount
                                       (as defined   herein)   of   such
                                       Class   of Certificates.

                                     The Pass-Through  Rate on  each Class  of
                                       Offered  Certificates (other  than the
                                       Variable Strip Certificates) and the
                                       Class R Certificates for  each
                                       Distribution Date will be  equal to
                                       7.250% per  annum.  The Pass-Through
                                       Rate  on the  Variable  Strip
                                       Certificates  for  each  Distribution
                                       Date will be equal to  the weighted
                                       average, as determined as of the Due
                                       Date in the month preceding  the  month
                                       in which such

                                      S-8

                                       Distribution Date occurs, of the Pool
                                       Strip Rates (as defined below) on the
                                       Non-Discount  Mortgage  Loans  (as
                                       defined below), which will be
                                       approximately 2.278% per  annum with
                                       respect to the first Distribution Date.
                                       The Pass-Through Rate on the Class SB
                                       Certificates will be equal to 1.00% per
                                       annum (the "Fixed Strip Rate"). With
                                       respect to any Distribution Date, the
                                       Pool Strip Rate on each Non-Discount
                                       Mortgage Loan will equal the
                                       then-applicable Net Mortgage Rate thereon minus 8.250%. The Pool Strip Rates on the

                                       Non-Discount Mortgage Loans ranged from
                                       0.000% to 11.050% per annum as of the
                                       Cut-off Date. The "Net Mortgage Rate" on each Mortgage Loan will equal the Mortgage Rate thereon minus 0.500% per annum, the annual rate at which the related servicing fee accrues (the "Servicing Fee Rate").

INTEREST DISTRIBUTIONS  . . .        Holders  of the Variable Strip
                                       Certificates and the Class A
                                       Certificates will be entitled to
                                       receive interest  distributions  in an
                                       amount equal  to  the Accrued
                                       Certificate Interest (as defined herein) for each such Class on each Distribution Date (for such Certificates in the aggregate, the "Priority Interest Distribution Amount"), to the extent of the Available Distribution Amount (as defined herein) for such Distribution Date.

                                      Holders of  the Class B-1  Certificates
                                       will be  entitled to  receive  interest
                                       distributions  in an  amount equal  to
                                       the Accrued  Certificate   Interest  for
                                       such Class  on each  Distribution Date,
                                       to the extent  of the  portion  of  the
                                       Available Distribution Amount  for such
                                       Distribution Date   remaining    after
                                       interest   and principal are
                                       distributed to  the  Senior Certificates
                                       and reimbursement  is made to the Master
                                       Servicer  for certain  Advances as
                                       described herein.  Holders of the Class
                                       B-2  Certificates  will   be  entitled
                                       to receive   interest  distributions
                                       in  an amount equal to the Accrued
                                       Certificate Interest for such Class on
                                       each Distribution Date, to the extent of the portion of the Available
                                       Distribution Amount remaining after
                                       interest and principal are distributed
                                       to the Senior Certificates and the Class
                                       B-1 Certificates and reimbursement is
                                       made to the Master Servicer for certain
                                       Advances as described herein. Holders of the Class B-3 Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest for such Class on each Distribution Date, to the extent of the portion of the Available

                                       Distribution Amount remaining after
                                       interest and principal are distributed
                                       to the Senior Certificates, the Class
                                       B-1 Certificates and the Class B-2
                                       Certificates and reimbursement is made
                                       to the Master Servicer for certain
                                       Advances as described herein.

                                      S-9

                                     With  respect to  any Distribution  Date,
                                       Accrued  Certificate Interest  will be
                                       equal to (a) in  the case of each Class
                                       of Offered   Certificates  (other   than
                                       the Variable Strip Certificates) and the
                                       Class R   Certificates,  one   month's
                                       interest accrued   on  the   Certificate
                                       Principal Balance of the Certificates of
                                       such Class at  the  related
                                       Pass-Through  Rate  and (b) in  the
                                       case  of  the  Variable Strip
                                       Certificates,    and    the    Class
                                       SB Certificates, one month's interest
                                       accrued on  the  Notional  Amount  at
                                       the related Pass-Through Rate, in each
                                       case less  (i) any interest shortfalls
                                       not covered  with respect to such Class
                                       by Subordination (as defined herein and
                                       allocated as described herein),
                                       including any Prepayment Interest
                                       Shortfall (as  defined  herein)  for
                                       such Distribution  Date  to   the
                                       extent   not covered by payments by the
                                       Master Servicer as described herein  and
                                       (ii) the interest portions  of  any
                                       Realized  Losses   (as defined  herein)
                                       allocated thereto. See "Description of the Certificates Interest Distributions" herein.

                                     The notional amount (the "Notional
                                       Amount") with respect to the Variable
                                       Strip Certificates, as of any date of
                                       determination, will equal the aggregate
                                       Stated Principal Balance of all of the
                                       Non-Discount Mortgage Loans, except that the initial Notional Amount will be rounded down to the nearest dollar increment. The Notional Amount of the Variable Strip Certificates will be equal to $34,083,541 as of the Cut-off Date. The Notional Amount with respect to the Class SB Certificates, as of any date of determination, will equal the aggregate Stated Principal Balance of
                                       all of the Mortgage Loans, except that
                                       the initial Notional Amount will be
                                       rounded down to the nearest dollar
                                       increment. The Notional Amount of the
                                       Class SB Certificates will be equal to
                                       $34,884,929 as of the Cut-off Date.
                                       References herein to a Notional Amount
                                       in respect of a Class of Certificates
                                       are used solely for certain calculations and do not represent the right of the holders of such Class of Certificates to receive distributions of such amount.

                                     See "Description of the Certificates
                                       Interest Distributions" herein.

PRINCIPAL DISTRIBUTIONS . . .        Holders  of  the  Class A  Certificates
                                       will be  entitled  to  receive on  each
                                       Distribution Date, in the  manner and
                                       priorities set forth herein, to  the
                                       extent of the portion of the Available
                                       Distribution Amount remaining after the
                                       Priority Interest Distribution Amount
                                       and the Principal Only Distribution
                                       Amount (as defined below) are
                                       distributed, a distribution allocable to principal (the "Senior Principal Distribution Amount") that will, as more fully described herein, include (i) the Senior Percentage (as defined below) of scheduled principal payments due on the Mortgage Loans and of

                                     S-10

                                       certain unscheduled collections of
                                       principal on the Mortgage Loans as
                                       described herein (other than the
                                       applicable Discount Fraction described
                                       below of such payments and collections in respect of the Discount Mortgage Loans, as defined herein), (ii) the then-applicable Senior Prepayment
                                       Percentage (as defined herein) of all
                                       principal prepayments made by the
                                       mortgagors during the related Prepayment
                                       Period (other than the applicable
                                       Discount Fraction of such principal
                                       prepayments in respect of the Discount
                                       Mortgage Loans), (iii) in connection with a Mortgage Loan for which a Cash Liquidation or an REO Disposition (each as defined herein) occurred during the related Prepayment Period and did not
                                       result in any Excess Special Hazard
                                       Losses, Excess Fraud Losses, Excess
                                       Bankruptcy Losses or Extraordinary Losses
                                       (each as defined herein), an amount equal to the lesser of (A) the then-applicable Senior Percentage of the Stated Principal Balance (as defined herein) of such Mortgage Loan and (B) the Senior Prepayment Percentage for such Distribution Date multiplied by the related collections, to the extent applied as recoveries of principal of such Mortgage Loan (other than, in each case, the portion of such collections payable to the holders of the Principal Only Certificates in respect of a Discount Mortgage Loan), and (iv) after certain other distributions on the Offered Certificates as described herein, the Senior Accrual Diversion Amount (as defined herein) for such Distribution Date.

                                     The Senior Percentage initially will be
                                       equal to approximately 87.489%, and will be recalculated, as more fully described herein, after each Distribution Date to reflect the entitlement of the holders of the Class A Certificates to subsequent distributions allocable to principal. For each Distribution Date occurring prior to the Distribution Date in March 2001, the Senior Prepayment Percentage will be equal to 100% and no principal prepayments will be distributed to the Class B Certificates unless the Certificate Principal Balance of the Class A Certificates have been reduced to zero. Thereafter, during certain periods, subject to certain loss and delinquency criteria described herein, the Senior Prepayment Percentage may be 100% or otherwise disproportionately large (relative to the Senior Percentage) and the percentage of principal prepayments distributable in respect of the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates may be disproportionately small (relative to the Class B-1 Percentage, the Class B-2 Percentage and the Class B-3 Percentage, respectively).


                                     Prior to the first Distribution Date on
                                       which the Senior Percentage is equal to
                                       100% (the "Credit Support Depletion
                                       Date"), holders of the Principal Only
                                       Certificates will be

                                     S-11

                                       entitled to receive on each Distribution
                                       Date, in the manner and priority set
                                       forth herein, to the extent of the
                                       portion of the Available Distribution
                                       Amount remaining after the Priority
                                       Interest Distribution Amount is
                                       distributed, a distribution allocable to principal (the "Principal Only Distribution Amount") that will, as more fully described herein, include (i) the applicable Discount Fraction of scheduled principal payments due on the Discount Mortgage Loans and of certain unscheduled collections of principal on the Discount Mortgage Loans as described herein, (ii) the applicable Discount Fraction of all principal prepayments made by the mortgagors in respect of the Discount Mortgage Loans during the related Prepayment Period, (iii) in connection with a Discount Mortgage Loan for which a Cash Liquidation or an REO Disposition occurred during the related Prepayment Period and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (A) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan, net of the principal portion of any related Realized Loss allocable to the Principal Only Certificates, and (B) the related collections, to the extent applied as recoveries of principal of such Discount Mortgage Loan and (iv) the lesser of the related Eligible Shortfall Funding Amount (as defined herein) and the aggregate of any Principal Only Collection Shortfalls (as defined herein) not previously distributed to the holders of the Principal Only Certificates. On and after the occurrence of the Credit Support Depletion Date, holders of the Principal Only Certificates will be entitled to receive the applicable Discount Fractions of the scheduled principal payments and the unscheduled collections of principal received or advanced in respect of the Discount Mortgage Loans.

                                     A "Discount Mortgage Loan" will be any
                                       Fixed Rate Loan with a Net Mortgage Rate of less than 8.250% per annum. With respect to each Discount Mortgage Loan, the "Discount Fraction" will equal a fraction, expressed as a percentage, the numerator of which will be 7.250% minus the difference between (a) the Net Mortgage Rate thereon and (b) the Fixed Strip Rate and the denominator of which will be 7.250%. The Mortgage Loans other than the Discount Mortgage Loans are referred to herein as the "Non-Discount Mortgage Loans."

                                     Holders of the Class B-1 Certificates will
                                       be entitled to receive on each
                                       Distribution Date, to the extent of the
                                       portion of the Available Distribution
                                       Amount remaining after the Priority
                                       Interest Distribution Amount, the
                                       Principal Only Distribution Amount and
                                       the Senior

                                     S-12

                                       Principal Distribution Amount are
                                       distributed, after reimbursement is made to the Master Servicer for certain Advances as described herein, and after distributions in respect of interest on such Class, a distribution allocable to principal (subject to reduction as described herein) that will, as more fully described herein, include (i) the Class B-1 Percentage (as defined below) of scheduled principal payments due on the Mortgage Loans and of certain unscheduled collections of principal on the Mortgage Loans as described herein (other than the applicable Discount Fraction of such payments and collections in respect of the Discount Loans), (ii) the Class B-1 Percentage divided by the Class B Percentage (as defined herein) of all principal prepayments that were made by the mortgagors during the related Prepayment Period to the extent not allocated to the Senior Certificates
                                       (other than the applicable Discount
                                       Fraction of such principal prepayments in respect of the Discount Mortgage Loans) and (iii) such Class' pro rata share, based on the Certificate Principal Balances of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates and the Class R
                                       Certificates, of all amounts received in connection with a Cash Liquidation or an REO Disposition that occurred during the related Prepayment Period and that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal of the related Mortgage Loan and to the extent not otherwise payable to the holders of the Senior Certificates. In addition, after certain other distributions on the Offered Certificates as described herein, the holders of the Class B-1 Certificates will be entitled to receive on each Distribution Date a further distribution in respect of principal equal to the Class B-1 Percentage divided by the Class B Percentage multiplied by the portion of the Available Distribution Amount remaining after the distributions described above.

                                     Holders  of  the Class  B-2  Certificates
                                       will  be entitled  to receive  on each
                                       Distribution  Date, to  the extent  of
                                       the portion  of   the  Available
                                       Distribution Amount   remaining   after
                                       the  Priority Interest    Distribution
                                       Amount,    the Principal Only
                                       Distribution Amount and the Senior
                                       Principal Distribution  Amount are
                                       distributed,  after reimbursement  is
                                       made to  the   Master  Servicer   for
                                       certain Advances as  described herein,
                                       and  after distributions in respect  of
                                       principal and interest on the Class B-1
                                       Certificates and distributions in
                                       respect of  interest  on the Class B-2
                                       Certificates, a distribution allocable
                                       to   principal   (subject   to reduction
                                       as described herein) that will, as more fully described herein, include (i) the Class B-2 Percentage (as defined below) of scheduled principal payments
                                       due on  the  Mortgage  Loans  and  of
                                       certain unscheduled collections

                                     S-13

                                       of principal on the Mortgage Loans as
                                       described herein (other than the
                                       applicable Discount Fraction of such
                                       payments and collections in respect of
                                       the Discount Loans), (ii) the Class B-2
                                       Percentage divided by the Class B
                                       Percentage of all principal prepayments
                                       that were made by the mortgagors during
                                       the related Prepayment Period to the
                                       extent not allocated to the Senior
                                       Certificates (other than the applicable
                                       Discount Fraction of such principal
                                       prepayments in respect of the Discount
                                       Mortgage Loans) and (iii) such Class' pro rata share, based on the Certificate Principal Balances of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates and the Class R Certificates, of all amounts received in connection with a Cash Liquidation or an REO Disposition that occurred during the related Prepayment Period and that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal of the related Mortgage Loan and to the extent not otherwise payable to the holders of the Senior Certificates. In addition, after certain other distributions on the Offered Certificates as described herein, the holders of the Class B-2 Certificates will be entitled to receive on each Distribution Date a further distribution in respect of principal equal to the Class B-2 Percentage divided by the Class B Percentage multiplied by the portion of the Available Distribution Amount remaining after the distributions described above.

                                     Holders  of  the Class  B-3  Certificates
                                       will  be entitled  to receive  on each
                                       Distribution  Date, to  the extent  of
                                       the portion  of   the  Available
                                       Distribution Amount   remaining   after
                                       the  Priority Interest    Distribution

                                       Amount,    the Principal Only
                                       Distribution Amount and the Senior
                                       Principal Distribution  Amount are
                                       distributed  and  after  distributions
                                       in respect of  principal and  interest
                                       on the Class B-1 Certificates and  the
                                       Class  B-2 Certificates, after
                                       reimbursement is made to  the   Master
                                       Servicer   for   certain Advances as
                                       described herein,  and  after
                                       distributions in  respect of  interest
                                       on the Class B-3 Certificates, a
                                       distribution allocable   to   principal
                                       (subject   to reduction as described
                                       herein) that will, as more  fully
                                       described  herein,  include (i) the
                                       Class B-3  Percentage (as  defined
                                       below) of scheduled principal payments
                                       due on  the  Mortgage  Loans  and  of
                                       certain unscheduled  collections  of
                                       principal on the Mortgage  Loans  as
                                       described  herein (other   than   the
                                       applicable  Discount Fraction of such
                                       payments and collections in  respect
                                       of  the   Discount   Loans), (ii) the
                                       Class B-3  Percentage divided  by the
                                       Class B  Percentage of  all principal
                                       prepayments  that   were   made   by
                                       the mortgagors  during the  related
                                       Prepayment Period to the extent not
                                       allocated to the Senior   Certificates
                                       (other   than  the applicable   Discount
                                       Fraction   of  such principal
                                       prepayments

                                     S-14

                                       in respect of the Discount Mortgage
                                       Loans) and (iii) such Class' pro rata
                                       share, based on the Certificate Principal
                                       Balances of the Class B-1 Certificates,
                                       Class B-2 Certificates, Class B-3
                                       Certificates and the Class R
                                       Certificates, of all amounts received in connection with a Cash Liquidation or an REO Disposition that occurred during the related Prepayment Period and that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal of the related Mortgage Loan and to the extent not otherwise payable to the holders of the

                                       Senior Certificates. In addition, after
                                       certain other distributions on the
                                       Offered Certificates as described herein, the holders of the Class B-3 Certificates will be entitled to receive on each Distribution Date a further distribution in respect of principal equal to the Class B-3 Percentage divided by the Class B Percentage multiplied by the portion of the Available Distribution Amount remaining after the distributions described above.

                                     Holders of the Variable Strip Certificates
                                       will not be entitled to receive any
                                       distributions of principal.

                                     The  Class  B-1  Percentage,  Class B-2
                                       Percentage  and  Class  B-3  Percentage
                                       initially will be  equal to
                                       approximately 8.007%,  2.002% and
                                       2.502%, respectively, and  will be
                                       recalculated, as  more fully described
                                       herein,  after each Distribution Date
                                       to reflect  the entitlement  of  the
                                       Class   B   Certificates   to
                                       subsequent distributions of  principal.
                                       The Class B Percentage will equal the
                                       sum of the Class B-1 Percentage, the
                                       Class B-2  Percentage and the Class B-3
                                       Percentage.

                                     See "Description of the Certificates--
                                       Principal Distributions on the Senior
                                       Certificates," "--Principal Distributions on the Class B Certificates" and "- Additional Principal Distributions on the Certificates" herein.

ADVANCES  . . . . . . . . . .        The Master Servicer  is required  to make
                                       advances ("Advances")  in respect  of
                                       delinquent payments of principal and interest (net of the related Servicing Fees) on the Mortgage Loans, subject to the limitations described herein. The Trustee will be obligated to make any such Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement. See "Description of the Certificates-- Advances" herein.

ALLOCATION OF LOSSES;
  SUBORDINATION . . . . . . .        Neither  the  Offered  Certificates  nor
                                       the  Mortgage  Loans  are  insured  or
                                       guaranteed  by  any  governmental
                                       agency  or  instrumentality  or by  the
                                       Depositor, the Master  Servicer, the
                                       Seller,  the Trustee or any  of their
                                       respective  affiliates.

                                     S-15

                                       Subject to the limitations described
                                       below, Realized Losses on the Mortgage
                                       Loans will be allocated first to the
                                       Class R Certificates, then to the Class
                                       SB Certificates (to the extent of the
                                       interest portions thereof), then to the
                                       Class B-3 Certificates, then to the Class
                                       B-2 Certificates, then to the Class B-1
                                       Certificates, in each case (other than
                                       for the Class SB Certificates) until the Certificate Principal Balance thereof is reduced to zero, and thereafter, with respect to Realized Losses on the Discount Mortgage Loans, to the Principal Only Certificates in an amount equal to the Discount Fraction of the principal portions of such Realized Losses, and the remainder of such Realized Losses and all such Realized Losses on the
                                       Non-Discounted Mortgage Loans to the
                                       Variable Strip Certificates and the Class
                                       A Certificates on a pro rata basis as
                                       described herein. Notwithstanding the
                                       foregoing, Realized Losses on the
                                       Mortgage Loans will not be allocated to
                                       any of the Senior Certificates or the
                                       Class B Certificates on any Distribution
                                       Date to the extent that such Realized
                                       Losses are less than the sum of (i) the
                                       Remaining Available Distribution Amount
                                       (as defined herein) on such Distribution
                                       Date and (ii) the Certificate Principal
                                       Balance of the Class R Certificates
                                       immediately prior to such Distribution
                                       Date. In addition, any excess of the
                                       Remaining Available Distribution Amount
                                       over the Senior Accrual Diversion Amount on any Distribution Date may be applied to reimburse the principal portions of Realized Losses previously allocated to the Senior Certificates or the Class B Certificates. See "Description of the Certificates Additional Principal

                                       Distributions on the Certificates"
                                       herein. The Subordination provided to
                                       each Class of Certificates by the
                                       Certificates subordinate thereto, as
                                       described herein, will cover Realized
                                       Losses on the Mortgage Loans resulting
                                       from defaults on the Mortgage Loans and
                                       from Special Hazard Losses, Fraud Losses and Bankruptcy Losses (each as defined herein). However, the aggregate amounts of Realized Losses which may be allocated through Subordination, other than to the Class SB Certificates and Class R Certificates, to cover Special Hazard Losses, Fraud Losses and Bankruptcy Losses initially are limited to $777,081, $1,046,548 and $100,000 respectively.

                                     All of  the foregoing  amounts are
                                       subject to  periodic reduction as
                                       described herein.  In the event that the
                                       Certificate Principal   Balance   of
                                       the   Class   R Certificates,  the
                                       Class  SB Certificates and the  Class B
                                       Certificates are  reduced to zero, all
                                       additional losses (including, without
                                       limitation,  all  Special  Hazard
                                       Losses,   Fraud   Losses   and
                                       Bankruptcy Losses) will be allocated
                                       among the Senior Certificates   as
                                       described   herein.  In addition,   any
                                       Excess   Special  Hazard Losses,
                                       Excess   Fraud   Losses,  Excess

                                     S-16

                                       Bankruptcy Losses and Extraordinary
                                       Losses on the Mortgage Loans will be
                                       borne by the holders of the
                                       Certificates on a pro rata basis  as
                                       and  to  the  extent  described herein.
                                       See   "Description   of   the
                                       Certificates Allocation     of
                                       Losses; Subordination" herein.

CERTIFICATES
  NOT OFFERED HEREBY  . . . .        The Principal  Only Certificates  will
                                       have  an initial  Certificate  Principal
                                       Balance of approximately $31,175.26 and
                                       no Pass-Through Rate, and the holders of the Principal Only Certificates will not be entitled to receive distributions of interest. The Class SB Certificates have no Certificate Principal Balance and will not be entitled to receive
                                       distributions of principal. The Class SB
                                       Certificates will accrue interest at the related Pass-Through Rate on the Notional Amount of such Certificates. The holders of the Class SB Certificates will not be entitled to receive interest distributions prior to the Class B Certificate Termination Date (as defined herein). On and after the Class B Certificate Termination Date, the Class SB Certificates will be entitled to receive interest distributions to the extent such amounts are not otherwise payable to the Class A Certificates as a Senior Accrual Diversion Amount and are not required to retire the Class B Certificates, subject to available funds. See "Description of the Certificates Additional Principal
                                       Distributions on the Certificates"
                                       herein.

                                     The  Class R  Certificates will  have a
                                       Certificate  Principal Balance  equal to
                                       $0.00 as of  the Cut-off  Date.
                                       However, interest accrued  and unpaid on
                                       the  Class SB Certificates  will
                                       generally  have  the effect   of
                                       increasing   the  Certificate Principal
                                       Balance of the Class R Certificates
                                       and   interest  accrued and unpaid
                                       on the Class  R Certificates prior
                                       to the  Class  B  Certificate
                                       Termination Date  generally  will   be
                                       added  to  the Certificate Principal
                                       Balance of the Class R Certificates, in each case as further described herein.

                                     The Principal Only Certificates, Class SB
                                       Certificates and Residual Certificates
                                       are not being offered hereby.

OPTIONAL TERMINATION  . . . .        At  its  option,  the Master  Servicer
                                       may purchase from the Trust Fund all remaining Mortgage Loans and other assets thereof, and thereby effect early retirement of the Certificates, on any Distribution Date when the aggregate principal balance of the Mortgage Loans is less than 5% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. See "Pooling and Servicing Agreement--Termination" herein and "The Pooling and Servicing
                                       Agreements--Termination" in the
                                       Prospectus.

                                     S-17

SPECIAL PREPAYMENT
  CONSIDERATIONS  . . . . . .        GENERAL:  The rate of principal payments
                                       on the Offered Certificates (other than
                                       the Variable Strip  Certificates) will
                                       depend on, among other things, the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans. As is the case with mortgage-backed securities generally, the Offered Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease in subsequent periods, resulting in a reduced return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase in subsequent periods, resulting in an accelerated return of principal to investors at a time when reinvestment at comparable yields may not be possible. In addition, approximately 45.20% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) provide for payment of a prepayment charge. A majority of the Mortgage Loans with a prepayment charge provision provide for a prepayment charge for partial prepayments and full prepayments made within approximately five years after the dates of origination of such Mortgage Loans. Such prepayment charges (which will not be distributable to the Certificates) may reduce the rate of prepayment on the Mortgage Loans.

                                     SEQUENTIALLY PAYING CLASSES:  All Classes
                                       of Class A Certificates are subject to
                                       various   priorities    for   payment
                                       of principal,     as     described
                                       herein. Distributions of principal  on

                                       the Classes of Class A Certificates
                                       having an earlier priority  of payment
                                       will be  affected by the  rates of
                                       prepayment of  the Mortgage Loans early
                                       in the  life of the  Mortgage Pool.  The
                                       timing   of  commencement   of principal
                                       distributions and  the weighted average
                                       lives of  the Classes  of Class A
                                       Certificates  with  a  later  priority
                                       of payment will  be affected by the
                                       rates of prepayment  experienced  both
                                       before  and after   the   commencement
                                       of  principal distributions on such
                                       Classes.

                                     VARIABLE STRIP CERTIFICATES:  The Notional
                                       Amount, and therefore the  amount of
                                       interest  distributions  on  the
                                       Variable Strip   Certificates,   will
                                       be   highly sensitive  to  the   rate
                                       and  timing  of principal payments
                                       (including prepayments, repurchases,
                                       defaults and liquidations) on the
                                       Mortgage  Loans. See  "--Special  Yield
                                       Considerations"  below and  "Certain
                                       Yield and Prepayment Considerations"
                                       herein.

                                     S-18

                                     CLASSES WITH SUBORDINATION FEATURES:
                                       As  described  herein,  during  certain
                                       periods all or  a disproportionately
                                       large percentage of principal
                                       prepayments on the Mortgage Loans will
                                       be allocated among the Senior
                                       Certificates and, therefore, during
                                       certain periods none or a
                                       disproportionately small percentage of
                                       such prepayments will be allocated among the Class B Certificates and the Class R Certificates. As a result, the weighted average life of the Class B Certificates will be extended and, as a relative matter, the Subordination afforded the Senior Certificates by the Class B Certificates, the Class SB Certificates and the Class R Certificates will be increased (to the extent not otherwise offset by Realized Losses), which will cause the Class B Certificate
                                       Termination Date to occur later than
                                       would otherwise be the case. However, as described herein, because the Class A

                                       Certificates and the Class B
                                       Certificates will be entitled to certain principal distributions that include amounts, to the extent received or advanced, that would otherwise be distributable to holders of the Class SB Certificates and the Class R
                                       Certificates, the weighted average life
                                       of the Class A Certificates and the
                                       Class B Certificates may be shorter than otherwise would be the case.

                                     See  "Description  of the  Certificates--
                                       Principal  Distributions  on  the Senior
                                       Certificates,"  "--Principal
                                       Distributions on the Class  B
                                       Certificates" "-Additional Principal
                                       Distribution     on      the
                                       Certificates,"  and   "Certain  Yield
                                       and Prepayment Considerations" herein,
                                       and see "Yield,    Prepayment     and
                                       Maturity Considerations" in the
                                       Prospectus.

SPECIAL YIELD CONSIDERATIONS         GENERAL:   The  yield to  maturity on
                                       each Class  of Offered  Certificates
                                       will depend on, among other things, the
                                       rate and timing of  principal payments
                                       (including  prepayments, repurchases,
                                       defaults  and liquidations)  on the
                                       Mortgage  Loans  and  the allocation
                                       thereof  to reduce  the  Certificate
                                       Principal Balance of such Class of
                                       Certificates (or the Notional  Amount).
                                       The yield  to maturity  on each  Class
                                       of  Offered Certificates  will also
                                       depend on other factors such as the
                                       Pass-Through Rate (and, in the case of
                                       the Variable Strip Certificates, any
                                       adjustments thereto) and the purchase
                                       price  for  such Certificates.  The
                                       yield to  investors on  any  Class of
                                       Offered Certificates  will be adversely
                                       affected by any allocation thereto of
                                       any Prepayment Interest  Shortfalls on
                                       the Mortgage Loans to the extent not
                                       covered by payments by the Master
                                       Servicer as described herein.

                                     In general,  if a Class  of Offered
                                       Certificates is  purchased at a  premium
                                       and principal payments on  the Mortgage
                                       Loans occur at a rate faster than
                                       anticipated at the  time  of   purchase,

                                       the  investor's actual  yield  to
                                       maturity will  be lower than    that
                                       originally anticipated. Conversely,
                                       if a

                                     S-19

                                       Class of Offered Certificates is
                                       purchased at a discount and principal
                                       payments on the Mortgage Loans occur at a rate slower than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally anticipated.

                                     VARIABLE  STRIP CERTIFICATES:   The  yield
                                       to  investors on  the Variable  Strip
                                       Certificates  will be  extremely
                                       sensitive to   the  rate  and  timing
                                       of  principal payments on the  Mortgage
                                       Loans (including prepayments,
                                       repurchases,   defaults  and
                                       liquidations),   which    may
                                       fluctuate significantly over  time. A
                                       rapid rate of principal payments on  the
                                       Mortgage  Loans could result  in the
                                       failure of  investors in  the  Variable
                                       Strip  Certificates  to recover  their
                                       initial  investments.  The yield on the
                                       Variable Strip  Certificates will  also
                                       be  materially  and  adversely affected
                                       if the  Mortgage Loans experience a
                                       high rate of defaults and liquidations.
                                       In addition to the foregoing, the yield
                                       on the Variable  Strip Certificates
                                       will  be materially and  adversely
                                       affected  to  a greater  extent  than
                                       the  yields  on the other Classes of
                                       Offered Certificates  if the
                                       Non-Discount  Mortgage   Loans  with
                                       higher Net  Mortgage Rates  prepay
                                       faster than the Non-Discount  Mortgage
                                       Loans with lower Net Mortgage  Rates,
                                       because holders of   the   Variable
                                       Strip   Certificates generally will have
                                       rights to  relatively larger portions
                                       of interest  payments  on the
                                       Non-Discount  Mortgage   Loans  with
                                       higher Net Mortgage Rates than on the
                                       Non-Discount Mortgage  Loans  with
                                       lower  Net Mortgage Rates.

                                     CLASSES WITH SUBORDINATION FEATURES: The
                                       yield to maturity on the Class B-1

                                       Certificates, the Class B-2 Certificates and the Class B-3 Certificates will be extremely sensitive to certain losses on the Mortgage Loans (and the timing thereof) to the extent such losses are not covered by the Certificates subordinate thereto as described herein, because the entire amount of such losses (rather than a pro rata portion thereof) will be allocable to such Certificates.

                                     See "Certain Yield and  Prepayment
                                       Considerations" herein and "Yield,
                                       Prepayment and   Maturity
                                       Considerations"   in  the Prospectus.

CERTAIN FEDERAL INCOME
  TAX CONSEQUENCES  . . . . .        A real estate  mortgage investment conduit
                                       ("REMIC") election will be  made with
                                       respect  to  the Trust  Fund  for
                                       federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC within the meaning of Sections 860A through 860G of the Internal

                                     S-20

                                       Revenue Code of 1986 (the "Code"). For
                                       federal income tax purposes, the Senior
                                       Certificates, the Class B Certificates
                                       and the Class SB Certificates will be
                                       "regular interests" in the REMIC and the Class R Certificates will be the sole Class of "residual interests" in the REMIC. The Senior Certificates, the Class B Certificates and the Class SB Certificates generally will be treated as debt obligations of the Trust Fund for federal income tax purposes.

                                     For federal income tax reporting purposes,
                                       the Class A-1 Certificates, the Class
                                       A-2 Certificates, the Class A-3
                                       Certificates and the Class B-1
                                       Certificates will not, and the Variable
                                       Strip Certificates, the Class B-2
                                       Certificates and the Class B-3

                                       Certificates will, be treated as having
                                       been issued with original issue
                                       discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be a CPR percentage (as defined herein) equal to 18%. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate.

                                     If the method for computing original issue
                                       discount described in the Prospectus
                                       results in a negative amount for any
                                       period, a holder of a Variable Strip
                                       Certificate will be permitted to offset
                                       such amount only against the future
                                       income, if any, from such Certificate.
                                       See "Certain Federal Income Tax
                                       Consequences" herein and in the
                                       Prospectus.

                                     For  further  information regarding  the
                                       federal  income  tax  consequences  of
                                       investing in the Offered Certificates
                                       see "Certain Federal Income Tax
                                       Consequences" herein and in the
                                       Prospectus.

RATINGS . . . . . . . . . . .        It is a condition to  the issuance of the
                                       Offered Certificates  that the Class A
                                       Certificates, the Principal Only
                                       Certificates and the Variable Strip
                                       Certificates be rated "Aaa" by Moody's
                                       Investors Service, Inc. ("Moody's") and
                                       "AAA" by Duff & Phelps Credit Rating Co.
                                       ("DCR"), the Class B-1 Certificates be
                                       rated "Aa3" by Moody's and "AA" by DCR,
                                       the Class B-2 Certificates be rated "A3" by Moody's and "A+" by DCR and the Class B-3 Certificates be rated "Baa3" by Moody's and "BBB" by DCR. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of principal prepayments or the corresponding effect on yield to investors. The ratings of the Variable Strip Certificates do not address the possibility that the holders of such Certificates may fail to fully recover their initial investment. See
                                       "Certain Yield and Prepayment
                                       Considerations" and "Ratings" herein and

                                     S-21

                                       "Yield, Prepayment and Maturity
                                       Considerations" in the Prospectus.

LEGAL INVESTMENT  . . . . . .        The  Offered Certificates (other than  the
                                       Class B-2 Certificates  and Class B-3
                                       Certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated as described herein and, as such, will be legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of such entities to invest in "mortgage related securities," provided that such restricting legislation was enacted on or prior to October 3, 1991. The Class B Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

                                     The Depositor makes no representations as
                                       to the proper characterization of any
                                       Class of Offered Certificates for legal
                                       investment or other purposes, or as to
                                       the ability of particular investors to
                                       purchase any Class of Offered
                                       Certificates under applicable legal
                                       investment restrictions. These
                                       uncertainties may adversely affect the
                                       liquidity of the Offered Certificates.
                                       Accordingly, all institutions whose
                                       investment activities are subject to
                                       legal investment laws and regulations,
                                       regulatory capital requirements or
                                       review by regulatory authorities should
                                       consult with their own legal advisors in determining whether and to what extent any Class of Offered Certificates, and in particular, the Class B Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" and "ERISA Considerations" herein and in the Prospectus.

                                     S-22



                                 RISK FACTORS

      In addition to the matters described elsewhere in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following factors before deciding to invest in the Offered Certificates.

REPURCHASE OBLIGATIONS OF THE SELLER

      No person other than the Seller is obligated with respect to the representations and warranties respecting the Mortgage Loans and the remedies for any breach thereof that are assigned to the Trustee for the benefit of the Certificateholders, and the Seller has only limited assets available to perform its repurchase obligations in respect of any breach of such representations and warranties. Therefore, prospective investors in the Offered Certificates should consider the possibility that the Seller will not have sufficient assets with which to satisfy its repurchase obligations in the event that a substantial amount of Mortgage Loans are required to be repurchased due to breaches of representations and warranties.

UNDERWRITING STANDARDS AND POTENTIAL DELINQUENCIES

      The Seller's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. While one of the Seller's primary considerations in underwriting a mortgage loan is the value of the mortgaged property, the Seller also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property.

      AS A RESULT OF THE SELLER'S UNDERWRITING STANDARDS, THE MORTGAGE LOANS ARE LIKELY TO EXPERIENCE RATES OF DELINQUENCY, FORECLOSURE, BANKRUPTCY AND LOSS THAT ARE HIGHER, AND THAT MAY BE SUBSTANTIALLY HIGHER, THAN THOSE EXPERIENCED BY MORTGAGE LOANS UNDERWRITTEN IN A MORE TRADITIONAL MANNER. SEE "THE SELLER-- LOAN DELINQUENCY, FORBEARANCE, FORECLOSURE, BANKRUPTCY AND REO PROPERTY STATUS" AND "--REO PROPERTY LIQUIDATION EXPERIENCE" HEREIN FOR IMPORTANT INFORMATION REGARDING THE DELINQUENCY, FORBEARANCE, FORECLOSURE, BANKRUPTCY AND REO PROPERTY STATUS AND LOSS EXPERIENCE OF CERTAIN MORTGAGE LOANS PREVIOUSLY ORIGINATED OR ACQUIRED BY THE SELLER UNDER SUBSTANTIALLY THE SAME UNDERWRITING CRITERIA PURSUANT TO WHICH THE MORTGAGE LOANS WERE ORIGINATED OR ACQUIRED.

      Furthermore, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. Approximately 46.87% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) are secured by Mortgaged Properties located in the State of California. Property values of residential real estate in California have declined in recent years. If the California residential real estate market should continue to experience a decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquency, foreclosure, bankruptcy and loss on the

Mortgage Loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market. See "Description of the Mortgage Pool--Underwriting Standards" herein.

INTERIM FUNDING

      As described herein under "Description of the Mortgage Pool--General" and "The Seller," DLJ Mortgage Capital, Inc. ("DLJMC"), an affiliate of the Depositor and Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter"), has provided funding to the Seller with respect to various mortgage loans, including the Mortgage Loans, by means of certain mortgage loan purchase agreements and by means of a master repurchase agreement. Such transactions were entered into with the expectation that DLJMC would recover such funding through the proceeds of the issuance of the Certificates and through the sale of mortgage loans in other secondary market transactions.

                                     S-23

SERVICING EXPERIENCE OF THE MASTER SERVICER

      Prospective investors in the Offered Certificates should be aware that the residential mortgage loan servicing portfolio of the Master Servicer consists primarily of mortgage loans underwritten in a more traditional manner than the Mortgage Loans and that the Master Servicer has had limited experience in servicing mortgage loans originated or acquired in accordance with underwriting standards similar to the underwriting criteria pursuant to which the Mortgage Loans were originated or acquired. As a result, the rates of delinquency, foreclosure and loss on the Mortgage Loans may be higher, and could be substantially higher, than the rates of delinquency, foreclosure and loss on mortgage loans in the Master Servicer's residential mortgage loan servicing portfolio and on mortgage loans previously originated or acquired by the Seller under substantially the same underwriting criteria pursuant to which the Mortgage Loans were originated or acquired.

      See also, "Special Considerations" in the Prospectus.


                       DESCRIPTION OF THE MORTGAGE POOL

      The information set forth in the following paragraphs has been provided by the Seller. Neither the Depositor, the Underwriter, the Master Servicer, the Trustee nor any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

GENERAL

      The Trust Fund (as defined herein) will consist primarily of a pool (the "Mortgage Pool") of mortgage loans (the "Mortgage Loans") with an aggregate principal balance as of the Cut-off Date of $34,884,929.88. The Mortgage Loans will be conventional, fixed- and adjustable-rate, fully-amortizing mortgage loans secured by first liens on fee simple interests in one- to four-family residential real properties (each, a "Mortgaged Property"). The Mortgage Loans will have original terms to maturity from the due dates of their first scheduled monthly payment of interest and principal (each such payment, a

"Monthly Payment") of not more than 30 years and will have Monthly Payments due on the first day of each month. All of the Mortgage Loans were originated or acquired by the Seller in accordance with the underwriting criteria under its regular lending program, as described herein.

      The Mortgage Loans will have been sold to DLJMC by Quality Mortgage USA, Inc., in its capacity as the Seller, on or prior to the Delivery Date pursuant to certain mortgage loan purchase agreements between DLJMC and the Seller
(each, a "Purchase Agreement") and will be acquired by the Depositor from DLJMC on the Delivery Date pursuant to an Assignment Agreement between the Depositor and DLJMC (the "Assignment Agreement"). The representations and warranties made by the Seller in each Purchase Agreement with respect to the related Mortgage Loans will be restated by the Seller on and as of the Delivery Date pursuant to such Purchase Agreement. Further, insofar as it relates to the representations and warranties of the Seller made in or pursuant to any Purchase Agreement and the remedies provided therein or pursuant thereto for any breaches of such representations and warranties, such Purchase Agreement will be assigned by DLJMC to the Depositor pursuant to the Assignment Agreement and, as described herein under "Pooling and Servicing Agreement--Assignment of Mortgage Loans," by the Depositor to the Trustee for the benefit of the holders of the Certificates pursuant to the Pooling and Servicing Agreement (as defined herein).

      The interest rates (each, a "Mortgage Rate") will be fixed for approximately 97.03% of the Mortgage Loans (the "Fixed Rate Loans"), by aggregate principal balance as of the Cut-off Date. The Mortgage Rates on approximately 2.97% of the Mortgage Loans (the "Adjustable Rate Loans"), by aggregate principal balance as of the Cut-off Date, will be subject to adjustment commencing approximately seven years after their respective dates of origination, and semi-annually thereafter, on the dates specified in the related Mortgage Notes (each date of adjustment, an "Adjustment Date") to equal, as to each Adjustable Rate Loan and any related Adjustment Date, the sum, rounded to the nearest 0.125%, of (i) the average of the interbank offered rates for six-month United States dollar deposits in the London interbank market based on quotations of major banks, as published in the Western Edition of The Wall Street Journal (the "Index") and most recently available (a) as of the date 45 days prior to such Adjustment Date with respect to a majority of the Mortgage Loans or (b) as of the first business day of the month immediately preceding the month in which the Adjustment Date occurs, and (ii) the fixed percentage amount (the

                                     S-24

"Gross Margin") specified in the related Mortgage Note (such sum, as rounded and based on the Index as of the first day of any month, the "Fully Indexed Rate"); provided, however, that the Mortgage Rate on any Adjustable Rate Loan will not increase or decrease by more than 1.000% (the "Periodic Rate Cap") on any related Adjustment Date other than the initial Adjustment Date thereof, will in no event be greater than the initial Mortgage Rate thereof plus 6.500% (the "Maximum Rate") and will in no event be less than the amount specified in the related Mortgage Note as the minimum interest rate thereunder (the "Minimum Rate"). See "--The Index" herein. Effective with the first Monthly Payment due on an Adjustable Rate Loan after any related Adjustment Date, the amount of the Monthly Payment will be adjusted to an amount that will fully amortize the principal balance of the Loan over its remaining term and pay interest at the

Mortgage Rate as adjusted on such Adjustment Date.

      Certain of the Fixed Rate Loans will have original terms to maturity from the due dates of their first Monthly Payments of 15 years (the "Fifteen Year Loans"), and the other Fixed Rate Loans will have original terms to maturity from the due dates of their first Monthly Payments of 30 years (the "Thirty Year Loans"). The Gross Margins on the Adjustable Rate Loans ranged from 4.750% to 8.250% as of the Cut-off Date and had a weighted average (based on the aggregate principal balance of the Adjustable Rate Loans as of the Cut-off
Date) of approximately 6.073% as of the Cut-off Date. The Maximum Rates and the Minimum Rates on the Adjustable Rate Loans ranged from 16.490% to 20.750% per annum and from 9.990% to 14.250% per annum, respectively, as of the Cut-off Date and had weighted averages (based on the aggregate principal balance of the Adjustable Rate Loans as of the Cut-off Date) of approximately 18.385% and 11.885% per annum, respectively, as of the Cut-off Date. Approximately 32.38% of the Adjustable Rate Loans (by aggregate principal balance of the Adjustable Rate Loans as of the Cut-off Date) were originated with Mortgage Rates below the Fully Indexed Rates thereon at their respective dates of origination. Due to the application of the Periodic Rate Cap and the Maximum Rate, the Mortgage Rate on any Adjustable Rate Loan, as adjusted on any related Adjustment Date, may be less than the Fully Indexed Rate thereon for such date.

      Approximately 2.96% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were thirty days or more but less than sixty days delinquent in their Monthly Payments as of the Cut-off Date (such Mortgage Loans, "Thirty-Day Delinquent Mortgage Loans"). Approximately 0.08% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were sixty days or more but less than ninety days delinquent in their Monthly Payments (such Mortgage Loans, "Sixty-Day Delinquent Mortgage Loans") as of the Cut-off Date, and no Mortgage Loans will be Sixty-Day Delinquent Mortgage Loans as of the Closing Date. There were no Mortgage Loans ninety days or more delinquent as of the Cut-off Date. Prospective investors in the Offered Certificates should be aware, however, that only approximately 12.68% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) had a first Monthly Payment due on or before January 1, 1996 and that only approximately 0.75% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) had a first Monthly Payment due on or before December 1, 1995, and therefore, the remaining Mortgage Loans could not have been Thirty-Day Delinquent Mortgage Loans or Sixty-Day Delinquent Mortgage Loans as of the Cut-off Date. In addition to the foregoing, approximately 0.08% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) will have been thirty days or more delinquent in their Monthly Payments more than once during the twelve months preceding the Cut-off Date.

      Approximately 35.91% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) are Mortgage Loans that were originated on or after October 1, 1995, that are not purchase money mortgage loans and that have interest rates or origination costs in excess of certain prescribed levels (such Mortgage Loans, the "High Cost Loans"), and therefore are subject to special rules, disclosure requirements and other provisions that were added to the federal Truth in Lending Act by the Homeownership and Equity Protection Act of 1994. Purchasers or assignees of any High Cost Loan or interest therein could be liable for all claims and defenses arising under such provisions that the borrower could assert against the Seller. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The Seller represented and warranted that all of the Mortgage Loans were originated in compliance with all applicable state and federal laws, including without limitation truth-in-lending and disclosure laws.

      Each Mortgage Loan will contain a customary "due-on-sale" clause. Further, approximately 45.20% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) provide for payment of a prepayment charge. As to each such Mortgage Loan, the prepayment charge generally is the maximum amount permitted under applicable state law (or, if no maximum prepayment charge is specified, the prepayment charge generally is

                                     S-25

calculated as set forth in the following sentence). A majority of the Mortgage Loans with a prepayment charge provision provide for payment of a prepayment charge for partial prepayments and full prepayments made within approximately five years of the origination of the related Mortgage Loan, in an amount equal to six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of the prepayment, exceeds twenty percent (20%) of the original principal balance of such Mortgage Loan. With respect to the remainder of the Mortgage Loans with a prepayment charge provision, the prepayment charge is calculated in a different manner. The Seller will retain the right to all prepayment charges and late payment charges received on the Mortgage Loans and such amounts will not be available for distribution on the Certificates.

      Each Mortgage Loan will have been originated or acquired by the Seller on or before February 1, 1996. Certain of the Mortgage Loans will have their first Monthly Payments due on April 1, 1996. As to those Mortgage Loans, no interest payments or principal amortization payments will be distributed (unless prepayments are received thereon) until the Distribution Date occurring in April 1996, the month in which the first Monthly Payment is due. However, on the Closing Date, cash will be deposited in the Master Servicer's Custodial Account in an amount equal to one month's interest accrued from February 1, 1996 (adjusted to the applicable Net Mortgage Rate) on such Mortgage Loans, to be remitted to the Trustee for distribution to Certificateholders on the Distribution Date occurring in March 1996, the month prior to the month in which the first Monthly Payment is due.

      Pursuant to its terms, each Mortgage Loan is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the original principal loan amount or the replacement value of the improvements on the Mortgaged Property. None of the Mortgage Loans will be covered by a primary mortgage insurance policy. See "Description of Mortgage and Other Insurance-- Hazard Insurance on the Loans--Standard Hazard Insurance Policies" in the Prospectus.

      The Mortgage Loans will have the following approximate characteristics as of the Cut-off Date:


                                  FIXED         ADJUSTABLE        ALL
                                RATE LOANS      RATE LOANS    MORTGAGE LOANS

Number of Mortgage Loans  .         525             22             547
Aggregate Principal Balance   $33,849,794.02   $1,035,135.86  $34,884,929.88

Mortgage Rates:
  Weighted Average   . . .         10.941%        11.885%         10.969%

  Range  . . . . . . . . .          7.900%-        9.990%-         7.900%-
                                   19.800%        14.250%         19.800%
Weighted Average
  Remaining Term to
  Maturity (in months)   . .        344            356             345

      The Mortgage Loans will have the following approximate characteristics as of the Cut-off Date (expressed as a percentage of the aggregate principal balance of the Mortgage Loans having such characteristics relative to the aggregate principal balance of the Mortgage Loans specified, provided, that the sum of the percentages in certain of the following paragraphs may not equal 100% due to rounding):

      The initial Adjustment Dates for the Adjustable Rate Loans will occur in the following months: December 1, 2002, 5.70%, January 1, 2003, 23.90% and February 1, 2003, 70.39%.

      Approximately 8.26% of the Mortgage Loans had original terms to maturity from the due dates of their first Monthly Payments of 15 years, and approximately 91.74% of the Mortgage Loans had original terms to maturity from the due dates of their first Monthly Payments of 30 years. None of the Mortgage Loans had a first Monthly Payment due prior to December 1, 1995, and the latest maturity date of any of the Mortgage Loans is March 1, 2026.

                                     S-26

      The Mortgage Loans will each have an outstanding principal balance of not less than $9,997.58 or more than $388,540.47. The Mortgage Loans will have an average outstanding principal balance of $63,775.01.

      The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans will be approximately 64.14%, no Mortgage Loan will have a Loan-to-Value Ratio at origination exceeding 85.00% and no Mortgage Loan will have a combined Loan-to-Value Ratio at origination, including any then existing second mortgage subordinate to the lien of the Mortgage, in excess of 90.00%.

      At origination, approximately 2.72% of the Mortgage Loans were secured by a Mortgaged Property that was subject to a then-existing lien subordinate to that of the related Mortgage.

      With respect to approximately 7.71% of the Mortgage Loans, the proceeds were used to purchase the related Mortgaged Properties. Approximately 19.70% of the Mortgage Loans were rate and term refinancings and approximately 72.60% of the Mortgage Loans were equity take-out refinancings.

      No more than approximately 1.80% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area.

      Approximately 0.75%, 11.93%, 34.41%, 52.21% and 0.70% of the Mortgage
Loans have had or will have had their first Monthly Payments due in December 1995, January 1996, February 1996, March 1996 and April 1996, respectively.

      Approximately 87.91%, 1.88%, 2.00% and 8.21% of the Mortgage Loans will be secured by detached one-family dwelling units, by units in condominiums, by units in planned unit developments and by two- to four-family dwelling units, respectively. Approximately 9.23% and 0.66% of the Mortgage Loans will be secured by investor properties and by secondary residences, respectively, and with respect to all of the other Mortgage Loans, the mortgagor represented in the documents submitted by such mortgagor for the closing of the related Mortgage Loan that the Mortgaged Property initially would be owner-occupied as the mortgagor's primary residence.

      Approximately 1.30%, 37.52%, 25.30%, 18.29%, 12.82% and 4.76% of the
Mortgage Loans are expected to be graded in the Seller's A+ Risk, A Risk, B Risk, C1 Risk, C2 Risk and D Risk categories, respectively. Approximately 52.67%, 1.38% and 45.95% of the Mortgage Loans were underwritten under the Seller's Full Documentation Program, Quick Qualifier Program and Quick Qualifier Plus Program, respectively. See "--Underwriting Standards" below.

      The table below sets forth as of the Cut-off Date the number, aggregate principal balance and percentage of the Mortgage Loans (by aggregate principal balance of such Mortgage Loans relative to the aggregate principal balance of all of the Mortgage Loans) having Loan-to-Value Ratios at origination in each given range. (The sum of the amounts and the percentages in the table below may not equal the totals due to rounding.)

                             LOAN-TO-VALUE RATIOS


                                                          PERCENTAGE OF
                                                             MORTGAGE
LOAN-TO-VALUE RATIOS    NUMBER OF      AGGREGATE        LOANS BY AGGREGATE
AT ORIGINATION (%)       MORTGAGE      PRINCIPAL           PRINCIPAL
                          LOANS         BALANCE            BALANCE
60.00 and below . . .       208     $ 11,024,489.31             31.60%
60.01-65.00 . . . . .       108        6,468,826.59             18.54
65.01-70.00 . . . . .       106        7,426,579.06             21.29
70.01-75.00 . . . . .        73        6,499,625.23             18.63
75.01-80.00 . . . . .        42        2,774,274.69              7.95
80.01-85.00 . . . . .        10          691,135.00              1.98
                            ---      --------------            ------
Total . . . . . . . .       547      $34,884,929.88            100.00%
                            ---      --------------            ------
                            ---      --------------            ------


                                     S-27

      The table below sets forth as of the Cut-off Date the number, aggregate principal balance and percentage of the Mortgage Loans (by aggregate principal balance of such Mortgage Loans relative to the aggregate principal balance of all of the Mortgage Loans) having the initial Mortgage Rates in each given range. (The sum of the amounts and the percentages in the table below may not equal the totals due to rounding.)


                            INITIAL MORTGAGE RATES


                                                              PERCENTAGE OF
                                 NUMBER OF      AGGREGATE   MORTGAGE LOANS BY
             INITIAL MORTGAGE    MORTGAGE       PRINCIPAL   AGGREGATE PRINCIPAL
             RATES (%)             LOANS         BALANCE         BALANCE

              7.751 -  8.000         1    $    65,807.57         0.19%
              8.251 -  8.500         7        578,174.47         1.66
              8.501 -  8.750         9        748,469.36         2.15
              8.751 -  9.000        19      2,029,128.65         5.82
              9.001 -  9.250        17      1,665,008.55         4.77
              9.251 -  9.500        26      2,467,673.66         7.07
              9.501 -  9.750        13        836,630.02         2.40
              9.751 - 10.000        57      4,718,236.56        13.53
             10.001 - 10.250        19      1,247,084.01         3.57
             10.251 - 10.500        36      2,592,273.87         7.43
             10.501 - 10.750        28      2,151,667.30         6.17
             10.751 - 11.000        24      1,845,534.45         5.29
             11.001 - 11.250        23      1,470,407.47         4.22
             11.251 - 11.500        22      1,034,803.69         2.97
             11.501 - 11.750        24      1,414,709.37         4.06
             11.751 - 12.000        23      1,346,204.51         3.86
             12.001 - 12.250        26      1,298,205.88         3.72
             12.251 - 12.500        29      1,513,126.11         4.34
             12.501 - 12.750        24      1,003,700.64         2.88
             12.751 - 13.000        18        927,081.03         2.66
             13.001 - 13.250        18        734,902.85         2.11
             13.251 - 13.500        19        835,389.65         2.39
             13.501 - 13.750        13        417,356.99         1.20
             13.751 - 14.000        12        410,269.42         1.18
             14.001 - 14.250        12        421,114.09         1.21
             14.251 - 14.500         5        200,104.12         0.57
             14.501 - 14.750         6        301,141.64         0.86
             14.751 - 15.000         2         44,537.05         0.13
             15.001 - 15.250         2         49,000.00         0.14
             15.251 - 15.500         2         85,000.00         0.24
             15.501 - 15.750         1         19,995.13         0.06
             15.751 - 16.000         1         28,200.00         0.08
             16.501 - 16.750         1         43,875.00         0.13
             17.001 - 17.250         1         58,000.00         0.17
             17.251 - 17.500         1         18,977.46         0.05
             18.001 - 18.250         3         90,493.68         0.26

             19.251 - 19.500         1         26,000.00         0.07
             19.501 - 19.750         1         89,995.63         0.26
             19.751 - 20.000         1         56,650.00         0.16
                                   ---    --------------       ------
                Total              574    $34,884,929.88       100.00%
                                   ---    --------------       ------
                                   ---    --------------       ------

                                     S-28

      The table below sets forth as of the Cut-off Date the number, aggregate principal balance and percentage of the Mortgage Loans (by aggregate principal balance of such Mortgage Loans relative to the aggregate principal balance of all of the Mortgage Loans) secured by Mortgaged Properties located in each given state. (The sum of the amounts and the percentages in the table below may not equal the totals due to rounding.)

                           GEOGRAPHIC DISTRIBUTION


                                                             PERCENT OF MORTGAGE
               NUMBER OF           AGGREGATE PRINCIPAL       LOSS BY AGGREGATE
LOCATION       MORTGAGE LOANS      BALANCE                   PRINCIPAL BALANCE
Arizona               2         $     57,825.00                        0.17%
Arkansas             13              404,424.74                        1.16
California          180           16,351,959.34                       46.87
Colorado             14              902,374.22                        2.59
Connecticut           6              280,204.44                        0.80
Florida              38            1,787,298.95                        5.12
Georgia              11              643,268.40                        1.84
Hawaii                4              755,140.47                        2.16
Idaho                 4              204,071.94                        0.58
Illinois             29            1,465,702.04                        4.20
Indiana               6              168,944.90                        0.48
Kansas                2               98,000.00                        0.28
Kentucky              2               73,500.00                        0.21
Louisiana            14              577,157.03                        1.65
Massachusetts         2              135,453.04                        0.39
Michigan             19              759,466.98                        2.18
Minnesota             9              436,174.84                        1.25
Mississippi           7              229,714.13                        0.66
Missouri              3               94,896.49                        0.27
Montana               2              140,000.00                        0.40
Nebraska              3              100,036.91                        0.29
New Jersey            1              151,000.00                        0.43
New Mexico            1               18,900.00                        0.05
New York             17              850,625.71                        2.44
North Carolina       14              809,017.92                        2.32
Ohio                 11              450,642.91                        1.29
Oklahoma             10              366,230.00                        1.05
Oregon                3              182,456.50                        0.52
Pennsylvania          3              165,775.00                        0.48
Rhode Island          1               46,783.82                        0.13
South Carolina       16              467,247.18                        1.34

Tennessee            25            1,151,972.40                        3.30
Texas                38            2,086,389.13                        5.98
Utah                  5              252,674.12                        0.72
Virginia              4              214,617.54                        0.62
Washington           25            1,867,998.28                        5.35
West Virginia         1               48,000.00                        0.14
Wisconsin             1               48,985.51                        0.14
Wyoming               1               40,000.00                        0.11
                    ---          --------------                      ------
Total               547          $34,884,929.88                      100.00%
                    ---          --------------                      ------
                    ---          --------------                      ------

UNDERWRITING STANDARDS

      GENERAL DESCRIPTION OF THE SELLER'S REGULAR LENDING PROGRAM

      The Seller's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. It is contemplated that all of the mortgage loans originated by the Seller will also be underwritten with a view toward the resale thereof in the secondary mortgage market. While one of the Seller's primary considerations in underwriting a mortgage loan is the value of the mortgaged property, the Seller also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The maximum Loan-to-Value Ratio permitted under the Seller's regular lending program is 90% (however, DLJMC generally will not purchase, and the Trust Fund will not include, mortgage loans with Loan-to-Value Ratios in excess of 85%). Second lien financing of the Mortgaged Properties may be provided by lenders other than the Seller at any time (including at origination), in which case the combined Loan-to-Value Ratio may exceed 85%; however, the Seller will not provide second lien financing on any Mortgaged Property securing a Mortgage Loan included in the Trust Fund. All of the Mortgage Loans included in the Trust Fund will be first lien mortgage loans. All of

                                     S-29

the Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with FNMA and FHLMC standards. The combination of these factors is likely to result in rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. See "The Seller Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO Property Status" and "--REO Property Liquidation Experience" herein for important information regarding the delinquency, forbearance, foreclosure, bankruptcy and REO property status and loss experience of certain mortgage loans previously originated or acquired by the Seller under substantially the same underwriting criteria pursuant to which the Mortgage Loans were originated or acquired.

      As a result of the Seller's underwriting criteria, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience on the Mortgage Loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. Approximately 46.87% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) are secured by Mortgaged Properties located in the State of California. Property values of residential real estate in California have declined in recent years. If the California residential real estate market should continue to experience a decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquency, foreclosure, bankruptcy and loss on the Mortgage Loans may be expected to increase substantially as compared to such rates in a stable or improving real estate market.

      Substantially all of the Seller's current single family mortgage loan volume is originated or acquired primarily based on loan application packages submitted through mortgage brokerage companies. Such loan application packages, which generally contain relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the Seller for approval and funding. The mortgage brokerage companies receive all or a portion of the loan origination fee charged to the borrower at the time the loan is made. As part of its quality control procedures, the Seller maintains a file with respect to each broker including reports of any complaints received by the Seller with respect to such broker. No more than approximately 7.74% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were originated based on loan application packages submitted through any single mortgage brokerage company.

      Each prospective mortgagor completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Seller requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

      One-to four-family (sometimes referred to herein as "single family") properties that are to secure mortgage loans are appraised by qualified independent appraisers who are approved by the Seller's internal chief appraiser. Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to FNMA and FHLMC. Every independent appraisal is reviewed by either a Seller staff appraiser who is supervised by the Seller's chief appraiser, or by another independent appraiser approved by the Seller's chief appraiser, to confirm the adequacy of the property as collateral, and substantially all independent appraisals are reviewed before the mortgage loan is made. If the value of the subject property as determined by the Seller's review appraisal is more than either 5% or 10% (depending upon the original appraisal value and the state in which the subject property is located) below the original appraisal value, then the Seller's review appraisal value is used for purposes of establishing the maximum permissible Loan-to-Value Ratio of the mortgage loan. In all other cases, the value of the subject property as determined by the original appraisal is used for purposes of establishing the maximum permissible Loan-to-Value Ratio of the mortgage loan.

      All of the Mortgage Loans were originated or acquired under the Seller's regular lending program, and were underwritten by the Seller pursuant to its "Full Documentation," "Quick Qualifier" and "Quick Qualifier Plus" residential loan programs. Under each of these residential loan programs, the Seller reviews the loan applicant's

                                     S-30

source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed and reviews the property for compliance with the regular lending program's standards. In determining the ability of the applicant to repay a loan of the type included in the Mortgage Pool, the Seller uses a rate (the "Qualifying Rate") equal to, in the case of each fixed rate loan, the interest rate thereon and in the case of each adjustable rate loan having a seven-year fixed initial interest rate period, the initial interest rate thereon. The Seller's underwriting standards are applied in a standardized procedure which complies with applicable federal and state laws and regulations. The Seller requires its underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review appraisal, currently supports and is anticipated to support in the future the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the regular lending program is $350,000; however, the Seller approves mortgage loans in excess of such amount on a case-by-case basis. The single family, fixed rate loans originated or acquired by the Seller under its regular lending program and characteristic of the Fixed Rate Loans, for the period from October 1, 1994 through September 1, 1995, totalled approximately $162,569,222, had a weighted average loan-to-value ratio at origination of approximately 64.80% and had an average original principal balance of approximately $56,350. The single family, fixed rate loans originated or acquired by the Seller under its regular lending program and characteristic of the Fixed Rate Loans, for the period from October 1, 1995 through December 31, 1995, totalled approximately $70,822,119, had a weighted average loan-to-value ratio at origination of approximately 65.08% and had an average original principal balance of approximately $68,960. The single family adjustable rate loans originated or acquired by the Seller under its regular lending program and characteristic of the Adjustable Rate Loans, for the period from October 1, 1994 through September 30, 1995, totalled approximately $32,778,929 had a weighted average Loan-to-Value Ratio at origination of approximately 66.31% and had an average original principal balance of approximately $64,272. The single family adjustable rate loans originated or acquired by the Seller under its regular lending program and characteristic of the Adjustable Rate Loans, for the period from October 1, 1995 through December 31, 1995, totalled approximately $3,138,255, had a weighted average Loan-to-Value Ratio at origination of approximately 64.91% and had an average original principal balance of approximately $57,059. The discussion herein and the statistics set forth in the preceding four sentences excludes mortgage loans originated under the Seller's equity lending program, mortgage loans originated by the Seller under its REO underwriting guidelines and certain other mortgage loans originated under the Seller's regular lending program having characteristics that are not similar to those of the Mortgage Loans. The Seller underwrites single-family loans with Loan-to-Value Ratios at origination of up to 90% (however, DLJMC generally will not purchase, and the Trust Fund will not include, mortgage loans with Loan-to-Value Ratios in excess of 85%), depending on, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. Under each risk category of underwriting criteria described below, the maximum combined Loan-to-Value Ratio at origination, including any then existing second mortgages subordinate to the Seller's first mortgage, is 100% (however, DLJMC generally will not purchase, and the Trust Fund will not include, mortgage loans with combined Loan-to-Value Ratios in excess of 90%).

      The Seller verifies the income of each borrower (except as described below) and a portion of the source of funds required to be deposited by the applicant with the appropriate closing agent or into escrow under its various residential loan programs as follows: under the Full Documentation program, borrowers are generally required to submit two forms of verification of stable monthly income for the last 24 months (or if the Loan-to-Value Ratio is less than or equal to 70%, for the last 12 months); provided that as an alternative, bank statements for the appropriate time period alone may be accepted as adequate verification of stable monthly income. Under the Quick Qualifier and Quick Qualifier Plus programs, one such form of verification is generally required for the last six months and for any period of less than six months, respectively, except that borrowers may be qualified based upon monthly income as stated on the mortgage loan application, without verification, if the borrower and the mortgaged property meet certain criteria. Under all of the foregoing programs, the Seller generally performs a telephone verification of the borrower's employment. Verification of a portion of the source of funds (if any) required to be deposited by the applicant with the appropriate closing agent or into escrow is required under the Full Documentation program if the Loan-to-Value Ratio is greater than 70%; however, no such verification is required under the other programs.

                                     S-31

      The Seller uses the following categories and characteristics as guidelines to grade the potential likelihood that the mortgagor will satisfy the repayment conditions of a mortgage loan:

      A+ RISK. Under the A+ Risk category, the prospective mortgagor must have generally repaid installment or revolving debt according to its terms. No 30-day late payments within the past 12 months are permissible on an existing mortgage loan. Minor derogatory items are allowed as to non-mortgage credit and a letter of explanation may be required under the Full Documentation program. A bankruptcy filing by the prospective mortgagor is permitted if it occurred at least two years previously, provided, however, that if the Loan-to-Value Ratio is greater than 75%, the bankruptcy must have been dismissed or the prospective mortgagor's debts must have been discharged for a minimum of two years. The mortgaged property must be in at least average condition. A maximum Loan-to-Value Ratio of 85% (or 75% for mortgage loans originated under the Quick Qualifier and Quick Qualifier Plus programs) is permitted for a mortgage loan on a single family owner occupied property. A maximum Loan-to-Value Ratio of 75% (or 65% for mortgage loans originated under the Quick Qualifier and Quick Qualifier Plus programs) is permitted for a mortgage loan on a single family non-owner occupied property. If the prospective mortgagor has owned the subject property for less than nine months, then the maximum Loan-to-Value Ratio is based on the lesser of the documented original acquisition cost or the current appraisal value. For refinance mortgage loans, the prospective mortgagor may not receive more than $1,000 "cash out" at the closing directly from the mortgage loan proceeds, exclusive of amounts used to pay off outstanding consumer debts or other financial obligations of the prospective mortgagor concurrent with loan funding. The restrictions set forth in the preceding two sentences apply only if the Loan-to-Value Ratio is greater than 80% on an owner occupied property (or 70% on a non-owner occupied property).

      A RISK. Under the A Risk category, the prospective mortgagor must have generally repaid installment or revolving debt according to its terms. A maximum of two 30-day late payments, and no 60-day late payments, within the last 12 months is acceptable on an existing mortgage loan. The Seller generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment for the purpose of determining a prospective mortgagor's mortgage payment history. An existing mortgage loan is not required to be current at the time the application is submitted. Minor derogatory items are allowed as to non-mortgage credit, and a letter of explanation may be required under the Full Documentation program. A previous bankruptcy filing by the prospective mortgagor is permitted if it occurred at least two years previously; provided, however, that if the Loan-to-Value Ratio is greater than 75%, the bankruptcy must have been dismissed or the prospective mortgagor's debts must have been discharged for a minimum of two years. The mortgaged property must be in at least average condition. A maximum Loan-to-Value Ratio of 85% (or 75% for mortgage loans originated under the Quick Qualifier and Quick Qualifier Plus programs) is permitted for a mortgage loan on a single family owner occupied property. A maximum Loan-to-Value Ratio of 75% (or 65% for mortgage loans originated under the Quick Qualifier or Quick Qualifier Plus programs) is permitted for a mortgage loan on a non-owner occupied property. A maximum Loan-to-Value Ratio of 70% is permitted for a refinance mortgage loan on a non-owner occupied property. If the prospective mortgagor has owned the subject property for less than nine months, then the maximum Loan-to-Value Ratio is based on the lesser of the documented original acquisition cost or the current appraisal value. For refinance mortgage loans, the prospective mortgagor may not receive more than $1,000 "cash out" at the closing directly from the mortgage loan proceeds, exclusive of amounts used to pay off outstanding consumer debts or other financial obligations of the prospective mortgagor concurrent with loan funding. The restrictions set forth in the preceding two sentences apply only if the Loan-to-Value Ratio is greater than 80% on an owner-occupied property.

      B RISK. Under the B Risk category, the prospective mortgagor must have generally repaid all installment or revolving debt according to its terms. A maximum of four 30-day late payments and no 60-day late payments (or, alternatively, two 30-day late payments and one 60-day late payment), within the last 12 months is acceptable on an existing mortgage loan. The Seller generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment for the purpose of determining a prospective mortgagor's mortgage payment history. An existing mortgage loan is not required to be current at the time the application is submitted. As to non-mortgage credit, some prior defaults may have occurred (provided, that under the Full Documentation program, any open charge-offs or collection accounts of $500 or more must be paid at closing if the Loan-to-Value Ratio is greater than

                                     S-32

70%). A bankruptcy filing by the prospective mortgagor is permitted if it occurred at least two years previously; provided, however, that if the Loan-to-Value Ratio is greater than 75%, the bankruptcy must have been dismissed or the prospective mortgagor's debts must have been discharged for a minimum of two years. The mortgaged property must be in at least average condition. A maximum Loan-to-Value Ratio of 80% (or 75% for mortgage loans originated under the Quick Qualifier and Quick Qualifier Plus programs) is permitted for a mortgage loan on an owner-occupied property. A maximum Loan-to-Value Ratio of 70% (or 65% for mortgage loans originated under the Quick Qualifier or Quick Qualifier Plus programs) is permitted for a mortgage loan on a non-owner-occupied property.

      C1 RISK. Under the C1 Risk category, the prospective mortgagor may have experienced significant credit problems in the past. A maximum of six 30-day late payments, including one 60-day late payment and one 90-day late payment, within the last 12 months is acceptable on an existing mortgage loan. The Seller generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment for the purpose of determining a prospective mortgagor's mortgage payment history. An existing mortgage loan is not required to be current at the time the application is submitted. As to non-mortgage credit, significant prior defaults may have occurred. A bankruptcy filing by the prospective mortgagor is permitted, if it occurred at least 18 months previously. The mortgaged property must be in adequate condition. A maximum Loan-to-Value Ratio of 70% (or 65% for mortgage loans originated under the Quick Qualifier Plus program) is permitted for a mortgage loan on an owner-occupied property; provided, however, that a maximum Loan-to-Value Ratio of 80% is permitted under the Full Documentation program if the principal balance of the mortgage loan at origination is $50,000 or less, and the prospective mortgagor warrants an upgrade or exception. See "--Variations" below for a description of certain compensating factors which the Seller may consider in granting such an upgrade or exception. A maximum Loan-to-Value Ratio of 65% (or 60% for mortgage loans originated under the Quick Qualifier Plus Program) is permitted for a mortgage loan on a non-owner-occupied property.

      C2 RISK. Under the C2 Risk category, the prospective mortgagor may have experienced significant credit problems in the past. A maximum of 120 days late within the last 12 months is acceptable on an existing mortgage loan and the existing mortgage loan is not required to be current at the time the application is submitted. As to non-mortgage credit, significant prior defaults may have occurred. A bankruptcy filing by the prospective mortgagor is permitted but the bankruptcy must be dismissed or the prospective mortgagor's debts must be discharged prior to or concurrent with loan funding. The mortgaged property may exhibit some deferred maintenance. A maximum Loan-to-Value Ratio of 65% (or 60% for mortgage loans originated under the Quick Qualifier Plus program) is permitted for a mortgage loan on an owner-occupied property. A maximum Loan-to-Value Ratio of 65% (or 55% for mortgage loans originated under the Quick Qualifier Plus program) is permitted for a mortgage loan on a non-owner occupied property. However, the maximum Loan-to-Value Ratio may be increased to 70% (or 65% under the Quick Qualifier Plus program) on an owner occupied property provided the mortgaged property meets the following criteria: (a) the property is a detached single-unit dwelling structure; (b) the property has a minimum of 800 square feet of living area with a minimum of two bedrooms; and (c) the property value as determined by the Seller's review appraisal is not more than 5% below the original appraisal value unless the Seller's review value is used for establishing the Loan-to-Value Ratio of the mortgage loan.

      D RISK. Under the D Risk category, the prospective mortgagor may have experienced significant credit problems in the past. An existing mortgage loan is not required to be current at the time the application is submitted and may have been delinquent more than 120 days at the time of mortgage loan approval or during the previous 12 months. As to non-mortgage credit, significant prior defaults may have occurred. A bankruptcy filing by the borrower is permitted but the bankruptcy must be dismissed or the borrower's debt must be discharged prior to or concurrent with mortgage loan funding. The mortgaged property must be in at least adequate condition and there may not be any significant deferred maintenance or construction in progress unless: (a) the Loan-to-Value Ratio is 60% or less; (b) the value of the mortgaged property used in determining the Loan-to-Value Ratio does not include any value of any construction in progress; and (c) all appropriate title insurance endorsements are provided. The mortgaged property may exhibit deferred maintenance that is cosmetic only, and must not exhibit any structural problems. A maximum Loan-to-Value Ratio of 65% (or 60% for mortgage loans originated under the Quick Qualifier Plus program) is permitted for a mortgage loan on an owner occupied property. A

                                     S-33

maximum Loan-to-Value Ratio of 65% (or 55% for mortgage loans originated under the Quick Qualifier Plus program) is permitted for a mortgage loan on a non-owner occupied property. However, the maximum Loan-to-Value Ratio may be increased to 70% (or 65% under the Quick Qualifier Plus program) on an owner occupied property provided that the mortgaged property meets the following criteria: (a) the property is a detached single-unit dwelling structure; (b) the property has a minimum of 800 square feet of living area with a minimum of two bedrooms; and (c) the property value as determined by the Seller's review appraisal is not more than 5% below the original appraisal value unless the Seller's review value is used for establishing the Loan-to-Value Ratio of the mortgage loan. In addition, an existing mortgage loan may not have been more than 180 days delinquent in the last 12 months and the prospective mortgagor may not receive more than $1,000 "cash out" at the closing directly from the mortgage loan proceeds, exclusive of amounts used to pay off outstanding consumer debts or other financial obligations of the prospective mortgagor concurrent with mortgage loan funding in order to qualify for the increased Loan-to-Value Ratio.

      DEBT SERVICE-TO-INCOME RATIOS. In addition to the Loan-to-Value Ratio limitations imposed under the risk categories outlined above, the Seller also considers each prospective mortgagor's debt service-to-income ratio based on the Qualifying Rate (which may be less than the Fully Indexed Rate) in establishing the maximum Loan-to-Value Ratio available for each mortgage loan application as follows: to qualify for a maximum Loan-to-Value Ratio of up to

90%, a prospective mortgagor's debt service-to-income ratio generally must be 45% or less (provided, DLJMC generally will not purchase, and the Trust Fund will not include, mortgage loans with Loan-to-Value Ratios in excess of 85%); to qualify for a maximum Loan-to-Value Ratio of up to 80%, a prospective mortgagor's debt service-to-income ratio must generally be 50% or less; to qualify for a maximum Loan-to-Value Ratio of up to 75%, a prospective mortgagor's debt service-to-income ratio generally must be 55% or less; and to qualify for a maximum Loan-to-Value Ratio of up to 70%, a prospective mortgagor's debt service-to-income ratio must generally be 60% or less. The Seller generally will not originate a mortgage loan if the prospective mortgagor's debt service-to-income ratio exceeds 60%.

      VARIATIONS. As described above, the Seller uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, the Seller may determine that the prospective mortgagor warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception or some other exception to its underwriting guidelines. Such an upgrade or exception may be allowed if the application reflects certain compensating factors, including, among others: low loan-to-value ratio; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; favorable mortgage credit history (as opposed to non-mortgage credit history); stable employment of five or more years at the applicant's current place of employment; and residence of five or more years at the applicant's current residence. Such an upgrade or exception may also be allowed in a purchase transaction if the applicant deposits a downpayment with the appropriate closing agent or into escrow of at least 20% of the purchase price of the mortgaged property. Accordingly, the Seller may classify in a more favorable risk category certain mortgage loans that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category.

      In addition to the Seller's regular lending program, the Seller also originates or acquires residential mortgage loans under its equity lending program. The Seller's equity lending program employs a different set of underwriting guidelines that place more emphasis on the value of the mortgaged property and less emphasis on the mortgagor's credit history. Mortgage loans originated under either the Seller's regular lending program or its equity lending program may include mortgage loans to facilitate the sale of real estate owned properties ("REO properties") acquired by the Seller, provided that all guidelines under the applicable lending program are met; however, no such mortgage loans are included in the Mortgage Pool. The Seller also originates mortgage loans to facilitate the sale of REO properties under separate underwriting guidelines, which are not included under either the Seller's regular or equity lending programs and which may have Loan-to-Value Ratios of up to 90%.

                                     S-34

THE INDEX

      With respect to each Adjustable Rate Loan and any related Adjustment Date, the Index is the average of the interbank offered rates for six month United States dollar deposits in the London interbank market based on quotations of major banks ("LIBOR"), as published in the Western Edition of The Wall Street Journal. The Index applicable on any Adjustment Date is the most recent Index figure available (i) as of the date 45 days before such Adjustment Date with respect to a majority of the Mortgage Loans or (ii) as of the first business day of the month immediately preceding the month in which the Adjustment Date occurs. Listed below are some historical average values for the months indicated of LIBOR (as made available from Reuters and published by Data Resources, Inc.), which values may differ from those published in the Western Edition of The Wall Street Journal:


                                          YEAR
MONTH          1996     1995     1994      1993     1992     1991    1990
January . .    5.40%    6.80%    3.41%     3.47%    4.23%    7.35%   8.37%
February  .             6.63     3.66      3.35     4.29     6.71    8.42
March . . .             6.44     4.15      3.35     4.58     6.68    8.64
April . . .             6.44     4.43      3.33     4.32     6.36    8.73
May . . . .             6.13     4.99      3.32     4.12     6.21    8.63
June  . . .             5.90     4.96      3.49     4.14     6.44    8.42
July  . . .             5.85     5.27      3.48     3.64     6.43    8.26
August  . .             5.93     5.29      3.46     3.54     5.93    8.12
September .             5.87     5.49      3.36     3.31     5.75    8.22
October . .             5.88     5.90      3.39     3.42     5.48    8.16
November  .             5.74     6.21      3.53     3.79     5.06    8.06
December  .             5.61     6.86      3.49     3.69     4.58    7.74

      If the Index becomes unpublished or is otherwise unavailable, the Master Servicer will select an alternative index that is based upon comparable information.

                            ADDITIONAL INFORMATION

      The description in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Offered Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates.

      A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in such Current Report on Form 8-K.


                                  THE SELLER

      The information set forth in the following paragraphs (other than the information set forth under the caption "--Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO Property Status" and, to the extent provided by Lomas Mortgage USA, Inc. ("Lomas") as described herein, the information set forth under the caption "--REO Property Liquidation Experience") has been provided by the Seller. Neither the Depositor, the Underwriter, the Master Servicer, the Trustee nor any of their respective affiliates have made or will make any representation as to the accuracy or completeness of the information provided by the Seller. The information set forth below under the caption
"Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO Property Status" and, other than to the extent provided by the Seller, the information set forth below under the caption "--REO Property Liquidation Experience" has been provided by Lomas in its capacity as servicer of loans originated or acquired by the Seller

                                     S-35

during the relevant periods indicated. No representation is made by the Depositor, the Underwriter, the Master Servicer, the Seller, the Trustee or any of their respective affiliates as to the accuracy or completeness of the information provided by Lomas.

      Quality Mortgage USA, Inc. (the "Seller"), a California corporation, was incorporated in 1984, and is approved as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development. Prior to September 1991, the Seller did not engage in lending activities of the type involved under its present lending programs, and was owned and operated by persons no longer connected with the Seller. In September 1991, the Seller was acquired by CALMAC Funding, a Nevada corporation, for the purpose of commencing operations as an originator and seller of residential mortgage loans. The Seller began originating and acquiring mortgage loans under its regular lending program in January 1992 and began originating and acquiring mortgage loans under its equity lending program in September 1992.

      The initial working capital for the Seller's operations was provided by CALMAC Funding. CALMAC Funding presently owns 51% of the voting stock of the Seller and has the right to appoint three out of five of the Seller's directors. Accordingly, CALMAC Funding generally has the rights of a majority shareholder of the Seller, subject to the rights of DLJMC as described below. CALMAC Funding also has a consulting agreement with the Seller to provide certain marketing, administrative, cost containment and expense reduction services to the Seller including, among other things, the promotion of the Seller's present lending programs to mortgage brokerage companies. The principal executive officers of CALMAC Funding, who are also the directors and sole shareholders of CALMAC Funding, are the former principal executive officers of Guardian Savings and Loan Association ("Guardian"), a California-chartered, SAIF-insured savings and loan association which was placed into receivership by the Resolution Trust Corporation ("RTC") during 1991. In addition, one such principal executive officer was the shareholder of Guardian's holding company. In December 1995, the principal executive officers of CALMAC Funding announced that they had entered into definitive agreements with the RTC and the Office of Thrift Supervision ("OTS") in full settlement and release of all potential claims which could be asserted against the principal executive officers of CALMAC, as well as all former officers and directors of Guardian, by the RTC and the OTS and other Federal agencies in connection with Guardian without admitting or denying any such claims. Under the terms of the agreements, the foregoing individuals agreed to a restitution payment as well as an agreement not to operate a bank or other federally insured institution without the prior consent and approval by federal banking regulators.

      The Seller has experienced significant changes in the composition of its staff and management in recent months, largely as a result of a program to cut costs and expenses so as to remain competitive in the marketplace. In addition, the Seller's president and a number of the Seller's other officers resigned from their positions in 1995. The Seller has filled all of the vacant management positions that were not eliminated by the Seller's program to cut costs and expenses. The Seller has also appointed one of the Seller's directors as an interim president to serve until a permanent successor to its former president is appointed. A number of the officers who departed in recent months have become shareholders, directors or officers of companies that compete with the Seller. Concurrently with the foregoing developments, CALMAC Funding has taken a more active role in advising the management of the Seller.

      The majority of the mortgage loans originated or acquired by the Seller under its current programs are funded by the purchase thereof under a master repurchase agreement by DLJMC, an affiliate of the Depositor and the Underwriter. It is contemplated that substantially all mortgage loans originated or acquired by the Seller and approved by DLJMC will be purchased by DLJMC or an affiliate with a view towards securitization or other resale transactions in the secondary mortgage market. DLJMC owns 49% of the voting stock of the Seller. Two employees of DLJMC serve as directors of the Seller, and pursuant to certain provisions of the applicable agreements, DLJMC has the right to control certain aspects of the management of the Seller. In addition, DLJMC maintains one or more mortgage loan underwriters, who are employees of DLJMC, at the principal executive offices of the Seller for the purpose of reviewing the underwriting of all the mortgage loans originated or acquired by the Seller after the origination or acquisition of such mortgage loans.

      Under arrangements in effect as of the date hereof, certain of the first lien mortgage loans originated or acquired by the Seller initially are serviced by Temple-Inland Mortgage Corporation ("TIMC"), and the other of such first lien mortgage loans, and all of the second lien mortgage loans originated or acquired by the Seller, initially are serviced by the Seller. The mortgage loans that are approved for purchase by DLJMC from the Seller

                                     S-36

consist only of first lien mortgage loans and are purchased by DLJMC on a servicing-released basis. After such mortgage loans are purchased by DLJMC, such mortgage loans continue to be serviced by TIMC or the Seller until either the servicing for such mortgage loans is transferred as part of the sale of such mortgage loans on a servicing-released basis or, in the case of mortgage loans serviced by the Seller, the servicing for such mortgage loans is transferred to TIMC. No such mortgage loans are serviced by the Seller after being transferred to REMIC trust funds other than for an interim servicing period. In addition, as to any mortgage loans that are not purchased by DLJMC, the Seller either keeps or obtains from TIMC and either retains or transfers such servicing for such mortgage loans, depending on the circumstances in each case.

      As of September 30, 1994, the Seller had total assets of $210,276,119, total liabilities of $173,282,456 and shareholders' equity of $36,993,663. For the year ended September 30, 1994, the Seller had net income (after taxes) of $18,246,494. As of September 30, 1995, the Seller had total assets of $270,699,630, total liabilities of $242,860,791 and shareholders' equity of $27,838,839. For the year ended September 30, 1995, the Seller had net income (after taxes) of 13,120,173. On April 14, 1995, the Seller declared a dividend of approximately $12.4 million, and on September 7, 1995, the Seller declared an additional dividend of approximately $10.0 million. The Seller's principal executive offices are located at 16800 Aston Street, Irvine, California 92714. The Seller currently maintains additional loan origination offices at various locations in the States of California, Colorado, Nevada, Washington, Maryland, Oregon, Missouri, Indiana, Ohio, Minnesota, Pennsylvania, North Carolina, South Carolina, Kansas, Tennessee, Oklahoma, Wisconsin, Utah, Louisiana, Arkansas, Kentucky, Illinois, Florida, Idaho, Georgia, Hawaii, New Mexico, Connecticut, Michigan and Rhode Island.

      No person other than the Seller is obligated with respect to the representations and warranties respecting the Mortgage Loans and the remedies for any breach thereof that are assigned to the Trustee for the benefit of the Certificateholders. Moreover, as discussed above, the Seller has only limited assets available to perform its repurchase obligations in respect of any breach of such representations and warranties, relative to the potential amount of repurchase liability, and the total potential amount of repurchase liability is expected to increase over time as the Seller continues to originate, acquire and sell mortgage loans. There can be no assurance that the Seller will continue to generate operating earnings, or that it will be successful under its current business plan. Therefore, prospective investors in the Offered Certificates should consider the possibility that the Seller will not have sufficient assets with which to satisfy its repurchase obligations in the event that a substantial amount of Mortgage Loans are required to be repurchased due to breaches of representations and warranties.

      The Seller is currently a defendant in several pending lawsuits that allege, among other things, violations of certain federal and state consumer credit laws and regulations and related common law claims. The plaintiffs in three of these lawsuits are seeking class certification but the court in each such lawsuit has not yet reached a decision on such request. Each of these lawsuits is in the preliminary stages of litigation. Accordingly, the Seller is unable to predict either the outcome of any of such lawsuits or whether any adverse outcome would have a material adverse effect on the Seller's financial condition.

      The Seller will retain the right to all prepayment charges and late payment charges received on the Mortgage Loans and the Certificateholders will have no right thereto. In addition, it is anticipated that the Seller will be the holder of a Percentage Interest equal to 99.99% of the Residual Certificates. The Seller may sell such interest at any time, subject to certain conditions set forth in the Pooling and Servicing Agreement.


LOAN DELINQUENCY, FORBEARANCE, FORECLOSURE, BANKRUPTCY AND REO PROPERTY STATUS

      Based solely upon information provided by Lomas, the table below summarizes, at the respective dates indicated, the delinquency, forbearance, foreclosure, bankruptcy and REO property status with respect to all mortgage loans originated or acquired under the Seller's regular lending program that, in each case, were transferred to REMIC trust funds as of the respective dates three months prior to the dates indicated. The table below is based solely upon information provided by Lomas, as servicer of such mortgage loans during the periods indicated, and does not include information with respect to: (i) mortgage loans that were not purchased by DLJMC, (ii) mortgage loans purchased by DLJMC but not transferred to REMIC trust funds, (iii) mortgage loans originated or acquired under the D Risk category of the Seller's regular lending program, (iv) mortgage loans originated or acquired under the Seller's equity lending program, or (v) mortgage loans originated by the Seller under its REO underwriting guidelines. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                                     S-37

The monthly payments under all of such mortgage loans are due on the first day of each calendar month. (The sum of the amounts and the percentages in the table below may not equal the totals due to rounding.)


                                AT DECEMBER 31, 1995    AT DECEMBER 31, 1994

                                  NUMBER    PRINCIPAL    NUMBER    PRINCIPAL
                                 OF LOANS    AMOUNT     OF LOANS    AMOUNT

                                            (DOLLARS IN THOUSANDS)

Total Loans Outstanding . . . .    18,808  $1,901,843     14,670  $1,633,885

DELINQUENCY(1)
Period of Delinquency:
   31-60 Days  . . . . . . .       350  $   37,283        160  $   18,607
   61-90 Days  . . . . . . .        34       3,184          8         986
   91-120 Days or More . . .        12         965          4         534
                                   ---    --------        ---    --------
  Total Delinquencies  . . .       396    $ 41,432        172    $ 20,127
                                   ---    --------        ---    --------
                                   ---    --------        ---    --------

Delinquencies as a Percentage of
Total Loans Outstanding . . . .   2.11%       2.18%      1.17%       1.23%

FORBEARANCE LOANS(2)   . . . . .    11      $1,316          5        $761
Forbearance Loans as a
Percentage of
Total Loans Outstanding . . . .   0.06%       0.07%      0.03%       0.05%

FORECLOSURES PENDING(3)  . . . .   985    $113,125        410     $50,453
Foreclosures Pending as a
Percentage of
Total Loans Outstanding . . . .   5.24%       5.95%      2.79%       3.09%

BANKRUPTCIES PENDING(4)  . . . .   445     $51,998        229     $30,213
Bankruptcies Pending as a
Percentage of
Total Loans Outstanding . . . .   2.37%       2.73%      1.56%       1.85%

TOTAL DELINQUENCIES PLUS
FORBEARANCE LOANS, FORECLOSURES
PENDING AND BANKRUPTCIES
PENDING . . . . . . . . . . . .  1,837    $207,871        816    $101,554

Total Delinquencies plus
Forbearance Loans, Foreclosures
Pending and Bankruptcies
Pending as Percentage of Total
Loans Outstanding . . . . . . .   9.77%      10.93%      5.56%       6.22%

REO PROPERTIES(5)  . . . . . . .   415     $47,956         96     $12,418
REO Properties as a Percentage
of
Total Loans Outstanding . . . .   2.21%       2.52%      0.65%       0.76%

------------

(1) The delinquency balances, percentages and numbers set forth under this heading exclude (a) delinquent mortgage loans that were subject to forbearance agreements with the related mortgagors at the respective dates indicated ("Forbearance Loans"), (b) delinquent mortgage loans that were in foreclosure at the respective dates indicated ("Foreclosure Loans"), (c) delinquent mortgage loans as to which the related mortgagor was in bankruptcy proceedings at the respective dates indicated ("Bankruptcy Loans") and (d) REO properties that have been purchased by or on behalf of REMIC trust funds upon foreclosure of the related mortgage loans (other than REO properties purchased by the Seller as described below under "--REO Property Liquidation Experience." All Forbearance Loans, Foreclosure Loans, Bankruptcy Loans and REO properties have been segregated into the sections of the table entitled "Forbearance Loans," "Foreclosures Pending," "Bankruptcies Pending" and "REO Properties," respectively, and are not included in the "31-60 Days," "61-90 Days," "91-120 Days or More" and "Total Delinquencies" sections of the table. See the section of the table entitled "Total Delinquencies plus Forbearance Loans, Foreclosures

      Pending and Bankruptcies Pending" for total delinquency balances, percentages and numbers which include Forbearance Loans, Foreclosure Loans and Bankruptcy Loans, and see the section of the table entitled

                                     S-38

      "REO Properties" for delinquency balances, percentages and numbers related to REO properties that have been purchased by or on behalf of REMIC trust funds upon foreclosure of the related mortgage loans (other than REO properties purchased by the Seller as described below under "--REO Property Liquidation Experience").

(2) For each of the Forbearance Loans, the servicer has entered into a written forbearance agreement with the related mortgagor, based on the servicer's determination that the mortgagor is temporarily unable to make the scheduled monthly payment on such mortgage loan. Prior to entering into each forbearance agreement, the servicer confirmed the continued employment status of the mortgagor and found the payment history of such mortgagor to be satisfactory. There can be no assurance that the mortgagor will be able to make the payments as required by the forbearance agreement, and any failure to make such payments will constitute a delinquency. None of the Mortgage Loans included in the Mortgage Pool are Forbearance Loans.

(3) Mortgage loans that are in foreclosure but as to which the mortgaged property has not been liquidated at the respective dates indicated. It is generally the policy, with respect to mortgage loans originated by the Seller, to commence foreclosure proceedings when a mortgage loan is between 31 and 60 days delinquent.

(4) Mortgage loans as to which the related mortgagor is in bankruptcy proceedings at the respective dates indicated.

(5)   REO properties that  have been purchased by or on  behalf of REMIC trust
      funds  upon  foreclosure  of  the  related  mortgage  loans,   including
      mortgaged properties that were purchased by the Seller after the respective dates indicated, as described below under "--REO Property Liquidation Experience," but not including mortgaged properties that the
      Seller  had already  purchased as  of such  dates.   In April  1995, the
      Seller indicated that it did not intend to purchase additional mortgaged properties, and since then, the Seller has discontinued its practice of purchasing mortgaged properties. Consequently, the number of REO properties held by or on behalf of REMIC trust funds from time to time is expected to increase. See "--REO Property Liquidation Experience" below.

      The above data does not include information with respect to mortgage loans originated or acquired under the D Risk category of the Seller's regular lending program. Such mortgage loans have not been outstanding long enough to be transferred to REMIC trust funds as of the respective dates three months prior to the dates indicated. Prospective investors should be aware that based on the underwriting standards applicable to such mortgage loans, the delinquency, forbearance, foreclosure, bankruptcy and REO property percentages with respect to such mortgage loans may be expected to be higher, and may be substantially higher, than the percentages indicated above.


      The above data on delinquency, forbearance, foreclosure, bankruptcy and REO property status are calculated on the basis of the total mortgage loans originated or acquired under the Seller's regular lending program that, in each case, were transferred to a REMIC trust fund as of the dates three months prior to the respective dates indicated. However, the total amount of mortgage loans on which the above data are based includes many mortgage loans which were not, as of the respective dates indicated, outstanding long enough to give rise to some of the indicated periods of delinquency, to foreclosure or bankruptcy proceedings or to forbearance or REO property status. In the absence of such mortgage loans, the delinquency, forbearance, foreclosure, bankruptcy and REO property percentages indicated above would be higher and could be substantially higher. Because the Mortgage Pool will consist of a fixed group of Mortgage Loans, the actual delinquency, forbearance, foreclosure, bankruptcy and REO property percentages with respect to the Mortgage Pool may therefore be expected to be higher, and may be substantially higher, than the percentages indicated above. Prospective investors should also be aware that while the information set forth in the table above has been compiled on the basis of reports that are prepared as of the last day of each month, monthly remittance reports that will be sent to investors will include delinquency and foreclosure information on the Mortgage Loans included in the Mortgage Pool that will be based on reports prepared as of the fifteenth day of each month (the "Monthly Remittance Reports"), and that the delinquency and foreclosure information appearing in the Monthly Remittance Reports may therefore be expected to be higher than would be the case if such information were based on reports prepared as of the last day of each month. For example, for purposes of the foregoing table, a payment due on November 1 would be treated as 31 to 60 days delinquent only if the payment was not received as of December 31, while the same payment would be treated as 31 to 60 days delinquent for purposes of the Monthly Remittance Report in December if the payment was not received as of

                                     S-39

December 15. In addition, the delinquency and foreclosure information appearing in the Monthly Remittance Reports is used in the calculation of the Senior Prepayment Percentage for the Mortgage Pool.

REO PROPERTY LIQUIDATION EXPERIENCE

      The pooling and servicing agreements relating to the REMIC trust funds to which mortgage loans originated or acquired under the Seller's regular lending program were transferred by the Depositor prior to October 1, 1995 (the "REMIC Agreements") permit the Seller at its sole option to purchase any mortgaged property acquired or about to be acquired by foreclosure by the servicer thereof on behalf of the related trustee, provided, that if the Seller fails to purchase any two of such mortgaged properties from a REMIC trust fund, the Seller will forfeit such option to purchase any further mortgaged properties from such REMIC trust fund. Until recently, the Seller had not declined to exercise the foregoing purchase option. However, in April 1995, the Seller indicated that it did not intend to purchase additional mortgaged properties as described above. Since then, the Seller has discontinued its practice of purchasing mortgaged properties pursuant to the foregoing provisions.

      The tables below summarize, respectively, for the periods indicated (i)

the total number of mortgage loans originated or acquired under the Seller's regular lending program and transferred to REMIC trust funds, and the aggregate outstanding principal balance thereof at origination, and (ii) the combined experience of the Seller and Lomas, as servicer of such mortgage loans during the periods indicated, as of December 31, 1995 with respect to all REO properties relating to such mortgage loans that were transferred to REMIC trust funds as of September 30, 1995. The experience of the Seller reflected in the tables below relates to the period ending in April 1995, during which the Seller purchased mortgaged properties as described above, and to REO properties acquired by the Seller during such period and liquidated thereafter. The experience of Lomas reflected in the tables below relates to the period beginning in April 1995, following the Seller's decision to discontinue its practice of purchasing mortgaged properties as described above, and to REO properties acquired and liquidated by the respective REMIC trust funds after such decision. The tables below do not include information with respect to mortgage loans not purchased by DLJMC, mortgage loans purchased by DLJMC but not transferred to REMIC trust funds, mortgage loans originated or acquired under the Seller's equity lending program or mortgage loans originated by the Seller under its REO underwriting guidelines.

                                               JANUARY 17, 1992
                                                  THROUGH
                                                SEPTEMBER 30,
                                                   1995(1)

Aggregate Principal Balance at Origination  . . $2,846,213,983
Total Number of Loans . . . . . . . . . . . . .         26,841

                                                OCTOBER 1, 1992
                                                     THROUGH
                                                   DECEMBER 31,
                                                     1995(2)

Total Number of Liquidated Properties(3)   . . .            428
Aggregate Principal Balance of Liquidated           $57,116,508
Properties(4)  . . . . . . . . . . . . . . . . .
Aggregate Net Gains/(Losses)(5)  . . . . . . . .   $(15,720,300)
Average Net Gain/(Loss) per Liquidated                   (27.52)%
Property(6)  . . . . . . . . . . . . . . . . . .

------------
(1) The Seller began originating and acquiring mortgage loans under its regular lending program on January 17, 1992.

(2) Prior to October 1, 1992, no mortgaged property securing a mortgage loan included in any REMIC trust fund had been acquired by foreclosure on behalf of the trustee under the related REMIC Agreement. Accordingly, prior to October 1, 1992, the Seller did not have any opportunity to exercise its option to purchase any mortgaged properties acquired or about to be acquired by foreclosure on behalf of a trustee under the provisions of the REMIC Agreements.

(3) Total number of REO properties that were finally liquidated during the indicated period (each, a "Liquidated Property"), including by sale with

      Seller-provided financing.

(4) Aggregate of the outstanding principal balances of the related mortgage loans at the respective dates such mortgage loans were converted to REO property status (not including accrued interest).

                                     S-40

(5) As to each Liquidated Property, the Net Gain/(Loss) is equal to (a) all amounts received in connection with the liquidation of such Liquidated Property (including the net proceeds of any Seller-provided financing), minus (b) the unpaid principal balance, foreclosure costs, accrued interest and all liquidation expenses related to such Liquidated Property.

(6) Aggregate Net Gains/(Losses) divided by the Aggregate Balance of Liquidated Properties.

      The above data on loss experience are calculated on the basis of the total mortgage loans originated or acquired under the Seller's regular lending program that were transferred to REMIC trust funds as of September 30, 1995. However, the total amount of mortgage loans on which the above data are based includes many mortgage loans which were not, as of September 30, 1995, outstanding long enough to give rise to the possibility of default and final liquidation. The loss experience with respect to the Mortgage Pool may be expected to be higher, and may be substantially higher, than indicated above.

      The Seller will have no right to purchase Mortgaged Properties from the Trust Fund as described above. Consequently, any losses incurred upon the liquidation of defaulted Mortgage Loans will be borne by the Certificateholders as described herein under "Description of the Certificates--Allocation of Losses; Subordination," unless the related Mortgaged Properties are purchased by the Master Servicer as described herein under "Description of the Certificates--Optional Purchase of the Delinquent Mortgage Loans." Further, Seller-provided financing has been used to facilitate the sale of REO properties from time to time. Such financing may have had the effect of minimizing losses that might otherwise have been incurred upon the liquidation of REO properties if financing on terms equivalent to those provided by the Seller were not available from other sources at the time of sale. However, neither the Depositor, the Underwriter, the Seller, the Master Servicer, the Trustee nor any other person will have any obligation to purchase Mortgaged Properties from the Trust Fund as described above or to provide financing to facilitate the sale of REO properties. THERE CAN BE NO ASSURANCE THAT THE LOSS EXPERIENCE FOR FUTURE DISPOSITIONS OF MORTGAGED PROPERTIES ON BEHALF OF THE TRUST FUND WILL BE SIMILAR TO THE LOSS EXPERIENCE INDICATED IN THE FOREGOING TABLES.

                                     S-41

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

      The Series 1996-Q4 Mortgage Pass-Through Certificates (the "Certificates") will consist of the following ten Classes: (i) Class SA Certificates (the "Variable Strip Certificates"), (ii) Class P Certificates (the "Principal Only Certificates"), (iii) Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates (together, the "Class A Certificates," and collectively with the Variable Strip Certificates and the Principal Only Certificates, the "Senior Certificates"), (iv) Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates (together, the "Class B Certificates"), (iv) Class SB Certificates and (v) Class R Certificates (the "Residual Certificates"). Only the Variable Strip Certificates, the Class A Certificates and the Class B Certificates (collectively, the "Offered Certificates") are offered hereby.

      The Certificates will, in the aggregate, evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund"). The Trust Fund will consist of (i) the Mortgage Loans, (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the account established by the Master Servicer for the collection of payments on the Mortgage Loans (the "Custodial Account") and in the Excess Proceeds Account and the Certificate Account (each as defined herein) and as belonging to the Trust Fund, (iii) property acquired by foreclosure of such Mortgage Loans or by deed in lieu of foreclosure, (iv) any applicable hazard insurance policies, any other applicable insurance policies and all proceeds thereof and (v) the representations and warranties made by the Seller with respect to the Mortgage Loans.

      Distributions on the Offered Certificates will be made on the 25th day of each month or, if such day is not a business day, then on the next succeeding business day (each, a "Distribution Date"), commencing in March 1996, to Certificateholders of record on the immediately preceding Record Date. The record date (the "Record Date") for each Distribution Date will be the close of business on the last business day of the month immediately preceding the month in which such Distribution Date occurs, except that the Record Date for the Distribution Date in March 1996 will be the Delivery Date.

      Distributions on the Offered Certificates will be made to each registered holder entitled thereto, either (i) by check mailed to the address of such Certificateholder as it appears on the books of the Trustee or (ii) at the request, submitted to the Trustee in writing at least five business days prior to the related Record Date, of any holder of an Offered Certificate having an initial Certificate Principal Balance of not less than $2,500,000 (or, with respect to a Variable Strip Certificate, an initial Notional Amount of not less than $10,000,000), by wire transfer in immediately available funds, provided, that the final distribution in respect of any Offered Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See "Pooling and Servicing Agreement--The Trustee" herein.

      The Variable Strip Certificates and the Class A Certificates (collectively, the "DTC Registered Certificates") will be issued, maintained and transferred on the book-entry records of the Depository Trust Company ("DTC") and its Participants. The DTC Registered Certificates will be issued in minimum denominations (or, in the case of the Variable Strip Certificates, in initial Notional Amounts) of $25,000 and integral multiples of $1.00 in excess thereof. The Class B-1 Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof. The Class B-2 Certificates and the Class B-3 Certificates will be issued in registered and certificated form in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof, provided, however, that one Certificate of each such Class may be issued evidencing the sum of an authorized denomination thereof and the remainder of the aggregate initial Certificate Principal Balance of such Class.

      The DTC Registered Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No person acquiring an interest in the DTC Registered Certificates (each, a "Beneficial Owner") will be entitled to receive a certificate representing such person's interest (a "Definitive Certificate"), except as set forth below under "--Book-Entry Registration of the DTC Registered Certificates--Definitive Certificates." Unless and until

                                     S-42

Definitive Certificates are issued for the DTC Registered Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the DTC Registered Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the DTC Registered Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the DTC Registered Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION OF THE DTC REGISTERED CERTIFICATES

      GENERAL. Beneficial Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related DTC Registered Certificates may do so only through Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal and interest on the related DTC Registered Certificates through DTC and its Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued for the related DTC Registered Certificates, it is anticipated that the only registered Certificateholder of such DTC Registered Certificates will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Trustee or the Master Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of DTC Registered Certificates among Participants and to receive and transmit distributions of principal and of interest on such DTC Registered Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to such DTC Registered Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the DTC Registered Certificates, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Indirect Participants, will receive distributions and will be able to transfer their interests in the DTC Registered Certificates.

      None of the Depositor, the Master Servicer or the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      DEFINITIVE CERTIFICATES. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Certificates--Book-Entry Registration."

      Upon the occurrence of an event described in the Prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration," the Trustee (through DTC) is required to notify Participants who have ownership of DTC Registered Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their DTC Registered Certificates. Upon surrender by DTC of the definitive certificates representing the DTC Registered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the DTC Registered Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee and the Master Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement. Such Definitive Certificates will be issued in minimum denominations of $1,000, except that any certificate that was represented by a DTC Registered Certificate in an amount less than $1,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such DTC Registered Certificate.

      For additional information regarding DTC and the DTC Registered Certificates, see "Description of the Certificates--Book-Entry Registration" in the Prospectus.

                                     S-43

AVAILABLE DISTRIBUTION AMOUNT

      The "Available Distribution Amount" for any Distribution Date will equal
(a) the sum of (i) the balance on deposit in the Custodial Account as of the close of business on the related Determination Date, (ii) all Advances made with respect to such Distribution Date and (iii) certain related amounts to be deposited by the Master Servicer in the Certificate Account, reduced by (b) the sum of (i) scheduled payments on the Mortgage Loans collected but due after the related Due Date, (ii) reinvestment income on amounts in the Custodial Account,
(iii) all amounts reimbursable to the Master Servicer or any subservicer in respect of the Mortgage Loans and (iv) any unscheduled payments, including mortgagor prepayments on the Mortgage Loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of the Mortgage Loans occurring in the month of such Distribution Date. With respect to any Distribution Date, (i) the Due Date is the first day of the month in which such Distribution Date occurs and (ii) the Determination Date is the 15th day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately preceding business day.

INTEREST DISTRIBUTIONS

      Holders of each Class of Senior Certificates other than the Principal Only Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest for such Class on each Distribution Date (as to all such Senior Certificates in the aggregate, the "Priority Interest Distribution Amount"), to the extent of the Available Distribution Amount (as defined herein) for such Distribution Date. Holders of the Class B-1 Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest for such Class on each Distribution Date, to the extent of the portion of the Available Distribution Amount for such Distribution Date remaining after distributions of interest and principal to the holders of the Senior Certificates and reimbursement is made to the Master Servicer for certain Advances as described herein. Holders of the Class B-2 Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest for such Class on each Distribution Date, to the extent of the portion of the Available Distribution Amount for such Distribution Date remaining after distributions of principal and interest to the holders of the Senior Certificates and the Class B-1 Certificates and reimbursement is made to the Master Servicer for certain Advances as described herein. Holders of the Class B-3 Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest for such Class on each Distribution Date, to the extent of the portion of the Available Distribution Amount for such Distribution Date remaining after distributions of principal and interest to the holders of the Senior Certificates, the Class B-1 Certificates and the Class B-2 Certificates and reimbursement is made to the Master Servicer for certain Advances as described herein.

      Holders of the Class SB Certificates will not be entitled to receive interest distributions on any Distribution Date prior to the Class B Certificate Termination Date. The Class B Certificate Termination Date is the Distribution Date upon which the Certificate Principal Balances of the Class B Certificates are reduced to zero. On each Distribution Date, the interest accrued and unpaid on the Class SB Certificates, computed in the manner described below and to the extent such interest otherwise would have been distributed to the Class SB Certificates for such Distribution Date (such amount, the "Class SB Accrual Amount") will have the effect of increasing the Certificate Principal Balance of the Class R Certificates (except to the extent of any concurrent reductions thereof resulting from the allocation of any Realized Loss thereto) and will be carried forward as part of the Outstanding Class SB Unpaid Interest Amount (as defined herein) distributable in respect of the Class SB Certificates, as and to the extent described herein, on subsequent Distribution Dates. On each Distribution Date, prior to the Class B Certificate Termination Date, the Class SB Accrual Amount will be equal to the entire amount of the Accrued Certificate Interest on the Class SB Certificates for such Distribution Date. On each Distribution Date on or after the Class B Certificate Termination Date, holders of the Class SB Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest thereon for such Distribution Date to the extent of the portion of the Remaining Available Distribution Amount (as defined below) for such Distribution Date remaining after distributions of the Senior Accrual Diversion Amount, distributions of any Loss Reimbursement Payment (as defined herein) and distributions on the Class B Certificates as described below under "--Additional Principal Distributions on the Certificates." In addition, on each Distribution Date on or after the Class B Termination Date, holders of the Class SB Certificates will be entitled to receive interest distributions in an amount up to the Outstanding Class SB Unpaid Interest Amount for such Distribution Date to the extent of the portion of the Available Distribution Amount for such Distribution Date remaining immediately prior to the distributions described below on the Class R Certificates.

                                     S-44

      Holders of the Class R Certificates will not be entitled to receive interest distributions on any Distribution Date prior to the Class B Certificate Termination Date. On each Distribution Date on or prior to the Class B Certificate Termination Date, the interest accrued and unpaid on the Class R Certificates, computed in the manner described below and to the extent such interest otherwise would have been distributed to the Class R Certificates for such Distribution Date (such amount, the "Class R Accrual Amount") will be added to the Certificate Principal Balance of the Class R Certificates (except to the extent of any concurrent reduction thereof resulting from the allocation of any Realized Loss thereto). On each Distribution Date occurring on or after the Class B Certificate Termination Date, after the Outstanding Class SB Unpaid Interest Amount has been reduced to zero, holders of the Class R Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest thereon to the extent of the portion of the Remaining Available Distribution Amount for such Distribution Date remaining after distributions of the Senior Accrual Diversion Amount, distributions of any Loss Reimbursement Payment, distributions to the holders of the Class B Certificates and distributions of interest to the holders of the Class SB Certificates. In the event that the amount available for interest distributions on the Class R Certificates on any Distribution Date on or after the Class B Certificate Termination Date is less than the amount of interest to which the holders of the Class R Certificates are entitled to be paid on such Distribution Date, the difference between such amounts will not be carried forward to subsequent Distribution Dates and such difference will not be added to the Certificate Principal Balance of the Class R Certificates.

      With respect to any Distribution Date, Accrued Certificate Interest will be equal to: (a) in the case of each Class of Certificates on which interest accrues (other than the Variable Strip Certificates and the Class SB

Certificates) as to which the related Certificateholders are entitled to receive distributions of interest, one month's interest accrued on the Certificate Principal Balance (as in effect immediately prior to such Distribution Date) of the Certificates of such Class at the related Pass-Through Rate and (b) in the case of the Variable Strip Certificates and the Class SB Certificates, one month's interest accrued on the Notional Amount of such Certificates (as in effect immediately prior to such Distribution Date) at the related Pass-Through Rate, in each case less interest shortfalls, if any, for such Distribution Date not covered, (i) with respect to the Variable Strip Certificates and the Class A Certificates, by the Subordination provided by the Class B Certificates, the Class SB Certificates and the Class R Certificates, (ii) with respect to the Class B-1 Certificates, by the Subordination provided by the Class B-2 Certificates, the Class B-3 Certificates, the Class SB Certificates and the Class R Certificates, (iii) with respect to the Class B-2 Certificates, by the Subordination provided by the Class B-3 Certificates, the Class SB Certificates and the Class R Certificates, and (iv) with respect to the Class B-3 Certificates, by the Subordination provided by the Class SB Certificates and the Class R Certificates, including (A) any related Prepayment Interest Shortfall (as defined below) to the extent not covered by the Master Servicer as described below, (B) the interest portions of Realized Losses (including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated through Subordination, (C) the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and (D) any other interest shortfalls not covered by Subordination, including interest shortfalls relating to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar legislation or regulations, all allocated among the holders of all Classes of Certificates in proportion to the respective amounts of Accrued Certificate Interest for such Distribution Date on each such Class before taking into account any such shortfall. In the case of the Class B Certificates, the Class SB Certificates and the Class R Certificates, Accrued Certificate Interest will be further reduced by the allocation of the interest portion of certain losses thereto, if any, as described below under "--Allocation of Losses; Subordination." Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

      The Prepayment Interest Shortfall for any Distribution Date is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates described below) resulting from principal prepayments on the Mortgage Loans received in the preceding calendar month (each, a "Prepayment Period"). Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment and because no interest is collected or distributed on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of such Mortgage Loan as of the Due Date in the month of prepayment. The Master Servicer will be obligated to apply amounts otherwise payable to it as servicing compensation in any month to cover any shortfalls in collections of one full month's interest at the applicable Net Mortgage Rate resulting from principal prepayments.

                                     S-45


      In the event that the amount available for distributions of interest on Variable Strip Certificates and the Class A Certificates on any Distribution Date is less than the Priority Interest Distribution Amount for such Distribution Date, the shortfall will be allocated among the holders of such Classes of Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest for such Distribution Date on each such Class. On any Distribution Date, with respect to a shortfall in the amount available for distributions of interest on any Class of Certificates entitled to receive distributions of interest, the amount of such shortfall will be distributable to the holders of the Certificates of such Class on subsequent Distribution Dates, to the extent of available funds after distributions as required herein, subject to the priorities described herein. Any such amounts so carried forward will not bear interest.

      The Pass-Through Rate on each Class of Certificates on which interest accrues (other than the Variable Strip Certificates and the Class SB Certificates) will be equal to 7.250% per annum for each Distribution Date. The Pass-Through Rate on the Variable Strip Certificates for each Distribution Date will be equal to the weighted average (based on the Stated Principal Balance of each Non-Discount Mortgage Loan), as determined as of the Due Date in the month preceding the month in which such Distribution Date occurs, of the Pool Strip Rates on the Non-Discount Mortgage Loans (as defined below), which will be approximately 2.278% per annum with respect to the first Distribution Date. With respect to each Non-Discount Mortgage Loan (as defined herein) and any Distribution Date, the Pool Strip Rate will equal the then-applicable Net Mortgage Rate thereon minus 8.250%. The Pool Strip Rates on the Non-Discount Mortgage Loans ranged from 0.000% to 11.050% per annum as of the Cut-off Date. The "Net Mortgage Rate" on each Mortgage Loan will equal the Mortgage Rate thereon minus the Servicing Fee Rate (as defined herein), which will be equal to 0.500% per annum. The Pass-Through Rate on the Class SB Certificates will be equal to 1.000% per annum (the "Fixed Strip Rate").

      As described herein, the Accrued Certificate Interest allocable to each Class of Certificates entitled to receive distributions of interest is based on the Certificate Principal Balance of such Class or, in the case of the Variable Strip Certificates and the Class SB Certificates, on the respective Notional Amount of such Certificates. The Certificate Principal Balance of each such Class of Certificates (other than the Variable Strip Certificates and the Class SB Certificates) as of any date of determination is equal to the initial Certificate Principal Balance thereof and reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein; provided, however, that after the Certificate Principal Balances of the Class B-2 Certificates and the Class B-3 Certificates have been reduced to zero and if the Certificate Principal Balance of the Class R Certificates would be equal to zero if determined without regard to this proviso, the Certificate Principal Balance of any Class B-1 Certificate shall equal the Percentage Interest evidenced thereby multiplied by the excess, if any, of (x) the then aggregate Stated Principal Balance of all of the Mortgage Loans over (y) the then aggregate Certificate Principal Balance of the Senior Certificates, (ii) after the Certificate Principal Balance of Class B-3 Certificates has been reduced to zero and if the Certificate Principal Balance of the Class R Certificates would be equal to zero if determined without regard to this proviso, the Certificate Principal Balance of any Class B-2 Certificate shall equal the Percentage Interest evidenced thereby multiplied by the excess, if any, of (x) the then aggregate Stated Principal Balance of all of the Mortgage Loans over (y) the then aggregate Certificate Principal Balance of the Senior Certificates and the Class B-1 Certificates, and (iii) if the Certificate Principal Balance of the Class R Certificates would be zero if determined without regard to this proviso, the Certificate Principal Balance of any Class B-3 Certificates shall equal the Percentage Interest evidenced thereby multiplied by the excess, if any, of (x) the then aggregate Stated Principal Balance of all of the Mortgage Loans over (y) the then aggregate Certificate Principal Balance of the Senior Certificates, the Class B-1 Certificates and the Class B-2 Certificates. The Certificate Principal Balance of any Class R Certificate as of any date of determination is equal to the Percentage Interest evidenced thereby multiplied by the excess, if any, of
(x) the then aggregate Stated Principal Balance of the Mortgage Loans over
(y) the then aggregate Certificate Principal Balance of the Senior Certificates and the Class B Certificates. The Variable Strip Certificates and the Class SB Certificates have no Certificate Principal Balance. The Notional Amount of the Variable Strip Certificates, as of any date of determination, will be equal to the aggregate Stated Principal Balance of all of the Non-Discount Mortgage Loans, except that the initial Notional Amount of the Variable Strip Certificates will be rounded down to the nearest dollar increment. The Notional Amount of the Class SB Certificates, as of any date of determination, will be equal to the aggregate Stated Principal Balance of all of the Mortgage Loans, except that the initial Notional Amount of the Class SB Certificates will be rounded down to the nearest dollar increment. References herein to the Notional Amount

                                     S-46

of any Class of Certificates are used solely for convenience in certain calculations and do not represent the right of holders of such Certificates to receive distributions of such amounts.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

      Holders of the Class A Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after distributions of the Priority Interest Distribution Amount and the Principal Only Distribution Amount (as defined below), a distribution allocable to principal equal to the sum of the following amounts:


                      (i) the product of (A) the then-applicable Senior
                  Percentage and (B) the Scheduled Principal and Net Recoveries (as defined below) for such Distribution Date (other than the applicable Discount Fraction described below of the Scheduled Principal and Net Recoveries in respect of the Discount Mortgage Loans);

                     (ii) an amount equal to the then-applicable Senior
                  Prepayment Percentage of all principal prepayments made by the respective mortgagors during the related Prepayment Period (other than the applicable Discount Fraction of such principal prepayments in respect of the Discount Mortgage Loans);

                    (iii) in connection with a Mortgage Loan for which a Cash
                  Liquidation or an REO Disposition (each as defined below) occurred during the related Prepayment Period and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (A) the then-applicable Senior Percentage of the Stated Principal Balance of such Mortgage Loan and (B) the Senior Prepayment Percentage for such Distribution Date multiplied by the related collections (including without limitation Insurance Proceeds and Liquidation Proceeds) to the extent applied as recoveries of principal of such Mortgage Loan (other than, in each case, the portion of such collections payable to the holders of the Principal Only Certificates in respect of a Discount Mortgage
                  Loan); and

                     (iv) any amounts allocable to principal for any previous
                  Distribution Date (calculated as described in the three preceding clauses) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses that were allocated to the Class B Certificates, the Class SB Certificates or the Class R Certificates.

      With respect to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the Priority Interest Distribution Amount and the Principal Only Distribution Amount are distributed and (b) the sum of the amounts described in clauses (i) through (iv) of the preceding paragraph is hereinafter referred to as the "Senior Principal Distribution Amount."

      In addition to the foregoing amounts, the Class A Certificates may be entitled to receive on each Distribution Date an additional distribution allocable to principal as described below under "--Additional Principal Distributions on the Certificates."

      Scheduled Principal and Net Recoveries for any Distribution Date is equal to the aggregate of the following amounts:

                        (1) the principal portion of all scheduled monthly
                  payments on the Mortgage Loans due on the related Due Date, whether or not received on or prior to the related Determination Date, less the principal portion of Debt Service Reductions (as defined below) which constitute Excess Bankruptcy Losses;

                        (2) the principal portion of all proceeds of the
                  repurchase of a Mortgage Loan as required by the Pooling and Servicing Agreement during the related Prepayment Period; and

                        (3) the principal portion of all Insurance Proceeds and
                  Liquidation Proceeds received during the related Prepayment Period minus the aggregate amount of expenses incurred by the

                  Master Servicer

                                     S-47

                  in connection with the liquidation of the related Mortgage Loans to the extent such expenses are not otherwise recoverable from related Liquidation Proceeds, but only to the extent that any such amounts either (A) were not received in connection with a Cash Liquidation or REO Disposition, or (B) were received in connection with a Cash Liquidation or REO Disposition which resulted in an Excess Special Hazard Loss, Excess Bankruptcy Loss, Excess Fraud Loss or Extraordinary Loss.

      Holders of the Principal Only Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after the Priority Interest Distribution Amount is distributed, a distribution allocable to principal equal to the Principal Only Distribution Amount for such Distribution Date. With respect to any Distribution Date prior to the occurrence of the Credit Support Depletion Date (as defined below), the Principal Only Distribution Amount will equal the sum of the following amounts:

                        (i) the applicable Discount Fraction of the Scheduled
                  Principal and Net Recoveries in respect of the Discount Mortgage Loans for such Distribution Date;

                        (ii) the applicable Discount Fraction of all principal
                  prepayments made by the respective mortgagors in respect of the Discount Mortgage Loans during the related Prepayment Period;

                        (iii) in connection with a Discount Mortgage Loan for
                  which a Cash Liquidation or an REO Disposition occurred during the related Prepayment Period and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (A) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan, net of the principal portion of any related Realized Loss allocable to the Principal Only Certificates, and (B) the related collections, to the extent applied as recoveries of principal of such Discount Mortgage Loan;

                        (iv) any amounts allocable to principal for any previous
                  Distribution Date (calculated as described in the three preceding clauses) that remain undistributed; and

                        (v) the lesser of the related Eligible Shortfall Funding
                  Amount (as defined below) and the aggregate of any Principal Only Collection Shortfalls (as defined below) not previously distributed to the holders of the Principal Only Certificates.

      On and after the occurrence of the Credit Support Depletion Date, the

Principal Only Distribution Amount will equal the aggregate of the applicable Discount Fractions of the scheduled principal payments and the unscheduled collections of principal received or advanced in respect of the Discount Mortgage Loans.

      With respect to each Cash Liquidation and REO Disposition of a Discount Mortgage Loan that occurred during any Prepayment Period and that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, the "Principal Only Collection Shortfall" will equal the excess, if any, of the amount described in clause
(iii)(A) above over the amount described in clause (iii)(B) above. With respect to any Distribution Date, the "Eligible Shortfall Funding Amount" will equal the excess, if any, of the Available Distribution Amount for such Distribution Date over the sum of the Priority Interest Distribution Amount, the Senior Principal Distribution Amount, the Principal Only Distribution Amount (determined without regard to clause (v) of the description of such amount above) and the aggregate amount of Accrued Certificate Interest on the Class B Certificates for such Distribution Date. Notwithstanding anything herein to the contrary, any distribution in respect of Principal Only Collection Shortfalls, to the extent not covered by amounts otherwise distributable as principal in respect of the Class A Certificates and the Class B Certificates as described under "--Additional Principal Distributions on the Certificates," will reduce the amount of principal distributable first, on the Class R Certificates, second, on the Class B-3 Certificates, third, on the Class B-2 Certificates, and fourth, on the Class B-1 Certificates. in each case to the extent of the amount of principal otherwise distributable thereon for such Distribution Date.

      A Cash Liquidation of a defaulted Mortgage Loan, other than a Mortgage Loan as to which an REO Disposition occurred, is deemed to have occurred upon the final receipt by or on behalf of the Master Servicer

                                     S-48

of all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

      An REO Disposition is deemed to have occurred upon the final receipt by the Master Servicer of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer reasonably and in good faith expects to be finally recoverable from the sale or other disposition of the related REO Property.

      The Stated Principal Balance of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more Classes of Certificates on or before the date of determination.

      A "Discount Mortgage Loan" will be any Fixed Rate Loan with a Net Mortgage Rate of less than 8.250% per annum. With respect to each Discount

Mortgage Loan, the "Discount Fraction" will equal a fraction, expressed as a percentage, the numerator of which will be 7.250% minus the difference between
(a) the Net Mortgage Rate thereon and (b) the Fixed Strip Rate and the denominator of which will be 7.250%. The Mortgage Loans other than the Discount Mortgage Loans are referred to herein as the "Non-Discount Mortgage Loans."

      The "Senior Percentage," which initially will be equal to approximately 87.489% and will in no event exceed 100%, will be adjusted for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balances of the Class A Certificates immediately prior to such Distribution Date divided by the aggregate of the Stated Principal Balances of all of the Mortgage Loans (less the applicable Discount Fractions of the Stated Principal Balances of the Discount Mortgage Loans) immediately prior to such Distribution Date.

      The "Subordinate Percentage" as of any date of determination is equal to 100% minus the Senior Percentage as of such date. The initial Senior Percentage is less than the initial undivided beneficial ownership interest in the Trust Fund evidenced by the Senior Certificates in the aggregate, because the Senior Percentage is calculated without regard to the Certificate Principal Balance of the Principal Only Certificates and the applicable Discount Fraction of the Stated Principal Balances of the Discount Mortgage Loans.

      The "Senior Prepayment Percentage" for any Distribution Date occurring prior to the Distribution Date in March 2001 will equal 100% and, for any Distribution Date occurring in or after the Distribution Date in March 2001, will be as follows: for any Distribution Date occurring in or after March 2001 to and including the Distribution Date in February 2002, the Senior Percentage for such Distribution Date plus 70% of the Subordinate Percentage for such Distribution Date; for any Distribution Date occurring in or after March 2002 to and including the Distribution Date in February 2003, the Senior Percentage for such Distribution Date plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date occurring in or after March 2003 to and including the Distribution Date in February 2004, the Senior Percentage for such Distribution Date plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date occurring in or after March 2004 to and including the Distribution Date in February 2005, the Senior Percentage for such Distribution Date plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any such Distribution Date the Senior Percentage exceeds the initial Senior Percentage or on any Distribution Date occurring prior to March 2003 the Subordinate Percentage is less than twice the initial Subordinate Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Any scheduled reduction to the Senior Prepayment Percentage described above will not be made as of any Distribution Date unless either (a)(i) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including foreclosures and REO Property) averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2.000% and (ii) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after February 1996, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the aggregate initial Certificate Principal Balances of the Class B

Certificates and 2.500% of the initial Certificate Principal Balances of all the Certificates or (b)(i) the aggregate outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including

                                     S-49

foreclosures and REO Property) averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and (ii) Realized Losses on the Mortgage Loans to date for such Distribution Date are less than 10% of the sum of the aggregate initial Certificate Principal Balances of the Class B Certificates and 2.500% of the aggregate initial Certificate Principal Balances of all of the Certificates. Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Class A Certificates to zero, the Senior Prepayment Percentage will equal 0%.

      Distributions of principal on the Class A Certificates on each Distribution Date will be made after distribution of the Priority Interest Distribution Amount) as follows:

                        (a) prior to the occurrence of the Credit Support
                  Depletion Date (as defined below), the Senior Principal Distribution Amount will be allocated as follows:

                              (i)   first,  to  the   Class A-1  Certificates,
                        until the Certificate Principal Balance thereof has been reduced to zero;

                              (ii) second, to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                              (iii) third, to the Class A-3 Certificates, until
                        the Certificate Principal Balance thereof has been reduced to zero.

                        (b) On or after the occurrence of the Credit Support
                  Depletion Date, all priorities relating to distributions as described above in respect of principal among the Class A Certificates will be disregarded and the Senior Principal Distribution Amount will be distributed among the Class A Certificates on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances.

                        (c) After the reduction of the Certificate Principal
                  Balances of the Class A Certificates to zero but prior to the occurrence of the Credit Support Depletion Date, the Class A Certificates will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Variable Strip Certificates, the Principal Only Certificates, the Class B Certificates, the Class SB Certificates and the Class R Certificates, in each case as described herein.


      The "Credit Support Depletion Date" will be the first Distribution Date on which the Senior Percentage is equal to 100%.

PRINCIPAL DISTRIBUTIONS ON THE CLASS B CERTIFICATES

      The portion of the Available Distribution Amount remaining after (a) distributions of interest and principal to the holders of the Senior Certificates, (b) reimbursement is made to the Master Servicer for certain Advances remaining unreimbursed to the extent described below under "--Advances," and (c) the amount of Accrued Certificate Interest required to be distributed on the Class B-1 Certificates on such Distribution Date is distributed to the holders of the Class B-1 Certificates, will be distributed on each Distribution Date in the following order of priority, in each case to the extent of remaining available funds included in the Available Distribution
Amount:

                      (A) to the holders of the Class B-1 Certificates, in
                  respect of principal, the sum of the following amounts (subject to reduction with respect to the distribution of any Principal Only Collection Shortfalls, as described above under "--Principal Distributions on the Senior Certificates"):

                            (i) the product of (A) the then-applicable Class B-1
                        Percentage (as defined below) and (B) the Scheduled Principal and Net Recoveries for such Distribution Date (other than the applicable Discount Fraction of the Scheduled Principal and Net Recoveries in respect of the Discount Mortgage Loans);

                           (ii) an amount equal to (A) the then-applicable Class
                        B-1 Percentage divided by the then-applicable Class B Percentage (as defined below) multiplied by (B) the then-applicable Class

                                     S-50

                        B Prepayment Percentage (as defined below) of the portion of all principal prepayments that were made by the respective mortgagors during the related Prepayment Period (other than the applicable Discount Fraction of such principal prepayments in respect of the Discount Mortgage Loans);

                          (iii) such Class's pro rata share, based on the
                        Certificate Principal Balances of the Class B Certificates and the Class R Certificates then outstanding, of all amounts received in connection with a Cash Liquidation or an REO Disposition that occurred during the related Prepayment Period and that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal of the related Mortgage Loan and to the extent not otherwise payable to the holders of the Senior

                        Certificates; and

                           (iv) any amounts allocable to principal for any
                        previous Distribution Date (calculated as described in the three preceding clauses) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses that were allocated to the Class B-2 Certificates, the Class B-3 Certificates, the Class SB Certificates or the Class R Certificates;

                        (B) to the holders of the Class B-2 Certificates, in
                  respect of interest, an amount equal to the Accrued Certificate Interest on such Class on such Distribution Date;

                        (C) to the holders of the Class B-2 Certificates, in
                  respect of principal, an amount equal to the aggregate of the following amounts (subject to reduction with respect to the distribution of any Principal Only Collection Shortfalls, as described above under "--Principal Distributions on the Senior Certificates"):

                            (i) the product of (A) the then-applicable Class B-2
                        Percentage (as defined below) and (B) the Scheduled Principal and Net Recoveries for such Distribution Date (other than the applicable Discount Fraction of the Scheduled Principal and Net Recoveries in respect of the Discount Mortgage Loans);

                           (ii) an amount equal to (A) the then-applicable Class
                        B-2 Percentage divided by the then-applicable Class B Percentage (as defined below) multiplied by (B) the then-applicable Class B Prepayment Percentage of the portion of all principal prepayments that were made by the respective mortgagors during the related Prepayment Period (other than the applicable Discount Fraction of such principal prepayments in respect of the Discount Mortgage Loans);

                          (iii) such Class's pro rata share, based on the
                        Certificate Principal Balances of the Class B Certificates and the Class R Certificates then outstanding, of all amounts received in connection with a Cash Liquidation or an REO Disposition that occurred during the related Prepayment Period and that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal of the related Mortgage Loan and to the extent not otherwise payable to the holders of the Senior Certificates; and

                           (iv) any amounts allocable to principal for any
                        previous Distribution Date (calculated as described in the three preceding clauses) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses that were allocated to the Class B-3 Certificates, the Class SB Certificates or the Class R Certificates;

                        (D) to the holders of the Class B-3 Certificates, in
                  respect of interest, an amount equal to the Accrued Certificate Interest on such Class on such Distribution Date;

                        (E) to the holders of the Class B-3 Certificates, in
                  respect of principal, an amount equal to the aggregate of the following amounts (subject to reduction with respect to the distribution of any Principal Only Collection Shortfalls, as described above under "--Principal Distributions on the Senior Certificates"):

                                     S-51

                            (i) the product of (A) the then-applicable Class B-3
                        Percentage (as defined below) and (B) the Scheduled Principal and Net Recoveries for such Distribution Date (other than the applicable Discount Fraction of the Scheduled Principal and Net Recoveries in respect of the Discount Mortgage Loans);

                           (ii) an amount equal to (A) the then-applicable Class
                        B-3 Percentage divided by the then-applicable Class B Percentage (as defined below) multiplied by (B) the then-applicable Class B Prepayment Percentage of the portion of all principal prepayments that were made by the respective mortgagors during the related Prepayment Period (other than the applicable Discount Fraction of such principal prepayments in respect of the Discount Mortgage Loans);

                          (iii) such Class's pro rata share, based on the
                        Certificate Principal Balances of the Class B Certificates and the Class R Certificates then outstanding, of all amounts received in connection with a Cash Liquidation or an REO Disposition that occurred during the related Prepayment Period and that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal of the related Mortgage Loan and to the extent not otherwise payable to the holders of the Senior Certificates; and

                           (iv) any amounts allocable to principal for any
                        previous Distribution Date (calculated as described in the three preceding clauses) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses that were allocated to the Class SB Certificates or the Class R Certificates.


      The Class B Prepayment Percentage with respect to any Distribution Date will equal 100% minus the Senior Prepayment Percentage for such Distribution Date.

      The Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage and Class R Percentage, which initially will be equal to approximately 8.007%, 2.002%, 2.502% and 0.000%, respectively, and will in no event exceed 100%, will each be adjusted for each Distribution Date to be the percentage equal to the Certificate Principal Balance of such Class of Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (other than the applicable Discount Fraction of the Stated Principal Balance of the Discount Mortgage Loans) immediately prior to such Distribution Date. The Class B Percentage with respect to any Distribution Date will equal the sum of the Class B-1 Percentage, the Class B-2 Percentage and the Class B-3 Percentage.

      In addition to the foregoing amounts, the Class B Certificates may be entitled to receive on each Distribution Date, an additional distribution allocable to principal as described below under "--Additional Principal Distributions on the Certificates."

ADDITIONAL PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES

      The portion of the Available Distribution Amount remaining after (a) the
sum  of  the  Priority  Interest  Distribution   Amount,  the  Principal  Only
Distribution  Amount   and  the  Senior  Principal   Distribution  Amount  are
distributed and interest and principal is distributed to the Class B Certificates as described in the preceding sections and (b) reimbursement is made to the Master Servicer for certain Advances as described herein (in the aggregate, the "Remaining Available Distribution Amount") will be distributed on each Distribution Date in the following order of priority, in each case to the extent of remaining available funds included in the Remaining Available Distribution Amount:

      (A) (i) if such Distribution Date occurs prior to the Credit Support Depletion Date, to the holders of the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, in that order, an amount equal to the Senior Accrual Diversion Amount for such Distribution Date up to and in reduction of the Certificate Principal Balance of such Certificates and (ii) if such Distribution Date occurs on or after the Credit Support Depletion Date, such amount equal to the Senior Accrual Diversion Amount for such Distribution Date shall be

                                     S-52

distributed to the holders of the Class A Certificates pro rata based on the Certificate Principal Balance of each Class of such Certificates up to and in reduction of the Certificate Principal Balance thereof;

      (B) (i) to the holders of the Principal Only Certificates and the Class A Certificates pro rata based on the Certificate Principal Balances of each Class of such Certificates, and then (ii) to the holders of the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in

that order, with respect to the principal portions of any Realized Losses allocated thereto on any previous Distribution Date and not previously reimbursed (any such payment, a "Loss Reimbursement Payment");

      (C) to the Class B-1 Certificateholders, an amount equal to (i) the then-applicable Class B-1 Percentage divided by the then-applicable Class B Percentage multiplied by (ii) the amount remaining following the distribution pursuant to clauses (A) and (B) above, up to and in reduction of the Certificate Principal Balance thereof;

      (D) to the Class B-2 Certificateholders, an amount equal to (i) the then-applicable Class B-2 Percentage divided by the then-applicable Class B Percentage multiplied by (ii) the amount remaining following the distribution pursuant to clauses (A) and (B) above, up to and in reduction of the Certificate Principal Balance thereof;

      (E) to the Class B-3 Certificateholders, an amount equal to (i) the then-applicable Class B-3 Percentage divided by the then-applicable Class B Percentage multiplied by (ii) the amount remaining following the distribution pursuant to clauses (A) and (B) above, up to and in reduction of the Certificate Principal Balance thereof;

      (F) to the holders of the Class SB Certificates, first, an amount equal to the Accrued Certificate Interest on such Class on such Distribution Date, to the extent such Accrued Certificate Interest is not added to the Outstanding Class SB Unpaid Interest Amount on such Distribution Date and then, up to an amount equal to the Outstanding Class SB Unpaid Interest Amount for such Distribution Date, in reduction thereof; and

      (G) to the holders of the Class R Certificates, first, in respect of Accrued Certificate Interest thereon for such Distribution Date and, then, in respect of principal, until the Certificate Principal Balance thereof is reduced to zero.

      For purposes of the foregoing, the "Outstanding Class SB Unpaid Interest Amount" at any time is the aggregate of the Class SB Accrual Amounts for all preceding Distribution Dates, minus the aggregate amount of all previous distributions on the Class SB Certificates in reduction of the Outstanding Class SB Unpaid Interest Amount pursuant to clause (H) above. The Outstanding Class SB Unpaid Interest Amount will not accrue interest and will not represent any portion of the principal amount of the Mortgage Loans. With respect to any Distribution Date, the "Senior Accrual Diversion Amount" is equal to the lesser of (A) the Accrued Certificate Interest on the Class SB Certificates for such Distribution Date, and (B) the amount, if any, by which the aggregate of all Senior Accrual Diversion Amounts for all preceding Distribution Dates is less than the sum of (i) an amount equal to 2.500% of the aggregate Certificate Principal Balance of all Classes of Certificates as of the Cut-off Date and
(ii) 100% of all Realized Losses with respect to such Distribution Date and all preceding Distribution Dates, except to the extent such Realized Losses were allocated to any of the Principal Only Certificates, the Class A Certificates or the Class B Certificates on any such preceding Distribution Date.

      The effect of the provisions described above will be that holders of the Class B Certificates will receive on each Distribution Date prior to the Class

B Certificate Termination Date all amounts otherwise distributable to holders of the Class R Certificates on such Distribution Date, which, absent any delinquencies or losses on the Mortgage Loans, would be equal to (i) the Accrued Certificate Interest on the Class R Certificates for such Distribution Date, (ii) the Class R Percentage of the Scheduled Principal and Net Recoveries for such Distribution Date, (iii) the amount of full and partial Principal Prepayments not otherwise distributed to holders of the Class A Certificates or the Class B Certificates; and (iv) all amounts received in connection with a Cash Liquidation or an REO Disposition (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to holders of the Class A Certificates or the Class B Certificates. In addition, holders of the Class A Certificates will receive on each Distribution Date all amounts otherwise distributable to holders of the Class SB Certificates (which absent delinquencies or losses on the Mortgage Loans would be equal to the Accrued Certificate Interest on the Class SB Certificates for such Distribution

                                     S-53

Date) up to the Senior Accrual Diversion Amount, and holders of the Class B Certificates will receive on each Distribution Date prior to the Class B Certificate Termination Date an amount equal to the excess, if any, of all amounts otherwise distributable to holders of the Class SB Certificates on such Distribution Date over the Senior Accrual Diversion Amount for such Distribution Date.

      As described above, holders of the Class SB Certificates will be entitled to receive in respect of the Outstanding Class SB Unpaid Interest Amount the portion, if any, of the Remaining Available Distribution Amount remaining after the distributions described in clauses (C), (D) and (E) above. If, on any Distribution Date, the entire Outstanding Class SB Unpaid Interest Amount for such Distribution Date is distributed to the holders of the Class SB Certificates as described in clause (F) above, holders of the Class R Certificates will be entitled to receive the portion, if any, of the Remaining Available Distribution Amount remaining after such distribution, applied as described in clause (G) above. However, the distribution of all or any portion of the Outstanding Class SB Unpaid Interest Amount for any Distribution Date will cause the aggregate amount of distributions on the Class R Certificates to be less than the full amount of the Certificate Principal Balance thereof and Accrued Certificate Interest thereon.

EXAMPLE OF DISTRIBUTIONS

      The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence.

February 1  .   Cut-off Date.          The initial principal balance of  the
                                       Mortgage Pool will  be the aggregate
                                       principal  balance of the Mortgage Loans
                                       as of  February 1, 1996, after deducting
                                       any principal payments  due on or
                                       before   such  date.  Any  principal

                                       and interest payments due  on or before
                                       February 1 will not be part of the
                                       Mortgage Pool.

February 1 through
  February 29 Prepayment Period.       Partial principal prepayments and
                                       prepayments in full with interest
                                       thereon to the date of such prepayment
                                       in full, received at any time during
                                       this period will be deposited into the
                                       Custodial Account for distribution to
                                       Certificateholders on March 25.

March 5 . . .   Record Date.           Distributions  on March  25  will be
                                       made to Certificateholders of record at the close of business on March 5.

February 2 through
  March 15 . .   Collection Period.    Payments  due during the related Due
                                       Period  (February 2 through March 1)
                                       from mortgagors will be deposited  in
                                       the Custodial Account  as received, and
                                       will include scheduled principal
                                       payments plus interest on the February
                                       balances.

March 15  . .   Determination Date.    On the second  business day following
                                       the Determination Date, the  amounts of
                                       principal and interest that will be
                                       distributed on March 25 will be
                                       determined by the Trustee.

March 22  . .   Certificate Account
  Deposit Date.                        On  the business day immediately
                                       preceding the Distribution Date  the
                                       Master  Servicer  will remit  to the
                                       Trustee the  amount of principal and
                                       interest  to   be  distributed   to  the
                                       Certificateholders  on such
                                       Distribution Date from  amounts  on
                                       deposit  in  the  Custodial Account,
                                       together with any Advances required to be made by the Master Servicer for such Distribution Date.

                                     S-54

March 25  . .   Distribution Date.     On  March 25 the  Trustee will
                                       distribute or cause  to be  distributed
                                       to the Certificateholders  the  amounts
                                       determined as of the second business day following the Determination Date. If a Monthly Payment due during the related
                                       Due Period is received from a mortgagor

                                       after March 15 and an Advance has been
                                       made with respect to such late payment
                                       from the Custodial Account, such late
                                       payment will be deposited into the
                                       Custodial Account as reimbursement
                                       therefor. If the Master Servicer has
                                       made an Advance with respect to such
                                       late payment from its own funds, the
                                       Master Servicer will reimburse itself to the extent permitted by the Pooling and Servicing Agreement by withdrawing from the Custodial Account the amount relating to such Advance. If no such Advance has been made with respect to such late payment, the proceeds of such late payment will be distributed to the Certificateholders on the Distribution Date occurring in April.

      Succeeding months follow the same pattern, except for the Cut-off Date and the Record Date. The Record Date shall be the close of business on the last business day of the month immediately preceding the month of distribution.

ALLOCATION OF LOSSES; SUBORDINATION

      As described above on each Distribution Date until the Class B Certificate Termination Date, the Class SB Accrual Amount (representing all interest accrued but unpaid on the Class SB Certificates) will be distributed as additional principal distributions on the Class A Certificates up to certain specified amounts and thereafter on the Class B Certificates. Following the Class B Certificate Termination Date, the Class SB Accrual Amount will be distributed as additional principal distributions on the Class A Certificates up to the Senior Accrual Diversion Amount (representing certain payments in respect of any Realized Losses). See "--Additional Principal Distributions on the Certificates." Such additional principal distributions as and when made will result in a corresponding increase in the Certificate Principal Balance of the Class R Certificates (except to the extent of any concurrent reduction thereof resulting from the allocation of any Realized Loss thereto), thereby increasing the available subordination provided by the Class R Certificates for purposes of allocations of Realized Losses as described below.

      Any Realized Losses, other than losses of a type generally covered by a special hazard insurance policy as described in the Prospectus under "Description of Mortgage and other Insurance--Hazard Insurance on the Loans" (any such loss, a "Special Hazard Loss") to the extent in excess of the Special Hazard Amount ("Excess Special Hazard Losses"), losses incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any such loss, a "Fraud Loss") to the extent in excess of the Fraud Loss Amount ("Excess Fraud Losses"), losses attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss") to the extent in excess of the Bankruptcy Loss Amount ("Excess Bankruptcy Losses"), and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses"), will be allocated as follows: Realized Losses on the Mortgage Loans will be allocated first, to the Class R Certificates, then to the Class SB Certificates (to the extent of the interest portions of such Realized Losses), then to the Class B-3 Certificates, then to the Class B-2 Certificates, then to the Class B-1 Certificates, then to the Class A Certificates, in each case (other than for the Class SB Certificates) until the Certificate Principal Balance thereof is reduced to zero, and thereafter, with respect to Realized Losses on the Discount Mortgage Loans, to the Principal Only Certificates in an amount equal to the related Discount Fraction of the prior portions of such Realized Losses, and the remainder of such Realized Losses and the entire amount of the Realized Losses on the Non-Discount Mortgage Loans to the Variable Strip Certificates and the Class A Certificates on a pro rata basis as described below. Notwithstanding the foregoing, such Realized Losses on the Mortgage Loans will not be allocated to any of the Senior Certificates or the Class B Certificates on any Distribution Date to the extent that such Realized Losses are less than the sum of (i) the Remaining Available Distribution Amount on such Distribution Date and (ii) the Certificate Principal Balance of the Class R Certificates immediately prior to such Distribution Date. In addition, any excess of the Remaining

                                     S-55

Available Distribution Amount over the Senior Accrual Diversion Amount on any Distribution Date may be applied to reimburse the principal portions of Realized Losses previously allocated to the Senior Certificates or the Class B Certificates. Any allocation of a Realized Loss (other than a Debt Service Reduction) to an Offered Certificate will generally be made by reducing the Certificate Principal Balance thereof, in the case of the principal portion of such Realized Loss, and the Accrued Certificate Interest thereon, in the case of the interest portion of such Realized Loss, by the amount so allocated as of the Distribution Date occurring in the month following the calendar month in which such Realized Loss was incurred. As used herein, "Debt Service Reductions" means reductions in the amount of monthly payments due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. In addition to the foregoing allocations of Realized Losses, the Accrued Certificate Interest on certain Classes of Offered Certificates is subject to reduction due to shortfalls in collections of interest as described above under "Description of the Certificates--Interest Distributions." Allocations of the principal portion of Debt Service Reductions to the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates and the Class R Certificates will result from the priority of distributions of the Available Distribution Amount as described herein. As used herein, "Subordination" refers to the provisions discussed above for the sequential allocation of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) in respect of the Mortgage Loans among the various Classes of Certificates, as well as all provisions effecting such allocations including the priorities for distribution of cash flows in the amounts described herein.

      Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by Subordination on Non-Discount Mortgage Loans will be allocated on a pro rata basis among the Variable Strip Certificates, the Class A Certificates, the

Class B Certificates, the Class SB Certificates and the Class R Certificates. Notwithstanding the foregoing, any such Realized Losses not covered by Subordination will not be allocated to any of the Senior Certificates or the Class B Certificates on any Distribution Date to the extent that such Realized Losses (together with any other Realized Losses for such Distribution Date) are less than the sum of (i) the Remaining Available Distribution Amount on such Distribution Date and (ii) the Certificate Principal Balance of the Class R Certificates immediately prior to such Distribution Date. The principal portions of such losses on Discount Mortgage Loans will be allocated to the Principal Only Certificates in an amount equal to the related Discount Fractions of such losses, and the remainder of such losses will be allocated among the other Classes of Certificates on a pro rata basis as described below. An allocation of a Realized Loss on a "pro rata basis" among two or more Classes of Certificates means an allocation to each such Class of Certificates on the basis of their then-outstanding Certificate Principal Balances, in the case of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in the case of an interest portion of a Realized Loss.

      Losses of principal on the Mortgage Loans that are not covered by Subordination will be allocated to the Principal Only Certificates only to the extent they occur on Discount Mortgage Loans and only to the extent of the related Discount Fractions of such losses. Such allocation of losses of principal on the Discount Mortgage Loans may result in such losses being allocated in amounts that are greater or less than would have been the case had such losses been allocated in proportion to the Certificate Principal Balance of the Principal Only Certificates. Thus, the Variable Strip Certificates and the Class A Certificates will bear the entire amount of losses that are not covered by Subordination other than the amount allocable to the Principal Only Certificates, which losses will be allocated among such Classes of Certificates on a pro rata basis.

      With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the related Certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will be equal to the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer or any subservicer for Advances and expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses are referred to herein as "Realized Losses."

      The Trustee will establish and maintain one or more separate accounts (collectively, the "Excess Proceeds Account") in which the Master Servicer will deposit or cause to be deposited on a daily basis, or as and when received from subservicers, the excess, if any, of all amounts recovered on any Mortgage Loan as to which an REO Disposition occurs (net of amounts reimbursable to the Master Servicer or any subservicer for Advances and

                                     S-56


expenses, including attorneys' fees) over the Stated Principal Balance of such Mortgage Loan plus interest thereon through the last day of the month in which such REO Disposition occurs (the "Excess Proceeds"). The Certificateholders will be entitled to receive on each Distribution Date, in addition to the distributions of interest and principal described above, a distribution of Excess Proceeds (including any interest or other income earned thereon) in an amount equal to the lesser of (a) the amount on deposit in the Excess Proceeds Account as of the related Determination Date and (b) the aggregate of all Realized Losses allocated among the Certificates on any Distribution Date and not covered by any subsequent distribution. Such distribution will be allocated in the following order of priority: first, to the holders of the Variable Strip Certificates and the Class A Certificates on a pro rata basis to the extent of the interest portions of Realized Losses allocated to such Classes of Certificates on any Distribution Date and not covered by any subsequent distribution, second, to the holders of the Principal Only Certificates and the Class A Certificates on a pro rata basis, to the extent of the principal portions of Realized Losses allocated to such Classes of Certificates on any Distribution Date and not covered by any subsequent distribution, third, to the holders of the Class B-1 Certificates, fourth, to the holders of the Class B-2 Certificates, fifth, to the holders of the Class B-3 Certificates, sixth, to the holders SB Certificates, in each case to the extent of the interest and principal portions, as applicable, of Realized Losses allocated to such Class of Certificates on any Distribution Date and not covered by any subsequent distribution, and then seventh, to the holders of the Class R Certificates. If the amount on deposit in the Excess Proceeds Account exceeds an amount calculated periodically pursuant to the terms of the Pooling and Servicing Agreement or is in excess of zero upon the termination of the Trust Fund, the excess amount will be distributed to the holders of the Class R Certificates in accordance with the terms of the Pooling and Servicing Agreement. The distribution of Excess Proceeds will not have the effect of reducing the Certificate Principal Balance of or Accrued Certificate Interest on any Class of Certificates to which such distribution is allocated. The amount on deposit in the Excess Proceeds Account initially will be equal to zero and is not expected to be substantial at any time when the Certificates are outstanding. Therefore, prospective investors in the Offered Certificates should not rely on the Excess Proceeds Account to provide significant protection against Realized Losses on the Mortgage Loans. Further, prospective investors in the Offered Certificates should not rely on the distribution of Excess Proceeds to provide a return on the Offered Certificates in addition to the interest and principal to which the holders of the Offered Certificates are entitled. The Excess Proceeds Account will be an interest-bearing account of the type described in the Prospectus under "Servicing of Loans--Deposits to and Withdrawals from the Collection Account" and may be invested in Eligible Investments (as defined in the Prospectus) for the benefit of and at the risk of the Certificateholders. Any interest or other income earned on amounts in the Excess Proceeds Account will be held therein until distributed as described above.

      The application of the Senior Prepayment Percentage (when it exceeds the Senior Percentage) as described herein to determine the Senior Principal Distribution Amount will accelerate the amortization of the Class A Certificates relative to the actual amortization of the Mortgage Loans. The Principal Only Certificates will not receive more than the Discount Fraction of any unscheduled payment or collection relating to a Discount Mortgage Loan. Accordingly, to the extent that the Class A Certificates are amortized faster than the Mortgage Loans, in the absence of offsetting Realized Losses allocated to the Class B Certificates or the Class R Certificates, the undivided beneficial ownership interest in the Trust Fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the undivided beneficial ownership interest in the Trust Fund evidenced by the Class B Certificates and the Class R Certificates in the aggregate), thereby increasing, as a relative matter, the Subordination afforded the Senior Certificates by the Class B Certificates and the Class R Certificates.

      The priority of payments (including principal prepayments) to each class of Class B Certificates as described herein also may have the effect, during certain periods and in the absence of losses, of decreasing the percentage interest evidenced by each class of Class B Certificates, thereby increasing, relative to its Certificate Principal Balance, the Subordination afforded to the Class B Certificates by the Class R Certificates.

      The aggregate amount of Realized Losses which may be allocated through Subordination, other than to the Class SB Certificates and Class R Certificates, in connection with Special Hazard Losses (the "Special Hazard Amount") will initially be equal to $777,081. As of any date of determination following the Cut-off Date, the Special Hazard Amount will equal the initial amount thereof less the sum of (A) any amounts allocated through Subordination in respect of Special Hazard Losses and (B) the Adjustment Amount. On each anniversary of February 1, 1996, the Adjustment Amount will be equal to the amount, if any, by which the Special Hazard Amount, without giving effect to the deduction of the Adjustment Amount for such anniversary, exceeds the greater of (i) 1.0% (or, if greater than 1.0%, the highest percentage of Mortgage Loans, by principal balance, in any

                                     S-57

California zip code area) multiplied by the aggregate principal balance of all of the Mortgage Loans on such anniversary and (ii) twice the principal balance of the single Mortgage Loan having the largest principal balance.

      The aggregate amount of Realized Losses which may be allocated through Subordination, other than to the Class SB Certificates and Class R Certificates, in connection with Fraud Losses (the "Fraud Loss Amount") will initially be equal to $1,046,548. As of any date of determination after the Cut-off Date, the Fraud Loss Amount will equal (X) prior to February 1, 1997 an amount equal to 3.00% of the aggregate principal balance of all the Mortgage Loans as of the Cut-off Date minus the aggregate amount allocated through Subordination with respect to Fraud Losses up to such date of determination,
(Y) from February 1, 1997 through January 31, 1998 an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of February 1, 1997 and (b) 2.000% of the aggregate principal balance of all of the Mortgage Loans as of February 1, 1997 minus (2) the aggregate amount allocated through Subordination with respect to Fraud Losses since November 1, 1996 up to such date of determination, and (Z) from February 1, 1998 through January 31, 2001, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent February 1st and (b) 1.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent February 1st minus (2) the aggregate amount allocated through Subordination with respect to Fraud Losses since the most recent February 1st up to such date of determination. On and after

February 1, 2001, the Fraud Loss Amount will be zero and Fraud Losses will not be allocated through Subordination but rather on a pro rata basis among all Classes of Certificates, except to the Class SB Certificates and Class R Certificates.

      The aggregate amount of Realized Losses which may be allocated through Subordination, other than to the Class SB Certificates and Class R Certificates, in connection with Bankruptcy Losses (the "Bankruptcy Amount") will initially be equal to $100,000. As of any date of determination prior to February 1, 1997, the Bankruptcy Amount will equal the initial amount thereof less the sum of any amounts allocated through Subordination for such losses up to such date of determination. As of any date of determination on or after February 1, 1997, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent February 1st and (b) an amount calculated pursuant to the terms of the Pooling and Servicing Agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated through Subordination since such anniversary. The Bankruptcy Amount and the related formulas referred to above may be reduced or modified upon written confirmation from each Rating Agency that such reduction or modification will not adversely affect the then-current ratings assigned to the Offered Certificates by such Rating Agency. Such a reduction or modification may adversely affect the coverage provided by such Subordination with respect to Bankruptcy Losses.

OPTIONAL PURCHASE OF DELINQUENT MORTGAGE LOANS

      The Master Servicer will have the right to purchase from the Trust Fund any Mortgage Loan that is 90 days or more delinquent (i.e., any Mortgage Loan on which the related mortgagor has failed to make four consecutive monthly payments) if the Master Servicer determines that such Mortgage Loan otherwise would become subject to foreclosure or related proceedings. The purchase price for any such Mortgage Loan will equal the outstanding principal balance of such Mortgage Loan plus accrued and unpaid interest (adjusted to the Net Mortgage
Rate) to first day of the month in which the amount of such purchase price will be distributed to the Certificateholders. The Master Servicer will be obligated to deposit into the Custodial Account the purchase price for any Mortgage Loan purchased by it as described above.

ADVANCES

      Prior to each Distribution Date, the Master Servicer is required to make Advances (out of its own funds or funds held in the Custodial Account for future distribution or withdrawal) with respect to any payments of principal and interest (net of the related Servicing Fees) that were due on the Mortgage Loans on the immediately preceding Due Date and delinquent as of the close of business on the related Determination Date.

      Such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds or amounts otherwise distributable on the Certificates after distribution of the Priority Interest Distribution Amount, the Principal Only Distribution Amount and the Senior Principal Distribution Amount. The purpose of making such Advances is to


                                     S-58

maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an Event of Default thereunder, in which case the Trustee, as successor Master Servicer, will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.

      All Advances will be reimbursable to the Master Servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made, (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related Mortgage Loan from amounts otherwise distributable on the Certificates after distributions of the Priority Interest Distribution Amount, the Principal Only Distribution Amount and the Senior Principal Distribution Amount or (c) out of any funds in the Custodial Account prior to any distributions on any of the Certificates, if the Master Servicer determines that such Advances will not otherwise be recoverable as provided above; provided, however, that such Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses are reimbursable to the Master Servicer out of any funds in the Custodial Account prior to distribution on any of the Certificates and the amount of such losses will be allocated as described herein.

                 CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

      The effective yield to the holders of the Offered Certificates will be lower than the yield otherwise produced by the related Pass-Through Rates and purchase prices because monthly distributions will not be payable to such holders until the 25th day (or the immediately following business day if such 25th day is not a business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

      The yield to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by, among other things, the rate and timing of principal payments on the Mortgage Loans and the amount and timing of mortgagor defaults resulting in Realized Losses. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. After the Certificate Principal Balance of the Class R Certificates has been reduced to zero, the yield to maturity on the Class B-3 Certificates will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof) because the entire amount (subject to the limits described herein with respect to certain types of losses as described herein) of such losses (rather than a pro rata portion thereof) will be allocable to such Class of Certificates. After the Certificate Principal Balances of the Class R Certificates and the Class B-3 Certificates have been reduced to zero, the yield to maturity on the Class B-2 Certificates will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof) because the entire amount (subject to the limits described herein with respect to certain types of losses as described herein) of such losses (rather than a pro rata portion thereof) will be allocable to such Class of Certificates. After the Certificate Principal Balances of the Class R Certificates, the Class B-3 Certificates and the Class B-2 Certificates have been reduced to zero, the yield to maturity on the Class B-1 Certificates will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof) because the entire amount (subject to the limits described herein with respect to certain types of losses as described herein) of such losses (rather than a pro rata portion thereof) will be allocable to such Class of Certificates. (However, as described under "--Additional Distributions on the Certificates," the Class A Certificates and the Class B Certificates will be entitled to certain principal distributions of amounts, to the extent received or advanced, that would otherwise be distributable to the holders of the Class SB Certificates and the Class R Certificates). Certain loss scenarios could lead to the failure of the Class B Certificateholders to recover fully their initial investments. Since the rate and

                                     S-59

timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "Yield, Prepayment and Maturity Considerations"), no assurance can be given as to such rate or the timing of principal prepayments on the Offered Certificates.

      The Mortgage Loans may be prepaid by the mortgagors at any time; however, in certain circumstances, the Mortgage Loans will be subject to a prepayment charge for prepayments. See "Description of the Mortgage Pool" herein. The Mortgage Loans generally contain due-on-sale clauses. Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions to holders of the Offered Certificates (other than the Variable Strip Certificates) of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.

      As described under "Description of the Mortgage Loans" herein, the Mortgage Pool consists of Fixed Rate Loans and Adjustable Rate Loans. If prevailing mortgage rates fell significantly below the Mortgage Rates on the Fixed Rate Loans or the Mortgage Rates on the Adjustable Rate Loans during the seven-year fixed initial interest rate periods thereof, the rate of prepayments (including from refinancings) on such Mortgage Loans would be expected to increase. Conversely, if prevailing Mortgage Rates rose significantly above such Mortgage Rates, the rate of prepayments on such Mortgage Loans would be expected to decrease. After the initial Adjustment Dates of the Adjustable Rate Loans, the Mortgage Rates thereon adjust periodically in response to the Index as most recently available (i) as of the date 45 days prior to the related Adjustment Dates with respect to a majority of the Mortgage Loans or (i) as of the first business day of the month in which the Adjustment Date occurs. Furthermore, the first distribution on the Certificates after a periodic adjustment to scheduled monthly payments on the Adjustable Rate Loans will be distributed to Certificateholders on the Distribution Date in the third month following the month in which the related Index was published. The Index may not rise or fall consistently with mortgage rates generally. Therefore, the Index may be higher than mortgage Rates generally, resulting in prepayments when the Mortgage Rates on the Mortgage Loans are increasing.

      Because it is impossible to accurately predict the timing and dollar amount of principal prepayments on the Mortgage Loans, if any, that will be made, as well as the percentage according to which those prepayments will be allocated among Classes of Certificates at any particular point in time, investors in the Certificates, and particularly investors in the Class B Certificates, may find it difficult to analyze the effect of principal prepayments on the yield and average life of the various Classes of Certificates.

      The Pass-Through Rates on the Class A Certificates and the Class B Certificates are fixed and will not change in response to changes in market interest rates. The Pass-Through Rate on the Variable Strip Certificates is based on the weighted average of the Pool Strip Rates on the Mortgage Loans, which will not change in respect of any Fixed Rate Loan (but may change in respect of any Adjustable Rate Loan). Accordingly, if market interest rates or market yield for securities similar to the Offered Certificates were to rise, the market value of the Offered Certificates may decline.

      The Mortgage Rates on the Adjustable Rate Loans adjust periodically in response to the Index as most recently available as of the date 45 days prior to each Adjustment Date. Furthermore, the first distribution on the Certificates reflecting a periodic adjustment to scheduled monthly payments on the underlying Mortgage Loans will be distributed to Certificateholders on the Distribution Date in the third month following the month in which the Index was published. The Index may not rise or fall consistently with mortgage rates generally. Therefore, the related Index may be higher than mortgage rates generally, resulting in prepayments when the Mortgage Rates on the Mortgage Loans are increasing.

      The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. Increases in the monthly payments on the Adjustable Rate Loans to amounts in excess of the monthly payments required at their respective dates of origination may result in a default rate higher than that on level payment mortgage loans. With respect to each Adjustable Rate Loan, a substantial increase in the amount of the monthly payments could occur after the initial

Adjustment Date thereof, because the Periodic Rate Cap thereon will not limit increases in the related Mortgage Rate on such date, subject to the Maximum Rate. The repayment of such

                                     S-60

Mortgage Loans will be dependent on the ability of the related mortgagors to make larger monthly payments as a result of increases in the related Mortgage Rates. The rate of default on Mortgage Loans which are refinance mortgage loans or which were not originated under the Full Documentation program may be higher than for other types of Mortgage Loans. As a result of the underwriting standards for the Seller's regular lending program, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. See "The Seller--Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO Property Status" and "--REO Property Liquidation Experience" above for important information regarding the delinquency, forbearance, foreclosure, bankruptcy and REO property status and loss experience of certain mortgage loans previously originated by the Seller under the regular lending program. In addition, because of such underwriting criteria and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans will be serviced in a manner intended to result in a faster exercise of remedies, including foreclosure, in the event Mortgage Loan delinquencies and defaults occur, than would be the case if the Mortgage Loans were serviced in a more conventional manner. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Yield, Prepayment and Maturity Considerations" in the Prospectus.

      As described under "Description of the Certificates--Allocation of Losses; Subordination" and "Description of the Certificates--Advances," amounts otherwise distributable to holders of the Class R Certificates, the Class SB Certificates and the Class B Certificates will be made available to protect the holders of the Senior Certificates against interruptions in distributions due to certain mortgagor delinquencies, in each case to the extent not covered by Advances. Such delinquencies will affect the yield to investors in the Class
B-3 Certificates to the extent not covered by the Class SB Certificates and the Class R Certificates, the Class B-2 Certificates to the extent not covered by the Class B-3 Certificates, the Class SB Certificates and the Class R Certificates, the Class B-1 Certificates to the extent not covered by the Class B-3 Certificate, the Class B-2 Certificates, the Class SB Certificates and the Class R Certificates and the Senior Certificates to the extent not covered by the Class B Certificates, the Class SB Certificates and the Class R Certificates. Even if subsequently cured, such delinquencies may affect the timing of the receipt of distributions by the holders of the Class B Certificates or the Senior Certificates, because the entire amount (rather than a pro rata portion) thereof would be borne by such Class of Certificates. Furthermore, the Principal Only Certificates will share in the principal portions of Realized Losses on the Mortgage Loans only to the extent they are incurred with respect to Discount Mortgage Loans and only to the extent of the related Discount Fractions thereof. Thus, after the Class B Certificates are retired, or in the case of Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, the Class A Certificates may be affected to a greater extent by losses on Non-Discount Mortgage Loans than by losses on Discount Mortgage Loans. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on the Class B Certificates if it delays the scheduled reduction of the Senior Prepayment Percentage or affects the allocation of prepayments among the Class B Certificates.

      When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the immediately preceding monthly payment up to the date of such prepayment, instead of for a full month. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Full or partial prepayments (or other liquidations) received in any calendar month will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt. With respect to such full or partial prepayments (or other liquidations), the Master Servicer is obligated to fund shortfalls in collection of one full month's interest (adjusted to the related Net Mortgage Rate) but only to the extent of the servicing compensation otherwise payable to the Master Servicer. Accordingly, to the extent any such shortfall in interest collections exceeds the amount that the Master Servicer is obligated to fund, the effect of any such principal prepayment will be to reduce the aggregate amount of interest that is available for distribution to the related Certificateholders, and will be allocated among the Certificates in proportion to the interest otherwise distributable or accrued thereon.

      In addition, the yield to maturity of the Offered Certificates will depend on the prices paid by the holders of the Offered Certificates and the related Pass-Through Rates. The extent to which the yield to maturity of an Offered Certificate is sensitive to prepayments will depend upon the degree to which it is purchased at a discount

                                     S-61

or premium. For additional considerations relating to the yield on the Certificates, see "Yield, Prepayment and Maturity Considerations" in the Prospectus.

      WEIGHTED AVERAGE LIFE: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement represents an assumed constant prepayment rate ("CPR") each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

      The tables set forth below have been prepared on the basis of certain assumptions, as described below, regarding the weighted average characteristics of the Mortgage Loans that are expected to be included in the Trust Fund, as described under "Description of the Mortgage Pool" herein, and the performance thereof. The tables assume, among other things, that: (i) the Mortgage Loans will have the characteristics of the mortgage loans described under "Description of the Mortgage Pool," except that the Index is constant and equals 5.25%, (ii) the principal and interest distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in March 1996, (iii) no defaults or delinquencies in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced, (iv) the Master Servicer does not exercise its option to repurchase all of the Mortgage Loans as described under the caption "Pooling and Servicing Agreement-- Termination," (v) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month and include 30 days interest thereon, commencing in February 1996, (vi) the scheduled monthly payment for each Mortgage Loan is received on the first day of each month commencing in March 1996 and has been calculated based on its outstanding balance, interest rate and remaining term to stated maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining balance of such Mortgage Loan by its stated maturity, (vii) the Certificates are purchased on February 28, 1996 and (viii) the number of days between the date the Offered Certificates are purchased and the first Distribution Date is 27 days (such assumptions, collectively, the "Structuring Assumptions").

      The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant CPR level until maturity or that all of the Mortgage Loans will prepay at the same CPR level. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various CPR percentages specified, even if the various weighted average remaining terms to maturity of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the Classes of Offered Certificates.

      Subject to the foregoing discussion and assumptions, the tables below indicate the weighted average life of each Class of Offered Certificates (other than the Variable Strip Certificates) and set forth the percentages of the initial Certificate Principal Balance of each such Class of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various CPR percentages.

                                     S-62



              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                        CLASS A-1 CERTIFICATES               CLASS A-2 CERTIFICATES
DISTRIBUTION        0%   6%   12%  15%  18%  24%         0%    6%   12%  15%   18%  24%
    DATE
Initial . . . .   100% 100%  100% 100% 100% 100%       100%  100%  100% 100%  100% 100%
February 1997 .    96   80    64   56   48   32        100   100   100  100   100  100
February 1998 .    91   61    32   19    6    0        100   100   100  100   100   82
February 1999 .    88   44     5    0    0    0        100   100   100   88    73   46
February 2000 .    86   29     0    0    0    0        100   100    83   65    48   19
February 2001 .    84   15     0    0    0    0        100   100    65   45    28    0
February 2002 .    81    2     0    0    0    0        100   100    50   30    13    0
February 2003 .    78    0     0    0    0    0        100    91    38   18     3    0
February 2004 .    75    0     0    0    0    0        100    81    28   10     0    0
February 2005 .    71    0     0    0    0    0        100    73    20    3     0    0
February 2006 .    67    0     0    0    0    0        100    65    14    0     0    0
February 2007 .    63    0     0    0    0    0        100    58     9    0     0    0
February 2008 .    58    0     0    0    0    0        100    51     4    0     0    0
February 2009 .    52    0     0    0    0    0        100    44     0    0     0    0
February 2010 .    46    0     0    0    0    0        100    38     0    0     0    0
February 2011 .    39    0     0    0    0    0        100    32     0    0     0    0
February 2012 .    34    0     0    0    0    0        100    27     0    0     0    0
February 2013 .    29    0     0    0    0    0        100    22     0    0     0    0
February 2014 .    23    0     0    0    0    0        100    18     0    0     0    0
February 2015 .    16    0     0    0    0    0        100    14     0    0     0    0
February 2016 .     8    0     0    0    0    0        100     9     0    0     0    0
February 2017 .     0    0     0    0    0    0        100     5     0    0     0    0
February 2018 .     0    0     0    0    0    0         91     2     0    0     0    0
February 2019 .     0    0     0    0    0    0         82     0     0    0     0    0
February 2020 .     0    0     0    0    0    0         71     0     0    0     0    0
February 2021 .     0    0     0    0    0    0         59     0     0    0     0    0
February 2022 .     0    0     0    0    0    0         45     0     0    0     0    0
February 2023 .     0    0     0    0    0    0         30     0     0    0     0    0
February 2024 .     0    0     0    0    0    0         13     0     0    0     0    0
February 2025 .     0    0     0    0    0    0          0     0     0    0     0    0
February 2026 .     0    0     0    0    0    0          0     0     0    0     0    0

Weighted Average
Life in Years*   12.4  2.8   1.5  1.2  1.0  0.8       25.4  12.9   6.7  5.1   4.2  3.0

                             CLASS A-3 CERTIFICATES                CLASS B-1, CLASS B-2 AND
                                                                    CLASS B-3 CERTIFICATES
DISTRIBUTION           0%   6%   12%   15%  18%    24%        0%   6%   12%  15%  18%  24%
    DATE
Initial . . . .      100% 100%  100%  100%  100%  100%      100% 100%  100% 100% 100% 100%
February 1997 .      100  100   100   100   100   100        99   99    99   99   99   99
February 1998 .      100  100   100   100   100   100        97   97    97   97   97   98
February 1999 .      100  100   100   100   100   100        91   93    95   95   95   95
February 2000 .      100  100   100   100   100   100        80   84    87   89   91   93
February 2001 .      100  100   100   100   100    99        68   74    79   82   84   88
February 2002 .      100  100   100   100   100    51        55   64    67   69   71   74
February 2003 .      100  100   100   100   100    21        41   53    54   55   57   58
February 2004 .      100  100   100   100    81     5        27   39    38   39   40   39
February 2005 .      100  100   100   100    62     0        11   22    21   21   21   19
February 2006 .      100  100   100    94    50     0         0    4     2    2    2    0
February 2007 .      100  100   100    78    40     0         0    0     0    0    0    0
February 2008 .      100  100   100    65    32     0         0    0     0    0    0    0
February 2009 .      100  100    99    53    25     0         0    0     0    0    0    0
February 2010 .      100  100    84    44    20     0         0    0     0    0    0    0
February 2011 .      100  100    71    36    16     0         0    0     0    0    0    0
February 2012 .      100  100    61    30    13     0         0    0     0    0    0    0
February 2013 .      100  100    52    24    10     0         0    0     0    0    0    0
February 2014 .      100  100    44    20     8     0         0    0     0    0    0    0
February 2015 .      100  100    37    16     6     0         0    0     0    0    0    0
February 2016 .      100  100    31    13     5     0         0    0     0    0    0    0
February 2017 .      100  100    26    10     4     0         0    0     0    0    0    0
February 2018 .      100  100    21     8     3     0         0    0     0    0    0    0
February 2019 .      100   92    17     6     2     0         0    0     0    0    0    0
February 2020 .      100   78    13     5     2     0         0    0     0    0    0    0
February 2021 .      100   64    10     4     1     0         0    0     0    0    0    0
February 2022 .      100   50     8     3     1     0         0    0     0    0    0    0
February 2023 .      100   37     5     2     0     0         0    0     0    0    0    0
February 2024 .      100   24     3     1     0     0         0    0     0    0    0    0
February 2025 .       79   12     1     0     0     0         0    0     0    0    0    0
February 2026 .        0    0     0     0     0     0         0    0     0    0    0    0

Weighted Average
Life in Years*      29.4 26.1  18.4  14.7  11.3   6.3       6.2  6.8   6.9  7.0  7.1  7.2


    * The weighted average life of a Certificate is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Certificate Principal Balance of the Certificate.

                                     S-63

VARIABLE STRIP CERTIFICATE YIELD CONSIDERATIONS

      THE YIELD TO MATURITY ON THE VARIABLE STRIP CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE PREPAYMENT, REPURCHASE AND DEFAULT EXPERIENCE ON THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND. INVESTORS SHOULD CAREFULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PREPAYMENTS, DEFAULTS OR REPURCHASES OF THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF INVESTORS IN THE VARIABLE STRIP CERTIFICATES TO FULLY RECOVER THEIR INITIAL INVESTMENT.

      The table below indicates the approximate pre-tax yields to maturity (on a corporate bond equivalent basis (CBE)) on the Variable Strip Certificates for the specified CPR percentages and assumed purchase prices based on the Structuring Assumptions and on the further assumption that the purchase price of the Variable Strip Certificates is equal to the sum of (a) the assumed purchase price, as specified below, multiplied by the initial Notional Amount and (b) 27 days of accrued interest.

      PRE-TAX YIELD TO MATURITY (CBE) OF THE VARIABLE STRIP CERTIFICATES

                                     PERCENTAGES OF CPR
ASSUMED PURCHASE PRICE           6%       12%      15%       18%      24%
5.2500% . . . . . . . . . .    37.9%     30.4%    26.5%     22.6%    14.6%
5.5000% . . . . . . . . . .    35.7%     28.3%    24.5%     20.6%    12.6%
5.7500% . . . . . . . . . .    33.7%     26.4%    22.6%     18.7%    10.8%

      The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Variable Strip Certificates, would cause the discounted present values of such assumed cash flows to equal the aggregate assumed purchase prices of the Variable Strip Certificates, and by converting such monthly discount rates to corporate bond equivalent rates. Such calculations do not take into account the effect of any Prepayment Interest Shortfalls or variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Variable Strip Certificates and consequently do not purport to reflect the return on any investment in the Variable Strip Certificates when such reinvestment rates are considered.

      The Mortgage Loans will not have all of the characteristics assumed above and in the Structuring Assumptions. There can be no assurance that the Mortgage Loans will prepay at any of the constant rates shown in the table or at any other particular rate, that the pre-tax yields on the Variable Strip Certificates will correspond to any of the pre-tax yields shown therein or that the aggregate purchase prices paid for the Variable Strip Certificates will be equal to any of the amounts assumed above. Because the rate of distributions of principal on the Certificates will be related to the actual amortization (including prepayments) of the Mortgage Loans, which may include Mortgage Loans that have remaining terms to stated maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the pre-tax yields on the Variable Strip Certificates will differ from those set forth above, even if all of the Mortgage Loans prepay at the indicated CPR percentages. It is unlikely that any Mortgage Loan will prepay at a constant rate to maturity or that all of the Mortgage Loans will prepay at the same rate. The foregoing table assumes that all of the Mortgage Loans prepay at the same constant rate. In fact, mortgage loans bearing different (or the same) mortgage rates may prepay at different rates. Accordingly, investors should calculate expected yields based on their own assumptions and should not rely on the yields specified above.

      The timing of changes in the rate of prepayments may significantly affect the actual yields to investors on the Variable Strip Certificates, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Variable Strip Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Variable Strip Certificates.

                                     S-64

      Investors in the Variable Strip Certificates should be aware that the yields in the table above were calculated assuming no changes in the Mortgage Rates on the Mortgage Loans other than as described in the Structuring Assumptions. However, as described under "Description of the Mortgage Pool" herein, portions of the Mortgage Pool will consist of Fixed Rate Loans and Adjustable Rate Loans, respectively. The Mortgage Rate on each Adjustable Rate Loan will be subject to adjustment commencing approximately seven years after its date of origination, and semi-annually thereafter, based on the Index (which may vary significantly over time). Further, to extent that a change in the level of the Index results in an increase or decrease in the Mortgage Rates on any of the Adjustable Rate Loans, such change will result in a like increase or decrease in the Pool Strip Rates on such Adjustable Rate Loans. Because the Pass-Through Rate on the Variable Strip Certificates is based on the weighted average of the Pool Strip Rates on the Mortgage Loans, the yield to investors on the Variable Strip Certificates will be sensitive to changes in the level of the Index and might be reduced as a result of decreases in the level of the Index.

      In addition to the foregoing, holders of the Variable Strip Certificates generally will have rights to relatively larger portions of interest payments on the Mortgage Loans with higher Net Mortgage Rates than on Mortgage Loans with lower Net Mortgage Rates. Thus, the yield on the Variable Strip Certificates will be materially and adversely affected to a greater extent than the yield on the other Classes of Offered Certificates if the Mortgage Loans with higher Net Mortgage Rates prepay faster than the Mortgage Loans with lower Net Mortgage Rates. Because the Mortgage Loans with higher Net Mortgage Rates generally have higher Mortgage Rates, such Mortgage Loans generally are more likely to be prepaid under most circumstances than are Mortgage Loans with lower Net Mortgage Rates.

      See "Description of the Certificates--Interest Distributions" herein.

                       POOLING AND SERVICING AGREEMENT


GENERAL

      The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of February 1, 1996 among the Depositor, the Master Servicer, and Bankers Trust Company, as Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Depositor will provide a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to N. Dante LaRocca, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, 9th Floor, New York, New York 10172.

      The Master Servicer has the right to resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement upon the appointment of a successor servicer and delivery to the Trustee of a letter from each Rating Agency that such resignation and appointment will not, in and of itself, result in a downgrading of the Certificates. The Master Servicer may not assign its obligations and duties under the Pooling and Servicing Agreement.

ASSIGNMENT OF MORTGAGE LOANS

      The Mortgage Loans will be assigned by the Depositor to the Trustee pursuant to the terms of the Pooling and Servicing Agreement, together with all principal and interest due on the Mortgage Loans after the Cut-off Date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance, the principal balance as of the close of business on the Cut-off Date, the Monthly Payment, the maturity date and the Mortgage Rate.

                                     S-65

      As to each Mortgage Loan, the following documents are required to be delivered to the Trustee in accordance with the Pooling and Servicing
Agreement: (i) the related original Mortgage Note endorsed without recourse to the Trustee, (ii) the original Mortgage with evidence of recording indicated thereon (or, if such original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified by the Seller to be a true and complete copy of such Mortgage sent for recording), (iii) an original recorded assignment of the Mortgage to the Trustee (or if such original recorded assignment has not yet been returned by the recording office, a copy thereof certified by the Seller to be a true and complete copy of such assignment sent for recording), (iv) the policies of title insurance issued with respect to each Mortgage Loan and (v) the originals of any assumption, modification, extension or guaranty agreements. The assignments to the Trustee in connection with each Mortgage Loan are required to be submitted for recording promptly after the Delivery Date. The Trustee will review each Mortgage File within 90 days of the Delivery Date, and if any such document is found to be defective in any material respect and the Seller does not cure such defect within 60 days of notice thereof from the Trustee, the Seller will be obligated to purchase the related Mortgage Loan from the Trust Fund within 90 days of such notice.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of the holders of the Certificates all of its right, title and interest in and to each Purchase Agreement insofar as it relates to the representations and warranties made by the Seller in respect of the related Mortgage Loans and the remedies provided for breach of such representations and warranties. The representations and warranties made by the Seller with respect to the Mortgage Loans differ but are similar in nature to the representations and warranties summarized in the Prospectus under the caption "Loan Underwriting Procedures and Standards-- Representations and Warranties." Upon discovery by the Trustee of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, the Trustee will promptly notify the Seller and the Master Servicer. The Seller will have 90 days from its discovery or its receipt of such notice to cure such breach or repurchase the Mortgage Loan. The Seller will not have any right to substitute another mortgage loan for a Mortgage Loan as to which such a breach has occurred. See "The Seller" above.

      Neither the Depositor, the Master Servicer, the Trustee nor any of their respective affiliates will make any representations or warranties with respect to the Mortgage Loans, or have any obligation to purchase a Mortgage Loan if the Seller defaults on its obligation to repurchase a Mortgage Loan either in connection with a breach of a representation and warranty or in connection with a defective document as described above, and no assurance can be given that the Seller will carry out such obligations with respect to Mortgage Loans. Although the Subordination described herein will not be available to support the Seller's obligation to repurchase any Mortgage Loan, to the extent any such Mortgage Loan is not repurchased by the Seller and losses occur on such Mortgage Loans, Subordination with respect to such Mortgage Loans will be available to the extent provided herein. To the extent that the Subordination is so utilized, such Subordination will be depleted more quickly than if such Mortgage Loans had been repurchased by the Seller.

THE MASTER SERVICER

      Temple-Inland Mortgage Corporation ("TIMC"), a Nevada corporation, will serve as the Master Servicer under the Pooling and Servicing Agreement. TIMC is a full service mortgage banking company and is a FNMA- and FHLMC-approved seller/servicer. TIMC originates mortgage loans through a network of retail and wholesale branches, and the mortgage loans it originates are generally sold in the secondary market on a servicing-retained basis. In addition, TIMC services loans in all fifty states and in the District of Columbia, and its servicing portfolio includes a full range of mortgage products serviced for a variety of mortgage loan and mortgage-backed security investors. TIMC's principal executive offices are located at 1300 Mo-Pac Expressway South, Austin, Texas 78746, and its telephone number is (512) 434-8000.

      TIMC is a wholly-owned subsidiary of Guaranty Federal Bank, F.S.B. ("GFB"), a Dallas, Texas-based financial institution. GFB is a wholly-owned subsidiary of Temple-Inland Financial Services ("TIFS"), a financial services holding company that is wholly-owned by Temple-Inland Inc. ("T-I"). T-I is a Texas-based, holding company with interests primarily in paper, packaging, building products and financial services. T-I's stock is publicly traded on the New York Stock Exchange and the Pacific Stock Exchange.

                                     S-66

      The following table sets forth certain information concerning the delinquency experience (including bankruptcies) and foreclosures in progress on one- to four-family residential mortgage loans included in TIMC's servicing portfolio at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.

                         AT DECEMBER 31, 1992  AT DECEMBER 31, 1993  AT DECEMBER 31, 1994  AT DECEMBER 31, 1995
                        ---------------------  --------------------  --------------------  --------------------
                        BY NUMBER  PERCENT BY  BY NUMBER PERCENT BY  BY NUMBER PERCENT BY BY NUMBER PERCENT BY
                            OF      NUMBER        OF       NUMBER       OF       NUMBER      OF        NUMBER
                          LOANS    OF LOANS      LOANS   OF LOANS     LOANS    OF LOANS    LOANS     OF LOANS
Total Residential
 Portfolio   . . . .     142,912       N/A     144,497     N/A     149,393       N/A     184,310       N/A
Period of Delinquency:
 31-60 days  . . . .       1,134     0.79%       1,103   0.76%       1,145     0.76%       1,692     0.92%
 61-90 days(1)   . .       1,494     1.04%         941   0.65%       1,425     0.95%         756     0.41%
 91 days or more(2)                                                                        1,487     0.81%
Foreclosures in
 Progress  . . . . .         494     0.34%         267   0.18%         404     0.27%         504     0.27%

   Total Delinquent
    Loans   . . . . . .    3,122     2.18%       2,311   1.59%       2,974     1.99%       4,439     2.41%

   Bankruptcy Loans  . .     696     0.49%         669   0.46%         612     0.41%         723     0.39%


            (1) Includes mortgage loans 61 to 90 days and 91 days or more delinquent at December 31, 1992, December 31, 1993 and December 31, 1994.

            (2) TIMC did not keep separate records of mortgage loans 91 days or more delinquent prior to January 1, 1995.

      The aggregate principal balances of the one- to four-family residential mortgage loans included in TIMC's servicing portfolio at close of business on December 31, 1992, December 31, 1993, December 31, 1994 and December 31, 1995 were approximately $8.0 billion, $9.0 billion, $10.1 billion and $13.4 billion, respectively.

      The following table sets forth certain information concerning the foreclosure experience on one- to four-family residential mortgage loans included in TIMC's servicing portfolio at or for the indicated periods.

                           YEAR ENDED           YEAR ENDED            YEAR ENDED           YEAR ENDED
                        DECEMBER 31, 1992    DECEMBER 31, 1993     DECEMBER 31, 1994    DECEMBER 31, 1995
                        -----------------    -----------------     -----------------    -----------------
                          BY NUMBER             BY NUMBER             BY NUMBER            BY NUMBER
                             OF                    OF                    OF                   OF
                           LOANS                  LOANS                 LOANS                LOANS
Foreclosed Loans  . .       1,238                   788                  786                  786
Foreclosed Ratio  . .        0.87%                 0.55%                0.53%                0.43%

      There can be no assurance that the delinquency experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency experience of TIMC's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for TIMC's residential mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. Moreover, TIMC's residential mortgage servicing portfolio includes mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans comprising the Mortgage Pool. PROSPECTIVE INVESTORS IN THE OFFERED CERTIFICATES PARTICULARLY SHOULD BE AWARE THAT PRIOR TO 1995 TIMC'S SERVICING PORTFOLIO, ON WHICH THE FOREGOING TABLES ARE BASED, DID NOT INCLUDE ANY MORTGAGE LOANS HAVING UNDERWRITING STANDARDS SIMILAR TO THOSE APPLICABLE TO THE MORTGAGE

                                     S-67

LOANS AND CONSISTED PRIMARILY OF MORTGAGE LOANS UNDERWRITTEN IN A MORE TRADITIONAL MANNER. TIMC HAS HAD LIMITED EXPERIENCE IN SERVICING MORTGAGE LOANS ORIGINATED OR ACQUIRED IN ACCORDANCE WITH UNDERWRITING STANDARDS SIMILAR TO THE UNDERWRITING CRITERIA PURSUANT TO WHICH THE MORTGAGE LOANS WERE ORIGINATED OR ACQUIRED.

      It also should be noted that if the residential real estate market should experience a decline in property values, the actual rates of delinquency and foreclosure could be higher than those previously experienced by TIMC. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquency, bankruptcy and foreclosure with respect to the Mortgage Pool. See "The Seller--Loan Delinquency, Forbearance, Foreclosure, Bankruptcy and REO Property Status" and "--REO Property Liquidation Experience" herein for important information regarding the delinquency, forbearance, foreclosure, bankruptcy and REO property status and loss experience of mortgage loans previously originated by the Seller under substantially the same underwriting criteria pursuant to which the Mortgage Loans were originated or acquired.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The servicing fee (the "Servicing Fee") for each Mortgage Loan is payable out of the interest payments on such Mortgage Loan. The Servicing Fee in respect of each Mortgage Loan will be payable at a rate (the "Servicing Fee Rate") equal to 0.500% per annum on the outstanding principal balance of each Mortgage Loan. The Servicing Fees consist of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities, (b) subservicing and other related compensation payable to any subservicer (including such compensation paid to the Master Servicer as the direct servicer of a Mortgage Loan for which there is no subservicer) and (c) the fees payable to the Trustee. The Master Servicer is entitled to retain as additional servicing compensation any assumption and reconveyance fees, to the extent collected from mortgagors, and any interest or other income earned on funds held in the Custodial Account or the Certificate Account. It is not anticipated that the Master Servicer will enter into any subservicing arrangements with respect to the Mortgage Loans. However, the Master Servicer intends to enter into an arrangement with a newly-formed affiliate of DLJMC under which such affiliate will assist the Master Servicer in collection and loss mitigation activities with respect to those Mortgage Loans that become delinquent. The Master Servicer will pay the fee charged by such entity in connection therewith. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. See "Servicing of Loans--Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer and subservicers and for information regarding expenses payable by the Master Servicer.

VOTING RIGHTS

      Certain actions specified in the Prospectus that may be taken by holders of Certificates evidencing a specified percentage of all undivided interests in the Trust Fund may be taken by holders of Certificates entitled in the aggregate to such percentage of the Voting Rights. 95% of all Voting Rights will be allocated among all holders of the Certificates (other than the Variable Strip Certificates, the Class SB Certificates and the Class R Certificates) in proportion to their then outstanding Certificate Principal Balances, 2%, 2%, and 1% of all Voting Rights will be allocated among holders of the Variable Strip Certificates, the Class SB Certificates and the Class R Certificates, respectively, in proportion to the Percentage Interests (as defined in the Prospectus) evidenced by their respective Certificates. The Pooling and Servicing Agreement will be subject to amendment without the consent of the holders of the Residual Certificates in certain circumstances.

EVENTS OF DEFAULT AND TERMINATION EVENT

      Events of default ("Events of Default") under the Pooling and Servicing Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (ii) any failure by the

Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing

                                     S-68

Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations; and (iv) any failure of the Master Servicer to make any Advance as required which is not remedied one business day prior to the related Distribution Date.

      A termination event ("Termination Event") under the Pooling and Servicing Agreement will consist of a determination by the Trustee on the Determination Date in March of any year, commencing in March 1997 and ending in March 2006, that (a) if such Determination Date occurs in or before March 2001, the Total Expected Losses (as defined below) on such Determination Date is greater than 50% of the Initial Loss Coverage Amount (as defined below) and (b) if such Determination Date occurs after March 2001 and in or before March 2006, the Total Expected Losses on such Determination Date is greater than 75% of the Initial Loss Coverage Amount.

      On any Determination Date, "Total Expected Losses" will equal the sum of
(a) all Realized Losses previously allocated through Subordination and (b) all Prospective Losses (as defined below) as of such Determination Date. "Prospective Losses," as of any Determination Date, will be an amount equal to the sum of (i) the product of (x) the aggregate Stated Principal Balance of the Mortgage Loans that are 31 days to 60 days delinquent, (y) 25% and (z) the Loss Severity Percentage (as defined below), (ii) the product of (x) the aggregate Stated Principal Balance of the Mortgage Loans that are 61 days to 90 days delinquent, (y) 50% and (z) the Loss Severity Percentage and (iii) the product of (x) the aggregate Stated Principal Balance of the Mortgage Loans that are 91 days or more delinquent plus the aggregate Stated Principal Balance of all REO Properties, if any, and (y) the Loss Severity Percentage. For purposes of calculating Prospective Losses, Mortgage Loans in foreclosure will be categorized based on their respective number of days of delinquency. The "Initial Loss Coverage Amount" will equal the sum of the aggregate initial Certificate Principal Balance of the Class B Certificates and 2.500% of the aggregate Certificate Principal Balance of all of the Certificates and the "Loss Severity Percentage" will be equal to 2.500%.

RIGHTS UPON EVENT OF DEFAULT OR TERMINATION EVENT

      So long as an Event of Default under the Pooling and Servicing Agreement as described in clauses (i), (ii) and (iii) of the third preceding paragraph remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights shall, by notice in writing to the Master Servicer terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Trust Fund. If an Event of Default under the Pooling and Servicing Agreement as described in clause (iv) of the third preceding paragraph shall occur, the Trustee will, by notice to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Trust Fund; provided, however, that if the Trustee determines that the failure by the Master Servicer to make any required Advance was due to circumstances beyond its control and the required Advance was otherwise made, the Trustee shall not terminate the Master Servicer. If a Termination Event under the Pooling and Servicing Agreement as described in the second preceding paragraph shall occur, the Trustee will give notice to the Master Servicer and the Certificateholders of such Termination Event within 5 days and, upon the direction of holders of Certificates entitled to at least 51% of the Voting Rights received within 90 days of such notice, the Trustee shall, by notice to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Trust Fund. Upon receipt by the Master Servicer of any such written notice, all authority and power of the Master Servicer under the Pooling and Servicing Agreement will pass to and be vested in the Trustee, and the Trustee will be authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact, or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination. Upon receipt by the Master Servicer of notice of termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling, it may, or if it is unable or if the holders of Certificates evidencing not less than 51% of the Voting Rights request in writing, it shall, appoint or petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, with a net worth of at least $10,000,000 to act as successor

                                     S-69

to the Master Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under the Pooling and Servicing Agreement. In addition, holders of Certificates evidencing at least 66% of the Voting Rights of Certificates affected by an Event of Default may waive such Event of Default; provided, however, that (a) an Event of Default with respect to the Master Servicer's obligation to make Advances may be waived only by all of the holders of Certificates affected by such Event of Default and (b) no such waiver is permitted that would materially adversely affect any non-consenting Certificateholder. See "The Pooling and Servicing Agreements--Rights Upon Event of Default" in the Prospectus.

LIMITATION ON RESIGNATION OF THE MASTER SERVICER

      The Master Servicer may resign from its obligations and duties under the Pooling and Servicing Agreement only if such resignation, and the appointment of a successor, will not result in a downgrading of the ratings assigned to any Class of Certificates, or upon a determination that its duties under the Pooling and Servicing Agreement are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's responsibilities, liabilities, obligations and duties under the Pooling and Servicing Agreement. Any proposed successor Master Servicer must be an established mortgage loan servicing institution, must be reasonably acceptable to the Trustee, must be acceptable to each Rating Agency for purposes of maintaining its then-current ratings of the Certificates and must comply with any further requirements of a successor Master Servicer under the Pooling and Servicing Agreement.

TERMINATION

      The obligations created by the Pooling and Servicing Agreement will terminate upon payment to the Certificateholders of all amounts held in the Certificate Account and the Excess Proceeds Account required to be paid to the Certificateholders pursuant to such Pooling and Servicing Agreement, following the earlier of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all of the assets of the Trust Fund by the Master Servicer when the aggregate principal balance of the Mortgage Loans equals 5% or less of the aggregate principal balance as of the Cut-off Date, pursuant to a provision of the Agreement giving the Master Servicer the right to do so. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

      Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each outstanding Mortgage Loan (net of unreimbursed advances attributable to principal) as of the day of such repurchase plus accrued interest thereon at the Net Mortgage Rate to the first day of the month of such repurchase, plus (b) the appraised value of any property acquired in respect of any defaulted Mortgage Loan (but not more than the unpaid principal balance of that Mortgage Loan together with accrued interest at the applicable Net Mortgage Rate to the first day of the month of such purchase) less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof. The exercise of the right to purchase the assets of the Trust Fund as set forth in clause (ii) of the preceding paragraph will effect early retirement of the Certificates.

THE TRUSTEE

      Bankers Trust Company will be the Trustee under the Pooling and Servicing Agreement. The Depositor and the Seller may maintain other banking relationships in the ordinary course of business with the Trustee. Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 4 Albany Street, Second Floor, New York, New York 10006, or at such other addresses as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

      The Trustee is eligible to serve as such under the Pooling and Servicing Agreement only if it is a corporation or banking association organized and doing business under the laws of the United States or any state


                                     S-70

thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority and has combined capital and surplus of at least $50,000,000.

      The Trustee may, upon written notice to the Master Servicer, the Depositor and all Certificateholders, resign at any time, in which event the Master Servicer will be obligated to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted appointment within 60 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. Any such successor Trustee must be approved by Moody's and DCR. The Trustee may also be removed at any time (i) by the Master Servicer, if the Trustee ceases to be eligible to continue as such as described above or if the Trustee becomes insolvent or (ii) by holders of Certificates evidencing at least 51% of the Voting Rights. Any removal or resignation of the Trustee and appointment of a successor Trustee as described above will not become effective until acceptance of appointment by the successor Trustee.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC within the meaning of Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

      For federal income tax purposes, the Senior Certificates, the Class B Certificates and the Class SB Certificates will be "regular interests" in the REMIC and the Class R Certificates will be the sole Class of "residual interests" in the REMIC. The Senior Certificates, the Class B Certificates and the Class SB Certificates generally will be treated as debt obligations of the Trust Fund for federal income tax purposes.

      For federal income tax reporting purposes, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class B-1 Certificates will not, and the Class SA Certificates, the Class B-2 Certificates and the Class B-3 Certificates will, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and amortizable premium, if any, for federal income tax purposes will be that subsequent to the date of any determination the Mortgage Loans will prepay at a CPR percentage equal to 18%. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," "--Market Discount" and "--Premium" in the Prospectus.

      If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificate issued with original issue discount, in particular the Variable Strip Certificates, the amount of original issue discount allocable to such period will be zero and the holder of such a Certificate will be permitted to offset such negative amount only against future original issue discount, if any, attributable to such Certificate. Although uncertain, a Certificateholder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

      The OID Regulations appear to permit in some circumstances the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust Fund in preparing reports to the Certificateholders and the IRS. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates in this regard.

      Certain Classes of Certificates may be treated as having been issued with a premium. Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such Certificates and will be applied as an offset against such interest payments. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

                                     S-71

      The Offered Certificates will be treated as "qualifying real property loans" under Section 593(d) of the Code, assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(5)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. See
"Certain  Federal   Income  Tax  Consequences--REMICs--Characterization  of
Investment in REMIC Certificates" in the Prospectus.

      To the extent permitted by then applicable law, any "prohibited transactions tax," "contributions tax," tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the Trust Fund will be borne by the Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law. Any such tax not borne by the Master Servicer or the Trustee will be payable out of the Trust Fund, which may reduce the amounts otherwise payable to holders of the Offered Certificates, to the extent any such tax exceeds amounts otherwise payable to holders of the Certificates not offered hereby. See "Certain Federal Income Tax Consequences--

REMICs--Prohibited Transactions Tax and Other Taxes" in the Prospectus.

      For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the Prospectus.

                            METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Depositor and Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter"), an affiliate of the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

      The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

      The distribution of the Offered Certificates by the Underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The proceeds to the Depositor from the sale of the Offered Certificates will be approximately $35,139,161.03 plus accrued interest at the weighted average of the Net Mortgage Rates as of the Cut-off Date but before deducting expenses payable by the Depositor. The Underwriter may effect such transactions by selling its Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of an underwriting discount. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

      The Underwriting Agreement provides that the Depositor will indemnify the Underwriter, and under limited circumstances the Underwriter will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

      See "The Seller" for certain information regarding the relationship between certain affiliates of the Underwriter and the Seller.

                                     S-72

      There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the Prospectus under "The Pooling and Servicing Agreements--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                               USE OF PROCEEDS

      The Depositor will apply the net proceeds from the sale of the Offered Certificates against the purchase price of the Mortgage Loans.

                                LEGAL OPINIONS

      Certain legal matters relating to the Certificates will be passed upon for the Depositor and for the Underwriter by Thacher Proffitt & Wood, New York, New York.

                                   RATINGS

      It is a condition to the issuance of the Offered Certificates that the Class A Certificates, the Principal Only Certificates and the Variable Strip Certificates be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Duff & Phelps Credit Rating Co. ("DCR"), the Class B-1 Certificates be rated "Aa3" by Moody's and "AA" by DCR, the Class B-2 Certificates be rated "A3" by Moody's and "A+" by DCR and the Class B-3 Certificates be rated "Baa3" by Moody's and "BBB" by DCR.

      The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which such certificateholders are entitled. Ratings by Moody's address the structural, legal and issuer-related aspects associated with the certificates, including the nature and quality of the underlying mortgage loans. Such ratings do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. With respect to the Variable Strip Certificates, the ratings address only the likelihood of receipt by the holders of the Variable Strip Certificates of distributions thereon in the amounts calculated as described herein and does not address the possibility that such Certificateholders might suffer a lower than anticipated yield or the possibility that investors in the Variable Strip Certificates may fail to fully recoup their initial investment.

      The ratings assigned by DCR to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. DCR's ratings reflect its analysis of the riskiness of the mortgage loans and its analysis of the structure of the transaction as set forth in the operative documents. DCR's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgages. Further, in the case of the Variable Strip Certificates, the rating does not address whether investors will recoup their initial investment.

      The Depositor has not requested ratings on the Offered Certificates by any rating agency other than Moody's and DCR. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what ratings would be assigned by such other rating agency. Ratings on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by Moody's and DCR.

      A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                     S-73

                               LEGAL INVESTMENT

      The Offered Certificates (other than the Class B-2 Certificates and the Class B-3 Certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in at least the second highest rating category by Moody's or DCR and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provided that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. The Class B Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

      The Federal Financial Institutions Examination Council issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions (to the extent adopted by the respective federal regulators) setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Office of Thrift Supervision and, in part, by the National Credit Union Administration (the "NCUA"). In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities. The NCUA has indicated that its regulations will take precedence over the Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over depository institutions. The Depositor makes no representations regarding the application of the Policy Statement, or of such similar statements and regulations, to any Class of Offered Certificates or the treatment of the Offered Certificates thereunder.

      The Depositor makes no representations as to the proper characterization of any Class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent any Class of the Offered Certificates, and in particular the Class B Certificates, constitutes a legal investment or is subject to investment, capital or other restrictions.

      See "Legal Investment" in the Prospectus.

                             ERISA CONSIDERATIONS

      The U.S. Department of Labor has granted to the Underwriter an individual exemption (Prohibited Transaction Exemption 90-83) which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the excise taxes imposed by Section 4975(a) and (b) of the Code and 502(i) of ERISA, transactions relating to the purchase, sale and holding by employee benefit plans and other persons subject to ERISA and the Code ("Plans") of pass-through certificates underwritten by the Underwriter, provided that certain conditions are satisfied. In addition, other exemptions may possibly apply to a Plan's investment in Certificates. Because the Class A-2 Certificates, and the Class B Certificates will not qualify for the foregoing prohibited transaction exemption (or any similar exemption that might be available), transfers of such Certificates to any Plan as described above, to a trustee or other Person acting on behalf of any Plan, or to any other person who is using "plan assets" of any Plan to effect such acquisition (including any insurance company using funds in its general or separate accounts that may constitute "plan assets"), will not be registered unless the transferee provides an opinion of counsel satisfactory to the Master Servicer, the Depositor and the Trustee that the purchase of any such Certificate is permissible under applicable law and will not subject the Master Servicer, the Depositor or the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. In the case of any transfer of the foregoing Certificates to an insurance company, in lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the source of funds used to purchase such Certificates is an "insurance company general account" (as such term is defined in the Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") issued by the United States Department of Labor) and that there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same

                                     S-74

employer (or any "affiliate" thereof, as defined in PTCE 95-60), or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of acquisition of such Certificates. See "ERISA Considerations" in the Prospectus.

                                     S-75


PROSPECTUS
MARCH 27, 1995

                         DLJ MORTGAGE ACCEPTANCE CORP.
                                   DEPOSITOR
                      MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

       This Prospectus relates to Mortgage Pass-Through Certificates (the "Certificates") which may be sold from time to time under this Prospectus and related Prospectus Supplement in one or more series (each a "Series") by DLJ Mortgage Acceptance Corp. (the "Depositor"). Capitalized terms not otherwise defined herein have the meanings specified in the Glossary attached hereto.

       Each Certificate of a Series will evidence a beneficial ownership interest in assets deposited into a trust (a "Trust Fund") by the Depositor pursuant to a Pooling and Servicing Agreement executed by the Depositor, the Trustee and the Master Servicer for such Series specified in the related Prospectus Supplement. The Trust Fund will consist of Mortgage Assets, which may include Mortgage Loans or participation interests therein, Manufactured Home Loans or participation interests therein, Agency Securities, Private Mortgage-Backed Securities or any combination of the foregoing and other assets, including any insurance policies, reserve funds or other credit supports specified in the related Prospectus Supplement. Manufactured Home Loans and the Mortgage Loans in the Trust Fund for a Series will have been originated by various financial institutions and other entities engaged generally in the business of originating and/or servicing housing loans. Some of the Mortgage Loans or Manufactured Home Loans may have been originated by the Depositor or any of its affiliates. The Mortgage Loans and the Manufactured Home Loans may include (without limitation) fixed rate or adjustable rate Conventional Loans, FHA Loans or VA Loans and may provide for graduated equity, graduated payment, "buy-down" or other payment features, and may call for payments from the obligors other than monthly, as specified in the related Prospectus Supplement, Mortgage Loans underlying or comprising the Mortgage Assets will be secured by property consisting of single family (one-to-four family) attached or detached residential housing or multifamily residential rental properties or cooperatively owned properties consisting of five or more attached or detached dwelling units. Mortgage Loans that are Cooperative Loans will be secured by assignments of shares and a proprietary lease or occupancy agreement on a cooperative apartment. Manufactured Home Loans underlying or comprising the Mortgage Assets will be secured by property consisting of a Manufactured Home. See "THE TRUST FUNDS" herein. Manufactured Home Loans and the Mortgage Loans (or participation interests therein) will be serviced by various servicers under the supervision of the Master Servicer or by the Master Servicer directly as specified in the related Prospectus Supplement. The Master Servicer's and any Servicer's obligations will be limited to its contractual, supervisory and/or servicing obligations and such other obligations as are specified in the related Prospectus Supplement. See "SERVICING OF LOANS" herein.

       Each Series of Certificates will consist of one or more Classes, and any Class may include subclasses. If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Assets held under the Pooling and Servicing Agreement may be divided into one or more Asset Groups and the Certificates of each separate Class will evidence beneficial ownership of each corresponding Asset Group. See "DESCRIPTION OF THE CERTIFICATES" herein.

       Distribution of principal and interest of the Certificates of each Series will be made on each Distribution Date for a Series. The rate of reduction of the aggregate principal balance of each Class of a Series will depend principally upon the rate of payment (including prepayments) with respect to the Loans comprising or underlying the Mortgage Assets. A rate of prepayment lower or higher than anticipated may affect yield on Certificates of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, the Mortgage Assets may be purchased by the entity specified in the related Prospectus Supplement and the related Trust Fund terminated prior to the maturity of the Mortgage Assets or the Final Scheduled Distribution Date of the Certificates of the related Series. If so specified in the related Prospectus Supplement, Certificates of a Series may be subject to special distributions in reduction of principal balance under certain circumstances. See "DESCRIPTION OF THE CERTIFICATES" and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein.

       The Certificates evidence an interest in the related Trust Fund only, and are not guaranteed by any governmental agency, or by the Depositor, the Trustee, the Master Servicer, or by any of their respective affiliates or, unless otherwise specified in the related Prospectus Supplement, by any other person or entity. The Depositor's only obligations with respect to any Series will be pursuant to certain representations and warranties set forth in the related Pooling and Servicing Agreement as described herein or in the related Prospectus Supplement. See "THE POOLING AND SERVICING AGREEMENTS" herein.

       If specified in the related Prospectus Supplement, an election may be made to treat the Trust Fund for a Series as a "Real Estate Mortgage Investment Conduit" (a "REMIC") for federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" herein.

       Certificates of a Series offered hereby and by the related Prospectus Supplement may be made through one or more different methods, including offerings through Donaldson, Lufkin & Jenrette Securities Corporation, an affiliate of the Depositor, as more fully described herein and in the related Prospectus Supplement. See "PLAN OF DISTRIBUTION" herein.

       The Certificates are offered when, as and if delivered to and accepted by the Underwriters subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities offered hereby unless accompanied by a Prospectus Supplement.


                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION


                             PROSPECTUS SUPPLEMENT

       The Prospectus Supplement relating to each Series of Certificates will, among other things, set forth with respect to such Series: (a) the aggregate initial principal balances, the Pass-Through Rate or Certificate Rate (or method for determining it in the case of Floating Interest Certificates) and authorized denominations of each Class of such Series; (b) certain information concerning the Trust Fund for such Series, including the principal amount, type and characteristics of Mortgage Assets included in the Trust Fund on the date of issue, and, if applicable, the amount of Reserve Funds, if any, for such Series;
(c) where Private Mortgage-Backed Securities are included in the Trust Fund, information concerning the PMBS Issuer, the PMBS Trustee, the PMBS Servicer, if any, under which Special Distributions of principal may be made or a Trust Fund terminated prior to the Final Scheduled Distribution Date; (e) the Final Scheduled Distribution Date of each Class of a Multiple Class Series; (f) the method used to calculate the aggregate amount of principal to be distributed with respect to the Certificates of such Series on each Distribution Date; (g) the order of the application of principal distributions to the respective Classes and the allocation of principal to be so applied; (h) the extent of subordination of each Class of Subordinate Certificates, if any; (i) the identity of each Class of Compound Interest Certificates, Floating Interest Certificates, Principal Weighted Certificates, Interest Weighted Certificates, Subordinate Certificates and Reduced Volatility Certificates ("RV Certificates") included in such Series, if any; (j) the principal amount of each Class of a Multiple Class Series that would be outstanding on specified Distribution Dates, if the Loans underlying or comprising the Mortgage Assets for such Series were prepaid at various assumed rates; (k) the Distribution Dates for the respective Classes; (l) the Assumed Reinvestment Rate (if applicable); (m) the percentage of Excess Cash Flow to be applied to distributions in reduction of principal balance of Certificates of a Multiple Class Series; (n) additional information with respect to any pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond or other credit support, if any, relating to the Series or the Mortgage Assets; and (o) the plan of distribution for such Series.

                            ADDITIONAL INFORMATION

       The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 75 Park Place, New York, New York 10007. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                         REPORTS TO CERTIFICATEHOLDERS


       Periodic and annual reports concerning the related Trust Fund are required under the Pooling and Servicing Agreement to be forwarded to Certificateholders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. See "THE POOLING AND SERVICING AGREEMENTS--Reports to Certificateholders" herein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       All documents subsequently filed by the Depositor on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Prospectus Supplement and prior to the termination of any offering of the Certificates issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

       The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: DLJ Mortgage Acceptance Corp., 140 Broadway, New York, New York 10005, Attention:
N. Dante LaRocca.




                     SUMMARY OF TERMS OF THE CERTIFICATES

       The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the terms and provisions of the related Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") executed by the Depositor, the master servicer (the "Master Servicer") and the trustee (the "Trustee") as specified in the related Prospectus Supplement. All capitalized terms not otherwise defined in this Prospectus or the related Prospectus Supplement for a Series have the respective meanings assigned to them in the "GLOSSARY."

SECURITIES OFFERED

       The Mortgage Pass-Through Certificates (the "Certificates") are issuable from time to time in separate Series pursuant to separate Pooling and Servicing

Agreements. Each Certificate of a Series will evidence a beneficial ownership interest in the Trust Fund for such Series, or in an Asset Group specified in the related Prospectus Supplement. The Certificates will be issuable in fully registered form in the authorized minimum denominations and multiples thereof specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Certificates or certain classes of such Certificates offered thereby may be available in book-entry form only.

       The Certificates of a Series will evidence interests in the related Trust Fund only and will not be guaranteed by any governmental agency, by the Depositor, the Trustee, the Master Servicer or by any of their respective affiliates, or unless otherwise specified in the related Prospectus Supplement, by any other person or entity. See "SPECIAL CONSIDERATIONS" and "CREDIT SUPPORT" herein.

       Each series of Certificates will consist of one or more Classes. If a Series consists of multiple Classes, the respective Classes may differ with respect to the amount, percentage and timing of distributions of principal, interest or both. Additionally, one or more Classes may consist of Subordinate Certificates which are subordinated to other Classes of Certificates with respect to the right to receive distributions of principal, interest, or both under the circumstances and in such amounts as described herein and in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any Class of Certificates of a Series will be offered hereby and by such Prospectus Supplement only if rated by at least one Rating Agency in one of its two highest rating categories. See "DESCRIPTION OF THE CERTIFICATES--General," "CREDIT SUPPORT--Subordinated Certificates" and "SPECIAL CONSIDERATIONS" herein.

DEPOSITOR

       DLJ Mortgage Acceptance Corp., a Delaware corporation (the "Depositor"), is a limited purpose corporation organized primarily for the purpose of investing in the Mortgage Assets for each Trust Fund. The principal executive offices of the Depositor are located at 140 Broadway, New York, New York and its telephone number is (212) 504-3000. All of the outstanding capital stock of the Depositor is owned by Donaldson, Lufkin & Jenrette, Inc. The Depositor's only obligations with respect to the Certificates will be pursuant to certain representations and warranties described herein under "THE POOLING AND SERVICING AGREEMENTS." Neither the Depositor, its parent nor any affiliate of the Depositor will guarantee the Certificates or the assets included in the Trust Fund for a Series. See "SPECIAL CONSIDERATIONS" and "THE DEPOSITOR."

TRUSTEE

       The Trustee with respect to a Series will be specified in the related Prospectus Supplement. See "THE POOLING AND SERVICING AGREEMENTS" herein for a description of the Trustee's rights and obligations.

INTEREST DISTRIBUTIONS

       Interest Distributions on the Certificates of a Series will be made from amounts available therefor in the related Certificate Account on each Distribution Date at the applicable Pass-Through Rate or Certificate Rate specified in (or, with respect to Floating Interest Certificates, determined in the manner set forth in) the related Prospectus Supplement. The Pass-Through Rate on Certificates of a Series may be variable and change with changes in the mortgage rate or pass-through rates of the Mortgage Assets included in the related Trust Fund and/or as prepayments occur with respect to such Mortgage Assets.

       Principal Weighted Certificates may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions.

       Compound Interest Certificates will not receive distributions of interest but interest accruing with respect to the principal balance of such compound Interest Certificates will be added to such principal balance on each Distribution Date until the Accrual Termination Date. Following the Accrual Termination Date, interest distributions with respect to such Compound Interest Certificates will be made on the basis of their Compound Value.

       A Multiple Class Series may include one or more Classes of Floating Interest Certificates. With respect to any such Class of Floating Interest Certificates, the related Prospectus Supplement will set forth: (a) the initial Floating Rate (or manner of determining the initial Floating Rate); (b) the method by which the Floating Rate will be determined from time to time; (c) the periodic intervals at which such determination will be made; and (d) the Maximum Floating Rate and the Minimum Floating Rate, if any.
See "DESCRIPTION OF THE CERTIFICATES" and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein.

PRINCIPAL DISTRIBUTIONS (INCLUDING PREPAYMENTS)

       Principal distributions on the Certificates of a Series will be made from amounts available therefor in the related Certificate Account on each Distribution Date in an aggregate amount determined as specified in the related Prospectus Supplement. Principal distributions will be allocated among the respective Classes of a Series in the manner and in the priority set forth in the related Prospectus Supplement.

       Interest Weighted Certificates may not be entitled to any principal distributions or may be entitled to receive only nominal principal distributions.

       To the extent specified in the related Prospectus Supplement, Certificates of a Multiple Class Series having other than monthly Distribution Dates may, if so specified in the related Prospectus Supplement, be subject to Special Distributions of principal if, as a result of principal prepayments with respect to the housing loans comprising or underlying the Mortgage Assets in the related Trust Fund, low reinvestment yields or both, it is determined (based on assumptions specified in the related Pooling and

Servicing Agreement) that the amount of cash anticipated to be available in the

Certificate Account for such Series on the next Distribution Date may be less than the scheduled distributions to be made on such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES" and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein.

FINAL SCHEDULED DISTRIBUTION DATE

       The Final Scheduled Distribution Date for each Class of a Series is the date after which no Certificates of such Class will remain outstanding, assuming timely payments or distributions are made on the Mortgage Assets in the related Trust Fund in accordance with their terms. The Final Scheduled Distribution Date of a Class may equal the maturity date of the Mortgage Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

       The actual maturity date of the Certificates of a Series will depend primarily upon the level of prepayments with respect to the housing loans comprising or underlying the Mortgage Assets in the related Trust Fund. The actual maturity of any Certificate is likely to occur earlier and may occur substantially earlier than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Certificates. The rate of prepayments on the housing loans comprising or underlying Mortgage Assets in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such housing loans and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "SPECIAL CONSIDERATIONS" and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein.

OPTIONAL TERMINATIONS

       If so specified in the related Prospectus Supplement, the Depositor, the Master Servicer, or such other entity that is specified in the related Prospectus Supplement, may, at its option, cause an early termination of the related Trust Fund by repurchasing all of the Mortgage Assets remaining in the Trust Fund on or after a specified date, or on or after such time as the aggregate unpaid principal balance of the Mortgage Assets is less than the percentage specified in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--Optional Termination."

THE TRUST FUND

       The Trust Fund for a Series will consist of Private Mortgage-Backed Securities, Agency Securities, Mortgage Loans or participation interests therein, Manufactured Home Loans or participation interests therein, or any combination of the foregoing (the "Mortgage Assets"), together with certain accounts, reserve funds, insurance policies and related agreements specified in the related Prospectus Supplement. (Mortgage Loans and Manufactured Home Loans are referred to herein as "Loans".) If so specified in the related Prospectus Supplement, the Mortgage Assets may be divided into Asset Groups and the Certificates of separate Classes will evidence beneficial interests of a corresponding Asset Group. The Trust Fund for a Series will also include the Collection Account, the Certificate Account, and may include certain policies of insurance relating to the Mortgage Assets, and various credit supports, all as specified in the related Prospectus. See "THE TRUST FUNDS--Collection Account and Certificate

Account" and "CREDIT SUPPORT" and "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE" herein.

       a.  MORTGAGE ASSETS

       The Mortgage Assets for a Series of Certificates may consist of any combination of the following to the extent and as specified in the related Prospectus Supplement:

       (1) PRIVATE MORTGAGE-BACKED SECURITIES

       Private Mortgage-Backed Securities may include (a) mortgage participations or pass-through certificates representing beneficial interests in certain Loans, (b) collateralized mortgage obligations secured by such Loans or
(c) pass-through certificates representing beneficial interests in Agency Securities. Although individual Loans underlying a Private Mortgage-Backed Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be so insured or guaranteed. See "THE TRUST FUNDS--Private Mortgage-Backed Securities." Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, payments on the Private Mortgage-Backed Securities will be distributed directly to the Trustee as registered owner of such Private Mortgage-Backed Securities. See "THE TRUST FUNDS--Private Mortgage-Backed Securities" herein.

       The related Prospectus Supplement for a Series will specify (i) the aggregate approximate principal amount and type of any Private Mortgage-Backed Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, negative amortization, or other payment features), (B) the approximate aggregate principal amount, if known, of the underlying Loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Loans, and (D) the minimum and maximum stated maturities of the Loans at origination; (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities; (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities;
(vii) the Issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer"), the Servicer of the Private Mortgage-Backed Securities (the "PMBS Servicer") and the trustee of the Private Mortgage-Backed Securities (the "PMBS Trustee");
(viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees, relating to the Loans underlying the Private Mortgage-Backed Securities, or to such Private Mortgage-Backed Securities themselves; (ix) the terms on which underlying Loans for such Private Mortgage-Backed Securities may, or are required to, be repurchased prior to stated maturity; and (x) the terms on which substitute Loans may be delivered to replace those initially deposited with the PMBS Trustee. See "THE TRUST FUNDS" herein.

       (2) AGENCY SECURITIES

       Mortgage Assets for a series may consist, in whole or part, of certain assets (the "Agency Securities") of GNMA Certificates, FNMA Certificates, FHLMC Certificates or a combination thereof. Any GNMA Certificates included in a Trust Fund will be guaranteed as to full and timely payment of principal and interest by GNMA, which guaranty is backed by the full faith and credit of the United

States. Any FHLMC Certificates included in the Trust Fund will be guaranteed as to the timely payment of interest and ultimate collection (and if so specified in the related Prospectus Supplement timely payment of principal) by FHLMC. Any FNMA Certificates included in a Trust Fund will be guaranteed as to timely payment of scheduled payments of principal and interest by FNMA. No FNMA or FHLMC Certificates will be backed, directly or indirectly, by the full faith and credit of the United States.

       Each Agency Security will evidence an interest in a pool of mortgage loans and/or cooperative loans, and/or in principal distributions and interest distributions thereon. The Prospectus Supplement for each Series will specify the aggregate approximate principal balance of GNMA, FNMA and FHLMC Certificates included in a Trust Fund and will describe the principal characteristics of the underlying mortgage loans or cooperative loans and any insurance, guaranty or other credit support applicable to such loans, the Agency Securities or both. In addition, the related Prospectus Supplement will describe the terms upon which distributions will be made to the Trustee as holder of the Agency Securities. The Agency Securities included in any Trust Fund will be registered in the name of the Trustee or its nominee or in the case of book-entry Agency Securities in the name of a financial intermediary with a Federal Reserve Bank or a clearing corporation and will be held by the Trustee only for the benefit of the related Series of Certificates.

       CERTIFICATE ACCOUNT

       All distributions on any Mortgage Certificates, and all payments (including prepayments, liquidation proceeds and insurance proceeds) received from the Servicer on any Mortgage Loans, included in the Pool for a Series will be remitted to an account (the "Certificate Account"), and, together with any amounts available pursuant to the terms of any applicable credit support and any other amounts described in the related Supplement, will be available for distribution on the Certificates of such Series as described in the related Supplement. Such Certificate Account shall be an Eligible Account or Accounts established and maintained by the Servicer for the benefit of the holders of a Series of Certificates.

       EARLY TERMINATION OF POOLS

       The Servicer or, for a Series of REMIC Certificates, the holders of the

Residual Certificates of such Series or the REMIC Administrator may have the option to repurchase the Mortgage Loans and/or Mortgage Certificates included in the related Pool and thereby terminate the related Pooling Agreement. Any such option will be exercisable at the times and upon satisfaction of the conditions specified in the related Supplement.

       SUBSTITUTION OF MORTGAGE LOANS AND/OR MORTGAGE CERTIFICATES

       Substitution of Mortgage Loans and/or Mortgage Certificates will be permitted for a period specified in the related Supplement following notice of breaches of representations and warranties with respect to any original Mortgage Loan or notice that the documentation with respect to any Mortgage Loan is determined by the Trustee to be incomplete. Other circumstances under which substitutions may be permitted will be described in the related Supplement.

       (3) MORTGAGE LOANS

       Mortgage Assets for a Series may consist, in whole or in part, of Mortgage Loans or participation interests therein. Participation interests in Mortgage Loans will be purchased pursuant to participation agreements. See "THE TRUST FUNDS--General" herein. Payments on Mortgage Loans will be collected by the Master Servicer (or by a Servicer), as specified in the related Prospectus Supplement, and such payments (net of servicing fees and certain other amounts) will be available to make distributions on the Certificates of that Series. See "SERVICING OF LOANS" herein. Mortgage Loans may, as specified in the related Prospectus Supplement, include Conventional Loans, FHA Loans or VA Loans and may have various payment characteristics and may include growing equity mortgage loans ("GEM Loans"), graduated payment mortgage loans ("GPM Loans"), buy-down mortgage loans ("Buy-Down Loans"), bi-weekly payment loans ("Bi-Weekly Loans") or Loans having balloon or other special payment features. The Mortgage Loans may have fixed or adjustable interest rates (Mortgage Loans having such adjustable rates hereinafter sometimes referred to herein as "Adjustable Rate Mortgages," or "ARMs"). ARMs will, as described in the related Prospectus Supplement, permit or require periodic changes in the mortgage rate, and in the scheduled payments of principal and interest due from the obligor on the related mortgage note. The Mortgage Loans may include Mortgage Loans secured by mortgages, deeds of trust or other security instruments creating a first lien on related Mortgaged Properties. The Mortgage Loans may include Cooperative Loans secured by an assignment by the borrower (the "tenant-stockholder") of a security interest in shares issued by a private, non-profit, cooperative housing association (a "Cooperative") and related proprietary lease or occupancy agreement on a cooperative dwelling (the "Cooperative Dwelling"). The Mortgage Loans may also include Condominium Loans secured by a Mortgage on the Condominium Unit, together with such Condominium Unit's appurtenant interest in the common elements. The Mortgaged Properties may consist of one-to four-family attached or detached residential housing (including shares in a Cooperative and the related proprietary lease or occupancy agreement) ("Single Family Property") or multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units ("Multifamily Property"). Single Family Property may be owner occupied and may include vacation or second homes or may consist in whole or in part of non-owner occupied investment properties, as specified in the related Prospectus Supplement.

       To the extent described herein or in the related Prospectus Supplement, all Mortgaged Property will be covered by standard hazard insurance policies (which may be a blanket policy) insuring against losses due to various causes, including fire, lightning and windstorm. Mortgaged Property located in a federally designated special hazard flood zone will be required to be covered by flood insurance. With respect to a Cooperative Dwelling, the Cooperative is responsible for maintaining standard hazard insurance on the real property owned by the Cooperative, and standard hazard insurance on the Cooperative Dwelling securing a Mortgage Loan will not generally be required. With respect to a Condominium Unit, the Condominium Association is responsible for maintaining standard hazard insurance insuring the entire Condominium Building (including each individual Condominium Unit) and separate hazard insurance on the Condominium Unit securing a Mortgage Loan will not generally be required. Mortgage Loans that are Conventional Loans secured by Single Family Property will be required to be covered by primary mortgage insurance policies to the extent described herein or in the related Prospectus Supplement. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE" herein.

       The related Prospectus Supplement will describe the principal characteristics of the Mortgage Loans included in the Trust Fund, including, without limitation, (a) the aggregate outstanding principal balance of the Mortgage Loans as of the related Cut-off Date, (b) the geographical distribution of the Mortgaged Properties by state or other specified geographical area, (c) the weighted average original and remaining scheduled term-to-stated maturity of the Mortgage Loans, (d) the relative percentages (by aggregate outstanding principal balance) of Mortgage Loans that have fixed interest rates or are ARMs, Buy-Down Loans, GEM Loans, Bi-Weekly Loans, GPM Loans or Mortgage Loans having other special payment characteristics, (e) the relative percentages of Mortgage Loans secured by Cooperative Dwellings, (f) the relative percentages of Mortgage Loans that are secured by Mortgaged Properties which are owner-occupied or are investment properties or vacation and second homes, (g) the range of Loan-to-Value Ratios for the Mortgage Loans, (h) the weighted average outstanding principal balance of the Mortgage Loans as of the Cut-off Date, and (i) any primary or pool insurance policies, guarantees or other credit support for such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have a 10-to-40 year term at origination and a Loan-to-Value Ratio at origination not exceeding 95%. Unless otherwise described in the related Prospectus Supplement, each Mortgage Loan that is a Conventional Loan secured by a Single Family Property having a Loan-to-Value Ratio exceeding 80% will be required to be covered by a primary mortgage insurance policy as described herein or in the related Prospectus Supplement.

       Mortgage Loans that constitute Mortgage Assets will be purchased by the Depositor in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Depositor or with the Master Servicer.


       (4) MANUFACTURED HOME LOANS

       Mortgage Assets may consist, in whole or in part, of manufactured housing conditional sales contracts and installment loan agreements with respect to Manufactured Homes (the "Manufactured Home Loans") or participation interests therein. Unless otherwise stated in the Prospectus Supplement, participation interests in Manufactured Home Loans will be purchased pursuant to a participation agreement. See "THE TRUST FUNDS--General."

       Each Manufactured Home Loan will be secured by a new or used Manufactured Home. Manufactured Home Loans may be a Conventional Loan, FHA Loan or VA Loan. Unless otherwise specified in the related Prospectus Supplement, Manufactured Home Loans that are Conventional Loans will not be covered by primary mortgage insurance policies. Each Manufactured Home which secures a Manufactured Home Loan will be covered by a standard hazard insurance policy (which may be a blanket policy) to the extent described therein or in the related Prospectus Supplement insuring against hazard losses due to various causes, including fire, lightning and windstorm. A Manufactured Home located in a federally designated special hazard flood zone will be required to be covered by flood insurance. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE" herein.

       Unless otherwise specified in a related Prospectus Supplement, each Manufactured Home Loan will have a 3-to-25 year term at origination and a Loan-to-Value Ratio at origination not in excess of 95%.

       The Prospectus Supplement for each Series will describe the principal characteristics of the Manufactured Home Loans included in the Trust Fund for the related Series, including, without limitation, the (a) aggregate outstanding principal balance of the Manufactured Home Loans, as of the related Cut-off Date; (b) weighted average interest rate on the Manufactured Home Loans; (c) weighted average term-to-maturity at origination; (d) weighted average remaining scheduled term-to-maturity as of the Cut-off Date and the range of terms-to-maturity; (e) respective percentages of Manufactured Home Loans relating to new versus used Manufactured Homes; (f) average outstanding principal balance of the Manufactured Home Loans as of the Cut-off Date; (g) range of Loan-to-Value Ratios of the Manufactured Home Loans; (h) hazard insurance required to be maintained with respect to each Manufactured Home; (i) amounts, if any, and terms of any form of credit support to be provided with respect to all or any

Manufactured Home Loan; and (j) geographical distribution of the Manufactured Homes by state or other specified geographic region.

       The Manufactured Home Loans which constitute Mortgage Assets will be purchased by the Depositor in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Depositor. None of the Manufactured Home Loans will have been originated by the Depositor or any of its affiliates.

       b.  COLLECTION ACCOUNT AND CERTIFICATE ACCOUNT

       Payments or distributions with respect to the Mortgage Assets for a

Series will initially be remitted for deposit in a Collection Account maintained by the Master Servicer and then transferred to a Certificate Account to be established with or in the name of the Trustee for such Series. The amounts remitted may be net of servicing fees, Retained Interests and other amounts specified in the related Prospectus Supplement. Amounts so deposited will be used to make distributions on the Certificates of such Series on the applicable Distribution Date. See "THE TRUST FUNDS--Collection Account and Certificate Account."

       c.  DETERMINATION OF ASSET VALUE

       With respect to a Series of Certificates as to which the Distribution Dates are less frequent than monthly, each Mortgage Asset will be assigned an Asset Value. The aggregate of the Asset Values of the Mortgage Assets included in the Trust Fund for a Multiple Class Series will equal not less than the initial aggregate principal balances of the Certificates of such Series. The related Prospectus Supplement for a Multiple Class Series will summarize the method or methods and related assumptions used to determine Asset Value for the Mortgage Assets for the related Multiple Class Series. See "DESCRIPTION OF THE CERTIFICATES--Valuation of Trust Assets."

       d.  GUARANTEED INVESTMENT CONTRACTS AND OTHER AGREEMENTS

       The Depositor may obtain and deliver to the Trustee guaranteed investment contracts or reinvestment agreements ("Guaranteed Investment Contracts") pursuant to which moneys held in one or more of the funds and accounts established for such Series will be invested at a specified rate which, if so specified in the related Prospectus Supplement, may constitute the "Assumed Reinvestment Rate" for the Series. With respect to any Multiple Class Series which includes a Class of Floating Interest Certificates, the Depositor may obtain and deliver to the Trustee an interest rate swap contract, interest rate cap agreement or similar contract issued by a bank, insurance company, savings bank or savings and loan association to provide limited protection against interest rate risks. The principal terms of any such Guaranteed Investment Contract or such other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, together with information relating to the issuer thereof, will be described in the related Prospectus Supplement.

CREDIT SUPPORT

       Credit support in the form of reserve funds, subordination, insurance policies, letters of credit or other types of credit support may be provided with respect to the Mortgage Assets or with respect to one or more Classes of Certificates of a Series. If the Mortgage Assets are divided into separate Asset

Groups, the beneficial ownership of which is evidenced by a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing beneficial ownership of one Asset Group prior to distributions to Subordinate Certificates evidencing a beneficial ownership interest in another Asset Group within the Trust Fund.


       The type, characteristics and amount of credit support will be determined based on the characteristics of the Loans underlying or comprising the Mortgage Assets and other factors and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series. The protection against losses provided by such credit support will be limited. See "CREDIT SUPPORT" and "SPECIAL CONSIDERATIONS" herein.

       a.  SUBORDINATE CERTIFICATES; SUBORDINATION RESERVE FUND

       A Series of Certificates may include one or more Classes of Subordinate Certificates. The rights of Holders of such Subordinate Certificates to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Certificates of the Series, but only to the extent described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other credit support, such as hazard losses not covered by the standard hazard insurance policies, losses resulting from the bankruptcy of a borrower due to application of provisions of the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Unless otherwise specified in the related Prospectus Supplement, such subordination will be in lieu of providing insurance policies or other credit support with respect to losses arising from such events.

       A Subordination Reserve Fund may be established at the level specified in the related Prospectus Supplement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding the related Subordination Reserve Fund, if any, and the conditions under which amounts in any Subordination Reserve Fund will be used to make distributions to Holders of Senior Certificates or be released from the related Trust Fund. If cash flows otherwise distributable to Holders of Subordinate Certificates evidencing a beneficial ownership interest in an Asset Group will be used as credit support for Senior Certificates evidencing a beneficial ownership interest in another Asset Group within the Trust Fund, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature. See "CREDIT SUPPORT--Subordinate Certificates; Subordination Reserve Fund."

       b.  INSURANCE

       If so specified in the related Prospectus Supplement, certain insurance policies in addition to any primary mortgage insurance policies or standard hazard insurance policies described above under "Mortgage Assets" will be required to be maintained with respect to the Loans included in the Trust Fund for a Series. Such insurance policies may include, but are not limited to, (i) a pool insurance policy insuring against losses due to defaults or delinquencies in payment, (ii) a special hazard insurance policy insuring against losses which are not covered by the standard hazard insurance policies, (iii) bankruptcy bonds or insurance policies insuring losses due to bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code and (iv) repurchase bonds insuring the repurchase of Loans by the originator of such Loan in the event of the loss of other insurance coverage due to certain misrepresentations in the origination or sale of any such Loans or in other circumstances specified in the related Prospectus Supplement. See "CREDIT SUPPORT" and "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE" herein. The Prospectus Supplement for a Series will provide information concerning any such insurance policies, including (a) the types of coverage provided by each, (b) the amount of such coverage, (c) conditions to payment under each and (d) certain information relating to the issuers of such insurance policies. To the extent described in the related Prospectus Supplement, certain insurance policies to be maintained with respect to the Loans may be terminated, reduced or replaced following the occurrence of certain events affecting the authority of creditworthiness of the insurer. Additionally, such insurance policies may be terminated, reduced or replaced by the Master Servicer, provided that no rating assigned to Certificates of the related Series offered hereby and by the related Prospectus Supplement is adversely affected.

       c.  LETTER OF CREDIT

       If so specified in the related Prospectus Supplement, credit support may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit support, such as losses resulting from delinquent payments on the Loans in the Trust Fund, losses from risks not covered by standard hazard insurance policies, losses due to bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, and losses due to denial of insurance coverage due to misrepresentations made in connection with the origination or sale of a Loan. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement. The liability of the L/C Bank under its letter of credit will be reduced by the amount of unreimbursed payments thereunder.

       The maximum liability of an L/C Bank under its letter of credit will be an amount equal to a percentage specified in the related Prospectus Supplement of the initial aggregate outstanding principal balance of the Loans in the Trust Fund or one or more Classes of Certificates of the related Series (the "L/C Percentage"). The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

       d.  CERTIFICATE GUARANTEE INSURANCE

       If so specified in the related Prospectus Supplement, credit support for a Series may be provided by an insurance policy (the "Certificate Guarantee Insurance") issued by one or more insurance companies. Such Certificate Guarantee Insurance may guarantee timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.


       e.  RESERVE FUNDS

       The Depositor may deposit in one or more reserve funds (collectively, the "Reserve Funds") for any Series cash, Eligible Reserve Fund Investments, demand notes or a combination thereof in the aggregate amount, if any, specified in the related Prospectus Supplement. Any Reserve Funds for a Series may also be funded over time through application of a specified amount of cash flow, to the extent described in the related Prospectus Supplement. Such a Reserve Fund may be established to increase the likelihood of the timely distributions on the Certificates of such Series or to reduce the likelihood of a Special Distribution with respect to any Multiple Class Series. Reserve Funds may be established to provide protection against certain losses in addition to or in lieu of other credit support, including, without limitation, as losses resulting from delinquent payments on Loans, losses from risks not covered by standard hazard insurance policies, losses due to bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, and losses due to denial of insurance coverage due to misrepresentations made in connection with the origination of a Loan. Amounts on deposit in the Reserve Funds for a Series, together with (unless otherwise specified in the related Prospectus Supplement) the reinvestment income thereon, will be applied for the purposes, in the manner and to the extent provided by the related Prospectus Supplement.

       On each Distribution Date for a Series, all amounts on deposit in any Reserve Funds for the Series in excess of the amounts required to be maintained therein by the related Pooling and Servicing Agreement and specified in the related Prospectus Supplement may be released from the Reserve Funds and will not be available for future distributions on the Certificates of such Series.

       Additional information concerning any Reserve Funds, including whether the Reserve Fund is a part of the Trust Fund, the circumstances under which moneys therein will be applied to make distributions to Certificateholders, the required balance to be maintained in such Reserve Funds, the manner in which such required balance will decrease over time and the manner of funding the Reserve Fund will be set forth in the related Prospectus Supplement. See "CREDIT SUPPORT--Reserve Funds."

SERVICING OF LOANS

       The Master Servicer identified in the related Prospectus Supplement will service the Loans directly or administer and supervise the performance by Servicers of their duties and responsibilities under separate servicing agreements (the "Servicing Agreements") entered into between the Master Servicer and such Servicers. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and each Servicer must be approved by either FNMA or FHLMC as a seller/servicer of Mortgage Loans and, in the case of FHA Loans, approved by HUD as an FHA mortgagee. Each Servicer will be obligated under its Servicing Agreement to perform customary servicing functions. Advances with respect to delinquent payments of principal or interest on a Loan will be made by the Master Servicer or the Servicers only to the extent described in the related Prospectus Supplement. Such advances will be intended to provide liquidity only and, unless otherwise specified in the related Prospectus Supplement, will be reimbursable to the Master Servicer or the Servicer, as the case may be, from scheduled payments of principal and interest, late collections, or from the proceeds of liquidation of the related Loans, from other recoveries relating to such Loans (including any insurance proceeds or payments from other credit supports). Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Servicers will be obligated to repurchase Mortgage Loans for which insurance coverage has been denied on the grounds of fraud or misrepresentation only to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Depositor may (i) obtain and assign to the Trustee an agreement with an independent standby servicer acceptable to each Rating Agency rating such Certificates, which will provide that such standby servicer will assume a Servicer's or the Master Servicer's obligations in the event of a default by the Servicer or Master Servicer or (ii) obtain a performance bond acceptable to each Rating Agency rating such Certificates that will guarantee certain of the Servicer's or Master Servicer's obligations. See "SERVICING OF LOANS."

FEDERAL INCOME TAX CONSIDERATIONS

       If an election is made for treatment as a REMIC under the Internal Revenue Code of 1986 (the "Code"), one or more Classes of Certificates will be treated as REMIC "Regular Interests." The Holder of such a Regular Interest will be treated as holding a debt obligation for federal income tax purposes and will be required to report stated interest income on the accrual method.

       Compound Interest Certificates will be, and certain other Classes of Certificates constituting Regular Interests may be, issued with original issue discount that is not de minimis. In such cases, the Certificateholder will be required to include the original issue discount in gross income as it accrues, which inclusion may occur prior to the receipt of cash attributable to such income. If a Regular Interest Certificate is issued at a premium, the holder thereof will be entitled to make an election to amortize such premium on a constant yield method as an offset to interest income on such Certificate (and not as a separate deduction item). Certificates constituting Regular Interests will represent "qualifying real property loans" for mutual savings banks and domestic building and loan associations," loans secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the extent that the underlying Loans qualify for such treatment.

       In the case of a REMIC election, a Class of Certificates may be treated as REMIC "Residual Interests." Certificates classified as REMIC Residual Interests will generally be treated as representing "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the same extent as REMIC Regular Interests.

       The holder of a REMIC Residual Interest Certificate must include in income its pro rata share of the REMIC's taxable income. Accordingly, in certain circumstances, the holder of a REMIC Residual Interest might (i) have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period or periods in excess of cash distributions for such period or periods or (ii) have an after-tax return on its investment that is less than the after-tax return on comparable debt instruments or stripped bonds. In addition, a portion (or, in some cases, all) of the income from a REMIC Residual Interest:
(i) except, in certain circumstances, with respect to a holder classified as a thrift institution under the Code, may not be subject to offset by losses from other activities, (ii) for a holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign holder, may not qualify for exemption from withholding under any treaty. Further, individual trust or estate holders are subject to limitations on the deductibility of expenses of the REMIC.

       If no REMIC election is made, the Trust Fund will be treated as a grantor trust and will not be classified as an association taxable as a corporation for federal income tax purposes. The treatment of a particular Series of Certificates will depend on the characteristics of such Series of Certificates. The holders of Certificates will either be treated as owners of undivided pro rata interests in the underlying Loans ("Pass-Through Certificates"), or as owners of stripped bonds or stripped coupons ("Stripped Certificates") under the Code. All income with respect to a Stripped Certificate will be accounted for as original issue discount and, unless otherwise specified in the related Prospectus Supplement, will be reported by the Trustee on an accrual basis, which may be prior to the receipt of cash associated with such income.

     The holder of a Pass-Through Certificate must include in income its allocable share of all interest and other income of the Trust and may, subject to certain limitations for individual trust or estate Certificateholders, deduct its allocable share of all expenses of the Trust. Pass-Through Certificates will be considered to represent "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the extent that the Loans qualify for such treatment. Although there is no direct authority and the matter is not free from doubt, Stripped Certificates should also qualify for such treatment to the extent that the underlying loans qualify for such treatment. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

ERISA CONSIDERATIONS

       A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its own legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA CONSIDERATIONS."

LEGAL INVESTMENT

       Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series offered by this Prospectus and such Prospectus Supplement will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated by at least one Rating Agency in one of its two highest categories and, as such, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. See "LEGAL INVESTMENT."

USE OF PROCEEDS

       The Depositor will use the net proceeds from the sale of each Series for one or more of the following purposes: (i) to purchase the related Mortgage Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Mortgage Assets, (iii) to establish any reserve funds described in the related Prospectus Supplement and (iv) to pay costs of structuring, guaranteeing and issuing such Certificates. If so specified in the related Prospectus Supplement, the purchase of the Mortgage Assets for a Series may be effected by an exchange of Certificates with the Depositor of such Mortgage Assets. See "USE OF PROCEEDS."

RATINGS

       Unless otherwise specified in the related Prospectus Supplement, it will be a requirement for issuance of any Series that the Certificates offered by this Prospectus and such Prospectus Supplement be rated by at least one Rating Agency in one of its two highest applicable rating categories. The rating or ratings applicable to Certificates of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A security rating does not address the effect that the rate of prepayments on Loans comprising or underlying the Mortgage Assets may have on the yield to investors in the Certificates. See "SPECIAL CONSIDERATIONS."

                            SPECIAL CONSIDERATIONS

       Investors should consider, among other things, the following factors in connection with an investment in the Certificates.

LIMITED LIQUIDITY

       There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates. Donaldson, Lufkin & Jenrette Securities Corporation (through one or more of its affiliates) intends to make a secondary market in the Certificates, but has no obligation to do so. In addition, the market value of Certificates of each Series will fluctuate with changes in prevailing rates of interest. Consequently, sale of the Certificates by a Holder in any secondary market which may develop may be at a discount from par value or from their purchase price. Certificateholders have no optional redemption rights.

YIELD, PREPAYMENT AND MATURITY

       The rate at which prepayments (which include both voluntary prepayments by the obligors on the Loans and liquidations due to defaults and foreclosures) occur on the Loans underlying or comprising the Mortgage Assets for a Series will be affected by a variety of factors, including, without limitation, the level of prevailing interest rates and economic, demographic, tax, social, legal and other factors. Prepayments on the Loans comprising or underlying the Mortgage Assets for a Series generally will result in a faster rate of distributions of principal on the Certificates. Thus, the prepayment experience on the Loans comprising or underlying the Mortgage Assets will affect the average life and yield to investors of each Class and the extent to which each such Class is paid prior to its Final Scheduled Distribution Date. A Series may include an Interest Weighted Class offered at a significant premium or a Principal Weighted Class offered at a substantial discount. Yields on such Classes of Certificates will be extremely sensitive to prepayments on the Loans comprising or underlying the Mortgage Assets for such Series. In general if a Certificate, including a Certificate of an Interest Weighted Class, is purchased at a premium and principal distributions on the Loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity could be significantly lower than that assumed at the time of purchase. Where the amount of interest allocated with respect to an Interest Weighted Class is extremely disproportionate to principal, a Certificateholder could, under some such prepayment scenarios, fail to recoup its original investment. Conversely, if a Certificate, including a Certificate of a Principal Weighted Class, is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity could be significantly lower than that originally anticipated. Any rating assigned to the Certificates by a Rating Agency will reflect only such Rating Agency's assessment of the likelihood that timely distributions will be made with respect to such Certificates in accordance with the related Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Loans underlying or comprising the Mortgage Assets will be made by borrowers or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, such rating will not address the possibility that prepayment rates higher or lower than anticipated by an investor may cause such investor to experience a lower than anticipated yield, or that an investor purchasing an Interest Weighted Certificate at a significant premium might fail to recoup its initial investment. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

CREDIT SUPPORT LIMITATIONS

       The amount, type and nature of insurance policies, subordination, Certificate Guarantee Insurance, letters of credit and other credit support, if any, required with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are necessarily based upon an actuarial analysis of the behavior of Loans in a larger group. Such actuarial analysis is the basis upon which each Rating Agency determines (a) required amounts and types of pool insurance, special hazard insurance, reserve funds, subordination or other credit support and (b) limits on the number and amount of Loans which have various special payment characteristics, have various Loan-to-Value Ratios and/or were made for various purposes (e.g., primary residence, second home, refinancing). There can be no assurance that the historical data supporting such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of housing loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans.

       In addition, if distributions in reduction of the principal balance of Certificates of a Series of Multiple Class Certificates are made in order of the respective Final Scheduled Distribution Dates of the Class, any limits with respect to the aggregate amount of claims under any related pool insurance policy and the special hazard insurance policy may be exhausted before the principal of the later-maturing Classes has been repaid. As a result, the impact of significant losses on the Mortgage Loans may bear primarily upon the Certificates of the later-maturing Classes.

       The Prospectus Supplement for a Series will describe any reserve funds, insurance policies, letter of credit or other third-party credit support relating to the Mortgage Assets or to the Certificates of such Series. Use of such reserve funds and payments under such insurance policies, letter of credit or other third-party credit support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such reserve funds, insurance policies, letter of credit or other credit support will not cover all potential losses or risks. The obligations of the issuers of any credit support such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, Certificate Guarantee Insurance, repurchase bond or other third-party credit support will not be guaranteed or insured by the United States, or by any agency or instrumentality thereof. A Series of Certificates may include a Class or multiple Classes of Subordinate Certificates to the extent described in the related Prospectus Supplement. Although such subordination is intended to reduce the risk of delinquent distributions or ultimate losses to Holders of Senior Certificates, the Subordinated Amount will be limited and will decline under certain circumstances and the related Subordination Reserve Fund, if any, could be depleted in certain circumstances. See "DESCRIPTION OF THE CERTIFICATES," "THE TRUST FUNDS" and "CREDIT SUPPORT."

CERTAIN LOANS AND MORTGAGED PROPERTY

       Loans such as GPM Loans, GEM Loans, ARMs, Bi-Weekly Loans and Buy-Down Loans are of recent origin. As a result, reliable prepayment, loss and foreclosure statistics relating to such housing loans are not available. Such Loans may be underwritten on the basis of an assessment that the borrower will have the ability to make payments in higher amounts in later years and, in the case of Loans with adjustable mortgage rates, after relatively short periods of time. See "LOAN UNDERWRITING PROCEDURES AND STANDARDS" and "CREDIT SUPPORT." Other loans may be underwritten principally on the basis of the initial Loan-to-Value Ratio of the Loans. To the extent losses on Loans exceed levels estimated by the Rating Agency rating the Series in determining required levels of overcollateralization or other credit support, the Trust Fund may experience a loss. Furthermore, Loans made with respect to Multifamily Property, Manufactured Homes or Cooperative Dwellings may entail risks of loss in the event of delinquency and foreclosure or repossession that are greater than similar risks associated with traditional single-family property. To the extent losses on such Loans exceed levels estimated by the Rating Agency in determining required levels of overcollateralization or other credit support, the Trust Fund may experience a loss. See "SERVICING OF LOANS--Maintenance of Insurance Policies and Other Servicing Procedures" and "CREDIT SUPPORT."

LIMITED OBLIGATIONS AND ASSETS OF DEPOSITOR

       Unless otherwise set forth in the Prospectus Supplement for a Series of Certificates, the Trust Fund for a Series will be the only available source of funds to make distributions on the Certificates of such Series. The only obligations of the Depositor with respect to the Certificates of any Series will be pursuant to certain representations and warranties. See "THE POOLING AND SERVICING AGREEMENTS--Assignment of Mortgage Assets" herein. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Mortgage Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Loan which constitutes a Mortgage Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Loans, Servicer or Master Servicer, as the case may be, or from a reserve fund established to provide funds for such repurchases. See "THE DEPOSITOR."

ERISA CONSIDERATIONS

       Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Certificates of any Series. See "ERISA CONSIDERATIONS."

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL INTERESTS

       Holders of REMIC Residual Interests will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC regardless of the amount or timing of their receipt of cash payments as described in "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Residual Interests in a REMIC." Accordingly, under certain circumstances, holders of Certificates which constitute REMIC Residual Interests might have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that Holders of Residual Interest Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all Classes of Certificates of the related Series have been reduced to zero, even though holders of Residual Interests have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of a Residual Interest Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) except in the case of certain thrift institutions, will not be subject to offset by losses from other activities, (ii) for a tax-exempt Holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual Holders of

Certificates constituting Residual Interests may be limited in their ability to deduct servicing fees and other expenses of the REMIC. Because of the special tax treatment of REMIC residual interests, the taxable income arising in a given year on a REMIC residual interest will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual

Interest Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.


                        DESCRIPTION OF THE CERTIFICATES

GENERAL

       The Certificates will be issued in Series pursuant to separate Pooling and Servicing Agreements between the Depositor and the Trustee for the related Series identified in the related Prospectus Supplement. The following summaries describe certain provisions common to each Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement and the Prospectus Supplement relating to each Series. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, such provisions or terms shall be as specified in the Pooling and Servicing Agreement.

       Each Series will consist of one or more Classes, one or more of which may consist of Compound Interest Certificates, Floating Interest Certificates, Interest Weighted Certificates, Principal Weighted Certificates or Reduced Volatility Certificates ("RV's" or "RV Certificates"). A Series may also include one or more Classes of Subordinate Certificates. Unless otherwise specified in the related Prospectus Supplement, a Class of Subordinate Certificates will be offered hereby or by such Prospectus Supplement only if rated by a Rating Agency in at least its second highest applicable rating category. If so specified in the related Prospectus Supplement, the Mortgage Assets in a Trust Fund may be divided into multiple Asset Groups and the Certificates of each separate Class will evidence beneficial ownership of each corresponding Asset Group.

       Each Series will be issued in fully registered form, in the minimum original principal amount or notional amount for Certificates of each Class specified in the related Prospectus Supplement. The transfer of the Certificates may be registered, and the Certificates may be exchanged, without the payment of any service charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

VALUATION OF TRUST ASSETS

       Each Mortgage Asset included in the Trust Fund for a Multiple Class Series will be assigned an initial Asset Value determined in the manner and subject to the assumptions summarized in the related Prospectus Supplement. The

Asset Value of the Mortgage Assets will not be less than the initial aggregate principal amount of the Certificates of the related Multiple Class Series at the date of issuance thereof.

       The Asset Value of Mortgage Assets represents the principal amount of Certificates of a Multiple Class Series that, based on certain assumptions, can be supported by the scheduled principal and interest due on the Mortgage Assets irrespective of prepayments thereon, the reinvestment income thereon at the Assumed Reinvestment Rate (which may be zero) and the moneys available to be withdrawn from related Reserve Funds, if any, as specified in the related Prospectus Supplement. Individual Mortgage Assets for a Series which share similar characteristics may be aggregated into one or more groups (each an "Asset Group"), each of which will be assigned a single aggregate Asset Value. If so specified in the related Prospectus Supplement, the Mortgage Assets in a Trust Fund may be divided into multiple Asset Groups and the Certificates of separate Classes will evidence beneficial ownership of each corresponding Asset Group. Unless the related Prospectus Supplement provides otherwise, the aggregate Asset Value of an

Asset Group will be calculated as though the underlying Mortgage Assets constitute a single Loan having such of the characteristics of the Mortgage Assets included in the Asset Group that would result in the lowest Asset Value being assigned to each Mortgage Asset included in such Asset Group.

       There are a number of alternative means of determining Asset Value of a Mortgage Asset, including determinations based on the discounted present value of the remaining scheduled payments on such Mortgage Asset, determinations based on the relationship between the interest rate borne by such Mortgage Asset and the Certificate Rate or Rates for the related Classes of Certificates, or based upon the aggregate outstanding principal balances of the Mortgage Assets. The Prospectus Supplement for a Multiple Class Series will specify the method or methods and summarize the related assumptions used to determine the Asset Values of the Mortgage Assets in the related Trust Fund.

       The Assumed Reinvestment Rate, if any, for a Multiple Class Series will be the highest rate permitted by each Rating Agency rating such Series or a rate insured, guaranteed or otherwise provided for by means of a surety bond, interest rate swap agreement, interest rate cap agreement, Guaranteed Investment Contract, or other arrangement satisfactory to each such Rating Agency. See "THE POOLING AND SERVICING AGREEMENTS--Investment of Funds."

DISTRIBUTIONS ON THE CERTIFICATES

       GENERAL. Commencing on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Certificates will be made on each Distribution Date to the extent of the "Available Distribution Amount" as set forth in the related Prospectus Supplement.

       Distributions of interest on Certificates which receive interest will be made periodically at the intervals and at the Pass-Through Rate or Certificate Rate specified or, with respect to Floating Interest Certificates, determined in the manner described in the related Prospectus Supplement. Interest on the

Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless otherwise specified in the related Prospectus Supplement.

       If funds in the Certificate Account (together with any amounts transferred from any reserve fund or applicable credit support) are insufficient to make the full distribution to Certificateholders described above on any Distribution Date, the funds available for distribution to the Certificateholders of each Class will be distributed in accordance with their respective interests therein, except that Subordinate Certificateholders, if any, will not, subject to the limitations described in the related Prospectus Supplement, receive any distributions until Senior Certificateholders receive the amount of present distributions due them and the amount of distributions owed them which were not timely distributed thereon and to which they are entitled (in each case calculated as described in the related Prospectus Supplement). If specified in the related Prospectus Supplement, the difference between the amount which the Certificateholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed, plus interest at the applicable Pass-Through Rate or Certificate Rate will be included in the calculation of the amount which the Certificateholders are entitled to receive on the next Distribution Date. See "THE POOLING AND SERVICING AGREEMENTS--Deficiency Events."

       Distributions of principal of and interest on Certificates of a Series will be made by check mailed to Certificateholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Certificate Register, except that (a) distributions may be made by wire transfer (at the expense of the Certificateholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) the final distribution in retirement of a Certificate will be made only upon presentation and surrender of such Certificate at the corporate trust office of the Trustee for such Series or such other office of the Trustee as specified in the Prospectus Supplement. Notice of the final distribution on a Certificate will be mailed to the Holder of such Certificate before the Distribution Date on which such final distribution in retirement of the Certificate is expected to be made. If specified in the related Prospectus Supplement, the Certificates of a Series or certain Classes of a Series may be available only in book-entry form. See "Book-Entry Registration" herein.

       With respect to reports to be furnished to Certificateholders concerning a distribution, see "THE POOLING AND SERVICING AGREEMENTS--Reports to Certificateholders."

       PASS-THROUGH CERTIFICATES GENERALLY. With respect to a Series other than a Multiple Class Series, distributions on the Certificates on each Distribution Date will generally be allocated to each Certificate entitled thereto on the basis of the undivided percentage interest (the "Percentage Interest") evidenced by such Certificate in the Trust Fund or on the basis of their outstanding principal amounts or notional amounts (subject to any subordination of the rights of any Subordinate Classes to receive current distributions as specified in the related Prospectus Supplement). See "Subordinate Certificates" below. If the Mortgage Assets for a Series have adjustable or variable interest or pass-through rates, then the Pass-Through Rate of the Certificates of such Series may also vary, due to changes in such rates and due to prepayments with respect to Loans comprising or underlying the related Mortgage Assets. If the Mortgage Assets for a Series have fixed interest or pass-through rates, then the Pass-Through Rate on Certificates of the related Series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the Mortgage Assets. If the Mortgage Assets have lifetime or periodic adjustment caps on the respective pass-through rates, then the Pass-Through Rate on the Certificates of the related Series may also reflect such caps.

       If so specified in the related Prospectus Supplement, a Series may include a Class of Interest Weighted Certificates, a Class of Principal Weighted Certificates, or both. Unless otherwise specified in the Prospectus Supplement, payments received from the Mortgage Assets will be allocated on the basis of the Percentage Interest of each Class in the principal component of such distributions, the interest component of such distributions, or both, and will be further allocated on a pro rata basis among the Certificates within each Class. The method or formula for determining the Percentage Interest of a Certificate will be set forth in the related Prospectus Supplement.

       MULTIPLE CLASS SERIES. Each Certificate of a Multiple Class Series will have a principal amount or a notional amount and a specified Certificate Rate (which may be zero). Interest distributions on a Multiple Class Series will be made on each Certificate entitled to an interest distribution on each Distribution Date at the Certificate Rate specified or, with respect to Floating Interest Certificates, determined as described in the related Prospectus Supplement, to the extent funds are available in the Certificate Account, subject to any subordination of the rights of any Subordinate Class to receive current distributions. See "Subordinate and Other Certificates" below and "CREDIT SUPPORT."

       Interest on all Multiple Class Certificates currently entitled to receive interest will be distributed on the Distribution Dates specified in the related Prospectus Supplement, to the extent funds are available in the Certificate Account, subject to any subordination of the rights of any Subordinate Class to receive current distributions. See "Subordinate Certificates" below and "CREDIT SUPPORT." Distributions of interest on a Class of Compound Interest Certificates will commence only after the related Accrual Termination Date specified in the related Prospectus Supplement. On each Distribution Date prior to and including the Accrual Termination Date, interest on such Class of Compound Interest Certificates will accrue and the amount of interest accrued on such Distribution Date (the "Accrual Distribution Amount") will be added to the principal balance thereof on the related Distribution Date. On each Distribution Date after the Accrual Termination Date, interest distributions will be made on Classes of Compound Interest Certificates on the basis of the current Compound Value of such Class. The Compound Value of a Class of Compound Interest Certificates equals the initial aggregate principal balance of the Class, plus accrued and undistributed interest added to such Class through the immediately preceding Distribution Date, less any principal distributions previously made in reduction of the aggregate outstanding principal balance of such Class.

       To the extent provided in the related Prospectus Supplement, a Series of Multiple Class Certificates may include one or more Classes of Floating Interest Certificates. The Certificate Rate of a Floating Interest Certificate will be a variable or adjustable rate, subject to a Maximum Floating Rate, Minimum Floating Rate, or both. For each Class of Floating Interest Certificates, the related Prospectus Supplement will set forth the initial Floating Rate (or the method of determining it), the Floating Interest Period, and the formula, index, or other method by which the Floating Rate for each Floating Interest Period will be determined.

       To the extent provided in the related Prospectus Supplement, a series of Multiple Class Certificates may include one or more classes of Reduced Volatility Certificates.

       Distributions of principal will be allocated among the Classes of a Multiple Class Series in the order of priority and amount specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Principal Distribution Amount for a Multiple Class Series on each Distribution Date will be an amount equal to the sum of (a) the Accrual Distribution Amount, if any, (b) the Minimum Principal Distribution Amount and (c) the percentage, if any, of Excess Cash Flow specified in the related Prospectus Supplement.

       SUBORDINATE CERTIFICATES. One or more Classes of a Series may consist of Subordinate Certificates. Subordinate Certificates may be included in a Series to provide credit support as described herein under "CREDIT SUPPORT" in lieu of or in addition to other forms of credit support. The extent of subordination of a Class of Subordinate Certificates may be limited as described in the related Prospectus Supplement. See "CREDIT SUPPORT." If the Mortgage Assets are divided into separate Asset Groups, beneficial ownership of which is evidenced by separate Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made to Senior Certificates evidencing beneficial ownership of one Asset Group prior to making distributions on Subordinate Certificates evidencing a beneficial ownership interest in another Asset Group within the Trust Fund. Except as otherwise specified in the related Prospectus Supplement, Subordinate Certificates will not be offered hereby or by such related Prospectus Supplement unless they are rated in one of the two highest rating categories by at least one Rating Agency.

SPECIAL DISTRIBUTIONS AND OTHER DISTRIBUTIONS

       SPECIAL DISTRIBUTIONS. To the extent specified in the related Prospectus Supplement, Special Distributions in reduction of Certificate principal amount may be made with respect to the Certificates of a Multiple Class Series on the day or days of any month specified therein if, as a result of the prepayment experience on the Mortgage Assets for such Series or the low yields available for reinvestment, or both, it is determined (based on assumptions specified in the Pooling and Servicing Agreement and after giving effect to the amounts, if any, available to be withdrawn from any reserve fund for such Series) that the amount anticipated to be available in the Certificate Account on the date specified in the related Prospectus Supplement for such Series, will be insufficient to make scheduled distributions of principal and interest on the Certificates of such Series on the next Distribution Date. The amount distributed in reduction of principal amount will not exceed the Principal Distribution Amount otherwise required to be paid on the next Distribution Date.
Therefore, the result of such a Special Distribution with respect to the Certificates of a Multiple Class Series will be to reduce their aggregate principal amount prior to the next scheduled Distribution Date.

       All distributions in reduction of the Certificate principal amount pursuant to any Special Distribution will be made in the order of priority and in the manner specified in the related Prospectus Supplement. Notice of any Special Distribution will be mailed by the Trustee to the Certificateholders of the related Series prior to the Special Distribution Date.

       OTHER DISTRIBUTIONS. If so specified in the related Prospectus Supplement for a Series, in the event that Mortgage Assets having an aggregate Asset Value at least equal to the initial aggregate principal balance of the Certificates of a Multiple Class Series are not delivered to the Trustee on the related Closing Date, the Depositor will deposit cash or Eligible Investments on an interim basis with the Trustee on such Closing Date in lieu of such undelivered Mortgage Assets. If Mortgage Assets are not delivered by the date specified in the related Prospectus Supplement, the Trustee will make a distribution from the interim deposit and any reinvestment income thereon in reduction of principal balance of the Certificates on the next succeeding Distribution Date. Such a distribution would affect weighted average life and yield to maturity of the affected Certificates. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

OPTIONAL TERMINATION

       If so specified in the related Prospectus Supplement for a Series, the Depositor, the Master Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Mortgage Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Mortgage Assets is less than a specified percentage of their initial aggregate principal amount. In the case of a Trust Fund for which a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the status of the REMIC and that the optional termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code. Such optional termination will be in addition to terminations which may result from other events. See "THE POOLING AND SERVICING AGREEMENTS--Deficiency Event" and "--Termination."

BOOK-ENTRY REGISTRATION

       If so specified in the related Prospectus Supplement, the Certificates will be issued in book-entry form in the minimum denominations specified in such Prospectus Supplement and integral multiples thereof, and each Class will be represented by a single Certificate registered in the name of the nominee of the depository, The Depository Trust Company ("DTC"), a limited-purpose trust company organized under the laws of the State of New York. If so specified in the related Prospectus Supplement, no person acquiring an interest in the Certificates (a "Certificateowner") will be entitled to receive a Certificate issued in fully registered, certificated form (a "Definitive Certificate") representing such person's interest in the Certificates except in the event that the book-entry system for the Certificates is discontinued (as described below). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Certificates will be Cede & Co., as nominee of DTC. Certificateowners will not be registered "Certificateholders" or registered "Holders" under the Pooling and Servicing Agreement, and Certificateowners will only be permitted to exercise the rights of Certificateholders indirectly through DTC Participants.

       DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

       Certificateowners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates may do so only though Participants and Indirect Participants. Because DTC can only act on behalf of Participants and Indirect Participants, the ability of a Certificateowner to pledge such owner's Certificate to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificate, may be limited. In addition, under a book-entry format, Certificateowners may experience some delay in their receipt of principal and interest distributions with respect to the Certificates since such distributions will be forwarded to DTC and DTC will then forward such distributions to its Participants which in turn will forward them to Indirect Participants or Certificateowners.

       Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC Participants may make book-entry transfers among Participants through DTC facilities with respect to the Certificates and DTC, as registered holder, is required to receive and transmit principal and interest distributions and distributions with respect to the Certificates. Participants and Indirect Participants with which Certificateowners have accounts with respect to Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificateowners. Accordingly, although Certificateowners will not possess certificates, the Rules provide a mechanism by which Certificateowners will receive distributions and will be able to transfer their interests.

       The Depositor understands that DTC will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the

Certificates are credited. Additionally, the Depositor understands that DTC will take such actions with respect to holders of a certain specified interest in the certificates or holders having a certain specified voting interest only at the direction of and on behalf of Participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions with respect to other Holders of Certificates to the extent that such actions are taken on behalf of Participants whose holdings represent that specified interest or voting interest.

       DTC may discontinue providing its services as securities depository with respect to the Certificates at any time by giving reasonable notice to the Depositor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Certificates will be printed and delivered. In addition, the Depositor may at its option elect to discontinue use of the book-entry system through DTC. In that event, too, Definitive Certificates will be printed and delivered.


                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

PAYMENT DELAYS

       With respect to any Series, a period of time will elapse between receipt of payments or distributions on the Mortgage Assets and the Distribution Date on which such payments or distributions are passed through to Certificateholders. Such a delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The related Prospectus Supplement may set forth an example of the timing of receipts and the distribution thereof to Certificateholders.

PRINCIPAL PREPAYMENTS

       With respect to a Series for which the Mortgage Assets consist of Loans or participation interests therein, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. In addition, the prepayment may not be required to be passed through to Certificateholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest which would otherwise be available for distributions on the Certificates, thus effectively reducing the yield that would be obtained if interest continued to accrue on the Loan until the date on which the principal prepayment was scheduled to be paid. To the extent specified in the related Prospectus Supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the Master Servicer or Servicer with respect to any such prepaid Loans. See "SERVICING OF LOANS--Advances and Limitations Thereon."

TIMING OF REDUCTION OF PRINCIPAL BALANCE

       A Multiple Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Certificates is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any Interest Accrual Period will be less than the amount that would have accrued on the actual principal balance of the Certificate outstanding. The effect of such provisions is to produce a lower yield on the Certificates than would be obtained if interest were to accrue on the Certificates on the actual unpaid principal amount of such Certificates to each Distribution Date. The related Prospectus Supplement will specify the time at which the principal amounts of the Certificates are determined or are deemed to reduce for purposes of calculating interest distributions on Certificates of a Multiple Class Series.

INTEREST OR PRINCIPAL WEIGHTED CERTIFICATES

       If a Class of Certificates consists of Interest Weighted Certificates or Principal Weighted Certificates, a lower rate of principal prepayments than anticipated will negatively affect the yield to investors in Principal Weighted Certificates, and a higher rate of principal prepayments than anticipated will negatively affect the yield to investors in Interest Weighted Certificates. The Prospectus Supplement for a Series including such Certificates will include a table showing the effect of various levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various prepayment rates and will not be intended to predict, or provide information which will enable investors to predict, yields or prepayment rates.

FINAL SCHEDULED DISTRIBUTION DATE

       The Final Scheduled Distribution Date of each Class of any Series other than a Multiple Class Series will be the Distribution Date following the latest stated maturity of any Mortgage Asset in the related Trust Fund. The Final Scheduled Distribution Date of each Class of any Multiple Class Series will be specified in the related Prospectus Supplement and will be the date (calculated on the basis of the assumptions applicable to such Series described therein) on which the entire aggregate principal balance of such Class will be reduced to zero. Since prepayments on the Loans underlying or comprising the Mortgage Assets will be used to make distributions in reduction of the outstanding principal amount of the Certificates, it is likely that the actual maturity of any Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

       Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of such security will be repaid to the investor. The weighted average life of the Certificates of a Series will be influenced by the rate at which principal on the Loans comprising or underlying the Mortgage Assets for such Certificates is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).


       The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Mortgage Assets for a Series, such Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such Loans. In this regard, it should be noted that the Loans comprising or underlying the Mortgage Assets of a Series may have different interest rates, and the stated pass-through or interest rate of certain Mortgage Assets or the Certificate Rate or Pass-Through Rate on the Certificates may be a number of percentage points less than interest rates on such Loans. In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Loans comprising or underlying the Mortgage Assets. If any Loans comprising or underlying the Mortgage Assets for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Certificates, one or more Class of the Series may be fully paid prior to its Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

       It is customary in the mortgage industry to compute the yield on a pool of 30-year, fixed rate, level payment mortgages as if the pool were a single loan amortized according to the 30-year schedule and then prepaid in full at the end of the twelfth year, and to compute the yield on a pool of 15-year, fixed rate, level payment mortgages as if the pool were a single loan that is amortized according to a 15-year schedule and then prepaid in full at the end of the seventh year. Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model or the FHA Prepayment Experience, each as described below.

       CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum.

       The FHA, a division of HUD, has compiled statistics relating to fixed rate, level-payment mortgage loans secured by Single Family Property and insured by the FHA under the National Housing Act of 1934, as amended (the "Housing Act"), at various interest rates, all of which permit assumption by the new buyer if the home is sold. Such statistics indicate that while some of such mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities. The Actuarial Division of HUD has prepared tables which, assuming full mortgage prepayments at the rates experienced by the FHA, set forth the percentages of the original number of FHA Loans in pools of fixed rate, level payment mortgage loans of varying maturities that will remain outstanding on each anniversary of the original date of such mortgage loans (assuming they all have the same origination date). Data relating to fixed-rate mortgage loans with original maturities of 15 to 30 years for the period 1970 to 1983, as compiled by HUD, indicate, for example, that, for a pool of 30-year mortgage loans having a mortgage rate of 12% per annum, the aggregate principal balance of the loans outstanding 12 years after origination is expected to be approximately 46% of the original principal balance. By comparison, 90.87% of the aggregate principal balance of such mortgage loans would have been outstanding if such mortgage loans had amortized in accordance with the applicable repayment schedule, without prepayments. The HUD data also indicate, that for a pool of 15-year mortgage loans having a mortgage rate of 12% per annum, the aggregate principal balance of the loans outstanding seven years after origination is expected to be approximately 40% of the original principal balance. By comparison, 73.84% of the aggregate principal balance of such mortgage loans would have been outstanding if such mortgage loans had amortized in accordance with the applicable repayment schedule, without prepayments. The percentage of loans in a pool that remains outstanding, as indicated by the HUD data, is referred to herein as the "FHA Prepayment Experience."

       There may be substantial differences between the portfolio on which the FHA statistics were based and the Loans comprising or underlying the Mortgage Assets for a Series. To the extent that the Loans comprising or underlying the Mortgage Assets for such Series have scheduled maturities differing from those of the mortgage loans in the FHA statistics, the probability of prepayment of the Loans comprising or underlying the Mortgage Assets may differ from that of mortgage loans included in the FHA statistics. There is also no assurance that the economic and other factors existing during the period covered by the FHA statistics are applicable today or will be applicable in the future.

       Neither CPR, SPA, or the FHA Prepayment Experience nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Mortgage Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Mortgage Assets for any Series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

       The Prospectus Supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare the illustrative tables setting forth the weighted average life of each Class of such Series under a given set of prepayment assumptions. The related Prospectus Supplement will also describe the percentage of the initial principal balance of each Class of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of the FHA Prepayment Experience, CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the Certificates or prepayment rates of the Loans comprising or underlying the related Mortgage Assets.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

       TYPE OF LOAN. Mortgage Loans made with respect to Multi-family Properties may have provisions which prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. ARMs, Bi-weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Mortgage Assets may experience a rate of principal prepayments which is different from the principal prepayment rate for ARMs, Bi-weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. Because ARMs, Bi-weekly Loans, GEM Loans and GPM Loans have not been originated in large quantities until recently, there can be no certainty as to their respective rates of prepayment in either stable or changing interest rate environments.

       In the case of Negatively Amortizing ARMs, if interest rates rise without a simultaneous increase in the related Scheduled Payment, Deferred Interest and Negative Amortization may result. However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid such Negative Amortization and to increase tax deductible interest payments. To the extent that any of such Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of such mortgage loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of such Loans will increase. During a period of declining interest rates, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Loan, thereby resulting in accelerated amortization of such Negatively Amortizing ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of such Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the mortgage loan and will adversely affect the yield to Holders who purchased their Certificates at a premium, if any, and Holders of an Interest Weighted Class. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs which comprise or underlie the Mortgage Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

       If the Loans comprising or underlying the Mortgage Assets for a Series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the Master Servicer, Servicer, or PMBS Servicer, as applicable, may, if specified in the related Prospectus Supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Certificates of the related Series.

       A GEM Loan provides for scheduled annual increases in the borrower's Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.

       The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some

Manufactured Home Loans may be FHA Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

       FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the Loans comprising or underlying the Mortgage Assets which are foreclosed in relation to the number of Loans which are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Mortgage Assets and that of the related Series of Certificates. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to Holders of Certificates who purchased their Certificates at a premium, if any, and the yield on an Interest Weighted Class may be adversely affected by servicing policies and decisions relating to foreclosures.

       DUE ON SALE CLAUSES. The acceleration of prepayment as a result of certain transfers of the Mortgaged Property securing a Loan is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Mortgage Assets may include "due-on-sale" clauses. Except as otherwise described in the Prospectus Supplement for a Series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the Master Servicer or the Servicer of Loans constituting or underlying the Mortgage Assets for a Series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any "due-on-sale" clause applicable to the related Loan under the circumstances and in the manner it enforces such clauses with respect to other similar loans in its portfolio. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

       OPTIONAL TERMINATION.  If so specified in the related Prospectus

Supplement, the entity specified therein may cause an early termination of the related Trust Fund by its repurchase of the remaining Mortgage Assets therein. See "DESCRIPTION OF THE CERTIFICATES--Optional Termination."


                                THE TRUST FUNDS

GENERAL

       The Trust Fund for each Series will be held by the Trustee for the benefit of the related Certificateholders. Each Trust Fund will consist of (a) the Mortgage Assets; (b) amounts held from time to time in the Collection Account and the Certificate Account established for such Series; (c) Mortgaged Property which secured a Loan and which is acquired on behalf of the Certificateholders by foreclosure, deed in lieu of foreclosure or repossession;
(d) any reserve fund for such Series, if specified in the related Prospectus Supplement; (e) the Servicing Agreements, if any, relating to Loans in the Trust Fund; (f) any primary mortgage insurance policies relating to Loans in the Trust Fund; (g) any pool insurance policy, any special hazard insurance policy, any bankruptcy bond or other credit support relating to the Series; (h) investments held in any fund or account or any Guaranteed Investment Contract and, if so specified in the Prospectus Supplement, income from the reinvestment of such funds; and (i) any other instrument or agreement relating to the Trust Fund and specified in the related Prospectus Supplement (which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company or savings and loan association).

To the extent specified in the related Prospectus Supplement, certain amounts ("Retained Interests") which are received with respect to a Private Mortgage-Backed Security or Loan comprising the Mortgage Assets for a Series will not be included in the Trust Fund for such Series, but will be retained by or payable to the originator, Servicer or seller of such Private Mortgage-Backed Security or Loan, free and clear of the interest of Certificateholders under the related Pooling and Servicing Agreement.

       Mortgage Assets in the Trust Fund for a Series may consist of any combination of the following to the extent and as specified in the related Prospectus Supplement: (a) Private Mortgage-Backed Securities, (b) Mortgage Loans or participation interests therein and Manufactured Home Loans or participation interests therein or (c) Agency Securities. Loans which comprise the Mortgage Assets will be purchased by the Depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some of the Loans may have been originated by the Depositor or an affiliate. Participation interests in Loans may be purchased by the Depositor, or an affiliate, pursuant to a participation agreement. See "THE POOLING AND SERVICING AGREEMENTS--Assignment of Mortgage Assets."

PRIVATE MORTGAGE-BACKED SECURITIES

       GENERAL. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans,
(b) collateralized mortgage obligations secured by Loans or (c) pass-through certificates representing beneficial interests in Agency Securities. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Loans underlying such Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be an FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by HUD as an FHA mortgagee.

       The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

       Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

       UNDERLYING LOANS. The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other special payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. Except as otherwise specified in the related Prospectus Supplement, (i) no Loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each Mortgage Loan secured by Single Family Property and having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years,
(iv) no Loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

       CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, insurance policies or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support, if any, will be a function of certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the rating agency which assigned a rating to the Private Mortgage-Backed Securities.

       ADDITIONAL INFORMATION. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Loans, and (D) the minimum and maximum stated maturities of the underlying Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities,
(vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

THE AGENCY SECURITIES

       All of the Agency Securities will be registered in the name of the Trustee or its nominee or, in the case of Agency Securities issued only in book-entry form, a financial intermediary (which may be the Trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Agency Security will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions thereon.

       The descriptions of GNMA, FHLMC and FNMA Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. GNMA, FHLMC or FNMA may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of such issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any such certificates to be included in a Pool (and of the underlying mortgage loans) will be described in the related Supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any such certificates that are actually included in a Pool.

       GNMA. GNMA is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development ("HUD"). Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of loans ("FHA Loans") insured by the United States Federal Housing Administration (the "FHA") under the Housing Act or Title V of the Housing Act of 1949, or guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by pools of other eligible mortgage loans.

       Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under such guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

       GNMA CERTIFICATES. All of the GNMA Certificates (the "GNMA Certificates") will be mortgage-backed certificates issued and serviced by GNMA- or FNMA-approved mortgage servicers. The mortgage loans underlying GNMA Certificates may consist of FHA Loans secured by mortgages on one-to four-family residential properties or multifamily residential properties, loans secured by mortgages on one-to four-family residential properties or multifamily residential properties, mortgage loans which are partially guaranteed by the United States Department of Veteran Affairs (the "VA") and other mortgage loans eligible for inclusion in mortgage pools underlying GNMA Certificates. Unless otherwise specified in the related Supplement, at least 90 percent by original principal amount of the mortgage loans underlying a GNMA Certificate will be mortgage loans having maturities of 20 years or more.

       Each GNMA Certificate provides for the payment by or on behalf of the issuer of the GNMA Certificate to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly scheduled principal and interest payments on each underlying eligible mortgage loan, less servicing and guaranty fees aggregating the excess of the interest on each such mortgage loan over the GNMA Certificate pass-through rate. In addition, each payment to a GNMA Certificateholder will include proportionate pass-through payments to such holder of any prepayments of principal of the mortgage loan underlying the GNMA Certificate, and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such mortgage loan.

       Unless otherwise specified in the related Supplement, the GNMA Certificates included in a Trust Fund may be issued under either or both of the GNMA I program ("GNMA I Certificates") and the GNMA II program ("GNMA II Certificates"). All mortgages underlying a particular GNMA I Certificate must have the same annual interest rate (except for pools of mortgages secured by mobile homes). The annual interest rate on each GNMA I Certificate is one-half percentage point less than the annual interest rate on the mortgage loans included in the pool of mortgages backing such GNMA I Certificate. Mortgages underlying a particular GNMA II Certificate may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing such GNMA II Certificate.

       GNMA will have approved the issuance of each of the GNMA Certificates in accordance with a guaranty agreement between GNMA and the servicer of the mortgage loans underlying such GNMA Certificate. Pursuant to such agreement, the servicer is required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by such servicer on the mortgage loans backing the GNMA Certificate are less than the amounts due on such GNMA Certificate. If a servicer is unable to make payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by such servicer and such servicer fails to notify and request GNMA to make such payment, the registered holder of the GNMA Certificate has recourse only against GNMA to obtain such payment. The registered holder of the GNMA Certificates included in a Pool is entitled to proceed directly against GNMA under the terms of each GNMA Certificate or the guaranty agreement or contract relating to such GNMA Certificate for any amounts that are not paid when due under each GNMA Certificate.

       As described above, the GNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

       FHLMC. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the

"FHLMC Act"). FHLMC's common stock is owned by the Federal Home Loan Banks, and its preferred stock is owned by the stockholders of such Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities. FHLMC is confined to purchasing, so far as practicable, conventional mortgage loans and participation interests therein which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

       FHLMC CERTIFICATES. FHLMC Certificates (the "FHLMC Certificates") represent an undivided interest in a group of mortgage loans purchased by FHLMC. Mortgage loans underlying the FHLMC Certificates included in a Trust Fund will consist of fixed- or adjustable-rate mortgage loans with original terms to maturity of from 10 to 30 years, all of which are secured by first liens on one- to four-family residential properties or properties containing five or more units and designed primarily for residential use.

       FHLMC Certificates are issued and maintained and may be transferred only on the book-entry system of a Federal Reserve Bank and may only be held of record by entities eligible to maintain book-entry accounts at a Federal Reserve Bank. Beneficial owners will hold FHLMC Certificates ordinarily through one or more financial intermediaries. The rights of a beneficial owner of a FHLMC Certificate against FHLMC or a Federal Reserve Bank may be exercised only through the Federal Reserve Bank on whose book-entry system such Certificate is held.

       Under its Cash and Guarantor programs, FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest at the rate provided for by such FHLMC Certificate on the registered holder's pro rata share of the unpaid principal balance outstanding of the related mortgage loans, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate collection of all principal of the related mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not guarantee the timely payment of scheduled principal. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution of principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of ultimate collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (i) foreclosure sale, (ii) payment of the claim by any mortgage insurer, or (iii) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its servicing judgment with respect to the mortgages in the same manner as for mortgages that it has purchased but not sold. In lieu of guaranteeing only the ultimate collection of principal payments in the manner described above, FHLMC may, but will not be obligated to, enter into one or more agreements with the Issuer and the Trustee pursuant to which FHLMC will agree to guarantee the timely receipt of scheduled principal payments. If such an agreement is entered into and is applicable to all or any part of the FHLMC Certificates included in a Trust Fund, its existence will be disclosed in the related Prospectus Supplement.

       Under its Gold PC Program, FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest calculated in the same manner as described above, as well as timely installments of scheduled principal calculated on the basis of the weighted average remaining term to maturity of the mortgage loans in the pool underlying the related FHLMC Certificate.

       As described above, the FHLMC Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

       FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States.

       Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the interest rate on the FHLMC Certificate. For FHLMC Pools formed under FHLMC's Guarantor Program having pool numbers beginning with 18-012, the range between the lowest and highest annual interest rates on the mortgage loans does not exceed two percentage points. See "Additional Information" for the availability of further information respecting FHLMC and FHLMC Certificates.

       FNMA. FNMA is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

       FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.


       FNMA CERTIFICATES. FNMA Certificates represent fractional interests in a pool of mortgage loans formed by FNMA.

       FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing scheduled principal and interest at the applicable pass-through rate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. If FNMA were unable to perform such obligations, distributions on FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions to holders of FNMA Certificates. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States.

       As described above, the FNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

THE MORTGAGE LOANS

       GENERAL. The Trust Fund for a Series may consist of Mortgage Loans or participation interests therein. Mortgage Loans comprising the Mortgage Assets and Mortgage Loans in which participation interests are conveyed to the Trustee are both referred to herein as the "Mortgage Loans." If so specified in the related Prospectus Supplement, the Mortgage Loans will have been originated by mortgage lenders which are FNMA- or FHLMC-approved seller/servicers or by their wholly-owned subsidiaries, and, in the case of FHA Loans, approved by HUD as an FHA mortgagee. Some of the Mortgage Loans may have been originated by the Depositor or any of its affiliates. The Mortgage Loans may include Conventional Loans, FHA Loans or VA Loans. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for fixed level payments or may be GPM Loans, GEM Loans, Buy-Down Loans, Bi-Weekly Loans or Mortgage Loans with other payment characteristics as described below and under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein or in the related Prospectus Supplement. ARMs may have a feature which permits the borrower to convert the rate thereon to a long-term fixed rate. The Mortgage Loans may be secured by mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property. The Mortgage Loans may also include Cooperative Loans evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings. The Mortgage Loans may also include Condominium Loans secured by a Mortgage on a Condominium Unit together with such Condominium Unit's appurtenant interest in the common elements.

       COOPERATIVE DWELLINGS. The Mortgage Loans may also include Condominium Loans secured by a Mortgage on a Condominium Unit together with such Condominium

Unit's appurtenant interest in the common elements.

       The Mortgaged Properties may include Single Family Property (i.e., one-to four-family residential housing, including Condominium Units, and Cooperative Dwellings) or Multifamily Property (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units). The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Multifamily Property may include mixed commercial and residential structures. Each Single Family Property and Multifamily Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least two years greater than the term of the related Mortgage Loan. The fee interest in any leased land will be subject to the lien securing the related Mortgage Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by such tenant-stockholder. See "CERTAIN LEGAL ASPECTS OF LOANS."

       The aggregate principal balance of Mortgage Loans which are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the borrower's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans to the extent specified in the related Prospectus Supplement.

       The characteristics of the Mortgage Loans comprising or underlying the Mortgage Assets for a Series may vary to the extent that credit support is provided in levels satisfactory to the Rating Agency which assigns a rating to a Series of Certificates. Unless otherwise specified in the related Prospectus Supplement for a Series, the following selection criteria shall apply with respect to the Mortgage Loans comprising the Mortgage Assets:

              (a) no Mortgage Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

              (b) no Mortgage Loan that is a Conventional Loan secured by a Single Family Property may have a Loan-to-Value Ratio in excess of 80%, unless covered by a primary mortgage insurance policy as described herein;

              (c) each Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years;

              (d) no Mortgage Loan may be included which, as of the Cut-off Date, is more than 30 days delinquent as to payment of principal or interest;

              (e) no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney's opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing such Mortgage Loan.

       The Depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, a cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's Cooperative Dwelling or such cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note.

       The initial Loan-to-Value Ratio of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of such loan divided by the fair market value of the mortgaged property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the "Appraised Value"). The fair market value of the Mortgaged Property securing any Mortgage Loan is the lesser of the purchase price paid by the borrower or the Appraised Value of such Mortgaged Property.

       Unless otherwise specified in the related Prospectus Supplement, with respect to Buy-Down Loans, during the period (the "Buy-Down Period") when the borrower is not obligated to pay the full Scheduled Payment otherwise due on such loan, each of the Buy-Down Loans will provide for Scheduled Payments based on a hypothetical reduced interest rate (the "Buy-Down Mortgage Rate") that will not have been more than 3% below the mortgage rate at origination, and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%. The Buy-Down Period will not exceed three years. The maximum amount of the Buy-Down Amounts that may be contributed with respect to a Mortgaged Property having a Loan-to-Value Ratio (i) of 90% or less at origination is limited to 10% of the Appraised Value of the Mortgaged Property, and (ii) in excess of 90% at origination is limited to 6% of the Appraised Value of the Mortgaged Property, unless otherwise indicated in the applicable Prospectus Supplement. Unless specified otherwise in the related Prospectus Supplement, the maximum amount of Funds ("Buy-Down Amounts") that may be contributed by the Servicer of the related Mortgaged Loan is limited to 6% of the Appraised Value of the Mortgaged Property. This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor. Except as may be otherwise indicated in the related Prospectus Supplement, the borrower under each Buy-Down Loan will have been qualified at a mortgage rate which is not more than 3% per annum below the current mortgage rate at origination. Accordingly, the repayment of a Buy-Down Loan is dependent on the ability of the borrower to make larger Scheduled Payments after the Buy-Down Amounts have been depleted and, for certain Buy-Down Loans, while such Buy-Down Amounts are being depleted.

     Unless otherwise specified in the related Prospectus Supplement, with respect to Multifamily Property, (a) no Mortgage Loan will have been delinquent for more than 30 days within the 12-month period ending with the Cut-off Date,
(b) no more than two payments will have been 30 days or more delinquent during a three-year period ending on the Cut-off Date, (c) Mortgage Loans with respect to any single borrower will not exceed 5% of the aggregate principal balance of the Loans comprising the Mortgage Assets as of the Cut-off Date, and (d) the debt service coverage ratio with respect to each Mortgage Loan (calculated as described in the related Prospectus Supplement) will not be less than 11:1.

       Unless otherwise specified in the related Prospectus Supplement, the Bi-Weekly Loans will consist of fixed-rate, bi-weekly payment, conventional, fully-amortizing Mortgage Loans payable on every other Friday during the term thereof and secured by first mortgages on one-to four-family residential properties.

       Unless otherwise specified in the related Prospectus Supplement, the ARMs will provide for a fixed initial mortgage rate for either the first six or twelve Scheduled Payments. Thereafter, the Mortgage Rates are subject to periodic adjustment based, subject to the applicable limitations, on changes in the relevant Index described in the applicable Prospectus Supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM, at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the related Prospectus Supplement, any ARM so converted may be subject to repurchase by the Servicer or Master Servicer.

       ARMs have features that are relatively new for the residential lending market in the United States. In particular, adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs provides that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the "Lifetime Mortgage Rate Cap") or below the applicable lifetime minimum mortgage rate (the "Minimum Mortgage Rate"), if any, for such ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "Maximum Mortgage Rate Adjustment"). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs ("Negatively Amortizing ARMs") instead provide for limitations on changes in the Scheduled Payment on such ARMs to protect borrowers from payment increases due to rising interest rates. Such limitations can result in Scheduled Payments which are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively Amortizing ARM, then the Deferred Interest is added to the principal balance of such ARM causing the negative amortization thereof, and will be repaid through future Scheduled Payments. If specified in the related Prospectus Supplement, Negatively Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The relevant Prospectus Supplement will specify whether the ARMs comprising or underlying the Mortgage Assets are Negatively Amortizing ARMs.

       Unless otherwise specified in the related Prospectus Supplement, the index applicable to any ARMs comprising the Mortgage Assets (the "Index") will be the three-year Treasury Index, the one-year Treasury Index, the Six Month Treasury Index or the Eleventh District Costs of Funds Index. If applicable, the Prospectus Supplement for each Series will specify the Index to be used with respect to any Mortgage Loans underlying such Series.

       The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Loans as of the Cut-off Date, including, among other things, (a) the aggregate outstanding principal balance of the Mortgage Loans; (b) the weighted average mortgage rate on the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any; (c) the average outstanding principal balance of the Mortgage Loans; (d) the weighted average remaining term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity; (e) the range of Loan-to-Value Ratios of the Mortgage Loans; (f) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Buy-Down Loans, GEM Loans, GPM Loans, Cooperative Loans, Conventional Loans, Bi-Weekly Loans, FHA Loans and VA Loans, (g) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off
Date) that are covered by primary mortgage insurance policies; (h) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans; (i) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans and (j) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Mortgage Loans which may comprise or underlie the Mortgage Assets for a Series.

       If information of the nature described above respecting the Mortgage Loans is not known to the Depositor at the time the Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and the final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Certificates.

THE MANUFACTURED HOME LOANS


       The Manufactured Home Loans comprising or underlying the Mortgage Assets for a Series of Certificates will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. Each Manufactured Home Loan will have been originated by a bank or savings institution which is a FNMA- or FHLMC-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

       The Manufactured Home Loans may be Conventional Loans, FHA Loans or VA Loans. Each Manufactured Home Loan will be secured by a Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Loans will be fully amortizing and will bear interest at a fixed interest rate.

       Unless otherwise specified in the related Prospectus Supplement for a Series, the Manufactured Homes securing the Manufactured Home Loans consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this]paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     Unless otherwise specified in the related Prospectus Supplement for a Series, the following restrictions apply with respect to Manufactured Home Loans comprising or underlying the Mortgage Assets for a Series:

              (a) no Manufactured Home Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

              (b) each Manufactured Home Loan must have an original term to maturity of not less than three years and not more than 25 years;

              (c) no Manufactured Home Loan may be more than 30 days delinquent as to payment of principal or interest as of the Cut-off Date; and

              (d) each Manufactured Home Loan must have, as of the Cut-off Date, a standard hazard insurance policy (which may be a blanket policy) in effect with respect thereto.

       The initial Loan-to-Value Ratio of any Manufactured Home Loan represents the ratio of the principal amount of the Manufactured Home Loan outstanding at the origination of such loan divided by the fair market value of the Manufactured Home, as shown in the appraisal prepared in connection with origination of the Manufactured Home Loan (the "Appraised Value"). The fair market value of the Manufactured Home securing any Manufactured Home Loan is the lesser of the purchase price paid by the borrower or the Appraised Value of such Manufactured Home. With respect to underwriting of Manufactured Home Loans, see "LOAN UNDERWRITING PROCEDURES AND STANDARDS." With respect to servicing of Manufactured Home Loans, see "SERVICING OF LOANS."

       The related Prospectus Supplement for each Series will provide information with respect to the Manufactured Home Loans comprising the Mortgage Assets as of the Cut-off Date, including, among other things, (a) the aggregate outstanding principal balance of the Manufactured Home Loans comprising or underlying the Mortgage Assets; (b) the weighted average interest rate on the Manufactured Home Loans; (c) the average outstanding principal balance of the Manufactured Home Loans; (d) the weighted average remaining scheduled term to maturity of the Manufactured Home Loans and the range of remaining scheduled terms to maturity; (e) the range of Loan-to-Value Ratios of the Manufactured Home Loans; (f) the relative percentages (by principal balance as of the Cut-off
Date) of Manufactured Home Loans that were made on new Manufactured Homes and on used Manufactured Homes; (g) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Manufactured Home Loans; and (h) the distribution by state of Manufactured Homes securing the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Manufactured Home Loans which may be included in the Mortgage Assets for a Series.

       If information of the nature specified above respecting the Manufactured Home Loans is not known to the Depositor at the time the Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and the final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Certificates.

COLLECTION ACCOUNT AND CERTIFICATE ACCOUNT

       Unless otherwise specified in the related Prospectus Supplement, a separate Collection Account for each Series will be established by the Master Servicer in the name of the Trustee for deposit of all distributions received with respect to the Mortgage Assets for such Series, all Advances, the amount of cash to be initially deposited therein, if any, reinvestment income thereon and certain other amounts required to be deposited therein pursuant to the Pooling and Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement or Pooling and Servicing Agreement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to such Collection Account, and any loss resulting from such investments will be charged to such Collection Account. Such reinvestment income may, however, be payable to the Master Servicer or to a Servicer as additional servicing compensation. See "SERVICING OF LOANS" and "THE POOLING AND SERVICING AGREEMENTS--Investment of Funds." In such a case, such reinvestment income would not be included in calculation of the Available Distribution Amount. See

"DESCRIPTION OF THE CERTIFICATES--Distributions on the Certificates."

       Funds on deposit in the Collection Account will be available for deposit into the Certificate Account for certain payments provided for in the Pooling and Servicing Agreement. Unless otherwise specified in the Prospectus Supplement or the Pooling and Servicing Agreement, amounts in the Collection Account constituting reinvestment income which is payable to the Master Servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the Trustee for deposit into the Certificate Account.

       A separate Certificate Account will be established by the Trustee or, if so specified in the related Prospectus Supplement, by the Master Servicer, in either case in the name of the Trustee for the benefit of the Certificateholders into which all funds received from the Master Servicer and all required withdrawals from any reserve funds for such Series will be deposited, pending distribution to the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from investments of funds in the Certificate Account will be credited to the Certificate Account and any loss resulting from such investments will be charged to such Certificate Account. Such reinvestment income, may, however, be payable to the Master Servicer as additional servicing compensation. On each Distribution Date, all funds on deposit in the Certificate Account, subject to certain permitted withdrawals by the Trustee as set forth in the Pooling and Servicing Agreement, will be available for remittance to the Certificateholders; provided that, if it is specified in the related Prospectus Supplement that the Certificate Account will be maintained by the Master Servicer in the name of the Trustee, then, prior to each Distribution Date, funds in the Certificate Account will be transferred to a separate account established by and in the name of the Trustee from which the funds on deposit therein will, subject to permitted withdrawals by the Trustee as specified above, be available for remittance to the Certificateholders. See also "THE POOLING AND SERVICING AGREEMENTS--Certificate Account" herein.

OTHER FUNDS OR ACCOUNTS

       A Trust Fund may include certain other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the Trust Fund and accumulating funds pending their distribution. If so specified in the related Prospectus Supplement, certain funds may be established with the Trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the Trust Fund in addition to or in lieu of any such similar funds to be held by the Servicer. See "SERVICING OF LOANS--Payments on

Loans; Deposits to Collection Accounts." If Private Mortgage-Backed Securities are backed by GPM Loans and the Asset Value with respect to a Multiple-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established which will be similar to that which would be established if GPM Loans constituted the Mortgage Assets. See "SERVICING OF LOANS--Payments on Loans; Deposits to Collection Accounts" herein. Other similar accounts may be established as specified in the related Prospectus Supplement.


                      LOAN UNDERWRITING PROCEDURES AND STANDARDS

UNDERWRITING STANDARDS

       The Depositor expects that all Loans comprising the Mortgage Assets for a Series will have been originated in accordance with the underwriting procedures and standards described herein, except as otherwise set forth in the related Prospectus Supplement.

       The originator of the Loans (or another entity specified in the related Prospectus Supplement) will make representations and warranties concerning compliance with such underwriting procedures and standards. Additionally, unless otherwise specified in the related Prospectus Supplement, all or a sample of the Loans comprising Mortgage Assets for a Series will be reviewed by or on behalf of the Depositor to determine compliance with such underwriting standards and procedures and compliance with other requirements for inclusion in the Trust Fund.

       Mortgage Loans will have been originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a wholly-owned subsidiary thereof. Manufactured Home Loans may have been originated by such institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the related Prospectus Supplement for a Series of Certificates, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of FHA and VA, respectively.

       Each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished information with respect to its assets, liabilities, income, credit history, employment history and personal information, and an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. If the borrower was self-employed, the borrower will have been required to submit copies of recent tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. With respect to Multifamily Property, information concerning operating income and expenses will have been obtained from the borrower showing operating income and expenses during the preceding three calendar years. Certain considerations may cause an originator of Loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

     The adequacy of the property financed by the related Loan as security for repayment of such Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the Loan originator or independent appraisers selected in accordance with pre-established guidelines established by the Loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf to personally inspect the property and to verify that it was in good condition and that construction, if new, had been completed. The appraisal will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

       Based on the data provided, certain verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative) and certain other fixed obligations other than housing expenses. The originating lender's guidelines for Loans secured by Single Family Property generally will specify that Scheduled Payments plus taxes and insurance and all Scheduled Payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective borrower's gross income. These guidelines will generally be applied only to the payments to be made during the first year of the Loan. Except as otherwise specified in the related Prospectus Supplement, with respect to Mortgage Loans that are Conventional Loans, underwriting guidelines used to establish the relevant percentages of gross income will be similar to underwriting guidelines used by FNMA and FHLMC at the time of origination of the Loan, except that the ratio of Scheduled Payments and certain other fixed obligations to monthly gross income may exceed the comparable FNMA or FHLMC limits as specified in the related Prospectus Supplement.

       With respect to FHA Loans and VA Loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each Loan will generally have been applied. With respect to Manufactured Home Loans that are Conventional Loans, the related Prospectus Supplement will specify the required minimum downpayment, the maximum amount of purchase price eligible for financing, the maximum original principal amount that may be financed, and the limitations on ratios of borrower's Scheduled Payment to gross monthly income and monthly income net of other fixed payment obligations. With respect to Multifamily Property, the Loan originator will have made an assessment of the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability. Income derived from the Mortgaged Property constituting investment property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

       Certain types of Loans that may be included in the Mortgage Assets for a Series are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger Scheduled Payments in subsequent years. ARMs may involve similar assessments.

       To the extent specified in the related Prospectus Supplement, the Depositor may purchase Loans (or participation interests therein) for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described herein. For instance, Loans may be underwritten under a "limited documentation program," if specified in the Prospectus Supplement. With respect to such Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and such Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property and Loan-to-Value Ratio on origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related Prospectus Supplement, the originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be applied.

       In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The related Prospectus Supplement will specify the underwriting standards applicable to such Mortgage Loans.

       The underwriting standards applied by the Loan originator require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. Certain states where the Mortgaged Properties may be located have "antideficiency" laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See "CERTAIN LEGAL ASPECTS OF LOANS" herein.

LOSS EXPERIENCE

       The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, there can be no assurance that the past pattern of appreciation in value of the real property securing such Loans will continue. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of such Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing such Loans become equal to or greater than the value of such Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates with respect to Cooperative Loans, could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See "CERTAIN LEGAL ASPECTS OF LOANS" herein.

       No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by Single Family

Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced high vacancy rates.

       To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Mortgage Assets for a Series of Certificates are not covered by the methods of credit support or the insurance policies described herein or in the related Prospectus Supplement, such losses will be borne by Holders of the Certificates of such Series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Mortgage Assets, thus reducing average weighted life and affecting yield to maturity. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

REPRESENTATIONS AND WARRANTIES

       Unless otherwise specified in the related Prospectus Supplement or in the Pooling and Servicing Agreement, the Master Servicer will represent and warrant to the Depositor and the Trustee with respect to the Mortgage Loans comprising the Mortgage Assets in a Trust Fund, upon delivery of the Mortgage Loans to the Trustee hereunder, among other things, that based upon representations of the originator of the Loans: (i) to the best of its knowledge the information set forth in the Final Mortgage Loan Schedule is complete, true and correct as of the Cut-off Date; (ii) it had good and marketable title to the Mortgage Note and the Mortgage and it was the sole owner of each of the Mortgage Loans free and clear of any and all liens, claims, pledges, participation interests, equities, charges or security interests of any nature and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same; (iii) each Mortgage evidences a valid subsisting and enforceable first lien on the property therein described, and such Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the related Mortgage, except for Liens for real estate taxes and special assessments not yet due and payable and, covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally, or which are specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and either which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; (iv) the terms of Mortgage Note and the Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of Certificateholders and which has been delivered to the Trustee and the substance of which has been approved by the primary mortgage guaranty insurer, if any; (v) no instrument of release or waiver has been executed in connection with the Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee; (vi) to the best of the Master Servicer's knowledge, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing with respect to the Mortgage have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Master Servicer, and to the best of its knowledge, the Servicer, has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest; (vii) to the best of the Master Servicer's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and as of the Closing Date such property to the best of the Master Servicer's knowledge, is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to materially, adversely affect the value of the Mortgaged Property as security for the Mortgage Loan; (viii) to the best of the Master Servicer's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and, to the best of the Master Servicer's knowledge, no rights are outstanding that under law could give rise to such lien) affecting the Mortgaged Property which are, or may be, liens prior or equal to, or coordinate with, the lien of the Mortgage; (ix) to the best of the Master Servicer's knowledge, all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property or are insured against, and no improvements on adjoining properties encroach upon the Mortgaged Property; (x) the Master Servicer has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing which would cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially and adversely affect the value or marketability of the Mortgage Loan; (xi) to the best of the Master Servicer's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law; (xii) to the best of the Master Servicer's knowledge, no person other than the Master Servicer has any interest in any Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise; (xiii) all payments required to be made up to the Cut-off Date for each Mortgage Loan under the terms of the related Mortgage Note have been made. No payment required under any Mortgage Loan is delinquent more than 30 days or has been delinquent more than 30 days more than once during the twelve-month period immediately preceding the Cut-off Date; (xiv) the Mortgage file contains each of the documents and instruments specified to be included therein duly executed and in due and proper form, enforceable in accordance with their terms. The Mortgage Note and the Mortgage are on forms substantially similar to forms acceptable to the Depositor. Each appraisal is on a form acceptable to FNMA or FHLMC with such riders as are acceptable to FNMA and FHLMC, as the case may be; (xv) the Mortgage Note and the related Mortgage are genuine, and, to the best of the Master Servicer's knowledge, each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, such enforceability being subject to bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally, and to general principles of equity. To the best of the Master Servicer's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;
(xvi) any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects, and the Master Servicer shall maintain in its possession, available for each Certificateholder's inspection, evidence of compliance in accordance with its generally accepted business practices; (xvii) the proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, or closing or recording the Mortgage Loans were paid; (xviii) each Mortgage Loan is covered by an ALTA or CLTA mortgage title insurance policy with an adjustable rate mortgage endorsement and an extended coverage endorsement, if applicable, such endorsements substantially in the form of ALTA Form 6.0, 6.1 or 6.2 and CLTA Form 100 or another California equivalent of such ALTA Forms, respectively, or such other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by and the valid and binding obligation of a title insurer acceptable to FNMA or FHLMC and, at the time of issuance thereof, qualified to do business in the jurisdiction where the property subject to the Mortgage is located, insuring the Master Servicer or the originating mortgagee, and successor owners of indebtedness secured by the insured Mortgage, as to the first priority lien of the Mortgage in an amount at least equal to 125% of the original principal amount of the Mortgage Loan. The Master Servicer is the sole insured of such mortgage title insurance policy, the assignment to the Trust Fund of such mortgage title insurance policy does not require the consent of or notification to the insurer, such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of Certificateholders upon the consummation of the transactions contemplated by the Pooling and Servicing Agreement. To the best of the Master Servicer's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Master Servicer, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy; (xix) all improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of the related Pooling and Servicing Agreement. All individual insurance policies (collectively, the "hazard insurance policy") contain a standard mortgagee clause naming the Master Servicer or the original mortgagee and, its successors in interest, as mortgagee and the Master Servicer has received no notice that any premiums due and payable thereon have not been paid. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor; (xx) to the best of the Master Servicer's knowledge, there is no material default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event of acceleration; and the Master Servicer has not waived any such default, breach, violation or event of acceleration; (xxi) the Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and, to the best of the Master Servicer's knowledge, no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; (xxii) the Mortgage Loan was originated by the Master Servicer or by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of HUD or subsequently acquired by the Master Servicer from such originator; (xxiii) the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold to a Mortgagor who does not meet the credit standards of the Master Servicer, such enforceability being subject to bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally, and to general principles of equity; (xxiv) the related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage; (xxv) the related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (y) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (z) otherwise by judicial foreclosure. The Master Servicer has no knowledge of any homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage; (xxvi) with respect to each Mortgage constituting a deed of trust, a trustee, duly qualified if required under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor; (xxvii) the Mortgage Loan files contain an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, approved by the mortgage originator, who to the best of the Master Servicer's knowledge, had no interest,direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan. The appraisal is in a form acceptable to FNMA and FHLMC and meets the requirements of the Office of Thrift Supervision or its predecessor as they existed at the time of origination; and (xxviii) any other representations and warranties respecting the Mortgage Loans specified in the related Prospectus Supplement or the related Pooling and Servicing Agreement.

       If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative or Condominium Association itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the Condominium Association is responsible for maintaining standard hazard insurance, insuring the entire Condominium Building (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium do not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See "SERVICING OF LOANS--Maintenance of Insurance Policies and Other Servicing Procedures" herein. With respect to a Cooperative Loan, the Depositor will represent and warrant based, in part, upon representations and warranties of the originator of such Cooperative Loan that (i) the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and
(ii) the related Cooperative Dwelling is free of material damage and in good repair.

       Unless otherwise specified in the related Prospectus Supplement, with respect to each Manufactured Home Loan, the Depositor based upon representations and warranties of the originator of such Manufactured Home Loan will represent and warrant, among other things that (i) immediately prior to the transfer and assignment of the Manufactured Home Loans to the Trustee, the Depositor had good title to, and was the sole owner of, each Manufactured Home Loan; (ii) as of the date of such transfer and assignment, the Manufactured Home Loans are subject to no offsets, defenses or counterclaims; (iii) each Manufactured Home Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; (iv) as of the date of such transfer and assignment, each Manufactured Home Loan constitutes a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair; (v) as of the date of such representation and warranty, no Manufactured Home Loan is more than 30 days delinquent and there are no delinquent tax or assessment liens against the related Manufactured Home; and
(vi) with respect to each Manufactured Home Loan, any required hazard insurance policy was effective at the origination of each Manufactured Home Loan and remained in effect on the date of the transfer and assignment of the Manufactured Home Loan from the Depositor and that all premiums due on such insurance have been paid in full.

       Upon the discovery of the breach of any representation or warranty made by the Master Servicer in respect of a Loan that adversely affects the payments of principal and interest on the Loan or otherwise adversely and materially affects the value of such Loan, the Master Servicer will be obligated to cure such breach in all material respects, repurchase such Loan from the Trustee, or deliver a Qualified Substitute Mortgage Loan as described below under "THE POOLING AND SERVICING AGREEMENTS--Assignment of Mortgage Assets." See "SPECIAL CONSIDERATIONS--Limited Obligations and Assets of the Depositor." The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the Trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of such Loan. If so specified in the related Prospectus Supplement, the Master Servicer may be obligated to enforce such obligations rather than the Trustee or PMBS Trustee.


                                  SERVICING OF LOANS

GENERAL

       Customary servicing functions with respect to Loans constituting the Mortgage Assets in the Trust Fund will be provided by the Master Servicer directly or through one or more servicers (the "Servicers") subject to supervision by the Master Servicer. If the Master Servicer is not directly servicing the Loans, then the Master Servicer will (i) administer and supervise the performance by the Servicers of their servicing responsibilities under their servicing agreements ("Servicing Agreements") with the Master Servicer, (ii) maintain any standard or special hazard insurance policy, primary mortgage insurance bankruptcy bond or pool insurance policy required for the related Loans and (iii) advance funds as described below under "Advances." If the Master Servicer services the Loans through Servicers as its agents, the Master Servicer will be ultimately responsible for the performance of all servicing activities, including those performed by the Servicers, notwithstanding its delegation of certain responsibilities to such Servicer.

       The Master Servicer will be a party to the Pooling and Servicing Agreement for any Series for which Loans comprise the Mortgage Assets and may be a party to a Participation Agreement executed with respect to any Participation Certificates which constitute the Mortgage Assets. The Master Servicer may be an affiliate of the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and each Servicer will be required to be a FNMA- or FHLMC-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

       The Master Servicer will be paid a Servicing Fee for the performance of its services and duties under each Pooling and Servicing Agreement as specified in the related Prospectus Supplement. Each Servicer, if any, will be entitled to receive a portion of the Servicing Fee. In addition, the Master Servicer or Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a Servicer is terminated by the Master Servicer, the servicing function of the Servicer will be either transferred to a substitute Servicer or performed by the Master Servicer. The Master Servicer will be entitled to retain the portion of the Servicing Fee paid to the Servicer under a terminated Servicing Agreement if the Master Servicer elects to perform such servicing functions itself.

       The Master Servicer, at its election, may pay itself the Servicing Fee for a Series with respect to each Mortgage Loan either by (a) withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of such payment in the Collection Account for such Series, (b) withdrawing the Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account, or (c) requesting that the Trustee pay the Servicing Fee out of amounts in the Certificate Account.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

       The Master Servicer will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the Pooling and Servicing Agreement for a Series and any applicable insurance policies and other credit supports, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.

       Unless otherwise specified in the related Prospectus Supplement, the Master Servicer, to the extent permitted by law, will establish and maintain escrow accounts ("Escrow Accounts") in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. Mortgage Loans and Manufactured Home Loans may not require such payments under the loan related documents, in which case the Master Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Master Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such account when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

       Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be a non-interest bearing account maintained (i) at a depository institution or trust company, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories by each Rating Agency rating the Certificates of such Series or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency, or (iii) in which such accounts are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured that, as evidenced by an opinion of counsel delivered to the Trustee, the Certificateholders have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company with which such account is maintained, so long as such account shall not adversely affect the rating on the Certificates or (iv) any other account acceptable to each Rating Agency rating the Certificates of the related Series.

       If so specified in the related Prospectus Supplement, the Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the Trustee, in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

       The Master Servicer will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Master Servicer on or before the related Cut-off Date, and thereafter, after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before such Cut-off Date):

              (i)       All payments on account of principal, including

       prepayments, on such Loans net of any portion of such payments that represent recoveries of nonrecoverable Advances;

              (ii) All payments on account of interest on such Loans net of any portion thereof retained by the related Servicer (including the Master Servicer), if any, as servicing compensation on the Loans in accordance with the related Pooling and Servicing Agreement;

              (iii) All Insurance Proceeds and all amounts received by the Master Servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with such Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures, net of expenses incurred by the Master Servicer (or the related Servicer) in connection with the liquidation of any defaulted Mortgage Loan and not recovered under a primary mortgage insurance policy ("Liquidation Expenses"); unpaid servicing compensation and nonrecoverable Advances in accordance with the related Pooling and Servicing Agreement;

              (iv) All proceeds received of any Loans pursuant to the related Pooling and Servicing Agreement;

              (v) All amounts required to be deposited therein in connection with any losses on Eligible Investments pursuant to the related Pooling and Servicing Agreement;

              (vi) All Advances for such Series made by the Master Servicer or a Servicer pursuant to the related Pooling and Servicing Agreement; and

              (vii) All other amounts required to be deposited therein pursuant to the related Pooling and Servicing Agreement.

       Unless otherwise specified in the related Prospectus Supplement, the Master Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

              (i) to reimburse itself for Advances for such Series made by it pursuant to the related Pooling and Servicing Agreement; the Master Servicer's right to reimburse itself being limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

              (ii) to reimburse itself for any Advances for such Series that the Master Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

              (iii) to reimburse itself from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after such reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Pass-Through Rate to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid servicing compensation with respect to the related Mortgage Loan and to pay any unpaid servicing compensation to the Servicer;

              (iv) to pay to itself as servicing compensation that portion of any payment as to interest that equals the Servicing Fee with respect to such Mortgage Loan for the period with respect to which such interest payment was made, and, as additional servicing compensation, earnings on or investment income with respect to funds credited to the Collection Account;

              (v) to reimburse itself from Insurance Proceeds for insurance expenses and to pay any unpaid servicing compensation to itself, such payment of servicing compensation to be made in accordance with the related Pooling and Servicing Agreement and being limited to the amount, if any, by which the aggregate of Liquidation Proceeds and Insurance Proceeds received in connection with the liquidation of a defaulted Mortgage Loan is, after the deduction of insurance expenses, and servicing compensation payable to the Servicer of such Mortgage Loan, if any, in excess of the outstanding principal balance of such Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Pass-Through Rate;

              (vi) to pay to itself, a Servicer or the Depositor, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related outstanding principal balance of such repurchased Mortgage Loan;

              (vii) to reimburse itself or the Depositor for expenses incurred by and reimbursable to it or the Depositor with respect to indemnification;

              (viii) to make payments to certain Certificateholders in the manner specified in the Pooling and Servicing Agreement;

              (ix) to withdraw any amount deposited in the Collection Account and not required to be deposited therein; and

              (x) to clear and terminate the Collection Account pursuant to the related Pooling and Servicing Agreement.


SERVICING ACCOUNTS

       In those cases where a Servicer is servicing a Mortgage Loan, the Servicer will establish and maintain an account (a "Servicing Account") that will comply with the standards set forth above, and which is otherwise acceptable to the Master Servicer. The Servicer is required to deposit into the Servicing Account all proceeds of Mortgage Loans received by the Servicer, subject to withdrawal to the extent permitted by the applicable servicing agreement. On the date specified in the related Prospectus Supplement, the Servicer will remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan consisting of an amount equal to the sum of (i) all amounts received by the Servicer with respect to the Mortgage Loans serviced by it as of the Servicer Remittance Date, except (a) any monthly payment prepaid for a Due Date subsequent to the month in which the Servicer Remittance Date occurs, (b) any amounts received by such Servicer with respect to such Mortgage Loans that constitute a late recovery with respect to an advance previously made by such Servicer with respect to such Mortgage Loans, and (c) any Retained Interest payable to such Servicer under the terms of such servicing agreement; (ii) all partial principal Prepayments received in the calendar month prior to the month of the Servicer Remittance Date or applied as of the Due Date in the month of the Servicer Remittance Date; (iii) all principal Prepayments in full received in the calendar month prior to the month of the Servicer Remittance Date, in each case together with interest received thereon through the date of prepayment at the applicable Mortgage Rate (net of the related servicing compensation and any Retained Interest payable to such Servicer under the terms of such servicing agreement) whether or not received from the Mortgagor; and (iv) all Insurance Proceeds and Liquidation Proceeds (net of Liquidation Expenses) received in the calendar month prior to the month of the Servicer Remittance Date. The Servicer may deduct from each remittance, as provided above, an amount equal to the servicing fee to which it is then entitled pursuant to the applicable servicing agreement, to the extent not previously paid to or retained by it. The Servicer may, to the extent described in the related Prospectus Supplement, be required to advance any monthly installment of principal and interest that was not received, less its servicing fee, by the date specified in the related Prospectus Supplement.

BUY-DOWN LOANS, GPM LOANS AND OTHER SUBSIDIZED LOANS

       With respect to each Buy-Down Loan, if any, included in a Trust Fund the Master Servicer will deposit all Buy-Down Amounts in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (the "Buy-Down Fund"). The amount of such deposit, together with investment earnings thereon at the rate specified in the related Prospectus Supplement, will provide sufficient funds to support the payments on such Buy-Down Loan on a level debt service basis. The Master Servicer will not be obligated to add to the Buy-Down Account should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the Certificateholders may be affected. Unless otherwise provided in the related Prospectus Supplement, a Buy-

Down Fund will not be included in or deemed to be a part of the Trust Fund.

       The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the Master Servicer will deposit the subsidy funds in a custodial account (which may be interest bearing) complying with the requirements set forth above for the Collection Account set forth above (a "Subsidy Fund"). Unless otherwise specified in the related Prospectus Supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of such Loan. Neither the Master Servicer, any Servicer nor the Depositor will be obligated to add to such Subsidy Fund any of its own funds. Unless otherwise provided in the related Prospectus Supplement, such Subsidy Fund will not be included in or deemed to be a part of the Trust Fund.

       If the Depositor values any GPM Loans deposited into the Trust Fund for a Multiple Class Series on the basis of such GPM Loan's scheduled maximum principal balance, the Master Servicer will, if and to the extent provided in the related Prospectus Supplement, deposit in a custodial account (which may be interest bearing) (the "GPM Fund") complying with the requirements set forth above for the Collection Account an amount which, together with reinvestment income thereon at the rate set forth in the related Prospectus Supplement, will be sufficient to cover the amount by which payments of principal and interest on such GPM Loans assumed in calculating payments due on the Certificates of such Multiple Class Series exceed the scheduled payments on such GPM Loans. The Trustee will withdraw amounts from the GPM Fund for a Series upon a prepayment of such GPM Loan as necessary and apply such amounts to the payment of principal and interest on the Certificates of such Series. Neither the Depositor, the Master Servicer nor any Servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the Certificateholders may be affected. Unless otherwise specified in the related Prospectus Supplement, such GPM Fund will not be included in or deemed to be part of the Trust Fund.

       With respect to any other type of Loan which provides for payments other than on the basis of level payments, an account may be established as described in the related Prospectus Supplement on terms similar to those relating to the Buy-Down Fund, Subsidiary Fund or the GPM Fund.

ADVANCES AND LIMITATIONS THEREON

       GENERAL. The related Prospectus Supplement will describe the circumstances under which the Master Servicer or Servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the related Prospectus Supplement, neither the Master Servicer nor any Servicer will be obligated to make Advances, and such obligation may be limited in amount, may be limited to advances received from the Servicers, if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the Master Servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to such obligation as described in the related Prospectus Supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer or the Master Servicer, as the case may be, out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance polices or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance polices or Liquidation Proceeds from the related Loan, the Servicer or Master Servicer will be entitled to reimbursement from other funds in the Certificate Account, Collection Account or Servicing Account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the related Prospectus Supplement.

       ADVANCES IN CONNECTION WITH PREPAID LOANS. In addition when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the principal amount prepaid only to the date of such prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Certificateholders of a Series will not be adversely affected by any resulting shortfall in interest, the Master Servicer may be obligated to advance moneys from its own funds to the extent necessary to include in its remittance to the Trustee for deposit into the Certificate Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Pass-Through Rate). Any such principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Pass-Through Rate (to the extent of such adjustment or advance), will be distributed to Certificateholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount which the Master Servicer is obligated to advance, as applicable, a shortfall may occur as a result of a prepayment in full. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

       STANDARD HAZARD INSURANCE; FLOOD INSURANCE. Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to maintain or to cause the borrower on each Loan to maintain or will use its best reasonable efforts to cause each Servicer of a Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE" herein. Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding principal balance of the related Loan. The Master Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the Master Servicer will cause to be maintained or use its best reasonable efforts to cause the Servicer to maintain with respect to such property flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the related Prospectus Supplement.

       Any amounts collected by the Master Servicer or the Servicer, as the case may be, under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the Master Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

       The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support. Similarly, the Depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium Unit), and the owner(s) of an individual Condominium Unit do not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing such Condominium Loan to the extent not covered by other credit support.

       SPECIAL HAZARD INSURANCE POLICY. If, and to the extent specified in the related Prospectus Supplement, the Master Servicer will maintain a special hazard insurance policy, in the amount set forth in the related Prospectus Supplement, in full force and effect with respect to the Loans. Unless otherwise specified in the related Prospectus Supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The Master Servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage which is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the Master Servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the Master Servicer (or a Servicer) for related amounts owed to
it). Certain characteristics of the special hazard insurance policy are described under "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE--Hazard
Insurance on the Loans."

       PRIMARY MORTGAGE INSURANCE. To the extent described in the related Prospectus Supplement, the Master Servicer will be required to use its best reasonable efforts to keep, or to cause each Servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which such coverage is required for as long as the related mortgagor is obligated to maintain such primary mortgage insurance under the terms of the related Loan. The Master Servicer will not cancel or refuse to renew any such primary mortgage insurance policy in effect at the date of the initial issuance of the Certificates that is required to be kept in force unless a replacement primary mortgage insurance policy for such cancelled or nonrenewed policy is maintained with a Qualified Insurer.

       Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the related Prospectus Supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the Master Servicer will be required to maintain such insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE--Mortgage Insurance on the Loans."

       FHA INSURANCE AND VA GUARANTEES. To the extent specified in the related Prospectus Supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance and guarantees in full force and effect. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE--Mortgage
Insurance on the Loans."

       POOL INSURANCE POLICY. If so specified in the related Prospectus Supplement, the Master Servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The Master Servicer will be obligated to pay the premiums for such pool insurance policy on a timely basis.

       The Prospectus Supplement will identify the pool insurer for the related Series of Certificates. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by FHLMC or FNMA or because its claims-paying ability is no longer rated in the category required by the related Prospectus Supplement, the Master Servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the Master Servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the Master Servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the Master Servicer or any related unreimbursed Advances or unpaid Servicing Fee). Certain characteristics of the pool insurance policy are described under "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE--Mortgage Insurance on the Loans."

       BANKRUPTCY BOND. If so specified in the related Prospectus Supplement, the Master Servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims. If so specified in the Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the Master Servicer at any time, provided that such cancellation or reduction does not adversely affect the then current rating of the related Series of Certificates. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE--Bankruptcy Bond" herein.

PRESENTATION OF CLAIMS; REALIZATION UPON DEFAULTED LOANS

       The Master Servicer, on behalf of the Trustee and the Certificateholders, will be required to present or cause to be presented, claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

       The Master Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing such of the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines: (i) that such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Master Servicer shall not liquidate any collateral acquired through foreclosure later than one year after the acquisition of such collateral. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund will have no ability to do so and neither the Master Servicer nor any Servicer will be required to do so.

       Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the Master Servicer nor any Servicer will be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by such Servicer or the Master Servicer and (ii) that such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

       As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "CERTAIN LEGAL ASPECTS OF LOANS--Foreclosure on Shares of Cooperatives" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

       With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of such property will be less than anticipated when such Loan was originated. To the extent that equity does not cushion the loss in market value and such loss is not covered by other credit support, a loss may be experienced by the related Trust Fund. With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than a new Manufactured Home. To the extent equity does not cushion the loss in market value, and such loss is not covered by other credit support, a loss may be experienced by the Trust Fund.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

       Unless otherwise specified in the related Prospectus Supplement for a Series, when any Mortgaged Property is about to be conveyed by the borrower, the Master Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise the Trustee's right to accelerate the maturity of such Loan under the applicable "due-on-sale" clause, if any, unless the Master Servicer reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. If such conditions are not met or the Master Servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the Master Servicer is authorized to accept from or enter into an assumption agreement, on behalf of the Trustee, with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original borrower is released from liability and such person is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Master Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption except that, if the terms of the Loan so permit, and subject to certain other conditions, the interest rate may be increased (but not decreased) to a prevailing market rate. Unless otherwise specified in the related Prospectus Supplement, Certificateholders would not benefit from any such increase.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

       Except as otherwise provided in the related Prospectus Supplement, the Master Servicer or any Servicer will be entitled to a servicing fee in an amount to be determined as specified in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement. The Master Servicer or any Servicer will be entitled to servicing compensation, unless otherwise specified in the related Prospectus Supplement, in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans.


       Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay the fees of the Servicers, if any, and certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, payment of expenses incurred in enforcing the obligations of Servicers and in preparation of reports to Certificateholders. Certain of these expenses may be reimbursable pursuant to the terms of the Pooling and Servicing Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of Servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

       The Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Trust Fund will suffer no loss by reason of such expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Trust Fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Master Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Certificateholders. In addition, the Master Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Certificateholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The Master Servicer is also entitled to reimbursement from the Collection Account and the Certificate Account for Advances.

       When a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Certificateholders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced, to the extent necessary to include in the Master Servicer's remittance to the Trustee for deposit into the Certificate Account, an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Pass-Through
Rate). Any such principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable

Pass-Through Rate (to the extent of such adjustment or advance), will be distributed to Certificateholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of Servicing Fee, a shortfall to Certificateholders may occur as a result of a prepayment in full. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

       The rights of the Master Servicer to receive funds from the Collection Account or the Certificate Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Certificateholders of such Series.

EVIDENCE AS TO COMPLIANCE

       The Pooling and Servicing Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with the Pooling and Servicing Agreement except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

       The Pooling and Servicing Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual Statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

       The Master Servicer for each Series will be identified in the related Prospectus Supplement. The Master Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

       Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except upon its determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

       In the event of an Event of Default under the Pooling and Servicing Agreement, the Master Servicer may be replaced by the Trustee or a successor Master Servicer. See "THE POOLING AND SERVICING AGREEMENTS--Rights upon Events of Default" herein.

       Unless otherwise provided in the Prospectus Supplement, the Master Servicer has the right, with the consent of the Trustee, which consent shall not be unreasonably withheld, to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement for each Series; provided that the purchaser or transferee accepting such assignment or delegation (i) is qualified to service mortgage loans for FNMA or FHLMC, (ii) has a net worth of not less than $15,000,000, (iii) will not cause any Rating Agency rating the Certificates of such Series to qualify, downgrade or withdraw its rating in effect immediately prior to such assignment, sale or transfer as a result of such assignment, sale or transfer; and (iv) executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and performed or observed by the Master Servicer under the Pooling and Servicing Agreement from and after the date of such agreement. To the extent that the Master Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above. However, in such instance the assigning Master Servicer will remain liable for the servicing obligations under the Pooling and Servicing Agreement. Any entity into which the Master Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Master Servicer's obligations under the related Pooling and Servicing Agreement, provided that such successor or surviving entity meets the requirements for a successor Master Servicer set forth above.

       Each Pooling and Servicing Agreement will also provide that neither the Master Servicer, nor any director, officer, employee or agent of the Master Servicer, will be under any liability to the related Trust Fund or the Certificateholders for any action taken or for failing to take any action in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of warranty or representations made under the Pooling and Servicing Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the Pooling and Servicing Agreement or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Pooling and Servicing Agreement will further provide that the Master Servicer and any director, officer, employee or agent of the Master Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement provides that the Master Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement which, in its opinion, may involve it in any expense or liability. The Master Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the Trust Fund and the Master Servicer will be entitled to be reimbursed therefor out of the Collection Account (or the Certificate Account, if applicable).


                                CREDIT SUPPORT

GENERAL

       For any Series, credit support may be provided with respect to one or more Classes thereof or the related Mortgage Assets. Credit support may be in the form of a letter of credit, the subordination of one or more Classes of the

Certificates of such Series, the establishment of one or more reserve funds, use of a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy, certificate guarantee insurance, the use of cross-support features or another method of credit support described in the related Prospectus Supplement, or any combination of the foregoing, in any case, in such amounts and having such terms and conditions as are acceptable to each Rating Agency which assigns a rating to the Certificates of the related Series.

       Unless otherwise specified in the related Prospectus Supplement for a Series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon at the Pass-Through Rate or Certificate Rate, as applicable. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, Certificateholders will bear their allocable share of deficiencies. See "THE POOLING AND SERVICING AGREEMENTS--Deficiency Event." If credit support is provided with respect to a Series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the amount payable under such credit support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions under which the amount payable under such credit support may be reduced and under which such credit support may be terminated or replaced and (d) the material provisions of any agreement relating to such credit support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party credit support, including (a) a brief description of its principal business activities,
(b) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (c) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (d) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

SUBORDINATE CERTIFICATES; SUBORDINATION RESERVE FUND

       If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the Subordinate Certificateholders to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the Senior Certificateholders to the extent of the then applicable Subordinated Amount as defined in the related Prospectus Supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate Certificateholders are paid to the Senior Certificateholders (including amounts withdrawn from the Subordination Reserve Fund, if any, and paid to the Senior Certificateholders), and will (unless otherwise specified in the related Prospectus Supplement) increase whenever there is distributed to the Subordinate Certificateholders amounts in respect of which subordination payments have previously been paid to the Senior Certificateholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).


       A Series may include a Class or Subordinate Certificates entitled to receive cash flows remaining after distributions made to all other Classes. Such right will effectively be subordinate to the rights of other Certificateholders, but will not be limited to the Subordinated Amount. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

       With respect to any Series which includes one or more Classes of Subordinate Certificates, a Subordination Reserve Fund may be established if so specified in the related Prospectus Supplement. The Subordination Reserve Fund, if any, will be funded with cash, a letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to Holders of Subordinate Certificates, or both, as specified in the related Prospectus Supplement. The Subordination Reserve Fund will not be a part of the Trust Fund, unless otherwise specified in the related Prospectus Supplement. If the Subordination Reserve Fund is not a part of the Trust Fund, the Trustee will have a security interest therein on behalf of the Senior Certificateholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Certificates under the circumstances set forth in the related Prospectus Supplement.

       Moneys deposited in any Subordination Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the Subordination Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Subordination Reserve Fund. Amounts in any Subordination Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the Subordinate Certificateholders under the conditions and to the extent specified in the related Prospectus Supplement. Additional information concerning any Subordination Reserve Fund will be set forth in the related Prospectus Supplement, including the amount of any initial deposit to such Subordination Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordination Reserve Fund may be applied to make distributions to Senior Certificateholders and the employment of reinvestment earnings on amounts in the Subordination Reserve Fund, if any.

CROSS-SUPPORT FEATURES

       If the Mortgage Assets for a Series are divided into separate Asset Groups, the beneficial ownership of which is evidenced by a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates evidencing the beneficial ownership of one Asset Group prior to distributions on Subordinate Certificates evidencing the beneficial ownership interest in another Asset Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

INSURANCE

       Credit support with respect to a Series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each such insurance policy, with respect to all Loans comprising or underlying the Mortgage Assets for a Series, or such of the Loans as have certain characteristics. Such insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the related Prospectus Supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the organization of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See "DESCRIPTION OF MORTGAGE AND OTHER INSURANCE." Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Mortgage Assets for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

LETTER OF CREDIT

       The letter of credit, if any, with respect to a Series of Certificates will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more Classes of Certificates (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See "DESCRIPTION OF THE CERTIFICATES--Optional Termination" and "THE POOLING AND SERVICING AGREEMENTS--Termination." A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

CERTIFICATE GUARANTEE INSURANCE

       Certificate Guarantee Insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such Certificate Guarantee Insurance will guarantee, with respect to one or more Classes of Certificates of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Certificate Guarantee Insurance will also guarantee against any payment made to a Certificateholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related Series.

RESERVE FUNDS

       One or more Reserve Funds may be established with respect to a Series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

       Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by each Rating Agency rating such Series, or to reduce the likelihood of Special Distributions with respect to any Multiple-Class Series. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency which assigns a rating to the Certificates, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in such Reserve Fund in excess of any required reserve fund balance may be released from the Reserve

Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.


       Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or a Servicer as additional servicing compensation. See "SERVICING OF LOANS" and "THE POOLING AND SERVICING AGREEMENTS--Investment of Funds." The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

       Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.


                  DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

       The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete.

MORTGAGE INSURANCE ON THE LOANS

       GENERAL. Unless otherwise specified in the related Prospectus Supplement, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage on the amount of each such Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of such Mortgage Loan is reduced to 80% of such original Appraised Value. In addition, each Mortgage Loan that is a Conventional Loan secured by a vacation or second home and which had a Loan-to-Value Ratio of more than 70% at origination will be covered by a primary mortgage insurance policy until the principal balance of such Mortgage Loan is reduced to below 70% of Appraised Value.

       A pool insurance policy will be obtained if so specified in the related Prospectus Supplement to cover any loss (subject to limitations described herein) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy, FHA Insurance or VA Guarantee. See "Pool Insurance Policy" below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF LOANS" herein. Such losses will be covered to the extent described in the related Prospectus Supplement by the bankruptcy bond or other credit support, if any.

       To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent such losses are not covered by the pool insurance policy or other credit support for such Series, such losses, if any, would affect payments to Certificateholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "Hazard Insurance on the Loans" below. Certain hazard risks will not be insured and the occurrence of such hazards could adversely affect payments to the Certificateholders.

       PRIMARY MORTGAGE INSURANCE. Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (herein referred to as the "Insured Loss") will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less
(i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the mortgage insurer, (iv) claim payments previously made by the mortgage insurer and (v) unpaid premiums.

       Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (d) the related Servicer not being approved as a servicer by the mortgage insurer.

       Primary mortgage insurance policies generally contain provisions substantially as follows: (i) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys' fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (ii) when a claim is presented, the mortgage insurer will have the option of (a) paying the claim in full and taking title to the property and arranging for the sale thereof or (b) paying the insured percentage of the claim and allowing the insured to retain title to the property; (iii) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and merchantable title to the property; and (iv) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

       As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted,
(3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in such primary mortgage insurance policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted; and (iii) tender to the mortgage insurer good and merchantable title to and possession of the Mortgaged Property.

       Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that: (a) no change may be made in the terms of such Mortgage Loan without the consent of the mortgage insurer;
(b) written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under such Mortgage Loan or that any proceedings affecting the borrower's interest in the Mortgaged Property securing such Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any such Mortgage Loan until such Mortgage Loan is brought current, such proceedings are terminated or a claim is filed; (c) the mortgage insurer will have the right to purchase such Mortgage Loan, at any time subsequent to the 10 days' notice described in (b) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to such Mortgage Loan and any due and unpaid premium with respect to such policy; (d) the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and merchantable title to and possession of the Mortgaged Property; (e) the insured must notify the mortgage insurer of the institution of such proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified in (c) above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid such amount unless the mortgage insurer specifies a lower or higher amount; and (f) the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

       The mortgage insurer will be required to pay to the insured either: (i) the insured percentage of the loss; or (ii) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or (b) an approved sale. Any rents or other payments collected or received by the insured which are derived from or are in any way related to the Mortgaged Property will be deducted from any claim payment.

       FHA INSURANCE AND VA GUARANTEES. The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the Housing Act, as amended, and the United States Housing Act of 1937, as amended.

       The insurance premiums for FHA Loans will be collected by HUD-approved lenders or by the Master Servicer or Servicer and paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA Loan, the Master Servicer or Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, by the Master Servicer or Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of Scheduled Payments for a specified period, with such payments to be made upon or before the maturity date of the Mortgage Note, or the recasting of payments due under the Mortgage Note up to or beyond the scheduled maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or the Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the Mortgage

Loan from the Master Servicer or the Servicer. With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or the Servicer may initiate foreclosure proceedings.

       HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Master Servicer or the Servicer of each FHA Loan will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the unpaid principal balance of the FHA Loan.

       The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the

Master Servicer or the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same mortgage rate as the applicable HUD debenture interest rate as described above.

       With respect to a defaulted VA Loan, the Master Servicer or the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

       The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation as specified in the VA regulations. Payments under the guarantee will equal the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

       The maximum guarantee that may be issued by the VA under a VA Loan as of January 1, 1986 is the lesser of 60% of the original principal amount of the VA Loan or $27,500. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgagee of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

       POOL INSURANCE POLICY. If so specified in the related Prospectus Supplement, the Master Servicer will be required to maintain the pool insurance policy and to present or cause the Servicers, if any, to present claims thereunder on behalf of the Trustee and the Certificateholders. See "SERVICING OF LOANS--Maintenance of Insurance Policies and Other Servicing Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of such policies generally. The related Prospectus Supplement will describe any provisions of a pool insurance policy which are materially different from those described below.

       The responsibilities of the Master Servicer, the amount of claim for benefits, the conditions precedent to the filing or payment of a claim, the policy provisions and the payment of claims under a pool insurance policy are generally similar to those described above for primary mortgage insurance policies, subject to the aggregate limit on the amount of coverage. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related Trust Fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under such primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees will be deemed to be acceptable primary insurance policies under the pool insurance policy. Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be: (i) the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the sale of the Mortgaged Property, (ii) the amount of the accumulated unpaid interest on such Mortgage Loan to the date of claim settlement at the contractual rate of interest and
(iii) advances made by the insured as described above less certain payments. An "approved sale" is (i) a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval, (ii) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer, (iii) the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer or (iv) the acquisition of the Mortgaged Property by the pool insurer.

       As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and merchantable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to the Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

       The original amount of coverage under the pool insurance policy will be reduced over the life of the Certificates by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed Mortgaged Properties covered thereby. The amount of claims paid includes certain expenses incurred by the Master Servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See "CERTAIN LEGAL ASPECTS OF LOANS" herein. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the Trust Fund, and thus will affect adversely payments on the Certificates. In addition, the exhaustion of coverage under any pool insurance policy may affect the Master Servicer's or Servicer's willingness or obligation to make Advances. If the Master Servicer or a Servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of such Loan or otherwise, it will not be obligated to make an advance respecting any such delinquency since the Advance would not be ultimately recoverable by

it. See "SERVICING OF LOANS--Advances and Limitations Thereon."

       MORTGAGE INSURANCE WITH RESPECT TO MANUFACTURED HOME LOANS. A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the related Prospectus Supplement.

HAZARD INSURANCE ON THE LOANS

       STANDARD HAZARD INSURANCE POLICIES. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mud-flows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to Certificateholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Master Servicer will be required to cause flood insurance to be maintained with respect to such property, to the extent available.

       The standard hazard insurance policies covering properties securing Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the areas which the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

       The Depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain such insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the Mortgaged Property securing such Cooperative Loan. Similarly, the Depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual Condominium Unit do not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain such insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to such borrower's Condominium Unit or such Condominium Building could significantly reduce the value of the Mortgaged Property securing such Condominium Loan.

       SPECIAL HAZARD INSURANCE POLICY. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer or the Servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

       Restoration of the property with the proceeds described under (i) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Loan secured by such property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Certificates, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

       OTHER HAZARD-RELATED INSURANCE; LIABILITY INSURANCE. With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, and rent loss insurance to cover operating income losses following damage or destruction of the Mortgaged Property. With respect to a Series for which Loans secured by Multifamily Property are included in the Trust Fund, the related Prospectus Supplement will specify the required types and amounts of additional insurance and describe the general terms of such insurance and conditions to payment thereunder.

BANKRUPTCY BOND

       In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "CERTAIN LEGAL ASPECTS OF LOANS" herein. If so provided in the related Prospectus Supplement, the Master Servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

       The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Trust Fund secured by single unit primary residences. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

REPURCHASE BOND

       If so specified in the related Prospectus Supplement, the Depositor or Master Servicer will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the related Prospectus Supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such Loan. Such obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the Depositor or the Master Servicer.


                     THE POOLING AND SERVICING AGREEMENTS

       The following summaries describe certain provisions of the Pooling and Servicing Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreements. Where particular provisions or terms used in the Pooling and Servicing Agreements are referred to, such provisions or terms are as specified in the Pooling and Servicing Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

       GENERAL. The Depositor will transfer, convey and assign to the Trustee all right, title and interest of the Depositor in the Mortgage Assets and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Mortgage Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Certificates.

       ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES. The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its agent or correspondent) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private

Mortgage-Backed Security. See "THE TRUST FUNDS--Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement (the "Mortgage Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee. In the Pooling and Servicing Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Mortgage-Backed Securities: (i) that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interests); (iii) that there has been no other sale by it of such Private Mortgage-Backed Securities and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Mortgage-Backed Securities.

       ASSIGNMENT OF AGENCY SECURITIES. The Depositor will cause the Agency

Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its agent or correspondent) will have possession of any certificated Agency Security.

       ASSIGNMENT OF MORTGAGE LOANS. In addition, the Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Certificateholders.

       If so specified in the related Prospectus Supplement, the Depositor will, at the time of delivery of the Certificates, cause assignments to the Trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after delivery of the Certificates as is specified in the related Prospectus Supplement, in which event, the Pooling and Servicing Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Mortgage Loan required to be recorded but not recorded within such time, at the price described above with respect to repurchase by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Certificateholders or the Trustee for the failure of a Mortgage Loan to be recorded.

       With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

       Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "Mortgage Loan Schedule"). Such Mortgage Loan Schedule will specify the number of Mortgage Loans which are Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current

Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a CEM

Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

       ASSIGNMENT OF MANUFACTURED HOME LOANS. The Depositor will cause any Manufactured Home Loans included in the Mortgage Assets for a Series of Certificates to be assigned to the Trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the related Prospectus Supplement. Each Manufactured Home Loan will be identified in a loan schedule (the "Loan Schedule") appearing as an exhibit to the related Pooling and Servicing Agreement. Such Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

       In addition, with respect to each Manufactured Home Loan, the Depositor will deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the custodian, the original Manufactured Home Loan and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the Certificateholders to the Manufactured Home Loans, the Depositor will cause a UCC-1 financing statement to be filed identifying the Trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Loans will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans without notice of such assignment, the interest of the Certificateholders in the Manufactured Home Loans could be defeated. See "CERTAIN LEGAL ASPECTS OF LOANS--Manufactured
Home Loans."

       The Depositor will provide limited representations and warranties to the Trustee concerning the Manufactured Home Loans. Such representations and warranties will include: (i) that the information contained in the Loan Schedule provides an accurate listing of the Manufactured Home Loans and that the information respecting such Manufactured Home Loans set forth in such Loan
Schedule is true and correct in all material respects at the date or dates respecting which such information is furnished; (ii) that, immediately prior to the conveyance of the Manufactured Home Loans, the Depositor had good title to, and was sole owner of, each such Manufactured Home Loan (subject to any Retained Interests); (iii) that there has been no other sale by it of such Manufactured Home Loans and that the Manufactured Home Loan is not subject to any lien, charge, security interest or other encumbrance; (iv) if the Master Servicer will not directly service the Manufactured Home Loans, each Servicing Agreement entered into with a Servicer with respect to Manufactured Home Loans comprising the Mortgage Assets has been assigned and conveyed to the Trustee and is not subject to any offset, counterclaim, encumbrance or other charge; and (v) the Depositor has obtained from each of the Master Servicer, the Servicer, the originator of the Manufactured Home Loans or such other entity that is the seller of the related Manufactured Home Loan representations and warranties relating to certain information respecting the origination of and current status of the Manufactured Home Loans, and has no knowledge of any fact which would cause it to believe that such representations and warranties are inaccurate in any material respect. See "LOAN UNDERWRITING PROCEDURES AND STANDARDS" herein.

       ASSIGNMENT OF PARTICIPATION CERTIFICATES. The Depositor will cause any Participation Certificates obtained under a participation agreement to be assigned to the Trustee by delivering to the Trustee the Participation Certificate, which will be reregistered in the name of the Trustee. Unless otherwise specified
                                      74

in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record with respect to the Loans represented by the Participation Certificate. Each Participation Certificate will be identified in a "Participation Certificate Schedule" which will specify the original principal balance, outstanding principal balance as of the Cut-off Date, pass-through rate and maturity date for each Participation Certificate. In the Pooling and Servicing Agreement, the Depositor will represent and warrant to the Trustee regarding the Participation Certificate: (i) that the information contained in the Participation Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Participation Certificates, the Depositor had good title to and was sole owner of the Participation Certificate; (iii) that there has been no other sale by it of such Participation Certificate and (iv) that such Participation Certificate is not subject to any existing lien, charge, security interest or other encumbrance (other than any Retained Interests).

REPURCHASE AND SUBSTITUTION OF NON-CONFORMING LOANS

       Unless otherwise provided in the related Prospectus Supplement, if any document in the Loan file delivered by the Depositor to the Trustee is found by the Trustee within 90 days of the execution of the related Pooling and Servicing Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the related Servicer does not cure such defect within 60 days from the date the Master Servicer was notified of the defect by the Trustee, or within such other period specified in the related Prospectus Supplement, the related Servicer if, and to the extent it is obligated to do so under the related servicing agreement will, not later than 90 days or within such other period specified in the related Prospectus Supplement, from the date the Master Servicer was notified of the defect by the Trustee, repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the outstanding principal balance of such Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of such Mortgage Loan immediately prior to foreclosure), plus accrued and unpaid interest to the date of the next scheduled payment on such Mortgage Loan at the related Pass-Through Rate or Certificate Rate.

       Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may, rather than repurchase the Loan as described above, remove such Loan from the Trust Fund (the "Deleted Loan") and substitute in its place one or more other Loans (each, a "Qualified Substitute Mortgage Loan") provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 90 days of the date of initial issuance of the Certificates and (ii) with respect to a Trust Fund for which a REMIC election is made, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC.

       Any Qualified Substitute Mortgage Loan will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Certificate Account in the month of substitution for distribution to Certificateholders), (ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (iii) a remaining term-to-stated maturity not greater than (and not more than one year less than) that of the Deleted Loan, and will (iv) comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

       Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Certificateholders or the Trustee for a material defect in a Loan document.

                                      75

       Unless otherwise specified in the related Prospectus Supplement, the Depositor will make representations and warranties with respect to Loans which comprise the Mortgage Assets for a Series. See "LOAN UNDERWRITING PROCEDURES AND STANDARDS--Representations and Warranties" above. If the related Servicer cannot cure a breach of any such representations and warranties in all material respects within 60 days after notification by the Master Servicer of such breach, and if such breach is of a nature that adversely affects the payments of principal and interest on the Loan or otherwise adversely and materially affects the value of such Loan, the Servicer is obligated to substitute or repurchase the affected Mortgage Loan if such Servicer is required to do so under the applicable servicing agreement.

REPORTS TO CERTIFICATEHOLDERS

       The Master Servicer will prepare and will forward or will provide to the Trustee for forwarding to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series as specified in the related Pooling and Servicing Agreement, among other things:

              (i) as applicable, either (A) the amount of such distribution allocable to principal on the Mortgage Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the Master Servicer or by a Servicer or (B) the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each Class and the aggregate unpaid principal amount (or Compound Value) of each Class following such distribution;

              (ii) as applicable, either (A) the amount of such distribution allocable to interest on the Mortgage Assets and the amount, if any, advanced by the Master Servicer or a Servicer or (B) the amount of the interest distribution;

              (iii) the amount of servicing compensation with respect to the Mortgage Assets paid during the Due Period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

              (iv) with respect to Compound Interest Certificates, prior to the Accrual Termination Date in addition to the information specified in
       (i)(B) above, the amount of interest accrued on such Certificates during the related Interest Accrual Period and added to the Compound Value thereof;

              (v) in the case of Floating Interest Certificates, the Floating Rate applicable to the distribution being made;

              (vi) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds in the Certificate Account and the amounts actually distributed);

              (vii) if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of business on the Determination Date to which such distribution relates;

              (viii) if applicable, the book value of any REO Property acquired on behalf of Certificateholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as

                                      76

       of the close of business on the Business Day preceding the Distribution Date to which such distribution relates;

              (ix) if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable Distribution Date;

              (x) if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable Distribution Date;

              (xi) if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable Distribution Date;

              (xii) in the case of any other credit support described in the related Prospectus Supplement, the amount of coverage of such credit support as of the close of business on the applicable Distribution Date;

              (xiii) in the case of any Series which includes a Subordinate Class, the Subordinated Amount, if any, determined as of the related Determination Date and if the distribution to the Senior
       Certificateholders is less than their required distribution, the amount of the shortfall;

              (xiv) the amount of any withdrawal from any applicable Reserve Fund included in amounts actually distributed to Certificateholders and the remaining balance of each Reserve Fund (including any Subordination Reserve Fund), if any, on such Distribution Date, after giving effect to distributions made on such date; and

              (xv) such other information as specified in the related Pooling and Servicing Agreement.

       In addition, within a reasonable period of time after the end of each calendar year the Master Servicer, unless otherwise specified in the related Prospectus Supplement, will furnish to each Certificateholder of record at any time during such calendar year a report summarizing the items provided to Certificateholders as specified in the Pooling and Servicing Agreement to enable Certificateholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Certificates, if applicable. Information in the Distribution Date and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer will provide to the Trustee a report by independent public accountants with respect to the Master Servicer's servicing of the Loans. See "SERVICING OF LOANS--Evidence as to Compliance" herein.

INVESTMENT OF FUNDS

       The Certificate Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a Series that may be invested by the Trustee or by the Master Servicer or by the Servicer, if any, can be invested only in Eligible Investments acceptable to each Rating Agency rating such Series, which may include, without limitation, (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America; (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving one of the two highest long-term ratings of each Rating Agency, or such lower

                                      77

ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency; (iii) commercial paper which is then rated in the highest commercial paper rating categories of each Rating Agency, or such lower category as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency; (iv) certificates of deposit, demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long-term debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term debt obligations of such holding company) are then rated in the highest rating category of each Rating Agency, in the case of commercial paper, or in the second highest category in the case of long term debt obligations; (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the FDIC; (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation which do not adversely affect the rating on the Certificates of such Series at the time of the issuance of or investing in such guaranteed reinvestment agreements; (vii) repurchase obligations with respect to any security described in (i) and (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above; (viii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investments are then rated in one of the two highest categories of each Rating Agency, or in such lower rating category as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates of such Series by each Rating Agency; and (ix) such other investments which do not adversely affect the rating on the Certificates of such Series as confirmed in writing by each Rating Agency.

       Funds held in a Reserve Fund or Subordinated Reserve Fund may be invested in certain Eligible Reserve Fund Investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the related Prospectus Supplement.

       Eligible Investments or Eligible Reserve Fund Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the Trustee and amounts in the Certificate Account, any Reserve Fund or the Subordinated Reserve Fund for such Series are required or may be anticipated to be required to be applied for the benefit of Certificateholders of such Series.

       If so provided in the related Prospectus Supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicer Account, Collection Account or the Certificate Account may be property of the Master Servicer or a Servicer and not available for distributions to Certificateholders. See "SERVICING OF LOANS" herein.

EVENT OF DEFAULT

       Events of Default under the Pooling and Servicing Agreement for each Series include (i) any failure by the Master Servicer to distribute to Certificateholders of such Series any required payment which continues unremedied for five business days, or one business day for certain other required payments, after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor for such Series, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates

                                      78


for such Series, (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 60 days (or 15 days in the case of a failure to maintain any insurance policy required to be maintained pursuant to the Pooling and Servicing Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates and (iii) certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

       So long as an Event of Default remains unremedied under the Pooling and Servicing Agreement for a Series, the Trustee for such Series or Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series (the first 25% who provide such notice) or the Depositor may terminate all of the rights and obligations of the Master Servicer as servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans (other than its right as a Certificateholder under the Pooling and Servicing Agreement which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Pooling and Servicing Agreement. If, however, the RTC or the FDIC is appointed as the receiver for the Master Servicer, and no Event of Default other than such receivership or insolvency exists, the RTC or the FDIC may have the power to prevent either the Trustee or the Certificateholders from effecting a transfer of servicing.

       In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates of the related Series to act as successor Master Servicer under the provisions of such Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. The successor Master Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Pooling and Servicing Agreement.

       During the continuance of any Event of Default under the Pooling and Servicing Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

                                      79

       No Certificateholder of a Series, solely by virtue of such Holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to institute any proceeding with respect to the Trust Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

DEFICIENCY EVENT

       A "Deficiency Event" with respect to the Certificates of a Multiple-Class Series is defined in the Pooling and Servicing Agreement as being the inability of the Trustee to distribute to Holders of one or more Classes of Certificates of such Series (other than any Class of Subordinate Certificates prior to the time that the Available Distribution Amount is reduced to zero), in accordance with the terms thereof and the Pooling and Servicing Agreement, any distribution of principal or interest thereon when and as distributable, in each case because of the insufficiency for such purpose of the funds then held in the related Trust Fund.

       Upon the occurrence of a Deficiency Event, the Trustee (unless otherwise specified in the related Prospectus Supplement) is required to determine whether or not the application on a monthly basis (regardless of the frequency of regular Distribution Dates) of all future Scheduled Payments on the Mortgage Assets included in the related Trust Fund and other amounts receivable with respect to such Trust Fund towards payments on such Certificates in accordance with the priorities as to distributions of principal and interest set forth in such Certificates will be sufficient to make distributions of interest at the applicable Certificate Rates and to distribute in full the principal amount of each such outstanding Certificate on or before its respective Stated Maturity.

       The Trustee (unless otherwise specified in the related Prospectus Supplement) will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to such Trust Fund to make such distributions on the Certificates, which opinion or report will be conclusive evidence as to such sufficiency. Pending the making of any such determination, distributions on the Certificates will continue to be made in accordance with their terms.


       In the event that the Trustee (unless otherwise specified in the related Prospectus Supplement) makes a determination of sufficiency, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of fees and expenses of the Trustee and accountants for the Trust Fund) to distributions on the Certificates of such Series in accordance with their terms, except that such distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any Distribution Date. Under certain circumstances following such positive determination, the Trustee may resume making distributions on such Certificates expressly in accordance with their terms.

       If the Trustee (unless otherwise specified in the related Prospectus Supplement) is unable to make the positive determination described above, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of Trustee and accountants' fees and expenses) to monthly distributions on the Certificates of such Series pro rata, without regard to the priorities as to distribution of principal set forth in such Certificates, and such Certificates will, to the extent permitted by applicable law, accrue interest at the highest Certificate Rate borne by any Certificate of such Series (excluding any Interest

                                      80

Weighted Class or any Class with a Floating Rate that varies inversely with a current Index) or, with respect to each Class of Floating Interest Certificates, at the weighted average Certificate Rate, calculated on the basis of the maximum interest rate applicable to such Class on the original principal amount of the Certificates of that Class (excluding any Interest Weighted Class or any Class with a Floating Rate that varies inversely with a current Index). In such event, the Holders evidencing not less than at least 66% or more of the aggregate outstanding principal amount of the Certificates of such Series may direct the Trustee to sell the related Trust Fund, any such direction being irrevocable and binding upon the Holders of all Certificates of such Series and upon the owners of the residual interests in such Trust Fund. In the absence of such a direction, the Trustee may not sell all or any portion of such Trust Fund.

THE TRUSTEE

       The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Master Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Pooling and Servicing Agreement.

DUTIES OF THE TRUSTEE

       The Trustee makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or of any Mortgage Asset or related documents. If no Event of Default (as defined in the related Pooling and Servicing Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Pooling and Servicing Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Pooling and Servicing Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Certificateholders to the Master Servicer under the Pooling and Servicing Agreement.

       The Trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, see "Rights Upon Event of Default" above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under a Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                                      81

RESIGNATION OF TRUSTEE

       The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement, (ii) if the Trustee becomes insolvent, (iii) if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee pursuant to the Pooling and Servicing Agreement is located, or (iv) by the Holders of Certificates evidencing over 50% of the aggregate outstanding principal amount of the Certificates in the Trust Fund upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

CERTIFICATE ACCOUNT


       The Trustee will establish a separate account (the "Certificate Account") in its name as Trustee for the Certificateholders, or if it is so specified in the related Prospectus Supplement, the Certificate Account may be established by the Master Servicer in the name of the Trustee. If specified in the related Prospectus Supplement, the Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to Certificateholders of the related Series, pursuant to the terms of the Pooling and Servicing Agreement, in Eligible Investments. If so specified in the related Prospectus Supplement, the Master Servicer will be entitled to receive as additional compensation, any interest or other income earned on funds in the Certificate Account. There will be deposited into the Certificate Account monthly all funds received from the Master Servicer and required withdrawals from any reserve funds. Unless otherwise specified in the related Prospectus Supplement, the Trustee is permitted from time to time to make withdrawals from the Certificate Account for each Series to remove amounts deposited therein in error, to pay to the Master Servicer any reinvestment income on funds held in the Certificate Account to the extent it is entitled, to remit to the Master Servicer its Servicing Fee, assumption or substitution fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses, to make deposits to any reserve fund, to make regular distributions to the Certificateholders, to clear and terminate the Certificate Account and to make other withdrawals as required or permitted by the related Pooling and Servicing Agreement.

EXPENSE RESERVE FUND

       If specified in the Prospectus Supplement relating to a Series, the Depositor may deposit on the related Closing Date in an account to be established with the Trustee (the "Expense Reserve Fund") cash or Eligible Investments which will be available to pay anticipated fees and expenses of the Trustee or other agents. The Expense Reserve Fund for a Series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the related Prospectus Supplement. The Expense Reserve Fund, if any, will not be part of the Trust Fund held for the benefit of the Holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

AMENDMENT OF POOLING AND SERVICING AGREEMENT

       Unless otherwise specified in the Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates may be amended by the Depositor, the Master Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any

                                      82

ambiguity, (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement which are not inconsistent with any other provisions of such Pooling and Servicing Agreement or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than pursuant to clause
(iv) above) will not adversely affect in any material respect the interests of any Certificateholders of such Series. The Pooling and Servicing Agreement for each Series may also be amended by the Trustee, the Master Servicer and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may (i) reduce the amount or delay the timing of payments on any Certificate without the consent of the Holder of such Certificate; (ii) adversely affect the REMIC status, if a REMIC election has been made, for the related Trust Fund of a Series; or (iii) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

VOTING RIGHTS

       The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series, if other than as set forth herein.

LIST OF CERTIFICATEHOLDERS

       Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

       No Pooling and Servicing Agreement will provide for the holding of any annual or other meeting of Certificateholders.

REMIC ADMINISTRATOR

       With respect to any Multiple-Class Series, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

       The obligations created by the Pooling and Servicing Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to such Pooling and Servicing Agreement after (i) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund for such Series or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan or (ii) the repurchase by the Master Servicer from the Trustee for such Series of all Mortgage Loans at that time subject to the Pooling and

                                      83


Servicing Agreement and all property acquired in respect of any Mortgage Loan, as described below. The Pooling and Servicing Agreement for each Series permits, but does not require, the Master Servicer to repurchase from the Trust Fund for such Series all remaining Mortgage Loans at a price equal to 100% of the aggregate principal balances of such Mortgage Loans, plus accrued interest at the related Pass-Through Rate through the last day of the Due Period in which repurchase occurs plus the lesser of (A) the appraised value of any such property and (B) the Stated Principal Balance of the Mortgage Loan relating to such property. The exercise of such right will effect early retirement of the Certificates of such Series, but the Master Servicer's right to so purchase is subject to the aggregate principal balances of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date Aggregate Principal Balance. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Master Servicer or the Trustee, as applicable, will give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--Optional Termination" herein.


                            CERTAIN LEGAL ASPECTS OF LOANS

       The following discussion contains summaries of certain legal aspects of housing loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

MORTGAGES

       The Mortgage Loans comprising or underlying the Mortgage Assets for a Series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms and in some cases the term of separate subordination or intercreditor agreements, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary. At origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner, the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed

                                      84

of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

COOPERATIVE LOANS

       If specified in the Prospectus Supplement relating to a series of Certificates, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

       Unless otherwise specified in the related Prospectus Supplement, all cooperative apartments relating to the Cooperative Loans are located in the State of New York. A corporation which is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

       The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed

                                      85

through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Realizing on Cooperative Loan Security" below.

       TAX ASPECTS OF COOPERATIVE OWNERSHIP. In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section

216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under
Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

FORECLOSURE ON MORTGAGES

       Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

       An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature,

                                      86

the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

       A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

       In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. In some states, potential buyers may further be unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The Court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67d of the former Bankruptcy Act (section 548 of the current United States Bankruptcy Code) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition, and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the United States Bankruptcy Code). However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that "`reasonably equivalent value,' for foreclosed property, is the price in fact received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with." It is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

       The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not

                                      87


the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

       The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

REALIZING UPON COOPERATIVE LOAN SECURITY

       The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

       The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

       Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

                                      88

       In New York, lenders generally have realized upon the pledged shares and proprietary lease or occupancy agreement given to secure a Cooperative Loan by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

       Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

RIGHTS OF REDEMPTION

       In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.


ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

       Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former

                                      89

borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Certain state laws also place a limitation on the mortgagee with respect to late payment charges.

       FOR COOPERATIVE LOANS. Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under
Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

       FEDERAL BANKRUPTCY AND OTHER LAWS AFFECTING CREDITORS' RIGHTS. In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

       Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

       In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

       The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal

                                      90

Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

       SOLDIERS' AND SAILORS' CIVIL RELIEF ACT. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Trust Fund to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Trust Fund to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

       Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been impaired in various ways in certain states by statutory or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"). The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate. Excluded from the preemption are loans originated or assumed during a "window period" ("Window Period Loans"). The window period runs from the date the state restricted the enforcement of the clauses, either by constitution, statute, or statewide judicial proclamation, to October 15, 1982. All Window Period Loans are governed by the restrictive state law until October 15, 1985, unless the state acted to extend the effect of the window period by further regulating such loans. The Garn-St Germain Act further provides that loans originated by a federal savings bank or a federally chartered savings and loan association shall be governed by the regulations of the Office of Thrift Supervision (the "OTS"), as successor to the Federal Home Loan Bank Board. These regulations preempt any state law restrictions and expressly allow these federal lenders to enforce due-on-sale clauses. Loans originated by such institutions are not subject to the window period and therefore due-on-sale clauses in such loans are enforceable regardless of the date the loans originated.

       Although neither the Garn-St Germain Act nor the Federal Home Loan Bank Board regulations promulgated thereunder actually lists the states with window periods ("Window Period States"), FHLMC has taken the position, in prescribing mortgage loan servicing standards with respect to loans which it has purchased, that the Window Period States are Arizona, Arkansas, California, Colorado, Florida, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. (Despite Florida's status as a Window Period State, Florida case law indicates that courts no longer require a lender to show an impairment of security before enforcing a due-on-sale clause.) In regulations issued on November 8, 1983, as amended on December 9, 1983, the Comptroller of the Currency indicated that certain loans

                                      91

which were originated by national banks prior to October 15, 1982 and which were secured by property located in the states listed above were Window Period Loans.

These regulations limit the effect of state law restrictions on the enforcement of due-on-sale clauses, with respect to Window Period Loans originated by national banks, by shortening the window period. On December 3, 1982, the National Credit Union Administration issued final regulations allowing federal credit unions to enforce due-on-sale clauses in long term first mortgage loans for transfers occurring on or after November 18, 1982, notwithstanding state law restrictions.

       Under the Garn-St Germain Act, unless a Window Period State took action by October 15, 1985 to further regulate enforcement of due-on-sale clauses, such clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, Washington and Utah) have acted to restrict the enforceability of due-on-sale clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states. The Garn-St Germain Act also sets forth nine specific instances in which no lender covered by the Garn-St Germain Act may exercise its option pursuant to a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the loans related to a Series and the number of such loans which may be outstanding until maturity.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

       Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

       In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving

                                      92

the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

       The Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

       Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

       Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

       In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of such state action will be eligible as

Mortgage Assets if such Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

ADJUSTABLE INTEREST RATE LOANS

       ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit

                                      93

unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, as succeeded by the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

ENVIRONMENTAL LEGISLATION

       Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or otherwise is deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender.

MANUFACTURED HOME LOANS

       SECURITY INTERESTS IN THE MANUFACTURED HOMES. Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender of a servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event such notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

       As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions or the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the lender or its assignee.

                                      94

       With respect to a Series of Certificates evidencing interests in a Trust Fund that includes Manufactured Home Loans and as described in the related Prospectus Supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the Certificateholders would be against the Master Servicer pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will, unless otherwise specified in the related Prospectus Supplement, have substantially similar requirements for perfection of a security interest.

       In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the assignor.

       RELOCATION OF A MANUFACTURED HOME. In the event that the owner of a Manufactured Home moves the home to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner reregisters the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in such state, and if steps are not taken to reperfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to such Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states which provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection. In the ordinary course of servicing the Manufactured Home Loans, the Master Servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the Trustee must surrender possession of the certificate of title or the Trustee will receive notice as a result of its lien noted thereon and accordingly will be an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the Pooling and Servicing Agreement, the Master Servicer is obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

       INTERVENING LIENS. Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Master Servicer or the originator of such Loans will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, such liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the Trustee or Certificateholders in the event such a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

                                      95

       ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders or subsequently perfected interests or, thereafter, to the borrower.

       Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing such borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See "Anti-deficiency Legislation and Other Limitations on Lenders" above.

       Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See "Federal Bankruptcy and Other Laws Affecting Creditors' Rights" and "Equitable Limitations on Remedies" above.

       CONSUMER PROTECTION LAWS. The so-called "Holder-In-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

       TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES. Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any such sale or transfer for which no such consent is granted.

       In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. See "Due-on-Sale Clauses in Mortgage Loans" above. With respect to any

                                      96

Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in "Due-on-Sale Clauses in Mortgage Loans" above. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable.

       APPLICABILITY OF USURY LAWS. Title V provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "Applicability of Usury Laws" above.

       SOLDIERS' AND SAILORS' CIVIL RELIEF ACT. Generally, under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's Manufactured Home Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Manufactured Home Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Trust Fund to collect full amounts of interest on certain of the Manufactured Home Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Trust Fund to enforce the lien with respect to an affected Manufactured Home Loan during the borrower's period of active duty status. Thus, in the event that such a Manufactured Home Loan goes into default, there may be delays and losses occasioned by the inability to enforce the lien with respect to the Manufactured Home in a timely fashion.


                       CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

       The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder where Brown & Wood or Thacher Proffitt & Wood is identified in the applicable Prospectus Supplement as counsel to the Depositor (hereinafter "Counsel to the Depositor"). For a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates where Skadden, Arps, Slate, Meagher & Flom is identified in the applicable Prospectus Supplement as counsel to the Depositor, see "Certain Federal Income Tax Considerations" in the related Prospectus Supplement. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal,

                                      97

state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

       The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, which the Trustee will covenant to elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) certificates ("Grantor Trust Certificates") representing certain interests in a Trust Fund ("Grantor Trust Fund") which the Master Servicer or the Trustee will covenant not to elect to have treated as a REMIC. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and the "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

       The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICs

       CLASSIFICATION OF REMICS

       Upon the issuance of each series of REMIC Certificates, Counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a

REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

       If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year or thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

       CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

       In general, the REMIC Certificates will be "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the

                                      98

REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

       The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and may include property acquired by foreclosure held pending sale, and amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, or amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Sections 593(d) and 856(c)(5)(A) of the Code.

       TIERED REMIC STRUCTURES

       For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

       Solely for purposes of determining whether the REMIC Certificates will be "qualifying real property loans" under Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

       TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

       GENERAL

       Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

                                      99

       ORIGINAL ISSUE DISCOUNT

       Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.


       The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report (the "Committee Report") accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor, any Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

       The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" or at an "objective rate" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

       In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

       Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period," all interest payments may be required


                                      100

to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

       In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that the portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

       Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

       If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

       As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal

                                      101

the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

       A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of the REMIC Regular Certificate's "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.


       MARKET DISCOUNT

       A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is

                                      102

acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

       However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

       Section 1276(b)(3) of the Code specifically authorizes the Treasury

Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department certain rules described in the Committee Report will apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or
(iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

       To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

       Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year

                                      103

in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

       PREMIUM

       A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section

171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to account for all interest, discount and premium based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

       REALIZED LOSSES

       Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

       Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificates, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

GENERAL

       As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal

                                      104

income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.


       An owner of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income of or allowed as a loss to any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

       A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

       Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

       The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

                                      105

       TAXABLE INCOME OF THE REMIC

       The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, servicing, administrative and other expenses.

       For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

       Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

       A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described above, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that the REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account the Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

       A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular

                                      106

Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

       If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

       As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

       BASIS RULES, NET LOSSES AND DISTRIBUTIONS


       The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

       A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

       Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of the

                                      107

taxable income of the REMIC. However, such basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

       The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates," below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have had in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."


       EXCESS INCLUSIONS

       Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

       In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

       For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

                                      108

       As an exception to the general rules described above, thrift institutions are allowed to offset their excess inclusions with unrelated deductions, losses or loss carryovers, but only if the REMIC Residual Certificates are considered to have "significant value." The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price at least equal to two percent of the aggregate issue prices of all of the related REMIC's Regular and Residual Certificates. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value." The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules. The above-described exception for thrift institutions applies only to those residual interests held directly by, and deductions, losses and loss carryovers incurred by, such institutions (and not by other members of an affiliated group of corporations filing a consolidated income tax return) or by certain wholly owned direct subsidiaries of such institutions formed or operated exclusively in connection with the organization and operation of one or more REMICs.

       In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

       NONECONOMIC REMIC RESIDUAL CERTIFICATES

       Under the REMIC Regulations, a transfer of a "noneconomic" REMIC Residual Certificate will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require

                                      109

each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor will also be required to make a reasonable investigation to determine such transferee's historic payments of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date might be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser.

       The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors In REMIC
Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

       MARK-TO-MARKET RULES

       On December 28, 1993, the IRS released temporary regulations (the "Mark-to- Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a "negative value" REMIC Residual Certificate is not treated as a security and thus generally may not be marked to market. This exclusion from the mark-to-market requirement is expanded to include all REMIC Residual Certificates under proposed Treasury regulations published January 4, 1995 which provide that any REMIC Residual Certificate issued after January 4, 1995 will not be treated as a security and therefore generally may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

       POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS

       Fees and expenses of a REMIC generally will be allocated to the holders of the REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

       With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose

                                      110

adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of such Certificates that are subject to the limitations of either Section 67 or
Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

       SALES OF REMIC CERTIFICATES

       If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss provided such REMIC Certificate is held as a capital asset (generally property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

       Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount and--Premium."

       REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

                                      111

       A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

       Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

       Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

       PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

       The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transaction Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

       In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

       REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

                                      112

       Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

       Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee, in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be charged against the related Trust Fund, resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

       TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO

CERTAIN ORGANIZATIONS.

       If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. Such a tax would be generally imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and, as of the time of the transfer, the transferor did not have actual knowledge that such affidavit was false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the related Pooling and Servicing Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

       In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization.

                                      113

       For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (not including instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

       TERMINATION AND LIQUIDATION

       A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss. If the REMIC adopts a plan of complete liquidation, within the meaning of Section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subjected to any "prohibited transactions taxes" solely on account of such qualified liquidation, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

       REPORTING AND OTHER ADMINISTRATIVE MATTERS

       Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee will file REMIC federal income tax returns on behalf of the REMIC, will generally hold at least a nominal amount of REMIC Residual Certificates, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

       As the tax matters person, the Trustee will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return.

No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related

                                      114

REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

       Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets, will be made as required under the Treasury regulations, generally on a quarterly basis.

       As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the Master Servicer will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC
Regular Certificates--Market Discount."

       The responsibility for complying with the foregoing reporting rules will be borne by the Trustee.

       BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

       Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

       FOREIGN INVESTORS IN REMIC CERTIFICATES

       A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created

                                      115

or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

       In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

       Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling and Servicing Agreement.

       Certain restrictions relating to transfers of REMIC Residual Certificates to and by investors who are not "United States persons" (as defined above) are also imposed by the REMIC Regulations. If such a transfer is disregarded, the purported transferor of a REMIC Residual Certificate continues to remain liable for any taxes due with respect to the income on such Certificate. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are advised to review the transferor and transferee affidavits that are required to be delivered upon a transfer of a REMIC Residual Certificate (forms of which are attached to the Pooling and Servicing Agreement as exhibits thereto) and should consider the possibility that a purported transfer of such REMIC Residual Certificate by such purchaser to another purchaser at some future date might be disregarded, which would result in the retention of tax liability by such purchaser and the possibility that an amount equal to the total distributions on such REMIC Residual Certificate might be withheld to satisfy the United States federal income tax liability thereon.

GRANTOR TRUST FUNDS

       CLASSIFICATION OF GRANTOR TRUST FUNDS

       With respect to each series of Grantor Trust Certificates, Counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

       For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any Spread) and interest paid to the holders of Grantor Trust

                                      116

Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

       CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

              GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

       In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement and subject to the discussion below with respect to Buydown Mortgage Loans, Counsel to the Depositor will deliver an opinion, in general, that Grantor Trust Fractional Interest Certificates will represent interests in (i) "qualifying real property loans" within the meaning of Section 593(d) of the Code; (ii) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code; (iii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and (iv) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, Counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

       The assets constituting certain Grantor Trust Funds may include Buydown Mortgage Loans. The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Mortgage Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that includes Buydown Mortgage Loans.

              GRANTOR TRUST STRIP CERTIFICATES

       Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code, "qualifying real property loans" within the meaning of Section 593(d) of the Code, and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

       The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

                                      117

       TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

       Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section

67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

       The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the Mortgage Loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages, the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to the Master Servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

       IF STRIPPED BOND RULES APPLY

       If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners


                                      118

Grantor Trust Fractional Interest Certificates--Market Discount." Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

       The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (See "--Sales of Grantor Trust Certificates") and the yield of such Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, any subservicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

       Section 1272(a)(6) of the Code requires, (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on those rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

       In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such

Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

       If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal

                                      119

amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. (See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount.") It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

       In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders who bought at that price.

       Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the stripped bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

              IF STRIPPED BOND RULES DO NOT APPLY

       Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

       The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than

                                      120

"qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," a combination of "qualified floating rates" or an "objective rate" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below market rate of interest or the acceleration or the deferral of interest payments.

       In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee in preparing information returns to the Certificateholders and the IRS.

       Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years

(rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--Market Discount" below.

       If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to the Mortgage Loans held in the related Grantor Trust Fund.

       A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Grantor Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate

                                      121

"adjusted issue prices" of the Mortgage Loans held in the related Grantor Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

       The Trustee will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

              MARKET DISCOUNT

       If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificates, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMICs Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

       Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period, market

                                      122

discount on the Mortgage Loans should accrue, at the Certificateholder's option:
(i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

       Because the Mortgage Loans will provide for periodic payments of stated redemption price, such market discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

       Market discount with respect to Mortgage Loans generally will be considered to exceed a de minimis amount if it is greater than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply."

       Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to origination dates of the Mortgage Loans.

              PREMIUM

       If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated

redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method, the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premiums allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

                                      123

       It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

              TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES

       The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond
Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

       The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will generally be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

       Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Certificate at the beginning of such month and the yield of such Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond
Rules Apply" above.

       As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

                                      124

       The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

       It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

              POSSIBLE APPLICATION OF PROPOSED CONTINGENT PAYMENT RULES

       The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments, but no final regulations have been promulgated with respect to contingent payment debt instruments. Proposed regulations were promulgated on December 16, 1994 regarding contingent payment debt instruments. As in the case of the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

       If the contingent payment rules under the proposed regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under that method, the issuer of a Grantor Trust Strip Certificate would determine a projected payment schedule with respect to such Grantor Trust Strip Certificate. Holders of Grantor Trust Strip Certificates would be bound by the issuer's projected payment schedule, which would consist of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment would be determined so that the projected payment schedule reflected the projected yield reasonably expected to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above would be a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflected general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between

                                      125

the payment actually received in such month and the payment originally projected to be made in such month.

       Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

              SALES OF GRANTOR TRUST CERTIFICATES

       Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided in
Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the Seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for the long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

       Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

       Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

              GRANTOR TRUST REPORTING

       The Trustee will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master Servicer, the Trustee will furnish to each Certificateholder during such year such customary factual information as the Trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the

                                      126


rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

              BACKUP WITHHOLDING

       In general, the rules described in "--REMICs--Backup Withholding" will also apply to Grantor Trust Certificates.

              FOREIGN INVESTORS

       In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor
Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

       To the extent that interest on a Grantor Trust Certificate would be exempt from United States withholding tax under Section 871(h)(1) of the Code, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                       STATE AND OTHER TAX CONSEQUENCES

       In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates offered hereunder.


                             ERISA CONSIDERATIONS

       ERISA imposes certain fiduciary and prohibited transaction restrictions on employee benefit plans subject to the fiduciary and prohibited transaction restrictions under ERISA ("ERISA Plans"). The Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in
Section 408 of the Code (collectively, "Tax Favored Plans"). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Qualified Plans (collectively, "Plans") and persons who have certain specified relationships to such Plans (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code) unless a statutory or administrative exemption is available. Certain parties in interest or disqualified persons that participate in a prohibited transaction may be subject to a penalty or excise taxes, unless a statutory or administrative exemption is available.

                                      127

       Certain affiliates of the Depositor, including Donaldson, Lufkin & Jenrette Securities Corporation, the Underwriter of the Certificates, and Donaldson, Lufkin & Jenrette Inc., the parent of the Depositor, might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. Moreover, the Trustee, the Master Servicer or any other Servicer, any insurer, special hazard insurer, primary insurer or any other issuer of a credit support instrument relating to the Mortgage Assets in a Trust Fund or certain of their respective affiliates might be considered "parties in interest." Prohibited transactions within the meaning of ERISA and the Code may arise if Certificates are acquired by a Plan with respect to which Donaldson, Lufkin & Jenrette Securities Corporation or Donaldson, Lufkin & Jenrette Inc. is a party in interest or disqualified person. The acquisition or holding of Certificates by or on behalf of a Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a statutory or administrative exemption is available. One or more exemptions may be available, however, with respect to any such prohibited transaction, including, but not limited to: Prohibited Transaction Exemption ("PTE") 78-19, regarding investments by insurance company pooled separate accounts; PTE 80-51, regarding investments by bank collective investment funds; PTE 83-1, regarding mortgage pool investment trusts; or PTE 84-14, regarding transactions effected by a "qualified professional asset manager."

       A final regulation promulgated by the Department of Labor (the "DOL") defining the term "plan assets" was published in the Federal Register (the "DOL Regulation"). Under the DOL Regulation, generally, when a Plan makes an equity investment in another entity (for example, the purchase of a Residual Interest in a REMIC), the underlying assets of that entity may be considered Plan assets unless certain exceptions apply. There can be no assurance that any of the exceptions set forth in the DOL Regulation will apply to the purchase or holding of Certificates.

       Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. A Plan's investment in Certificates may cause the housing loans comprising or underlying the Mortgage Assets to be deemed Plan assets. If the housing loans constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code with respect to the housing loans.

       The U.S. Department of Labor has granted to Donaldson, Lufkin & Jenrette Securities Corporation an administrative exemption (Prohibited Transaction Exemption 90-83, as amended; Exemption Application No. D-8346, 55 Fed. Reg. 50, 250 (1990)) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans, and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Mortgage Trust.

       Among the conditions that must be satisfied for the Exemption to apply are the following:

              (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

              (2) the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

                                      128

              (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Inc. ("D&P") or Fitch Investors Service, Inc. ("Fitch");

              (4) the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

              (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

              (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

       The trust fund must also meet the following requirements:

              (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

              (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

              (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

       Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any Class does not exceed twenty-five percent of all of the certificates of that Class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity. The Exemption does not apply to Plans sponsored by the seller of a Certificate, the Underwriter, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the assets in the Mortgage Trust, or any affiliate of such parties (the "Restricted Group").

                                      129

       Before purchasing a Certificate, a fiduciary of a Plan should itself confirm that (a) the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a Certificate on behalf of a Plan.

       There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires Certificates or, even if all of the conditions specified therein were satisfied, that the exemption would apply to transactions involving the Trust Fund. Prospective ERISA Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Certificates.


                                   LEGAL INVESTMENT

       Unless otherwise set forth in the related Prospectus Supplement, Certificates of any Series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated by a Rating Agency in one of its two highest categories and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any State (including the District of

Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

       Under SMMEA, if a State enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

       SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

       The Federal Financial Institution Examination Council has adopted a supervisory policy statement (the "Policy Statement"), applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision with an effective date of February 10, 1992. The Policy Statement generally

                                      130

indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which Classes of the Certificates of any Series will be treated as high-risk under the Policy Statement. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain Classes of Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.


       There may be other restrictions on the ability of certain investors either to purchase certain Classes of Certificates or to purchase any Class of Certificates representing more than a specified percentage of the investors' assets. The Depositor will make no representations as to the proper characterization of any Class of Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class of Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates of any Class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and whether SMMEA has been overridden in any jurisdiction applicable to such investor.

                                    LEGAL MATTERS

       Certain legal matters in connection with the Certificates offered hereby will be passed upon for the Depositor and for the Underwriters by Brown & Wood, New York, New York, provided that if so specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates offered hereby will be passed upon for the Depositor and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom, New York, New York, or by Thacher Proffitt & Wood, New York, New York.


                                    THE DEPOSITOR

       The Depositor was incorporated in the State of Delaware on April 14, 1988 and is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette Inc., a Delaware corporation. The principal executive offices of the Depositor are located at 140 Broadway, New York, New York 10005. Its telephone number is (212) 504-3000.

       The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. The Depositor has one class of common stock, all of which is owned by Donaldson, Lufkin & Jenrette Inc.

       Neither the Depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the Certificates of any Series.

       As described herein, the only obligations of the Depositor will be pursuant to certain representations and warranties with respect to the Mortgage Assets. See "LOAN UNDERWRITING

                                      131

STANDARDS--Representations and Warranties" and "THE POOLING AND SERVICING AGREEMENTS--Assignment of Mortgage Assets" herein. The Depositor will have no ongoing servicing responsibilities or other responsibilities with respect to any Mortgage Asset. The Depositor does not have nor is it expected in the future to have any significant assets with which to meet any obligations with respect to any Trust Fund. If the Depositor were required to repurchase or substitute a Loan, its only source of funds to make the required payment would be funds obtained from the Originator of such Loan, or if applicable, the Master Servicer or, the Servicer. See "SPECIAL CONSIDERATIONS" herein.

       Mortgage Assets will be acquired by the Depositor directly or through one or more affiliates.


                                USE OF PROCEEDS

       The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Mortgage Assets, to establish the reserve funds, if any, for the Series and to pay costs of structuring, guaranteeing and issuing the Certificates. If so specified in the related Prospectus Supplement, Certificates may be exchanged by the Depositor for Mortgage Assets. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Assets for each Series of Certificates will be acquired by the Depositor either directly, or through one or more affiliates which will have acquired such Mortgage Assets from time to time either in the open market or in privately negotiated transactions.

                             PLAN OF DISTRIBUTION

       Each Series of Certificates offered hereby and by means of the related Prospectus Supplements may be sold directly by the Depositor or may be offered through Donaldson, Lufkin & Jenrette Securities Corporation, an affiliate of the Depositor, or through underwriting syndicates represented by Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriters"). The Prospectus Supplement with respect to each such Series of Certificates will set forth the terms of the offering of such Series of Certificates and each Class within such Series, including the name or names of the Underwriters, the proceeds to the Depositor, and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Certificates will be determined.

       Unless otherwise specified in the Prospectus Supplement, the Underwriters will be obligated to purchase all of the Certificates of a Series described in the Prospectus Supplement with respect to such Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

       If so indicated in the Prospectus Supplement, the Depositor will authorize Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Certificates from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The

                                      132

Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

       The Depositor may also sell the Certificates offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Certificates for whom they may act as agents.

       The place and time for delivery of each Series of Certificates offered hereby and by means of the related Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such Series.


                                   GLOSSARY

       The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" in the Prospectus Supplement for a Series, such definitions will apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the Pooling and Servicing Agreement and the Pooling and Servicing Agreement generally provides a more complete definition of certain of the terms. Reference should be made to the Pooling and Servicing Agreement for a more complete definition of such terms.

       "Accrual Date" means, with respect to any Multiple Class Series, the date upon which interest begins accruing on the Certificates of the Series, as specified in such Certificates and the related Prospectus Supplement.

       "Accrual Distribution Amount" means, with respect to any Distribution Date for a Multiple Class Series that occurs prior to or on the Accrual Termination Date, the aggregate amount of interest which has accrued on the Compound Interest Certificates of such Series during the Interest Accrual Period ending on or prior to such Distribution Date but which is not then required to be paid.

       "Accrual Termination Date" means, with respect to a Class of Compound Interest Certificates, the Distribution Date on which all Certificates of the related Series with Stated Maturities earlier than that of such Class of Compound Interest Certificates have been fully paid, or such other date or period as may be specified in the related Prospectus Supplement.

       "Advance" means a cash advance by the Master Servicer or a Servicer in respect of delinquent payments of principal of and interest on a Loan, and for the other purposes specified herein and in the related Prospectus Supplement.


       "Agency Securities" means mortgage pass-through securities issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies.

       "Appraised Value" means, with respect to a property securing a Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Loan or the sales price of such mortgaged property.

       "ARM" or "Adjustable Rate Mortgage" means a Mortgage Loan as to which the related Mortgage Note provides for periodic adjustments in the interest rate component of the Scheduled Payment pursuant to an Index as described in the related Prospectus Supplement.

                                      133

       "Asset Group" means a group of individual Mortgage Assets which share similar characteristics and are aggregated into one group for purposes of assigning a single aggregate Asset Value.

       "Asset Value" means, unless otherwise specified in the related Prospectus Supplement for a Series, with respect to Mortgage Assets comprising the Trust Fund for a Multiple Class Series, an amount equal to, as of the date of such determination, the lesser of (a) the present value of the stream of remaining regularly Scheduled Payments of principal and interest on the Mortgage Assets (less any Retained Interest) through the earlier of (1) the Final Scheduled Distribution Date of the Class of such Series having the latest Final Scheduled Distribution Date or (2) the Distribution Date next succeeding the latest maturity date of such Mortgage Assets (after taking into account applicable withdrawals from any funds or accounts and charges for servicing, insurance and related matters, as specified in the related Prospectus Supplement), together with Reinvestment Income thereon at the Assumed Reinvestment Rate for such Series, from the Assumed Deposit Date to the next succeeding Distribution Date, discounted from such Distribution Date to the date for which such determination is made with the same frequency as payments are made on the Certificates of such Series at the weighted average Certificate Rate for such Series; provided that if any Class pays more frequently than another Class, such determination shall be made as provided in the related Series Supplement and (b) the maximum Asset Value specified in the related Prospectus Supplement.

       "Assumed Deposit Date" means the date specified therefor in the Prospectus Supplement for a Series, upon which distributions on the Mortgage Assets are assumed to be received for purposes of calculating Reinvestment Income thereon.

       "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in any fund or account for the Series.

       "Available Distribution Amount" means the amount in the Certificate Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Certificateholders on a Distribution Date.


       "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and regulations promulgated thereunder.

       "Bi-Weekly Loan" means a Mortgage Loan which provides for payments of principal and interest by the borrower once every two weeks.

       "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

       "Buy-Down Fund" means a custodial account, established by the Master Servicer or the Servicer for a Buy-Down Loan, that meets the requirements set forth herein.

       "Buy-Down Loan" means a level payment Mortgage Loan for which funds have been provided by a Person other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of such Mortgage Loan.

                                      134

       "Certificate Account" means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Master Servicer in respect of the Mortgage Assets in a Trust Fund.

       "Certificate Guarantee Insurance" means an insurance policy issued by one or more insurance companies which will guarantee timely distributions of interest and full distributions of principal of a Series on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement for the Series.

       "Certificateholder" or "Holder" means the Person in whose name a Certificate is registered in the Certificate register.

       "Certificate Rate" means, with respect to any Multiple Class Series, the per annum rate at which interest accrues on the principal balance of the Certificates of such Series or a Class of such Series, which rate may be fixed or variable, as specified in the related Prospectus Supplement.

       "Certificates" means the Mortgage Pass-Through Certificates.

       "Class" means a Class of Certificates of a Series.

       "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Certificates of such Series are first issued.

       "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

       "Collection Account" means, with respect to a Series, the account established in the name of the Master Servicer for the deposit by the Master Servicer of payments received from the Mortgage Assets in a Trust Fund (or from the Servicers, if any).

       "Compound Interest Certificate" means any Certificate of a Multiple Class Series on which interest accrues and is added to the principal balance of such Certificate periodically, but with respect to which no interest or principal will be payable except during the period or periods specified in the related Prospectus Supplement.

       "Compound Value" means, with respect to a Class of Compound Interest Certificates, as of any Determination Date, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Certificates.

       "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

       "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

       "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

                                      135

       "Condominium Loan" means a Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

       "Condominium Unit" means an individual housing unit in a Condominium Building.

       "Conventional Loan" means a Loan that is not insured or guaranteed by the FHA or the VA.

       "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.

       "Cooperative Dwelling" means an individual housing unit in a building owned by a cooperative.

       "Cooperative Loan" means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower
(tenant-stockholder) of a security interest in shares issued by the applicable Cooperative.

       "Cut-Off Date" means the date designated in the Pooling and Servicing Agreement for a Series on or before which amounts due and payable with respect to a Mortgage Asset will not inure to the benefit of Certificateholders of the Series.

       "Deferred Interest" means excess interest resulting when the amount of interest paid by a Mortgagor on a Negatively Amortizing ARM in any month is less than the amount of interest accrued on the Stated Principal Balance thereof.

       "Deficiency Event" means, with respect to a Multiple Class Series, the inability of the Trustee to distribute to Holders of one or more Classes of Certificates of the Series (other than any Class of Subordinate Certificates prior to the time that the Available Subordination Amount is reduced to zero), in accordance with the terms thereof and the related Pooling and Servicing Agreement, any distribution of principal or interest thereon when and as distributable due to insufficient funds for such purpose then held in the related Trust Fund.

       "Deleted Mortgage Loan" means a Mortgage Loan which is repurchased from the Trust Fund by the Depositor or as to which a Qualifying Substitute Loan is substituted therefor.

       "Depositor" means DLJ Mortgage Acceptance Corp.

       "Determination Date" means the day specified in the related Prospectus Supplement as the day on which the Master Servicer calculates the amounts to be distributed to Certificateholders on the next succeeding Distribution Date.

       "Distribution Date" means, with respect to a Series or Class, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

       "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable to the Trustee or its nominee on any Mortgage Asset.

       "Eligible Investments" means any one or more of the obligations or securities described as such at "THE POOLING AND SERVICING
AGREEMENTS--Investment of Funds."

                                      136

       "Eligible Reserve Fund Investments" means Eligible Investments and any other obligations or securities described as Eligible Reserve Fund Investments in the Applicable Pooling and Servicing Agreement, as described in the related Prospectus Supplement for a Series.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

       "Escrow Account" means an account, established and maintained by the Master Servicer or the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premium and other comparable items that are required to be paid to the mortgagee are deposited.

       "Excess Cash Flow" means, with respect to a Multiple Class Series, the amount, if any, by which (a) the cash flow received from the Mortgage Assets in the related Trust Fund and deposited in the related Certificate Account (excluding any Retained Interest but including transfers from any applicable Reserve Fund), net of applicable servicing fees, guarantee fees, insurance premiums and other administrative expenses, on the relevant determination date exceeds (b) the sum of (1) the Minimum Principal Distribution Amount for such Series on such Distribution Date and (2) the Accrual Distribution Amount, if any, on such Distribution Date.

       "FDIC" means the Federal Deposit Insurance Corporation.

       "FHA" means the Federal Housing Administration, a division of HUD.

       "FHA Loan" means a fixed-rate housing loan insured by the FHA.

       "FHLMC" means the Federal Home Loan Mortgage Corporation.

       "Final Scheduled Distribution Date" means, with respect to a Class of a Series, the date after which no Certificates of such Class will remain outstanding assuming timely payments or distributions are made on the Mortgage Assets in the related Trust Fund.

       "Floating Interest Certificate" means any Certificate of a Multiple Class Series which accrues interest at a Floating Rate.

       "Floating Interest Distribution Date" means the Distribution Date for a Class of Floating Interest Certificates, which may be either more or less frequent than the Distribution Date for other Classes of the Series.

       "Floating Interest Period" means the period of time during which a given Certificate Rate applies to a Class of Floating Interest Certificates.

       "Floating Rate" means a Certificate Rate which is subject to change from time to time.

       "FNMA" means the Federal National Mortgage Association.

       "GEM Loan" means, unless specified otherwise in the related Prospectus Supplement for a Series, a fixed rate, fully amortizing mortgage loan providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of such increases being applied to principal, and with further provision for level payments thereafter.

                                      137

       "GNMA" means the Government National Mortgage Association.

       "GPM Certificate" means a Certificate backed by GPM Loans.

       "GPM Fund" means a trust account established by the Master Servicer or the Servicer of a GPM Loan into which funds sufficient to cover the amount by which payments of principal and interest on such GPM Loan assumed in calculating payments due on the Certificates of the related Multiple Class Series exceed scheduled payments on such GPM Loan.

       "GPM Loan" means a mortgage loan providing for graduated payments, having an amortization schedule (a) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period of time after which the monthly installments became fixed for the remainder of the mortgage term, (b) providing for deferred payment of a portion of the interest due monthly during such period of time and (c) providing for recoupment of the interest deferred through negative amortization whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note.

       "Guaranteed Investment Contract" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

       "HUD" means the United States Department of Housing and Urban
Development.

       "Index" means the index applicable to any adjustments in the Mortgage Rates of any ARMs included in the Mortgage Assets.

       "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Loans.

       "Insurance Proceeds" means amounts paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

       "Interest Accrual Period" means the period specified in the related Prospectus Supplement for a Multiple Class Series, during which interest accrues on the Certificates or a Class of Certificates of such Series with respect to any Distribution Date or Special Distribution Date.

       "Interest Weighted Certificates" means a Class of Certificates entitled to a greater percentage of interest on the Loans underlying or comprising the Mortgage Assets for the Series than the percentage of principal, if any, on such Loans to which it is entitled.

       "IRS" means the Internal Revenue Service.

       "L/C Bank" means the issuer of a letter of credit.

       "L/C Percentage" means the maximum liability of an L/C Bank under a letter of credit, equal to the percentage specified in the related Prospectus Supplement for a Series for which a letter of credit is issued of the initial aggregate principal balance of the Loans in the related Trust Fund or one or more Classes of Certificates of the Series.

                                      138

       "Letter of Credit" means an irrevocable letter of credit issued by the L/C Bank to provide limited protection against certain losses relating to Loans,

as described in the related Prospectus Supplement for a Series.

       "Lifetime Mortgage Rate Cap" means the maximum permissible Mortgage Rate during the life of each ARM.

       "Liquidation Proceeds" means amounts received by the Master Servicer or Servicer in connection with the liquidation of a mortgage, net of liquidation expenses.

       "Loan" means a Mortgage Loan (including an interest therein) or a Manufactured Home Loan (including an interest therein) that is deposited by the Depositor into the Trust Fund for a Series.

       "Loan-to-Value Ratio" means the ratio, expressed as a percentage, of the principal amount of a Loan at the date of determination to the Appraised Value.

       "Manufactured Home" means a manufactured home within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

       "Manufactured Home Loan" means a loan secured by a Manufactured Home.

       "Master Servicer" means, with respect to a Series secured by Loans, the Person, if any, designated in the related Prospectus Supplement to manage and supervise the administration and servicing by the Servicers of the Loans comprising or underlying the Mortgage Assets for that Series, or the successors or assigns of such Person.

       "Maximum Floating Rate" means, as to any Multiple Class Series, the per annum interest rate cap specified for any Floating Rate Certificates of such Series in the related Prospectus Supplement.

       "Minimum Floating Rate" means, as to any Multiple Class Series, the per annum interest rate floor specified for any Floating Rate Certificate of such Series in the related Prospectus Supplement.

       "Minimum Principal Distribution Amount" means, with respect to a Distribution Date for a Multi-Class Series, the amount, if any, by which (a) the outstanding principal balance of the Certificates of such Series (before giving effect to any payment of principal on that Distribution Date) exceeds (b) the aggregate Asset Value of the Mortgage Assets for the Series as of that Distribution Date.

       "Minimum Mortgage Rate" means the lifetime minimum Mortgage Rate during the life of each ARM.

       "Mortgage" means the mortgage, deed of trust or other instrument securing a Mortgage Note.

                                      139

       "Mortgage Assets" means the Private Mortgage-Backed Securities, Agency Securities or Loans, as the case may be, which are included in the Trust Fund for such Series. A Mortgage Asset refers to a specific Private Mortgage-Backed Security, Agency Security or Loan, as the case may be.

       "Mortgage Loan" means a mortgage loan (including an interest therein) secured by Mortgaged Property including Cooperative Loans and Condominium Loans.

       "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Mortgage Loan.

       "Mortgage Rate" means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by each Loan.

       "Mortgaged Property" means the real property securing a Mortgage.

       "Multifamily Property" means any property securing a Loan consisting of multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units.

       "Multiple Class Series" means a Series of Certificates that may include Floating Interest Certificates, Compound Interest Certificates and Planned Amortization Certificates, and/or Subordinate and Senior Classes embodying a subordination feature which protects the Senior Class or Classes in the event of failure of timely payment of Mortgage Assets.

       "1986 Act" means the Tax Reform Act of 1986.

       "Negatively Amortizing ARMs" means ARMs which provide for limitations on changes in the Scheduled Payment which can result in Scheduled Payments which are greater or less than the amount necessary to amortize such ARM by its stated maturity at the Mortgage Rate in effect in any particular month.

       "Participation Certificate" means a certificate evidencing a participation interest in a pool of Loans.

       "Pass-Through Rate" means the rate of interest paid to the Certificateholders in respect of the Mortgage Assets.

       "Percentage Interest" means, with respect to a Certificate, the proportion (expressed as a percentage) of the percentage amounts of all of the Certificates in the related Class represented by such Certificate, as specified in the related Prospectus Supplement.

       "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

       "PMBS Agreement" means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private
Mortgaged-Backed Security is issued.

       "PMBS Issuer" means, with respect to Private Mortgage-Backed Securities, the depositor or seller/servicer under a PMBS Agreement.

                                      140

       "PMBS Servicer" means the servicer of the housing loans underlying a Private Mortgage-Backed Security.

       "PMBS Trustee" means the trustee designated under a PMBS Agreement.

       "Pooling and Servicing Agreement" means the agreement relating to a Series among the Depositor, the Master Servicer and the Trustee.

       "Prepayment Period" means with respect to any Distribution Date, the period specified in the related Prospectus Supplement for a Series.

       "Principal Distribution Amount" means, unless specified otherwise in the Prospectus Supplement for a Multiple Class Series, the sum of (a) the Accrual Distribution Amount, if any, (b) the Minimum Principal Distribution Amount and
(c) the percentage, if any, of Excess Cash Flow specified in the related Prospectus Supplement.

       "Principal Weighted Certificates" means a Class of Certificates entitled to a greater percentage of principal on the Loans underlying or comprising the Mortgage Assets in the Trust Fund for the related Series than the percentage of interest to which it is entitled.

       "Private Mortgage-Backed Security" means a mortgage participation or pass-through certificate representing a fractional, undivided interest in (i) Loans, (ii) collateralized mortgage obligations secured by Loans or (iii) Agency Securities.

       "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

       "Proposed Regulations" means the proposed Treasury regulations issued under Section 1271-1273 and 1275 of the Code.

       "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

       "Rating Agency" means a nationally recognized statistical rating organization.

       "RV Certificate" or "Reduced Volatility Certificates" means a Class of Certificates on which minimum payments of principal are made in accordance with a schedule specified in the Prospectus Supplement, the date specified in the related Prospectus Supplement or the date on which the principal of all Certificates of the Series having an earlier Final Scheduled Distribution Date have been paid in full.

       "Regular Interest" means a regular interest in a REMIC as described herein under "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Tax Status as a REMIC."

       "Reinvestment Income" means any interest or other earnings on funds or accounts that are part of the Trust Fund for a Series.

       "REMIC" means a real estate mortgage investment conduit under Section 860D of the Code.

                                      141

       "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

       "Remittance Date" means the calendar day or days of each month, as specified in the related Prospectus Supplement for a Series, on which the Servicer is required to withdraw funds from the related Servicer Account for remittance to the Master Servicer.

       "REO Property" means real property which secured a defaulted Loan which has been acquired upon foreclosure, deed in lieu of foreclosure or repossession.

       "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the Pooling and Servicing Agreement.

       "Residual Interest" means a residual interest in a REMIC as described herein under "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Tax Status as a REMIC."

       "Retained Interest" means, with respect to a Mortgage Asset, the amount or percentage specified in the related Prospectus Supplement which is not sold by the Depositor or seller of the Mortgage Asset and, therefore, is not included in the Trust Fund for the related Series.

       "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Mortgage Loan in accordance with the terms of the related Mortgage Note.

       "Senior Certificateholder" means the Holder of a Senior Certificate.

       "Senior Certificates" means a Class of Certificates as to which the Holders' rights to receive distributions of principal and interest are senior to the rights of Holders of Subordinate Certificates, to the extent specified in the related Prospectus Supplement.

       "Servicer" means the entity which has primary liability for servicing Loans if other than the Master Servicer.


       "Servicer Account" means an account established by a Servicer (other than the Master Servicer) who is directly servicing Loans, into which such Servicer will be required to deposit all receipts received by it with respect to the Mortgage Assets serviced by such Servicer.

       "Single Family Property" means property securing a Loan consisting of one- to four-family attached or detached residential housing, including Cooperative Dwellings.

       "Special Distribution" means, with respect to a Multiple Class Series, a distribution (other than a regular distribution on a Distribution Date) made on account of particular circumstances specified herein.

       "Special Distribution Date" means, with respect to Multiple Class Series, the date each month (other than any month in which a Distribution Date occurs) on which Special Distributions may be made on Certificates of that Series pursuant to the related Pooling and Servicing Agreement; such date shall be the same day of the month as the day on which Distribution Dates for the Certificates of that Series occur.

       "Subordinate Certificateholder" means a Holder of a Subordinate Certificate.

                                      142

       "Subordinate Certificates" means a Class of Certificates as to which the rights of Holders to receive distributions of principal and interest are subordinated to the rights of Holders of Senior Certificates, to the extent and under the circumstances specified in the related Prospectus Supplement.

       "Subordinated Amount" means the amount, if any, specified in the related Prospectus Supplement for a Series with a Class of Subordinated Certificates, that the Subordinate Certificates are subordinated to the Senior Certificates of the same Series.

       "Subordination Reserve Fund" means the subordination reserve fund, if any, for a Series with a Class of Subordinate Certificates, established pursuant to the related Pooling and Servicing Agreement.

       "Subsidy Account" means a custodial account established by the Master Servicer or the Servicer for a Loan into which subsidy funds contributed by the seller of the property securing the Loan (or by another party) necessary to maintain the scheduled level of payments due on the Loan are deposited.

       "Trustee" means the trustee under a Pooling and Servicing Agreement, and its successors.

       "Trust Fund" means all property and assets held for the benefit of the Certificateholders by the Trustee under the Pooling and Servicing Agreement for a Series of Certificates including, without limitation, the Mortgage Assets (except any Retained Interest), all amounts in the Certificate Account, Collection Account or Servicer Accounts, distributions on the Mortgage Assets (net of servicing fees), and reinvestment earnings on such net distributions and amounts deposited in any reserve fund and the proceeds of any insurance policies required to be maintained with respect to the Loans.

       "UCC" means the Uniform Commercial Code.

       "VA" means the Department of Veterans Affairs.

       "VA Loans" means housing loans partially guaranteed by the VA.

                                      143



                        DLJ MORTGAGE ACCEPTANCE CORP.
                                  DEPOSITOR



                                 $34,853,754


                      MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1996-Q4


               $         0     CLASS SA  CERTIFICATES,  VARIABLE RATE*

               $13,000,000     CLASS A-1 CERTIFICATES,       7.25%

               $14,000,000     CLASS A-2 CERTIFICATES,       7.25%

               $ 3,493,138     CLASS A-3 CERTIFICATES,       7.25%

               $ 2,790,794     CLASS B-1 CERTIFICATES,       7.25%

               $   697,699     CLASS B-2 CERTIFICATES,       7.25%

               $872,123.62     CLASS B-3 CERTIFICATES,       7.25%

              *Based on the Notional Amount as described herein.



                                 -----------


                            PROSPECTUS SUPPLEMENT


                                 -----------





                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION



                                MARCH 4, 1996